================================================================================

                         DLJ COMMERCIAL MORTGAGE CORP.,
                                  as Depositor,


                           KEY CORPORATE CAPITAL INC.
                         d/b/a KEY COMMERCIAL MORTGAGE,
                  as Master Servicer and Special Sub-Servicer,


                          MIDLAND LOAN SERVICES, INC.,
                              as Special Servicer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,


                         POOLING AND SERVICING AGREEMENT


                          Dated as of November 1, 2000


                                 $1,289,918,771


                  Commercial Mortgage Pass-Through Certificates


                                Series 2000-CKP1


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


                                TABLE OF CONTENTS

                                 ---------------

SECTION                                                                     PAGE
-------                                                                     ----
                                    ARTICLE I
       DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS
                         IN RESPECT OF THE MORTGAGE POOL

SECTION 1.01. Defined Terms................................................   3
SECTION 1.02. General Interpretive Principles..............................  55
SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.........  56
SECTION 1.04. Cross-Collateralized Mortgage Loans..........................  57

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
            ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II
                       REGULAR INTERESTS AND CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.................................  59
SECTION 2.02. Acceptance of Mortgage Assets by Trustee.....................  62
SECTION 2.03. Certain Repurchases and Substitutions of Mortgage
                Loans by the Mortgage Loan Sellers and Union Capital.......  64
SECTION 2.04. Representations and Warranties of the Depositor..............  68
SECTION 2.05. Representations and Warranties of the Master Servicer.......   70
SECTION 2.06. Representations and Warranties of the Special Servicer.......  71
SECTION 2.07. Representations, Warranties and Covenants of the Trustee.....  73
SECTION 2.08. Representations and Warranties of the Special Sub-Servicer...  74
SECTION 2.09. Designation of the Certificates..............................  76
SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular
                Interests and the REMIC I Class R; Certain Matters
                Involving REMIC I..........................................  76
SECTION 2.11. Conveyance of the REMIC I Regular Interests; Acceptance
                of the REMIC I Regular Interests by Trustee................  79
SECTION 2.12. Creation of REMIC II; Issuance of the REMIC II Regular
                Interests and the REMIC II Residual Interest;
                Certain Matters Involving REMIC II.........................  80
SECTION 2.13. Conveyance of the REMIC II Regular Interests;
                Acceptance of the REMIC II Regular Interests
                by Trustee.................................................  82
SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular
                Interest Certificates and the REMIC III Residual Interest;
                Certain Matters Involving REMIC III........................  83
SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of
                the Class D, Class E and Class R Certificates..............  86

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans.........................  88
SECTION 3.02. Collection of Mortgage Loan Payments.........................  89

SECTION                                                                    PAGE
-------                                                                    ----

SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
              Servicing Accounts; Reserve Accounts.........................  89
SECTION 3.04. Collection Account, Distribution Account, Interest
                Reserve Account and Excess Liquidation Proceeds Account....  92
SECTION 3.05. Permitted Withdrawals From the Collection Account,
                the Distribution Account, the Interest Reserve Account
                and the Excess Liquidation Proceeds Account................. 94
SECTION 3.06. Investment of Funds in the Collection Account,
                Servicing Accounts, Reserve Accounts and the
                REO Account................................................  99
SECTION 3.07. Maintenance of Insurance Policies; Errors and
                Omissions and Fidelity Coverage............................ 101
SECTION 3.08. Enforcement of Alienation Clauses............................ 104
SECTION 3.09. Realization Upon Defaulted Mortgage Loans.................... 105
SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.............. 108
SECTION 3.11. Master Servicing and Special Servicing Compensation;
                Interest on and Reimbursement of Servicing Advances;
                Payment of Certain Expenses; Obligations of the Trustee
                and any Fiscal Agent Regarding Back-up
                Servicing Advances......................................... 109
SECTION 3.12. Property Inspections; Collection of Financial Statements;
              Delivery of Certain Reports.................................. 113
SECTION 3.13. Annual Statement as to Compliance............................ 118
SECTION 3.14. Reports by Independent Public Accountants.................... 118
SECTION 3.15. Access to Certain Information................................ 119
SECTION 3.16. Title to REO Property; REO Account........................... 119
SECTION 3.17. Management of REO Property................................... 120
SECTION 3.18. Sale of Mortgage Loans and REO Properties.................... 123
SECTION 3.19. Additional Obligations of Master Servicer.................... 126
SECTION 3.20. Modifications, Waivers, Amendments and Consents.............. 129
SECTION 3.21. Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping........................... 133
SECTION 3.22. Sub-Servicing Agreements..................................... 134
SECTION 3.23. Controlling Class Representative............................. 137
SECTION 3.24. Certain Rights and Powers of the Controlling
                Class Representative....................................... 139
SECTION 3.25. Replacement of Special Servicer.............................. 141
SECTION 3.26. Application of Default Charges............................... 142

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions................................................ 144
SECTION 4.02. Statements to Certificateholders; Certain
                Other Reports.............................................. 150
SECTION 4.03. P&I Advances................................................. 153
SECTION 4.04. Allocation of Realized Losses and Additional Trust
                Fund Expenses.............................155
SECTION 4.05. Calculations................................................. 156

SECTION                                                                    PAGE
-------                                                                    ----
                                    ARTICLE V
                                THE CERTIFICATES

SECTION 5.01. The Certificates............................................. 157
SECTION 5.02. Registration of Transfer and Exchange of Certificates........ 157
SECTION 5.03. Book-Entry Certificates...................................... 164
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates............ 165
SECTION 5.05. Persons Deemed Owners........................................ 165
SECTION 5.06. Certification by Certificate Owners.......................... 165

                                   ARTICLE VI
            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                          AND THE SPECIAL SUB-SERVICER

SECTION 6.01. Liability of the Depositor, the Master Servicer,
                the Special Servicer and the Special Sub-Servicer.......... 167
SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                the Master Servicer, the Special Servicer or the
                Special Sub-Servicer....................................... 167
SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer,
                the Special Servicer and the Special Sub-Servicer.......... 167
SECTION 6.04. Resignation of Master Servicer, Special Servicer and
                Special Sub-Servicer....................................... 168
SECTION 6.05. Rights of the Depositor and the Trustee in Respect
                of the Master Servicer, the Special Servicer and
                the Special Sub-Servicer................................... 169
SECTION 6.06. Master Servicer, Special Servicer or Special
                Sub-Servicer as Owner of a Certificate..................... 170

                                   ARTICLE VII
                                     DEFAULT

SECTION 7.01. Events of Default............................................ 172
SECTION 7.02. Trustee to Act; Appointment of Successor..................... 175
SECTION 7.03. Notification to Certificateholders........................... 176
SECTION 7.04. Waiver of Events of Default.................................. 176
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default......... 177
SECTION 7.06. Termination of Special Sub-Servicer.......................... 177

                                  ARTICLE VIII
                                   THE TRUSTEE

SECTION 8.01. Duties of Trustee............................................ 178
SECTION 8.02. Certain Matters Affecting the Trustee........................ 179
SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                Sufficiency of Certificates or Mortgage Loans.............. 181
SECTION 8.04. Trustee and Fiscal Agent May Own Certificates................ 181
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and
                by Trustee and Fiscal Agent................................ 181
SECTION 8.06. Eligibility Requirements for Trustee......................... 183

SECTION                                                                    PAGE
-------                                                                    ----
SECTION 8.07. Resignation and Removal of Trustee........................... 183
SECTION 8.08. Successor Trustee............................................ 184
SECTION 8.09. Merger or Consolidation of Trustee........................... 185
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee................ 185
SECTION 8.11. Appointment of Custodians.................................... 186
SECTION 8.12. Access to Certain Information................................ 186
SECTION 8.13. Appointment of Fiscal Agent.................................. 188
SECTION 8.14. Advance Security Arrangement................................. 189
SECTION 8.15. Filings with the Securities and Exchange Commission.......... 190

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.01.  Termination Upon Repurchase or Liquidation of
                 All Mortgage Loans.......................................  192
SECTION 9.02.  Additional Termination Requirements........................  194

ARTICLE X ADDITIONAL TAX PROVISIONS                                         195

SECTION 10.01. Tax Administration.......................................... 195
SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                 Special Sub-Servicer and Fiscal Agent to
                 Cooperate with Trustee.................................... 198

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment................................................... 199
SECTION 11.02. Recordation of Agreement; Counterparts...................... 200
SECTION 11.03. Limitation on Rights of Certificateholders.................. 200
SECTION 11.04. Governing Law............................................... 201
SECTION 11.05. Notices..................................................... 201
SECTION 11.06. Severability of Provisions.................................. 202
SECTION 11.07. Successors and Assigns; Beneficiaries....................... 202
SECTION 11.08. Article and Section Headings................................ 202
SECTION 11.09. Notices to and from the Rating Agencies and the Depositor... 202
SECTION 11.10. Notices to Controlling Class Representative................. 204
SECTION 11.11. Complete Agreement.......................................... 204

                                    EXHIBITS

EXHIBIT A-1   Form of Class S Certificates
EXHIBIT A-2   Form of Class A-1A and Class A-1B Certificates
EXHIBIT A-3   Form of Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and
                Class B-3 Certificates
EXHIBIT         A-4 Form of Class B-4, Class B-5, Class B-6, Class
                B-7, Class B-8, Class B-9 and Class C Certificates
EXHIBIT A-5   Form of Class D and Class E Certificates
EXHIBIT A-6   Form of Class R Certificates
EXHIBIT B-1A  Schedule of Column Mortgage Loans
EXHIBIT B-1B  Schedule of KeyBank Mortgage Loans
EXHIBIT B-1C  Schedule of PMCF Mortgage Loans
EXHIBIT B-2   Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3   Form of Custodial Certification
EXHIBIT C     Letters of Representations Among Depositor, Trustee and
                Initial Depositary
EXHIBIT D-1   Form of Master Servicer Request for Release
EXHIBIT D-2   Form of Special Servicer/Special Sub-Servicer Request for Release
EXHIBIT E     Form of Trustee Report
EXHIBIT F-1A  Form I of Transferor Certificate for Transfers of
                Non-Registered Certificates
EXHIBIT F-1B  Form II of Transferor Certificate for Transfers of
                Non-Registered Certificates
EXHIBIT F-2A  Form I of Transferee Certificate for Transfers of
                Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B  Form II of Transferee Certificate for Transfers of
                Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C  Form I of Transferee Certificate for Transfers of
                Interests in Class S Certificates Held in Book-Entry Form EXHIBIT F-2D Form II of Transferee Certificate for Transfers of Interests
                in Class S Certificates Held in Book-Entry Form
EXHIBIT G-1   Form of Transferee Certificate in Connection with ERISA
                (Definitive Subordinated Certificates)
EXHIBIT G-2   Form of Transferee Certificate in Connection with ERISA
                (Class S Certificates Held in Book-Entry Form)
EXHIBIT H-1   Form of Transfer Affidavit and Agreement for Transfers of
                Class R Certificates
EXHIBIT H-2   Form of Transferor Certificate for Transfers of
                Class R Certificates
EXHIBIT I-1   Form of Notice and Acknowledgment Concerning Replacement
                of Special Servicer
EXHIBIT I-2   Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J     Form of UCC-1 Financing Statement
EXHIBIT K     Calculation of Net Operating Income
EXHIBIT L-1   Information Request from Certificateholder or Certificate Owner
EXHIBIT L-2   Information Request from Prospective Investor
EXHIBIT M-1   Form of Column Mortgage Loan Purchase Agreement
EXHIBIT M-2   Form of KeyBank Mortgage Loan Purchase Agreement
EXHIBIT M-3   Form of PMCF Mortgage Loan Purchase Agreement
EXHIBIT N     Form of Union Capital Agreement
EXHIBIT O     Schedule of Designated Sub-Servicers
EXHIBIT P     Format and Frequency of Servicer Reports to the Controlling Class
                Representative

     This Pooling and Servicing Agreement is dated and effective as of November 1, 2000, among DLJ COMMERCIAL MORTGAGE CORP. as Depositor, KEY CORPORATE CAPITAL INC. d/b/a KEY COMMERCIAL MORTGAGE as Master Servicer and Special Sub-Servicer, MIDLAND LOAN SERVICES, INC. as Special Servicer and WELLS FARGO BANK MINNESOTA, N.A. as Trustee.

                             PRELIMINARY STATEMENT:

     Column Financial, Inc. (together with its successors in interest, "Column") has sold to DLJ Commercial Mortgage Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans"). A form of the Column Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-1.

     KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original KeyBank Mortgage Loans"). A form of the KeyBank Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-2.

     Prudential Mortgage Capital Funding, LLC (together with its successors in interest, "PMCF") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "PMCF Mortgage Loan Purchase Agreement"), between PMCF as seller, Prudential Mortgage Capital Company, LLC (together with its successors in interest, "PMCC") as the additional signatory and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "Original PMCF Mortgage Loans"). A form of the PMCF Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-3.

     The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans, the Original KeyBank Mortgage Loans and the Original PMCF Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

     Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; Key Corporate Capital Inc. d/b/a Key Commercial Mortgage (together with its successors in interest, "KCCI") desires to act as "Master Servicer" and "Special Sub-Servicer" hereunder; and Midland Loan Services, Inc. (together with its successors in interest, "Midland") desires to act as "Special Servicer" hereunder.

           In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

     "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

     "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

     "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

     "Actual/365 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 365 days.

     "Actual/365 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/365 Basis.

     "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

     "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

     "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

     "Additional Trust Fund Expense" shall mean any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the

Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

     "Additional Yield Amount" shall have the meaning assigned thereto in
Section 4.01(d).

     "Adjusted REMIC II Remittance Rate" shall mean:

     (a) with respect to REMIC II Regular Interest A-1A, for any Interest Accrual Period, 6.930% per annum;

     (b) with respect to REMIC II Regular Interest A-1B, for any Interest Accrual Period, 7.180% per annum;

     (c) with respect to REMIC II Regular Interest A-2, for any Interest Accrual Period, 7.350% per annum;

     (d) with respect to REMIC II Regular Interest B-3, for any Interest Accrual Period, a rate per annum equal to the related REMIC II Remittance Rate for such Interest Accrual Period;

     (e) with respect to each of REMIC II Regular Interests B-4, B-5, B-6, B-7, B-8, B-9 and C, for any Interest Accrual Period, 6.527% per annum;

     (f) with respect to each other REMIC II Regular Interest, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the related "Fixed Cap Rate" specified below:

   REMIC II REGULAR INTEREST                   FIXED CAP RATE
   -------------------------                   --------------
              A-3                             7.500% per annum
              A-4                             7.600% per annum
              B-1                             7.950% per annum
              B-2                             8.000% per annum

     "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

     "Advance" shall mean any P&I Advance or Servicing Advance.

     "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

     "Advance Security Arrangement" shall have the meaning assigned thereto in
Section 8.14.

     "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

     "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

     "A.M. Best" shall mean A.M. Best Company or its successor in interest.

     "Annual Accountants' Report" shall have the meaning assigned thereto in
Section 3.14.

     "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

     "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

     "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, unless the Controlling Class Representative otherwise objects, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, unless the Controlling Class Representative otherwise objects, the appraiser may be an employee of the Special Servicer).

     "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

     (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

     (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such Escrow Payments and Reserve Funds, the application of which was assumed in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause
(2)(x)(i) of this definition).

     Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

     "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

          (i) such Mortgage Loan becomes a Modified Mortgage Loan;

          (ii) 60 days after the Special Servicer receives notices that the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings;

          (iii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 120 days past the Due Date for such payment;

          (iv) 60 days after the Special Servicer receives notices that a receiver or similar official is appointed with respect to the related Mortgaged Property; or

          (v) the related Mortgaged Property becomes an REO Property.

     "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

     "ARD Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

     "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment" shall mean:

          (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

          (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

     "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

     "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

     "Banana Republic Loan" shall mean the Mortgage Loan secured by (or any REO Mortgage Loan relating to) the Mortgaged Property identified on the Mortgage Loan Schedule as "Banana Republic".

     "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Base Prospectus" shall mean that certain prospectus dated October 17, 2000, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

     "Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

     "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depositary or its nominee.

     "Book-Entry Subordinate Certificate" shall mean any Subordinate Certificate that constitutes a Book-Entry Certificate.

     "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

     "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4 of the related Mortgage Loan Purchase Agreement or, in the case of a Union Capital Mortgage Loan, made by Union Capital pursuant to the Union Capital Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, the city or cities in which the Primary Servicing Offices of the Master Servicer, the Special Servicer and the Special Sub-Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

     "Carryforward Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.12(g); and

          (c) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.14(g);

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate" shall mean any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depositary and the Depositary Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

     "Certificate Notional Amount" shall mean, with respect to any Class S Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class S Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

     "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

     "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

     "CFSB" shall mean Credit Suisse First Boston Corporation or its successor in interest.

     "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.09(a).

     "Class A Certificate" shall mean any of the Certificates designated as such in Section 2.09(b).

     "Class A-1A Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "A-1A".

     "Class A-1B Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "A-1B".

     "Class A-2 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "A-2".

     "Class A-3 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "A-3".

     "Class A-4 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "A-4".

     "Class B Certificate" shall mean any of the Certificates designated as such in Section 2.09(c).

     "Class B-1 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-1".

     "Class B-2 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-2".

     "Class B-3 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-3".

     "Class B-4 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-4".

     "Class B-5 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-5".

     "Class B-6 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-6".

     "Class B-7 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-7".

     "Class B-8 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-8".

     "Class B-9 Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "B-9".

     "Class C Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "C".

     "Class D Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "D".

     "Class D Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust D, but not an asset of any REMIC Pool.

     "Class E Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "E".

     "Class E Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust E, but not an asset of any REMIC Pool.

     "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which the Class S Certificates (as a collective whole) accrue interest from time to time, as calculated in accordance with Section 2.13(e).

     "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.13(e).

     "Class R Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "R".

     "Class S Certificate" shall mean any of the Certificates which collectively constitute the Class bearing the class designation "S".

     "Class S Portion" shall mean:

          (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that is equal to the product of (i) the entire such Interest Accrual Amount, multiplied by (ii) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period;

          (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class S Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.12(g), multiplied by (B) a fraction, the numerator of which is equal to the Class S Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

          (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class S Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first two sentences of Section 4.01(k).

     "Closing Date" shall mean November 7, 2000.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) Loan Setup File, (ii) Loan Periodic Update File, (iii) Property File, (iv) Bond Level File, (v) Financial File and (vi) Collateral Summary File; and

          (b) the following eight supplemental reports: (i) Delinquent Loan Status Report, (ii) Historical Loan Modification Report, (iii) Historical Liquidation Report, (iv) REO Status Report, (v) Operating Statement Analysis Report, (vi) Comparative Financial Status Report, (vii) Servicer Watch List and (viii) NOI Adjustment Worksheet.

Notwithstanding anything to the contrary contained herein, the obligation of the Master Servicer and the Special Servicer to deliver the Financial File or the Property File as part of the CMSA Investor Reporting Package shall be subject to
Section 3.12(h).

     "CMSA Website" shall mean the CMSA's Website located at "www.cssacmbs.org".

     "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

     "Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

     "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "Key Corporate Capital Inc. d/b/a Key Commercial Mortgage [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Collection Account".

     "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing November 2, 2000) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

     "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

     "Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, (a) the occupancy and Debt Service Coverage Ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than twelve (12) consecutive months) available immediately preceding the preparation of such report; and (b) the revenue, expense and Net Operating Income for each of the following periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession or under its control): (i) the most current available year-to-date,
(ii) each of the previous two (2) full fiscal years stated separately; and (iii) the "base year" (representing, in the case of any Original Mortgage Loan, the original analysis of information used as of the Due Date for such Mortgage Loan in November 2000). For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Original Mortgage Loan for any period prior to the related Due Date in November 2000, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

     "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subordinate.

     "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the Class A-1A and Class A-1B Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

     "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

     "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

     "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken

Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration/DLJ Commercial Mortgage Corp. Series 2000-CKP1.

     "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

     "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetical and, if applicable, numerical Class designation that is the same as the alphabetical and, if applicable, numerical designation for such REMIC II Regular Interest.

     "Corresponding REMIC II Regular Interest" shall mean, with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates.

     "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

     "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

     "Current Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.12(g); and

          (c) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.14(g).

     "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

     "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in November 2000.

     "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in November 2000, after application of all payments of principal due on or before such date, whether or not received.

     "Debt Service Coverage Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recent period of not more than 12 months or less than three-months for which Net Operating Income can be calculated (annualized if such period is less than 12 months), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

     "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

     "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

     "Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, in either case with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

     "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

     "Deleted Mortgage Loan" shall mean a Mortgage Loan which is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

     "Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, or (v) in foreclosure but as to which the related Mortgaged Property has not become an REO Property.

     "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any successor depositary hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depositary for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depositary shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial

Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depositary Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit O hereto and any successor thereto under the related Sub-Servicing Agreement.

     "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

     "Determination Date" shall mean, with respect to any calendar month, commencing in December 2000, the fourth day of such month (or, if such fourth day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

     "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

     "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Distribution Account".

     "Distribution Date" shall mean, with respect to any calendar month, commencing in December 2000, the later of (i) the tenth calendar day of such month (or, if such tenth calendar day is not a Business Day, the Business Day immediately following) and (ii) the fourth Business Day following the Determination Date occurring in such month.

     "DLJSC" shall mean Donaldson, Lufkin & Jenrette Securities Corporation or its successor in interest.

     "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

     "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

     "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

     "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depositary institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa2" by Moody's and "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depositary institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depositary institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and "A+" from Fitch and PNC's short-term deposit or short-term unsecured debt rating shall be at least F-1+ from Fitch, or (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

     "Environmental Insurance Policy" shall mean with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

     "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full and (ii) all unpaid Advance Interest on any related Advances.

     "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Excess Liquidation Proceeds Account".

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" shall mean the Federal National Mortgage
Association or any successor.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

     "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

     "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement, repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

     "Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. Notwithstanding anything to the contrary contained herein, the obligation of the Master Servicer and the Special Servicer to deliver the Financial File as part of the CMSA Investor Reporting Package shall be subject to Section 3.12(h).

     "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

     "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

     "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

     "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

     "Grantor Trust" shall mean a grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

     "Grantor Trust D" shall mean the Grantor Trust designated as such in
Section 2.15(b).

     "Grantor Trust E" shall mean the Grantor Trust designated as such in
Section 2.15(a).

     "Grantor Trust Pool" shall mean either of Grantor Trust D, Grantor Trust E or Grantor Trust R.

     "Grantor Trust R" shall mean the Grantor Trust designated as such in
Section 2.15(c).

     "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

     "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds received, and Liquidation Expenses incurred, both during the Collection Period ending on such Determination Date and historically, (ii) the amount of Realized Losses occurring during such Collection Period and historically, and (iii) on an itemized basis, all Advance Interest and other Additional Trust Fund Expenses paid during such Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis.

     "Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Closing Date, with a description of the original and the revised terms thereof.

     "Holiday Inn Orlando Closing Fee" shall mean, with respect to the Holiday Inn Orlando Mortgage Loan, the $120,000 fee payable under Section 2.2 of the related loan agreement at the earlier of maturity and repayment of such Mortgage Loan.

     "Holiday Inn Orlando Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the Mortgaged Property identified on the Mortgage Loan Schedule as the Holiday Inn Orlando.

     "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the

Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

     "Independent Contractor" shall mean any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

     "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

     "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subject.

     "Insured Environmental Event": As defined in Section 3.07(c).

     "Interest Accrual Amount" shall:

          (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.10(g);

          (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.12(g); and

          (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.14(g).

     "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; (ii) an Actual/360 Basis; or (iii) an Actual/365 Basis.

     "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" shall have the meaning assigned thereto in
Section 2.09(h).

     "Interest Reserve Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Interest Reserve Account".

     "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during the month of February of 200l and each year thereafter or during the month of January of 200l and each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

     "Interest Reserve Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

     "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, Union Capital, any Certificateholder, or any Affiliate of any such Person.

     "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IRS" shall mean the Internal Revenue Service or any successor.

     "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "KCCI" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KeyBank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, on a Due Date during or prior to November 2000 or, in the case of the Pembroke Mortgage Loan, on a Due Date during or prior to the Collection Period of receipt, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or, in the case of the Pembroke Mortgage Loan, on a Due Date during or prior to the Collection Period of receipt, and not previously recovered.

     "Latest Possible Maturity Date" shall mean, with respect to any REMIC I Regular Interest, REMIC II Regular Interest or Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

     "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

     "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, in each case as contemplated by Section 2.03, or (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage
Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01.

     "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

     "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or
Section 9.01 or that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

     "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

     "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to
Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (iv) the repurchase of a Mortgage Loan by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (such cash amounts being any Substitution Shortfall Amounts); or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01.

     "Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

     "Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing

Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

     "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

     "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class(es) of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

     "Master Servicer" shall mean KCCI, in its capacity as master servicer hereunder, or any successor master servicer appointed as provided herein.

     "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period or, in the case of the Pembroke Mortgage Loan, following the end of the Collection Period next following the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

     "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

     "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum designated as the "Servicing and Trustee Fees" in the Mortgage Loan Schedule, minus 0.0017%.

     "Material Breach" shall mean any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Without limiting the generality of the foregoing, it is agreed by all parties that any Breach of the representation and warranty set forth in Paragraph 50 of Exhibit C of the KeyBank Mortgage Loan Purchase Agreement, relating to environmental escrows with respect to the Banana Republic Loan, shall constitute a Material Breach; provided that such Material Breach may be cured by a payment in full by KeyBank, within the applicable Initial Resolution Period and any applicable Extended Resolution Period, of the shortfall in the subject environmental escrow that gave rise to such Breach.

     "Material Document Defect" shall mean any Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Without limiting the generality of the foregoing, it is agreed by all parties that the absence of an original Mortgage Note, an original or a copy of a Mortgage (with or without evidence of recording thereon) or an original or a copy of a lender's title insurance policy from a Mortgage File (without the presence of any factor, such as the presence of a lost note affidavit and indemnity in the case of a missing Mortgage Note or the presence of a pro forma title policy or a commitment for title insurance "marked-up" at the closing of the subject mortgage loan in the case of a missing lender's title insurance policy, that in the Trustee's reasonable discretion reasonably mitigates such absence), shall be a Material Document Defect.

     "McDonald" shall mean McDonald Investments Inc. or its successor in interest.

     "Memorandum" shall mean the final Private Placement Memorandum dated October 27, 2000, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to DLJSC as of the Closing Date.

     "Midland" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage
               Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

     "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

          (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, in recordable form (except for any missing recording information with respect to such Mortgage);

          (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

          (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

         (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance;

        (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1;

          (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating solely to such Mortgage Loan;

          (x) the original or a copy of any power of attorney, guaranty, property management agreement, Ground Lease, Ground Lease estoppels, intercreditor agreement, cash management agreement and/or lock-box agreement relating to such Mortgage Loan; and

          (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" includes a mortgage loan that has been wholly or partially defeased.

     "Mortgage Loan Purchase Agreement" shall mean any of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the PMCF Mortgage Loan Purchase Agreement.

     "Mortgage Loan Schedule" shall mean, collectively, the three schedules of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B and Exhibit B-1C, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (or, if a Mortgage Loan currently requires only payments of interest, on the first Due Date after amortization begins);

          (v)  the Mortgage Rate as of the Closing Date;

          (vi) the original and remaining term to stated maturity ;

         (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

        (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

          (ix) the Anticipated Repayment Date for each ARD Loan;

          (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

          (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

         (xii) the name of the Mortgage Loan Seller;

        (xiii) the Interest Accrual Basis; and

         (xiv) the Administrative Fee Rate.

     "Mortgage Loan Seller" shall mean any of Column, KeyBank and PMCF.

     "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

     "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the Special Servicer in accordance with Section 3.20. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

     "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

     "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

     "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

     "Net Assumption Application Fee" shall have the meaning assigned thereto in
Section 3.08.

     "Net Assumption Fee" shall have the meaning assigned thereto in Section
3.08.

     "Net Default Charges" shall mean:

               (a) with respect to any Performing Mortgage Loan, the Default Charges referred to in clause third of Section 3.26(a), which are payable to the Master Servicer as Additional Master Servicing Compensation; and

               (b) with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause third of
          Section 3.26(b), which are payable to the Special Servicer as Additional Special Servicing Compensation.

     "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

     "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company that holds such Investment Account, so long as such depositary institution or trust company satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss.

     "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

     "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to the Mortgage Rate minus the Administrative Fee Rate.

     "Net Operating Income" shall mean, with respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

     "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if the Special Servicer has the right to renegotiate the terms of such lease.

     "NOI Adjustment Worksheet" shall mean a report prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Mortgage Loans, and by the Master Servicer with respect to all other Mortgage Loans, substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

     "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance" shall mean as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

     "Nonrecoverable Servicing Advance" shall mean as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class S, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C, Class D, Class E and Class R Certificates will constitute Non-Registered Certificates.

     "Non-United States Person" shall mean any Person other than a United States Person.

     "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

     "Operating Statement Analysis Report" shall have the meaning assigned thereto in Section 3.12(b).

     "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of any Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

     "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original PMCF Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

     "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

     "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

     "Pembroke Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on (and any successor REO Mortgage Loan relating to) the Mortgaged Property identified on the Mortgage Loan Schedule as Pembroke Office Park.

     "Percentage Interest" shall mean: (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class D, Class E or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

     "Permitted Investments" shall mean any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

         (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and Fitch; or

          (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

     "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Person.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of either (i) Chapter 5 of Part II of the Fannie Mae Multifamily Guide, as amended from time to time, or (ii) the American Society for Testing and Materials.

     "Plan" shall have the meaning assigned thereto in Section 5.02(c).

     "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

     "PMCC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "PMCF" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "PMCF Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Post-ARD Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

     "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

     "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

     "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan (other than the Pembroke Mortgage Loan) that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

     "Prepayment Interest Shortfall" shall mean: (a) with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest); and (b) with respect to the Pembroke Mortgage Loan, if it is ever subject to a Principal Prepayment in full or in part, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, the related Due Date in the Collection Period next following the Collection Period of prepayment (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

     "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

     "Primary Servicing Office" shall mean the office of the Master Servicer, the Special Servicer or the Special Sub-Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder or, in the case of the Special Sub-Servicer, under the Special Sub-Servicing Agreement.

     "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

     "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(f).

     "Principal Distribution Amount" shall mean:

               (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

               (b) with respect to any Class of REMIC III Regular Interest Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

     For purposes of the foregoing, for so long as the Class A-1A and/or Class A-1B Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A-1A and A-1B Certificates, up to the lesser of (i) the aggregate of the Class Principal Balances of the Class A-1A and A-1B Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A-1A and A-1B Certificates shall, in turn, be allocated as between those two Classes of Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1A Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date, and then, to the Class A-1B Certificates; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1A Certificates and the Class A-1B Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the Class Principal Balances of the Class A-1A and A-1B Certificates have been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the Class A-1A and A-1B Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class A-2 Certificates; second, to the Class A-3 Certificates; third, to the Class A-4 Certificates; fourth, to the Class B-1 Certificates; fifth, to the Class B-2 Certificates; sixth, to the Class B-3 Certificates; seventh, to the Class B-4 Certificates; eighth, to the Class B-5 Certificates; ninth, to the Class B-6 Certificates; tenth, to the Class B-7 Certificates;

eleventh, to the Class B-8 Certificates; twelfth, to the Class B-9 Certificates; and thirteenth, to the Class C Certificates.

     "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Property File" shall mean the monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. Notwithstanding anything to the contrary contained herein, the obligation of the Master Servicer and Special Servicer to deliver the Property File as part of the CMSA Investor Reporting Package shall be subject to Section 3.12(h).

     "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

     "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

     "Prospectus Supplement" shall mean that certain prospectus supplement dated October 27, 2000, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

     "Prudential" shall mean Prudential Securities Incorporated or its successor in interest.

     "PTCE" shall mean Prohibited Transaction Class Exemption.

     "PTE" shall mean Prohibited Transaction Exemption.

     "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs (or, in the case of the Pembroke Mortgage Loan, in the first Collection Period thereafter), (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase or substitution by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement,
(i) all related Special Servicing Fees and other related Additional Trust Fund Expenses, whether paid or then owning, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan.

     "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

     "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Deleted Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Deleted Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current Loan-to-Value Ratio not higher than, and a then current Debt Service Coverage Ratio not lower than, the Loan-to-Value Ratio and Debt Service Coverage Ratio, respectively, of the Deleted Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Deleted Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Deleted Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement and, in the case of a Union Capital Mortgage Loan, the Union Capital Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Deleted Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Deleted Mortgage Loan unless
(x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., the related Mortgage Loan Seller or Union Capital) effecting the substitution).

     "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

     "Rated Final Distribution Date" shall mean the Distribution Date in November 2033.

     "Rating Agency" shall mean either of Moody's and Fitch.

     "Realized Loss" shall mean:

               (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (or, in the case of the Pembroke Mortgage Loan, in the first Collection Period thereafter), exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

               (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

               (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates constitute Registered Certificates.

     "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

     "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I" shall mean the segregated pool of assets designated as such in
Section 2.10(a)

     "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

     "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.10(f).

     "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

     "REMIC II" shall mean the segregated pool of assets designated as such in
Section 2.12(a).

     "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.12.

     "REMIC II Regular Interest A-1A" shall mean the REMIC II Regular Interest which bears the designation "A-1A".

     "REMIC II Regular Interest A-1B" shall mean the REMIC II Regular Interest which bears the designation "A-1B".

     "REMIC II Regular Interest A-2" shall mean the REMIC II Regular Interest which bears the designation "A-2".

     "REMIC II Regular Interest A-3" shall mean the REMIC II Regular Interest which bears the designation "A-3".

     "REMIC II Regular Interest A-4" shall mean the REMIC II Regular Interest which bears the designation "A-4".

     "REMIC II Regular Interest B-1" shall mean the REMIC II Regular Interest which bears the designation "B-1".

     "REMIC II Regular Interest B-2" shall mean the REMIC II Regular Interest which bears the designation "B-2".

     "REMIC II Regular Interest B-3" shall mean the REMIC II Regular Interest which bears the designation "B-3".

     "REMIC II Regular Interest B-4" shall mean the REMIC II Regular Interest which bears the designation "B-4".

     "REMIC II Regular Interest B-5" shall mean the REMIC II Regular Interest which bears the designation "B-5".

     "REMIC II Regular Interest B-6" shall mean the REMIC II Regular Interest which bears the designation "B-6".

     "REMIC II Regular Interest B-7" shall mean the REMIC II Regular Interest which bears the designation "B-7".

     "REMIC II Regular Interest B-8" shall mean the REMIC II Regular Interest which bears the designation "B-8".

     "REMIC II Regular Interest B-9" shall mean the REMIC II Regular Interest which bears the designation "B-9".

     "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest which bears the designation "C".

     "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

     "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

     "REMIC III" shall mean the segregated pool of assets designated as such in
Section 2.14(a).

     "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.09(i).

     "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

     "REMIC Pool" shall mean any of REMIC I, REMIC II or REMIC III.

     "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of any Grantor Trust Pool.

     "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Special Servicer], as Special Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, REO Account".

     "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d).

     "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

     "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

     "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
(iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

     "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

     "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by a Mortgage Loan Seller or Union Capital for a Deleted Mortgage Loan as contemplated by Section 2.03.

     "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

     "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

     "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

     "Resolution Extension Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

     "Responsible Party" shall mean: (a) in the case of a Material Document Defect with respect to any Column Mortgage Loan or KeyBank Mortgage Loan, the related Mortgage Loan Seller; (b) in the case of a Material Breach with respect to any Column Mortgage Loan (other than a Union Capital Mortgage Loan) or KeyBank Mortgage Loan, the related Mortgage Loan Seller; (c) in the case of a Material Breach with respect to a Union Capital Mortgage Loan, Column or Union Capital, as applicable, whichever made the representation or warranty as to which such Material Breach exists; and (d) in the case of a Material Document Defect or Material Breach with respect to any PMCF Mortgage Loan, PMCF and PMCC, collectively.

     "Restricted Servicer Reports" shall mean each of the Servicer Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet, Financial File and the Comparative Financial Status Report.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.09(d).

     "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

     "Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable, and in any event, which report shall identify all Performing Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date: (i) a Mortgage Loan that has a then current Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates, or the Master Servicer otherwise has actual knowledge of, a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant or tenants occupying 25% or more of the space in, or responsible for 20% or more of total rental revenue from, the related Mortgaged Property (A) has or have vacated such space (without being replaced by a comparable tenant and lease) or
(B) has or have declared bankruptcy; (v) a Mortgage Loan that is at least 60 days delinquent in payment (without regard to any grace period); (vi) a Mortgage Loan as to which the Net

Operating Income as stated in the most recent twelve-month operating statement has decreased 25% or more from the Net Operating Income at origination; and
(vii) a Mortgage Loan that is within 60 days of maturity.

     "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

     "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to
Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property,
(d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or Special Servicer.

     "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required to be delivered to, as the context may require the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Master Servicer or the Special Servicer, as the case may be, at any particular time.

     "Servicing Officer" shall mean any officer or employee of the Master Servicer, the Special Servicer or the Special Sub-Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer, the Special Servicer or the Special Sub-Servicer, as applicable.

     "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

     "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, subject to applicable law and the express terms of the relevant Mortgage Loans, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

     "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) for 60 days beyond the date on which the subject payment was due, or (ii) in the case of a defaulted Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment, but as to which the related Borrower has delivered a refinancing commitment to the Master Servicer, for such longer period, not to exceed 90 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
     (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

          (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     "Special Servicer" shall mean Midland, in its capacity as special servicer hereunder, or any successor special servicer appointed as provided herein.

     "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

     "Special Sub-Servicer" shall mean KCCI, in its capacity as special sub-servicer hereunder, or any successor special sub-servicer appointed as provided herein and in the Special Sub-Servicing Agreement.

     "Special Sub-Servicing Agreement" shall mean the Sub-Servicing Agreement between the Special Servicer and the Special Sub-Servicer.

     "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

     "SSBI" shall mean Salomon Smith Barney Inc. or its successor in interest.

     "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2001 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period or, in the case of the Pembroke Mortgage Loan, following the end of the Collection Period next following the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest; (iv) the Holiday Inn Orlando Closing Fee,
(v) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (vi) if such

Distribution Date occurs during the month of February of 2001 or any year thereafter or during the month of January of 2001 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vii) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vi) of this definition.

     "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II) or Section 2.14(a) (in the case of REMIC III), as applicable.

     "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in November 2000 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.09(e).

     "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(g).

     "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

     "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Deleted Mortgage Loan, the amount, if any, by which the Purchase Price for such Deleted Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

     "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

     "Termination Price" shall have the meaning assigned thereto in Section 9.01(a).

     "Total Principal Distribution Amount" shall mean:

          (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

          (i) all payments of principal (including Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in November 2000 or on a Due Date subsequent to the end of the related Collection Period (or, in the case of the Pembroke Mortgage Loan, on a Due Date subsequent to the end of the Collection Period next following the related Collection Period),

          (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period (or, in the case of the Pembroke Mortgage Loan, on the Due Date in the Collection Period next following the related Collection Period) that were received (other than as part of a Principal Prepayment) prior to the related Collection Period,

          (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received on any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with
     Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in November 2000 or for which a P&I Advance was previously made for a prior Distribution Date,

          (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in November 2000 or for which a P&I Advance was previously made for a prior Distribution Date, and

          (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date; and

          (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

     "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

     "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Treasury Rate" shall have the meaning assigned thereto in Section 4.01(d).

     "Trust" shall mean the trust created hereby.

     "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

     "Trustee Report" shall have the meaning assigned thereto in Section
4.02(a).

     "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

     "Trustee's Fee Rate" shall mean 0.0017% per annum.

     "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

     "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

     "Underwriters" shall mean, collectively, DLJSC, Prudential, CSFB, McDonald and SSBI.

     "Underwriter Exemptions" shall mean, collectively, PTE 90-83, PTE 90-32, PTE 89-90 and PTE 91-23, in each case as subsequently amended by PTE 97-34.

     "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

     "Union Capital" shall mean Union Capital Investments, LLC or its successor in interest.

     "Union Capital Agreement" shall mean, with respect to each Mortgage Loan originated by Union Capital, the Seller's Warranty Certificate dated as of October 27, 2000, executed and delivered by Union Capital, the form of which is attached hereto as Exhibit N.

     "Union Capital Mortgage Loan" shall mean any Mortgage Loan originated by Union Capital. Each Union Capital Mortgage Loan is also a Column Mortgage Loan.

     "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the Bond Level File, the Collateral Summary File and the Restricted Servicer Reports).

     "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

     "USPAP" shall mean the Uniform Standards of Professional Appraisal
Practices.

     "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated to the Holders of the Class S Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

     "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0%.

     "Yield Maintenance Certificates" shall mean the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and B-3 Certificates.

     "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

     "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides that in connection with any Principal Prepayment thereon or other early collection of principal thereof, the related Borrower must pay a premium, fee or other additional amount equal to the greater of (a) an amount calculated pursuant to a yield maintenance formula and (b) a specified amount or a specified percentage of the amount prepaid, the amount described in clause (b) of this definition.

     SECTION 1.02. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

     SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

     (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Loan to but not including the date of receipt.

     (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt (or, in the case of the Pembroke Mortgage Loan, to but not including the Due Date in the Collection Period next following the Collection Period of receipt), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt.

     (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

     (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

     SECTION 1.04. Cross-Collateralized Mortgage Loans.

     Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                   REMIC II REGULAR INTERESTS AND CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "DLJ Commercial Mortgage Trust 2000-CKP1". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in November 2000), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account; (iv) the Mortgage Loan Purchase Agreements; (v) the Union Capital Agreement (insofar as such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase Agreement); and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements.

     Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from KeyBank; (iii) its acquisition of the Original PMCF Mortgage Loans from PMCF, pursuant to the PMCF Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from PMCF; and (iv) its transfer of the Original Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

     After the Depositor's transfer of the Original Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     (c) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in November 2000 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Union Capital Agreement (insofar as, in the case of the Union Capital Agreement, such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase Agreement), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

     (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the

Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and of the Union Capital Agreement.

     (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and
(v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative. Each Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Mortgage Loans acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase Agreement.

     (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans and that are reasonably required for the on-going administration and servicing of such Original Mortgage Loans;
(ii) any other documents prepared or delivered by the related Borrowers to such Mortgage Loan Seller with respect to the Original Mortgage Loans delivered by it to the Depositor and used by such Mortgage Loan Seller to prepare or assist in preparing Exhibits A-1 and A-2 to the Prospectus Supplement; and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

     (g) Also in connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy acquired by the Depositor or an Affiliate of the Depositor.

     SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

     (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Note (or copy thereof) has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

     (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents);
(iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (ii) (other than the zip code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

     If a Mortgage Loan Seller or Union Capital substitutes a Replacement Mortgage Loan for any Deleted Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed,
(ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder) an updated version of the exception report provided for in the prior sentence.

     (c) None of the Trustee, the Master Servicer, the Special Servicer, the Special Sub-Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in
Section 2.01(e), none of the Trustee, the Master Servicer, the Special Servicer, the Special Sub-Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a health care facility or hospitality property, in clause (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by subsections
(a) and (b) above.

     SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by
                   the Mortgage Loan Sellers and Union Capital.

     (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor, the related Mortgage Loan Seller, if any Original PMCF Mortgage Loan is involved, PMCC and, if a Union Capital Mortgage Loan is involved, Union Capital.

     If necessary, the Trustee shall request each Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and Special Servicer.

     (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and Special Servicer may) notify the Responsible Party in writing of such Material Document Defect or Material Breach, as the case may be, and direct the Responsible Party that it must, not later than 90 days from the receipt by such Responsible Party of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement, if a Mortgage Loan Seller is (or, in the case of a PMCF Mortgage Loan, together with PMCC, is) the Responsible Party, or required by the Union Capital Agreement, if Union Capital is the Responsible Party), at the applicable Purchase Price (or, in the case of the repurchase of a Union Capital Mortgage Loan by Union Capital, at such other price as is provided for in the Union Capital Agreement, with any shortfall between such price and the applicable Purchase Price to be made up by Column pursuant to the Column Mortgage Loan Purchase Agreement); provided that if the Responsible Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period,
(iii) that such Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, (iv) what actions such Responsible Party is pursuing in connection with the cure thereof, and (v) that such Responsible Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Responsible Party shall have an additional period equal to the Resolution Extension Period to complete such correction or cure (or, if it fails to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the Responsible Party in respect of such Material Document Defect or Material Breach, as the case may be, shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount (or, in the case of the replacement of a Union Capital Mortgage Loan by Union Capital, to pay such other cash amount as is provided for in the Union Capital Agreement, with any shortfall between such other cash amount and the applicable Substitution Shortfall Amount to be made up by Column pursuant to the Column Mortgage Loan Purchase Agreement), subject to any other applicable terms and conditions of the related Mortgage Loan Purchase Agreement or the Union Capital Agreement, as the case may be, and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Responsible Party (whether it is the related Mortgage Loan Seller, PMCC or Union Capital) that desired to effect such substitution shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, if there exists in respect of any Union Capital Mortgage Loan a Material Breach on the part of Column under the Column Mortgage Loan Purchase Agreement (other than a Material Breach of any of the representations and warranties of Column relating to or affecting the status of the affected Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC Provisions) and a Material Breach on the part of Union Capital under the Union Capital Agreement, and such Material Breaches give rise to a cure or repurchase/substitution obligation under both the Column Mortgage Loan Purchase Agreement and the Union Capital Agreement, then the Master Servicer shall request Column to correct or cure Column's Material Breach or to repurchase or replace the affected Mortgage Loan only if Union Capital does not do so within the Initial Resolution Period and, if applicable, the Resolution Extension Period in respect of the Material Breach on the part of Union Capital, and the Initial Resolution Period in respect of the Material Breach on the part of Column will be deemed not to commence until such request is so made of Column; provided that, in such case, Column shall not be entitled to a Resolution Extension Period in respect of the Material Breach on its part.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Mortgage Loan Seller, PMCC or Union Capital as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the Responsible Party (i) an Opinion of Counsel addressed to the Trustee to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Responsible Party may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of this Section 2.03, the related Mortgage Loan Purchase Agreement and, in the case of a Cross-Collateralized Group of Union Capital Mortgage Loans, the Union Capital Agreement, including for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Deleted Mortgage Loan by a Responsible Party as contemplated by this Section 2.03, the Master Servicer shall direct the Responsible Party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in November 2000 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Party effecting the related substitution promptly following receipt.

     If any Mortgage Loan is to be repurchased or replaced by a Responsible Party as contemplated by this Section 2.03, the Master Servicer shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

     The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the Mortgage Loan Seller.

     (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by a Responsible Party as contemplated by this Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the penultimate paragraph of Section 2.03(b) from the Responsible Party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the Responsible Party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Responsible Party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by a Responsible Party, each of the Master Servicer and the Special Servicer shall deliver to the Responsible Party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Party effecting the repurchase/substitution. In connection with any repurchase or replacement of a Union Capital Mortgage Loan by Column, the Trustee shall assign to Column all right, title and interest of the Trustee in respect of such Mortgage Loan under the Union Capital Agreement. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the Mortgage Loan Seller, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

     (d) The related Mortgage Loan Purchase Agreement and, in the case of a Union Capital Mortgage Loan, the Union Capital Agreement provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If a Responsible Party defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this
Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer (or the Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, the Master Servicer shall (and the Special Servicer may) also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(d), including, reasonable attorney fees and expenses, to the extent not collected from the Mortgage Loan Seller, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

          (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

          (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

          (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated, except for or in connection with the announced acquisition of Donaldson, Lufkin & Jenrette, Inc. by Credit Suisse First Boston, Inc.

          (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

          (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

          (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of th9is Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     SECTION 2.05. Representations and Warranties of the Master Servicer.

     (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

     (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

     (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

     (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

     (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

     (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

     (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

     (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

     (b) The representations and warranties of the Master Servicer set forth in
Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.06. Representations and Warranties of the Special Servicer.

     (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (viii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (ix) The Special Servicer has examined each of the Sub-Servicing Agreements entered into by the Special Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, including the Special Sub-Servicing Agreement, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

     (b) The representations and warranties of the Special Servicer set forth in
Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.07. Representations, Warranties and Covenants of the Trustee.

     (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

          (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

     (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

     (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

     (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

     (b) The representations, warranties and covenants of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.08. Representations and Warranties of the Special Sub-Servicer.

     (a) The Special Sub-Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Special Sub-Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and the Special Sub-Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Special Sub-Servicer's execution and delivery of, performance under and compliance with this Agreement and the Special Sub-Servicing Agreement, will not violate the Special Sub-Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Special Sub-Servicer, is likely to affect materially and adversely either the ability of the Special Sub-Servicer to perform its obligations under this Agreement or the Special Sub-Servicing Agreement or the financial condition of the Special Sub-Servicer.

          (iii) The Special Sub-Servicer has the full power and authority to enter into and consummate all transactions involving the Special Sub-Servicer contemplated by this Agreement and the Special Sub-Servicing Agreement, has duly authorized the execution, delivery and performance of this Agreement and the Special Sub-Servicing Agreement, and has duly executed and delivered this Agreement and the Special Sub-Servicing Agreement.

          (iv) This Agreement and the Special Sub-Servicing Agreement, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Special Sub-Servicer, enforceable against the Special Sub-Servicer in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Sub-Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement and the Special Sub-Servicing Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Sub-Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Sub-Servicer to perform its obligations under this Agreement or the Special Sub-Servicing Agreement or the financial condition of the Special Sub-Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Sub-Servicer of the transactions contemplated herein or in the Special Sub-Servicing Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained and where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Sub-Servicer to perform its obligations under this Agreement and the Special Sub-Servicing Agreement.

          (vii) No litigation is pending or, to the best of the Special Sub-Servicer's knowledge, threatened against the Special Sub-Servicer that, if determined adversely to the Special Sub-Servicer, would prohibit the Special Sub-Servicer from entering into this Agreement or the Special Sub-Servicing Agreement or that, in the Special Sub-Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Sub-Servicer to perform its obligations under this Agreement or the Special Sub-Servicing Agreement or the financial condition of the Special Sub-Servicer.

          (viii) The Special Sub-Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (ix) The Special Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

     (b) The representations and warranties of the Special Sub-Servicer set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Special Sub-Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.09. Designation of the Certificates.

     (a) The Certificates shall consist of 19 Classes with the following respective alphabetical and/or numerical class designations: "Class S", "Class A-1A", "Class A-1B", "Class A-2", "Class A-3", "Class A-4", "Class B-1", "Class B-2", "Class B-3", "Class B-4", "Class B-5", "Class B-6", "Class B-7", "Class B-8", "Class B-9", "Class C", "Class D", "Class E" and "Class R".

     (b) The Class A-1A, Class A-1B, Class A-2, Class A-3 and Class A-4 Certificates are collectively designated as the "Class A Certificates".

     (c) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are collectively designated as the "Class B Certificates".

     (d) The Class S, Class A-1A and Class A-1B Certificates are collectively designated as the "Senior Certificates".

     (e) The Class A-2, Class A-3, Class A-4, Class B, Class C and Class R Certificates are collectively designated as the "Subordinate Certificates".

     (f) The Class A, Class B and Class C Certificates are collectively designated as the "Principal Balance Certificates".

     (g) The Class A-2, Class A-3, Class A-4, Class B and Class C Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

     (h) The Class S Certificates are also designated as the "Interest Only Certificates".

     (i) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

     SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular
                   Interests and the REMIC I Class R; Certain Matters Involving REMIC I.

     (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in November 2000 or, in the case of any such

Mortgage Loan that is Replacement Mortgage Loan, on or before the related date of substitution, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), and (B) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates); (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements; and (v) the rights of the Depositor under the Union Capital Agreement (insofar as such rights were assigned thereto under the Column Mortgage Loan Purchase Agreement). The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the Original Mortgage Loans and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued, to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Original Mortgage Loan or any such Replacement Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

     (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

     (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

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


     (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

          (i) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date;

          (ii) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/365 Basis, then the REMIC I Remittance Date with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the product of
     (A) the Net Mortgage Rate in effect for the related original Mortgage Loan as of the Closing Date, multiplied by (B) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 365, multiplied by (C) 12; and

          (iii) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of January of 2001 or any year thereafter or during the month of December of 2000 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus
     (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of February of 2001 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on November 1, 2000. In the case of each REMIC I Regular Interest, such interest

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


     shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to
     Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

     SECTION 2.11. Conveyance of the REMIC I Regular Interests; Acceptance of
                   the REMIC I Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.12. Creation of REMIC II; Issuance of the REMIC II Regular
                   Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 15 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

     (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The REMIC II Regular Interests will have the following respective alphabetical and/or numerical designations: "A-1A", "A-1B", "A-2", "A-3", "A-4", "B-1", "B-2", "B-3", "B-4", "B-5", "B-6", "B-7", "B-8", "B-9" and "C".

     (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             DESIGNATION OF                     INITIAL UNCERTIFICATED

       REMIC II REGULAR INTEREST                   PRINCIPAL BALANCE
       -------------------------                   -----------------
                  A-1A                                  $210,310,000
                  A-1B                                  $789,377,000
                  A-2                                   $ 51,596,000
                  A-3                                   $ 58,047,000
                  A-4                                   $ 16,124,000
                  B-1                                   $ 16,124,000
                  B-2                                   $ 25,798,000
                  B-3                                   $ 12,899,000
                  B-4                                   $ 33,861,000
                  B-5                                   $ 17,736,000
                  B-6                                   $  9,674,000
                  B-7                                   $  9,675,000
                  B-8                                   $ 16,124,000
                  B-9                                   $  6,449,000
                   C                                    $ 16,124,771

     On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

     (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

     (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on November 1, 2000. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the

"Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to
(i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

     (h) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.13. Conveyance of the REMIC II Regular Interests; Acceptance of
                   the REMIC II Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular
                   Interest Certificates and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 16 Classes of REMIC III Regular Interest Certificates. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

     (c) The respective Classes of the REMIC III Regular Interest Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The class designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.09.

     (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

            CLASS                      INITIAL CLASS
         DESIGNATION                 PRINCIPAL BALANCE
         -----------                 -----------------
         Class A-1A                    $210,310,000
         Class A-1B                    $789,377,000
          Class A-2                    $ 51,596,000
          Class A-3                    $ 58,047,000
          Class A-4                    $ 16,124,000
          Class B-1                    $ 16,124,000
          Class B-2                    $ 25,798,000
          Class B-3                    $ 12,899,000
          Class B-4                    $ 33,861,000
          Class B-5                    $ 17,736,000
          Class B-6                    $  9,674,000
          Class B-7                    $  9,675,000
          Class B-8                    $ 16,124,000
          Class B-9                    $  6,449,000
           Class C                     $ 16,124,771

     On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

     The Class S Certificates shall not have a principal balance. For purposes of accruing interest, however, the Class S Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

     (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate.

     With respect to each Class of Principal Balance Certificates (other than the Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates), the related Pass-Through Rates for each Interest Accrual Period shall be fixed as set forth below.

              CLASS                    FIXED PASS-THROUGH RATE
              -----                    -----------------------
            Class A-1A                     6.930% per annum
            Class A-1B                     7.180% per annum
           Class A-2                       7.350% per annum
           Class B-4                       6.527% per annum
           Class B-5                       6.527% per annum
           Class B-6                       6.527% per annum
           Class B-7                       6.527% per annum
           Class B-8                       6.527% per annum
            Class B-9                      6.527% per annum
            Class C                        6.527% per annum

     With respect to the Class A-3 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-3 and (ii) 7.500% per annum.

     With respect to the Class A-4 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of REMIC II Regular Interest A-4 and (ii) 7.600% per annum.

     With respect to the Class B-1 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of REMIC II Regular Interest B-1 and (ii) 7.950% per annum.

     With respect to the Class B-2 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of REMIC II Regular Interest B-2 and (ii) 8.000% per annum.

     With respect to the Class B-3 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of REMIC II Regular Interest B-3.

     With respect to the Class S Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the related Distribution Date.

     (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on November 1, 2000. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of the Class S Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Class of REMIC III Regular Interest Certificates during each Interest Accrual Period (herein referred to as the "Interest

Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of the Class S Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders thereof on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or
Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable.

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of REMIC III Regular Interest Certificates shall be the Rated Final Distribution Date.

     (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of the
                   Class D, Class E and Class R Certificates.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust D". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust D and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class D Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust D, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class D Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust D. The rights of the Holders of the Class D Certificates to receive distributions from the proceeds of Grantor Trust D, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

     (b) It is the intention of the parties hereto that the segregated pool of assets consisting of any collection of the Holiday Inn Orlando Closing Fee constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust E". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust E and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class E Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust E, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class E Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust E. The rights of the Holders of the Class E Certificates to receive distributions from the proceeds of Grantor Trust E, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

     (c) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     SECTION 3.01. Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loans; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required of the Master Servicer hereunder with respect to Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

     (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

     (b) At least ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage

Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

     (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been paid by the applicable penalty date. In no event shall the Master Servicer be required to make any Servicing Advance under this Section 3.03(c) to the extent such advance would, if made, constitute a Non-recoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

     (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

     (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

     SECTION 3.04. Collection Account, Distribution Account, Interest Reserve
                   Account and Excess Liquidation Proceeds Account.

     (a) The Master Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective Due Dates in November 2000 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

          (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans and the Holiday Inn Orlando Closing Fee;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force place hazard policy;

          (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

     The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

     (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain three sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates,
(ii) one of which sub-accounts (such sub-account, the "Class D Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class D Certificates and (iii) one of which sub-accounts (such sub-account, the "Class E Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class E Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class D Sub-Account, any portion thereof that represents any payment of the Holiday Inn Orlando Closing Fee shall be deemed to have been deposited into the Class E Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2001, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

     (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

     (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

     SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                   Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

          (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

          (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

          (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person, the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made, as and to the extent contemplated by Section 3.26;

          (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default

     Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

          (x) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

          (xi) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties;

          (xii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

          (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

          (xiv) to pay itself, the Special Servicer, the Special Sub-Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable;

          (xv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of the Opinion of Counsel contemplated by
     Section 11.02(a);

          (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties, for the cost of recording this Agreement in accordance with
     Section 11.02(a);

          (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

          (xviii) to pay to the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xix) to pay itself, the Special Servicer, any Mortgage Loan Seller, Union Capital, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xx) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

          (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

     If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix), above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and
(vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

     In connection with the Special Servicer's assignment of rights and delegation of duties and obligations to the Special Sub-Servicer, pursuant to the Special Sub-Servicing Agreement and as and to the extent contemplated by
Section 3.22(f), and until the Special Servicer provides written directions to the contrary, the Special Servicer hereby authorizes and directs the Master Servicer to withdraw from the Collection Account and pay directly to the Special Sub-Servicer any and all items that are payable to the Special Sub-Servicer pursuant to Section 5.02 of the Special Sub-Servicing Agreement and that the Master Servicer would otherwise withdraw and pay to the Special Servicer pursuant to this Section 3.05(a).

     The Master Servicer shall pay to the Special Servicer or the Special Sub-Servicer, as applicable, from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or the Special Sub-Servicer, as applicable, describing the item and amount to which the Special Servicer or the Special Sub-Servicer, as applicable, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer and the Special Sub-Servicer shall each keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

     (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

          (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

          (iii) to pay any Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and/or 8.13(a);

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

          (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by
     Section 3.04(c); and

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2001), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

     (d) On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard

Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

     (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

     SECTION 3.06. Investment of Funds in the Collection Account, Servicing
                   Accounts, Reserve Accounts and the REO Account.

     (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Trustee) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution maintaining the REO Account, to invest, or if it is such depositary institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

     (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested.

     (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower to maintain, and, if the Borrower does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that a Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee as mortgagee has an insurable interest). Subject to
Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider,
(ii) business interruption or rental loss insurance for at least 12 months, and
(iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

     (c) On or before the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy, the Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the

Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     SECTION 3.08. Enforcement of Alienation Clauses.

     The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, if such "due-on-sale" clause involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan, has an outstanding principal balance in excess of $20,000,000 (or, subject to the related loan documents, if less than $20,000,000, in excess of 2% of the then aggregate Stated Principal Balance of the Mortgage Pool); and provided, further, that, subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust; and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination.

     In connection with any permitted assumption of a Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause, the Master Servicer (in the case of a Performing Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

     If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are required to be paid by the related Borrower under the related Mortgage Loan documents and the Master Servicer or the Special Servicer, as applicable, fails to enforce such requirement in accordance with such Mortgage Loan documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

     (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

     (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

               (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               (ii) in the event that the determination described in clause
          (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged

          Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

     Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

     (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) The Special Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Section 6050H, 6050J and 6050P of the Code and shall deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Master Servicer shall promptly provide to the Special Servicer on a timely basis all information in the Master Servicer's possession to be included in such reports and information returns.

     (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

     (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the

Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest
                   on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with November 2000) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

     The right to receive the Master Servicing Fee may not be transferred in whole or in part except pursuant to the immediately preceding paragraph or in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

     (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

               (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

               (ii) any and all modification fees, extension fees and earnout fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

               (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

               (iv) any and all Net Assumption Application Fees and Net Assumption Fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

               (v) any and all Prepayment Interest Excesses collected on the Mortgage Loans; and

               (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially

Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely monthly payments (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section
3.18 or Section 9.01, or the repurchase or replacement thereof by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

     The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as contemplated by Section 3.22(f).

     (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

          (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan;

          (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, earnout fees, charges for beneficiary statements or demands that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans; and

          (iii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

     (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with
Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

     (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

     (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

     (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

     (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

     SECTION 3.12. Property Inspections; Collection of Financial Statements;
                   Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage

Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2001, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare (and, promptly following preparation, deliver to each other and to the Controlling Class Representative) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

     (b) Commencing with respect to the calendar quarter ended December 31, 2000, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

     Within 60 days after receipt by the Master Servicer from the related Borrowers, as to Performing Mortgage Loans, and within 30 days after receipt by the Master Servicer from the Special Servicer, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of operations (the "Operating Statement Analysis Report"), and the Master Servicer shall remit a copy of each Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer. All Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating Statement Analysis Report shall be substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

     Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative (in an electronic format reasonably acceptable to the Trustee and the Special Servicer) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

     If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

     (c) Not later than 2:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a Property File; and
(ii) a Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a Delinquent Loan Status Report;
(ii) a Comparative Financial Status Report; (iii) an Historical Liquidation Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

     (d) Not later than 3:00 p.m. (New York City time) on the Business Day immediately preceding each Distribution Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in a computer-readable medium downloadable by the Trustee (or, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports comprising the CMSA Investor Reporting Package (excluding any Operating Statement Analysis Report, any NOI Adjustment Worksheet, the Bond Level File, the Collateral Summary File, the Loan Setup File and the Loan Periodic Update File), in each case providing the most recent information as of the related Determination Date (and which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name); provided that the Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the Loan Periodic Update File) before the second Business Day following the third Determination Date following the Closing Date.

     The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the Bond Level File and the Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's Internet Website only with the use of a password, in which case the Master Servicer shall provide such password to
(i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative,
(iii) each Certificateholder who requests such password and (iv) each Certificate Owner who requests such password, provided that such Certificate Owner has delivered a certification substantially in the form of Exhibit L-1 to the Trustee (with a copy to the Master Servicer). In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

     (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or
Section 3.12(c) of this Agreement.

     (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in November 2000 or the most recent earlier date for which such data is available) contemplated by the Loan Setup File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

     (h) Notwithstanding anything herein to the contrary, it is hereby acknowledged that the operating systems of the initial Master Servicer and the initial Special Sub-Servicer are not currently set up so as to enable it to prepare and deliver the Property File and the Financial File. The initial Master Servicer and the initial Special Sub-Servicer shall each use commercially reasonable efforts to modify its operating systems so that it can provide such reports as soon as reasonably practical, at which time (and, in any event, no later than August 1, 2001) it shall be obligated to comply with the requirements of this Agreement regarding the delivery of those reports. The initial Special Servicer shall not be obligated to deliver those reports until the initial Special Sub-Servicer's operating systems have been so modified.

     (i) Notwithstanding anything to the contrary contained herein, including
Section 3.12(j), but subject to Section 3.12(h), the Master Servicer shall deliver electronically the reports and files (except for the Bond File and the Collateral Summary File) listed on Exhibit P in the format and with the frequency set forth in Exhibit P to the Controlling Class Representative. The Trustee will make available to the Controlling Class Representative the Bond File and the Collateral Summary File on the Trustee's website.

     (j) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet website or the Trustee's Internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Controlling Class Representative and each other, on or before April 30 of each year, beginning in 2002, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or any Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before April 30 of each year, beginning in 2002, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters, the Controlling Class Representative and each other, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year (or, in the case of the Special Sub-Servicer, 3 months) of such report) with respect to those sub-servicers.

     The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

     SECTION 3.15. Access to Certain Information.

     (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's or Special Servicer's Internet Website, as applicable) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

     (b) Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     SECTION 3.16. Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, shall be covered by, and be reimbursable as, a Servicing Advance.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
     (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

     SECTION 3.18. Sale of Mortgage Loans and REO Properties.

     (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

     (b) If the Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan has or will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or Section 3.18(c) is in accordance with the Servicing Standard, then the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within five days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders may, at its or their option, within 15 days after receipt of such notice, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

     (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within 15 days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within five days of the end of such 15-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Master Servicer or the Special Servicer (in that order of priority) may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

     (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or
Section 3.18(c) above, if and when the Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than ten days. Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such Mortgage Loan. In the absence of any cash bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

     The Special Servicer shall use commercially reasonable efforts to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

     The Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

     (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a

Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any cash bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent cash bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the cash bid of the Special Servicer or any Affiliate thereof is the only cash bid received or is the higher of only two cash bids received, then additional cash bids shall be solicited. If an additional cash bid or cash bids, as the case may be, are received and the original cash bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received or if no additional cash bids are received, then the cash bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any cash bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating cash bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

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


     (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

     (i) Notwithstanding any of the foregoing paragraphs of this Section 3.18, to the extent provided under the terms of the intercreditor agreement relating to the Mortgage Loan secured by a Mortgage on the Mortgaged Property identified on the Mortgage Loan Schedule as Pembroke Office Park, and provided that (X) a material default has occurred under such Mortgage Loan or a payment default is reasonably foreseeable and including all outstanding principal, unpaid interest and unpaid Default Charges, (Y) the purchase price for such Mortgage Loan includes the payment of all amounts due thereon, the Master Servicer or Special Servicer shall be authorized to sell such Mortgage Loan to the subordinate lender in accordance with the terms of this Agreement and the related intercreditor agreement.

     SECTION 3.19. Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

     (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of

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reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

     Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

     (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $1,000,000 or less, at its discretion, unless the Controlling Class Representative objects, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $1,000,000 or less, at its discretion, unless the Controlling Class Representative objects, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of such Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

     (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates; provided that the Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates in connection with any other particular matter, unless the Master Servicer has failed to use efforts consistent with the Servicing Standard to collect such fees from the Borrower, which shall include, if it has the right to do so under the applicable Mortgage Loan, conditioning its consent or approval on such payment by the Borrower.

     (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee and, upon request, any Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

     (f) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulation Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related loan documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the

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Master Servicer established for the purpose of assuming all defeased Mortgage
Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has an outstanding principal balance less than the lesser of $20,000,000 and 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, and if either the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met. However, if the subject Mortgage Loan has an outstanding principal balance greater than or equal to the lesser of $20,000,000 and 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, if the related loan documents so permit, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

     (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

     (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which the Mortgage Loan may be accelerated and/or the accrual of Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) The Special Servicer (solely as to Specially Serviced Mortgage Loans) and the Master Servicer (solely as to Performing Mortgage Loans) each may (consistent with the Servicing

Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to Sections 3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Sections 3.02, 3.08 and 3.20(f), neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Master Servicer or the Special Servicer, as applicable, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the reasonable, good faith judgment of the Master Servicer or the Special Servicer, as applicable, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage Rate), than would liquidation;

          (ii) neither the Master Servicer nor the Special Servicer shall extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an environmental insurance policy, two years prior to the expiration of the term of such policy unless the Master Servicer or the Special Servicer, as applicable, shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Master Servicer or the Special Servicer, as applicable, deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

          (iii) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool;

          (iv) subject to applicable law, the Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan unless all related fees and expenses are paid by the Borrower;

          (v) neither the Master Servicer nor the Special Servicer shall permit any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Master Servicer or the Special Servicer, as applicable, shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Master Servicer or the Special Servicer, as applicable, deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (vi) neither the Master Servicer nor the Special Servicer shall release, including in connection with a substitution contemplated by clause
     (v) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as applicable, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vi) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vi) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant

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

easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan.

     (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or the Special Servicer, as applicable, and consistent with the Servicing Standard.

     (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

     (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer or Master Servicer pursuant to
Section 3.20(a) above, the Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer or Special Servicer, as applicable, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

     (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Loan if such ARD Loan is a Performing Mortgage Loan and if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full together with all payments required by the related Mortgage Loan documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, provided that the Master Servicer has determined, in its reasonable, good faith judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

     (g) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class Representative audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than 10 Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

     Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

     (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

     (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder (including the performance on a regular basis by third parties of discrete tasks in respect of a discrete number of assets), provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that neither the Special Sub-Servicing Agreement nor any Designated Sub-Servicer Agreement may be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in

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



such capacity and, in the case of each Designated Sub-Servicer Agreement, subsequent to the first anniversary of the Closing Date, the failure of the subject Designated Sub-Servicer to maintain at least the minimum primary servicer rating from Fitch); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer (other than the Special Sub-Servicer) to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by
Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be, provided, however, that the Sub-Servicing Agreement shall not require a Sub-Servicer to seek the consent of the Master Servicer or Special Servicer (whichever retained such Sub-Servicer) in order to approve (A) waivers of minor (in the Sub-Servicer's good faith and reasonable judgment) covenant defaults (other than financial covenants), (B) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents), and (C) grants of easements that do not materially affect (in Sub-Servicer's good faith and reasonable judgment) the use or value of a Mortgaged Property or the Borrower's ability to make any payment with respect to the related Mortgage Loan; provided that any such modification, waiver, or amendment (W) would not in any way affect a payment term of the subject Mortgage Loan or materially and adversely affect the security for the subject Mortgage Loan, (X) would not constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury Regulation
Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool and (Y) would be consistent with the Servicing Standard; and (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and any REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the

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Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of the Master Servicer or the Special Servicer, as applicable, to terminate a Sub-Servicer, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that neither the Special Sub-Servicing Agreement nor any Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity and, in the case of each Designated Sub-Servicer Agreement, subsequent to the first anniversary of the Closing Date, the failure of the subject Designated Sub-Servicer to maintain at least the minimum primary servicer rating from Fitch. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the

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


performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The Special Servicer shall not enter into any Sub-Servicing Agreement (other than the Special Sub-Servicing Agreement) unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans. It is hereby acknowledged and agreed by all parties hereto that KCCI shall be the initial Special Sub-Servicer hereunder and that the Special Servicer and KCCI shall enter into the Special Sub-Servicing Agreement whereby the Special Servicer may delegate to KCCI any and all of the Special Servicer's duties and obligations hereunder with respect to the Specially Serviced Mortgage Loans and REO Properties; provided that KCCI may not receive any more compensation for performing such duties and obligations than would have been payable to the Special Servicer if it performed such duties and obligations directly; and provided, further, that the Special Servicer shall remain liable and responsible for the timely performance of such delegated duties and obligations as if no such delegation had occurred. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that, pursuant to the Special Sub-Servicing Agreement, the Special Servicer, without relinquishing any of its liability and responsibility hereunder for the performance thereof, will delegate to the Special Sub-Servicer all of its duties and obligations, and some of its rights, set forth in this Agreement; and, in connection therewith, and until the Special Servicer provides written directions to the contrary in accordance with the terms of the Special Sub-Servicing Agreement, the Special Servicer hereby authorizes and directs the Depositor, the Master Servicer and the Trustee to deal directly with the Special Sub-Servicer as the Special Servicer's agent with respect to such rights, duties and obligations, provided that the Depositor, the Master Servicer, the Special Sub-Servicer and the Trustee shall copy the Special Servicer on all correspondence between such parties. The Special Sub-Servicer hereby makes, for the benefit of the other parties hereto and the Certificateholders, each of its representations, warranties and covenants contained in the Special Sub-Servicing Agreement. All successors to KCCI, in its capacity as the sub-servicer under the Special Sub-Servicing Agreement, shall be the Special Sub-Servicer hereunder, and the Special Servicer shall cause each such successor to execute and deliver a written assumption of all the duties and obligations of the Special Sub-Servicer hereunder, which written assumption shall be for the benefit of each of the other parties hereto and the Certificateholders.

     (g) Each successor Special Servicer hereunder shall assume the responsibilities and obligations of the Special Servicer under the Special Sub-Servicing Agreement.

     SECTION 3.23. Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or,

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


in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential all information received by it with respect to the Trust and its assets, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or the Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicer the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry

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

Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer, the Master Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     SECTION 3.24. Certain Rights and Powers of the Controlling Class
                   Representative.

     (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the actions of the Special Servicer identified in clauses (i) through (vii) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take any of the actions identified in clauses (i) through (vii) of this sentence, unless and until the Special Servicer has notified the Controlling Class Representative in writing of the Special Servicer's intent to take the particular action and the Controlling Class Representative consented (or has failed to object) thereto in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Specially Serviced Mortgage Loan;

          (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

          (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

          (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (vi) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan); and

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


          (vii) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan).

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent, the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Master Servicer's or the Special Servicer's responsibilities under this Agreement.

     Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and has provided the Controlling Class Representative with all information reasonably requested by the Controlling Class Representative with respect to such actions, and (ii) for ten Business Days following its receipt of such notice and such information, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

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


     SECTION 3.25. Replacement of Special Servicer.

     (a) Subject to Section 3.25(c), for so long as KCCI acts as both Master Servicer and Special Sub-Servicer, it may, upon not less than 30 days' prior written notice to the other parties hereto, remove Midland as Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer.

     (b) Subject to Section 3.25(c), the Controlling Class Representative may, upon not less than 30 days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will be paid by the Certificateholders of the Controlling Class.

     (c) No removal of the Special Servicer and appointment of a successor thereto pursuant to Section 3.25(a) or Section 3.25(b) shall be effective until:
(i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the existing Special Servicer and the appointment of the Person designated to serve as successor Special Servicer is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the existing Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the terminated Special Servicer such Certificateholders joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

     (d) Any Special Servicer terminated pursuant to Section 3.25(a) or Section 3.25(b) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that
(i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or

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

prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

     SECTION 3.26. Application of Default Charges.

     (a) Any and all Default Charges that are actually collected with respect to any Performing Mortgage Loan during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan as to which such Default Charges were collected;

          second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan as to which such Default Charges were collected, which interest was paid from a source other than Default Charges on such Mortgage Loan; and

          third, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer.

     (b) Any and all Default Charges that are actually collected with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, as to which such Default Charges were collected;

          second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, as to which such Default Charges were collected, which interest was paid from a source other than Default Charges on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be; and

          third, to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

     (c) Default charges applied to reimburse the Trust pursuant to clause second of either Section 3.26(a) and Section 3.26(b) are intended to be part of the Master Servicer Remittance Amount


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


for the Master Servicer Remittance Date next following the Collection Period during which they were received, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to clause second of either Section 3.26(a) or Section 3.26(b) shall be deemed to offset payments of Advance Interest in the chronological order in which they were made (whereupon such Advance Interest shall thereafter be deemed to have been paid out of Default Charges).

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


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class A-1A Certificates, the Holders of the Class A-1B Certificates and the Holders of the Class S Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class A-1A Certificates, the Holders of the Class A-1B Certificates and the Holders of the Class S Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class A-1A Certificates and/or the Holders of the Class A-1B Certificates as follows--

          (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1A Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-1B Certificates, up to their Principal Distribution Amount for such Distribution Date, and

          (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1A Certificates and the Holders of the Class A-1B Certificates, up to, and pro rata as between such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, to reimburse the Holders of the Class A-1A Certificates and the Holders of the Class A-1B Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as between such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of
(i) the total of the Current Interest Distribution Amount, the Carryforward Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution

Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date: first, to the Holders of the Class A-2 Certificates; second, to the Holders of the Class A-3 Certificates; third, to the Holders of the Class A-4 Certificates; fourth, to the Holders of the Class B-1 Certificates; fifth, to the Holders of the Class B-2 Certificates; sixth, to the Holders of the Class B-3 Certificates; seventh, to the Holders of the Class B-4 Certificates; eighth, to the Holders of the Class B-5 Certificates; ninth, to the Holders of the Class B-6 Certificates; tenth, to the Holders of the Class B-7 Certificates; eleventh, to the Holders of the Class B-8 Certificates; twelfth, to the Holders of the Class B-9 Certificates; and, thirteenth, to the Holders of the Class C Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

          fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Standard Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

     (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Yield Maintenance Charge collected with respect to any Mortgage Loan as of the end of the related Collection Period (other than a Yield Maintenance Charge equal to the Yield Maintenance Minimum Amount).

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class S Certificates, up to the remaining portion, if any, of such Yield Maintenance Charge.

     For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Yield Maintenance Charge that is so distributable; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual

Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan in respect of which such Yield Maintenance Charge was received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

     For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the U.S. Treasury rate that was, or from which was derived, the discount rate used to calculate such Yield Maintenance Charge, with such U.S. Treasury rate converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Discount Rate shall be provided promptly by the Master Servicer to the Trustee.

     On each Distribution Date, the Trustee shall withdraw from the Distribution Account and pay to the Holders of the Class S Certificates, as additional interest, any amount then on deposit in the Distribution Account that represents a Yield Maintenance Charge that was collected with respect to any Mortgage Loan as of the end of the related Collection Period and that is equal to the Yield Maintenance Minimum Amount.

     On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium:

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, if any, entitled to distributions of principal on that Distribution Date, up to a total amount equal to 25% of the amount of that Prepayment Premium, and allocable as among such Classes of Certificateholders based on the respective amounts of principal distributable thereon on such Distribution Date; and

          second, to make distributions of additional interest to the Holders of the Class S Certificates, up to the remaining 75% of such Prepayment Premium.

     (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class D Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class D Certificates.

     On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amount then on deposit in the Class E Sub-Account of the Distribution Account that represents any portion of the Holiday Inn Orlando Closing Fee collected during or prior to the related Collection Period and shall distribute such amount to the Holders of the Class E Certificates.

     (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such distribution to the accounts of its Depositary Participants in accordance with its normal procedures. Each Depositary Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations Among the Depositor, the Trustee and the Initial Depositary, a copy of which Letter of Representations is attached hereto as Exhibit C.

     (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

     (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

     (k) All distributions of interest made with respect to the Class S Certificates on each Distribution Date pursuant to clause first of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class S Portion of the Current Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of interest made with respect to the Class S Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class S Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made with respect to the Class S Certificates on each Distribution Date pursuant to Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) with respect to the various REMIC II Regular Interests, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided in the following paragraph.

     All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest.

     The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

     The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this
Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

     (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto, including the Bond Level File and the Collateral Summary File (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies or the Controlling Class Representative any Trustee Report that has been made available to such Person via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06.

     On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded or otherwise made available on such Distribution Date, at the same time that the Trustee Report is delivered or otherwise made available thereto, each file and report comprising the CMSA Investor Reporting Package (excluding the Loan Setup File), to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date).

     The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

     The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, the Trustee Report, Unrestricted Servicer Reports, Bond Level File, Collateral Summary File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section
8.15 or (ii) the Depositor has notified the Trustee that the DLJSC has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Trustee Report available to any interested party via its fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website only, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided, however, that the Trustee shall provide access to such reports to each party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, each Underwriter and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and fax on demand servicer, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

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


     The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (b) By 12:00 p.m. New York City time on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Trustee the Loan Periodic Update File, reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to
Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

     Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the Loan Periodic Update File required to be delivered in November 2000 will be based solely upon information generated from actual collections and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the Mortgage Loans with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

     Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

     SECTION 4.03. P&I Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period (or, in the case of the Holiday Inn Orlando Mortgage Loan, on the related Due Date during the Collection Period next following the related Collection Period), in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I

Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

     (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

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


     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                   Expenses.

     (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class C, Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3 and Class A-2 Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(k), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest C, REMIC II Regular Interest B-9, REMIC II Regular Interest B-8, REMIC II Regular Interest B-7, REMIC II Regular Interest B-6, REMIC II Regular Interest B-5, REMIC II Regular Interest B-4, REMIC II Regular Interest B-3, REMIC II Regular Interest B-2, REMIC II Regular Interest B-1, REMIC II Regular Interest A-4, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-2, shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1A and REMIC II Regular Interest A-1B shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related

Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     SECTION 4.05. Calculations.

     Provided that the Trustee receives the necessary information from the Master Servicer and/or Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class S, Class A, Class B-1, Class B-2 and Class B-3 Certificates shall initially be held and transferred through the book-entry facilities of the Depositary. The Class S, Class A, Class B-1, Class B-2 and Class B-3 Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class S Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The other REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates, the Class D Certificates and the Class E Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC# N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

     (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If a transfer of an interest in any Class S Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Class S Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, DLJSC, Prudential, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No transfer of any Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or, in the case of a Book-Entry Subordinate Certificate, any transfer of such Certificate to a successor Depositary or to the applicable Certificate Owner in accordance with
Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Class S Certificate that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Class S Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Class S Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Class S Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) if such interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(ii)(X) and (ii)(Y); or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

     Each Transferee of an interest in any Class S Certificate that is a Book-Entry Certificate or in any Book-Entry Subordinate Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

          (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

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


     If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

     (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

     (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C or Class D Certificate shall be made to any Person other than an Institutional

Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class E or Class R Certificate shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate is to be made, then the Trustee shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C or Class D Certificate, an Institutional Accredited Investor.

     (f) If a Person is acquiring any Subordinate, Class D or Class E Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this Section 5.02.

     (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

     (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

     SECTION 5.03. Book-Entry Certificates.

     (a) The Class S, Class A, Class B-1, Class B-2 and Class B-3 Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depositary or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depositary that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depositary and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depositary Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depositary's normal procedures.

     (b) The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depositary as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depositary Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depositary as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depositary of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depositary is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depositary with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depositary, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depositary, accompanied by registration instructions from the Depositary for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.06. Certification by Certificate Owners.

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depositary, Depositary Participants and/or indirect participating brokerage firms for which Depositary Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE SPECIAL SUB-SERVICER

     SECTION 6.01. Liability of the Depositor, the Master Servicer, the Special
                   Servicer and the Special Sub-Servicer.

     The Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer.

     SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the
                   Master Servicer, the Special Servicer or the Special Sub-Servicer.

     (a) Subject to Section 6.02(b), each of the Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Each of the Depositor, the Master Servicer, the Special Servicer and the Special Sub-Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer or the Special Sub-Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or Surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the Master Servicer), Section 2.06 (in the case of a successor or surviving Person to the Special Servicer) or Section 2.08 (in the case of a successor or surviving Person to the Special Sub-Servicer), as applicable.

     SECTION 6.03. Limitation on Liability of the Depositor, the Master
                   Servicer, the Special Servicer and the Special Sub-Servicer.

     None of the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, in the case of the Master Servicer, the Special Servicer or the Special Sub-Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in
Section 3.05(a).

     In addition, none of the Master Servicer, the Special Servicer or the Special Sub-Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer, the Special Servicer or the Special Sub-Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer, the Special Servicer and the Special Sub-Servicer may rely in good faith on information provided to it by the other (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

     SECTION 6.04. Resignation of Master Servicer, Special Servicer and Special
                   Sub-Servicer.

     (a) The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

     (b) In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

     (c) Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section
6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

     (d) Any resignation of the Special Sub-Servicer under the Special Sub-Servicing Agreement shall be an effective resignation of the Special Sub-Servicer hereunder. The Special Servicer shall promptly notify the other parties hereto of any such resignation of the Special Sub-Servicer.

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the
                   Master Servicer, the Special Servicer and the Special Sub-Servicer.

     The Master Servicer, the Special Servicer and the Special Sub-Servicer shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the Special Sub-Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer, the Special Servicer and the Special Sub-Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the Special Sub-Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the Special Sub-Servicer hereunder or exercise the rights of the Master Servicer, the Special Servicer or the Special Sub-Servicer hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the Special Sub-Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the Special Sub-Servicer and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the Special Sub-Servicer under this Agreement or otherwise.

     SECTION 6.06. Master Servicer, Special Servicer or Special Sub-Servicer as
                   Owner of a Certificate.

     The Master Servicer, the Special Servicer, the Special Sub-Servicer or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, the Special Servicer, the Special Sub-Servicer or an Affiliate of any of them. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

          (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made;

          (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 6:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

          (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

          (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

          (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee

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     with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days, provided, however, that with respect to any such decree or order which cannot be discharged or stayed within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge or stay so long as the Master Servicer or the Special Servicer, as the case may be, has commenced proceedings to discharge or stay such decree or order within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge or stay; or

     (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

     (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

     (xi) the Trustee shall have received written notice from either Rating Agency to the effect that the continuation of the Master Servicer or the Special Servicer in such capacity (A) would result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates or (B) would result or has resulted in any rating assigned by such Rating Agency to the Certificates otherwise becoming the subject of a "negative" credit

                                     -173-


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watch, and in any event such notice is not rescinded within 30 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates) following the delivery of such notice;

     (xii) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified, downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

     (xiii) either (A) the Master Servicer shall cease to possess the then-current minimum acceptable rating from Fitch for master servicers of CMBS loan pools, or the Special Servicer shall cease to possess the then-current minimum rating from Fitch for special servicers of CMBS loan pools or (B) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal citing servicing concerns with respect to the Master Servicer or the Special Servicer as the sole or a contributory factor in such rating action and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing is no longer a contributory factor.

     When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both such capacities.

     (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses
(viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special

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Servicer to the REO Account, the Collection Account or any Servicing Account or
Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

     (c) Notwithstanding Section 7.01(b), if the Defaulting Party is the initial Master Servicer, then, subsequent to the date of the related Event of Default and on or before the effective date of any termination pursuant to Section 7.01(b), the initial Master Servicer shall (i) procure PMLS Limited Partnership to act as Master Servicer (if PMLS Limited Partnership meets the conditions of the proviso below and agrees to pay the Master Servicer a then current fair market price for the servicing rights of the Master Servicer under this Agreement, which shall be determined by any other bona fide and binding (subject to reasonable and customary contingencies) third-party offers for such rights received by or affirmed to the Master Servicer in writing from Persons reasonably likely to satisfy the conditions of the proviso below) or (ii) if PMLS Limited Partnership is unwilling to be appointed, does not agree to pay the amount described in the immediately preceding clause (i) or does not meet the conditions of the proviso below, procure a qualified Person that is willing to act as the successor Master Servicer, and the Trustee shall thereafter appoint such Person to act as the successor Master Servicer; provided that (i) such Person is reasonably acceptable to the Trustee, (ii) such Person accepts such appointment, (iii) each Rating Agency confirms in writing that such Person's appointment as Master Servicer will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, and (iv) the initial or successor Master Servicer pays all costs and expenses in connection with such transfer.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, subject to Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act

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


hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to Section 7.01(c), as applicable, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04, 7.01(c) or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to
Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause
(xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the

Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     SECTION 7.06. Termination of Special Sub-Servicer.

                  Upon the termination of the Special Sub-Servicer under the Special Sub-Servicing Agreement, the Special Sub-Servicer shall be terminated in that capacity hereunder. The Special Servicer shall promptly notify the other parties hereto of any such termination of the Special Sub-Servicer.

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


                                  ARTICLE VIII

                                   THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi) or Section 7.01(a)(xii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer,
     (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, the Special Sub-Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

          (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

          (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

          (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor or the Special Sub-Servicer.

          (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among Depositary Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                   Trustee and Fiscal Agent.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with November 2000, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of November 2000, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each

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Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO
Mortgage Loan, the Trustee's Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Mortgage Loan or REO Mortgage Loan. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

     (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

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     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A+" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

     (c) The Holders of Certificates entitled to at least a majority of the Voting Rights may (or, if such removal is in connection with the Trustee's and any Fiscal Agent's failure to make any required Advance, 25% of the Voting Rights) at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer, the Special Servicer and the Special Sub-Servicer), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

     SECTION 8.12. Access to Certain Information.

     (a) The Trustee shall afford to the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating

Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02 and (xiii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicer, and within a reasonable period following its receipt of such request, and the Master Servicer shall deliver, copies of the items listed in clauses (vi) and (vii) above to the Trustee.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential, except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential, except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this
Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

     (c) None of the Trustee, the Master Servicer or the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     SECTION 8.13. Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer, the Special Servicer or the Special Sub-Servicer.

     (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of
Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

     SECTION 8.14. Advance Security Arrangement.

     Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") acceptable to the Controlling Class Representative for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee and the Depositor). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

     SECTION 8.15. Filings with the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary), the Trustee shall:

          (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Liquidation Report and the REO Status Report attached as exhibits;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

          (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.15(a), to the extent it is otherwise required to deliver such items to the Trustee or Master Servicer, as applicable.

     (b) At all times during the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered

Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

     (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2000), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by less than 300 Holders and/or Depositary Participants having accounts with the Depositary, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) The Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

     (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

     (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this
Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC
Pool:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

          (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer or the applicable Controlling Class Certificateholder(s), as the case may be, for cash in accordance with Section 9.01; and

          (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. Tax Administration.

     (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

     (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

     (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

     (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

     (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)) , then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X;
(v) the Special Sub-Servicer, if such tax arises out of or results from a breach by the Special Sub-Servicer of any of its obligations under this Article X; or
(vi) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on any Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X;
(ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (v) the Special Sub-Servicer, if such tax arises out of or results from a breach by the Special Sub-Servicer of any of its obligations under this Article X; or (vi) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

     (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

     (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

     (i) None of the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or, in the case of a Union Capital Mortgage Loan, the Union Capital Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

     (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer, the Special Sub-Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

     (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Loans and the Class D Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the Holiday Inn Orlando Closing Fee and the Class E Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. Finally, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

     SECTION 10.02. Depositor, Master Servicer, Special Servicer, Special
                    Sub-Servicer and Fiscal Agent to Cooperate with Trustee.

     (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (b) Each of the Master Servicer, the Special Servicer, the Special Sub-Servicer and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the Securities Act or the rules thereunder (if the Securities Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or any Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or any Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or
(iii), or (vii) to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee to such effect; and provided, further, that any such amendment covered solely by clause (vii) above shall not (as confirmed in writing to the Trustee by each Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding or (iv) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the

Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

     (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, DLJ Commercial Mortgage Corp., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, telecopy number: (212) 892-2003; (ii) in the case of the Master Servicer and the Special Sub-Servicer, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes , KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iii) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway Columbia, Maryland 21044-3562,
Attention: Corporate Trust Administration (CMBS) - DLJ Commercial Mortgage Corp. Series 2000-CKP1, telecopy number (410)

884-2360; (iv) in the case of the Special Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Chief Executive Officer, telecopy number (816) 435-2326; (v) in the case of the Rating Agencies, (A) Moody's Investors Services Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number
(212) 553-0300, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: CMBS Surveillance Manager, telecopy number: (212) 635-0295;
(vi) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and
(vii) in the case of Union Capital, Union Capital Investments LLC, 3490 Piedmont Road, Suite 1010, Atlanta, GA 30305, Attention: President, telecopy number (404) 812-4808; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     SECTION 11.08. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the Special Sub-Servicer and the appointment of a successor;

          (iv) the appointment, resignation or removal of a Fiscal Agent;

          (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

          (vi) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or Union Capital as contemplated by Section 2.03; and

          (vii) the final payment to any Class of Certificateholders.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor; and

          (ii) any change in the location of the Collection Account.

     (c) Each of the Master Servicer, the Special Servicer and the Special Sub-Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer, the Special Servicer or the Special Sub-Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer, the Special Servicer and the Special Sub-Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

          (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

          (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

          (iv) any defeasance of or material damage to a Mortgaged Property;

          (v) any change in a franchise; and

          (vi) any loan subject to bankruptcy proceedings.

          (vii) any release of a Letter of Credit or debt service reserve with respect to any Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicer's Internet Website, to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

          (i) each of its Annual Performance Certifications;

          (ii) each of its Annual Accountants' Reports; and

          (iii) each report prepared pursuant to Section 3.09(e).

     (e) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

     (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

     SECTION 11.10. Notices to Controlling Class Representative.

     The Trustee, the Master Servicer, the Special Servicer or the Special Sub-Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

     SECTION 11.11. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.



                                       DLJ COMMERCIAL MORTGAGE CORP.
                                            Depositor

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       KEY CORPORATE CAPITAL INC. d/b/a KEY
                                       COMMERCIAL MORTGAGE
                                       Master Servicer and Special Sub-Servicer

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       MIDLAND LOAN SERVICES, INC.
                                            Special Servicer

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                         Solely in its capacity as Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF _________________         )


     On the ______ day of ______ 2000, before me, a notary public in and for said State, personally appeared N. Dante LaRocca, personally known to me to be a Senior Vice President of DLJ COMMERCIAL MORTGAGE CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ---------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF ___________________)
                            )  ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2000, before me, a notary public in and for said State, personally appeared E.J. Burke, known to me to be a Senior Vice President of KEY CORPORATE CAPITAL INC. d/b/a KEY COMMERCIAL MORTGAGE, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                      --------------------------
                                                             Notary Public

[Notarial Seal]

STATE OF ___________________)
                            )  ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2000, before me, a notary public in and for said State, personally appeared ___________________________, known to me to be a _____________________ of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                       -------------------------
                                                             Notary Public

[Notarial Seal]

STATE OF ___________________)
                            )  ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2000, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice-President of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                       -------------------------
                                                           Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS S CERTIFICATES

              CLASS S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:


                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                            Class Notional Amount of the Class S
Variable                                      Certificates as of the Closing Date:
                                              $__________

Closing Date:  November 7, 2000               Initial Certificate Notional Amount of this
                                              Certificate as of the Closing Date:
                                              $__________

First Distribution Date:                      Aggregate Stated Principal Balance of the
December 11, 2000                             Mortgage Loans as of the Closing Date
                                              ("Initial Pool Balance"):
                                              $1,289,918,771

Master Servicer and Special Sub-Servicer:     Trustee:
Key Corporate Capital Inc. d/b/a Key          Wells Fargo Bank Minnesota, N.A.
Commercial Mortgage

Special Servicer:
Midland Loan Services, Inc.


Certificate No. S-___                         CUSIP No.: ________________




                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE, MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                                     A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class S Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class S Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer," which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class S Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                     A-1-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either:
(i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("PSI"), Credit Suisse First Boston Corporation ("CSFB"), the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.



                                     A-1-4

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon the Underwriter Exemptions (insofar as they relate to DLJSC, PSI and CSFB), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Special Sub-Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate




                                     A-1-5

Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate




                                     A-1-6
issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-1-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Trustee


                                        By: ____________________________________
                                            Authorized Representative






                          CERTIFICATE OF AUTHENTICATION

                             This is one of the Class S Certificates referred to
in the within-mentioned Agreement.

Dated:


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Certificate Registrar


                                        By: ____________________________________
                                            Authorized Representative



                                     A-1-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________


Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of Assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

-for the account of__________________________________________.


     Distributions made by check (such check to be made payable to

___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________.

     This information is provided by _______________________________________,

the Assignee named above, or __________________________________________________,
as its agent.




                                     A-1-9

                                   EXHIBIT A-2

                    FORM OF CLASS A-1A AND A-1B CERTIFICATES

              CLASS [A-1A] [A-1B] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                            Class Principal Balance of the Class [A-1A]
____% per annum                               [A-1B] Certificates as of the Closing Date:
                                              $----------

Closing Date:  November 7, 2000               Initial Certificate Principal Balance of
                                              this Certificate as of the Closing Date:
                                              $----------

First Distribution Date:                      Aggregate Stated Principal Balance of the
December 11, 2000                             Mortgage Loans as of the Closing Date
                                              ("Initial Pool Balance"):
                                              $1,289,918,771

Master Servicer and Special Sub-Servicer:     Trustee:
Key Corporate Capital Inc. d/b/a Key          Wells Fargo Bank Minnesota, N.A.
Commercial Mortgage

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [A-1A] [A-1B]-___             CUSIP No.:___________________




                                     A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE, MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1A] [A-1B] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1A] [A-1B] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as the special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which



                                     A-2-2

Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1A] [A-1B] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this



                                     A-2-3

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all



                                     A-2-4
of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                           as Trustee


                                       By: _____________________________________
                                           Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1A] [A-1B] Certificates referred to in the within-mentioned Agreement.

Dated:


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                           as Certificate Registrar


                                       By: _____________________________________
                                           Authorized Representative




                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

_______________________________________________________________________________.


Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________

___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.

     This information is provided by __________________________________________,

the Assignee named above, or __________________________________________________,

as its agent.




                                     A-2-7

                                   EXHIBIT A-3

                    FORM OF CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS B-1 CLASS B-2 AND CLASS B-3 CERTIFICATES

          CLASS [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                                  Class Principal Balance of the Class
[___% per annum FOR CLASS A-2 AND                   [A-2] [A-3] [A-4] [B-1] [B-2] [B-3]
CLASS A-3 CERTIFICATES] [Variable FOR               Certificates as of the Closing Date:
CLASS A-4, CLASS B-1, CLASS B-2 and                 $__________
CLASS B-3 CERTIFICATES]

Closing Date: November 7, 2000                      Initial Certificate Principal Balance
                                                    of this Certificate as of the Closing Date:
                                                    $__________

First Distribution Date:                            Aggregate Stated Principal Balance of
December 11, 2000                                   the Mortgage Loans as of the Closing
                                                    Date: ("Initial Pool Balance"):
                                                    $1,289,918,771

Master Servicer and Special                         Trustee:
Sub-Servicer: Key Corporate Capital Inc.            Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] CUSIP No.:_________________
- ____










                                      A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE, MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all



                                     A-3-2
the Class [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such



                                     A-3-3
purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as



                                     A-3-4
the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Trustee


                                        By: ____________________________________
                                            Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-2] [A-3] [A-4] [B-1] [B-2] [B-3] Certificates referred to in the within-mentioned Agreement.

Dated:


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Certificate Registrar


                                        By: ____________________________________
                                            Authorized Representative




                                     A-3-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

Dated:


                                        -------------------------------------
                                         Signature by or on behalf of Assignor


                                        -------------------------------------
                                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________

______________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

     This information is provided by __________________________________________,

the Assignee named above, or __________________________________________________,

as its agent.






                                     A-3-7

                                   EXHIBIT A-4

                    FORM OF CLASS B-4, CLASS B-5, CLASS B-6,
            CLASS B-7, CLASS B-8, CLASS B-9 AND CLASS C CERTIFICATES

        CLASS [B-4] [B-5] [B-6] [B-7] [B-8] [B-9] [C] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                          DLJ COMMERCIAL MORTGAGE CORP.


Pass-Through Rate:                              Class Principal Balance of the Class [B-4]
_____% per annum                                [B-5] [B-6] [B-7] [B-8] [B-9] [C]
                                                Certificates as of the Closing Date:
                                                $----------

Closing Date: November 7, 2000                  Initial Certificate Principal Balance of
                                                this Certificate as of the Closing Date:
                                                $----------

First Distribution Date:                        Aggregate Stated Principal Balance of the
December 11, 2000                               Mortgage Loans as of the Closing Date
                                                ("Initial Pool Balance"):
Master Servicer and Special Sub-Servicer:       $1,289,918,771
Key Corporate Capital Inc.
d/b/a Key Commercial Mortgage

Special Servicer:                               Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Certificate No. [B-4] [B-5] [B-6] [B-7] [B-8]   CUSIP No.:__________________
[B-9] [C] - ___






                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE, MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B-4] [B-5] [B-6] [B-7] [B-8] [B-9] [C] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B-4] [B-5] [B-6] [B-7] [B-8] [B-9] [C] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B-4] [B-5] [B-6] [B-7] [B-8] [B-9] [C] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing,



                                     A-4-3
the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Special Sub-Servicer




                                     A-4-4
and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations



                                     A-4-5
evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.



                                     A-4-6

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-4-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Trustee


                                        By: ____________________________________
                                            Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

                             This is one of the Class [B-4] [B-5] [B-6] [B-7]
[B-8] [B-9] [C] Certificates referred to in the within-mentioned Agreement.

Dated:


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Certificate Registrar


                                        By: ____________________________________
                                            Authorized Representative




                                     A-4-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

_______________________________________________________________________________.

Dated:


                                        -------------------------------------
                                         Signature by or on behalf of Assignor


                                        -------------------------------------
                                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to _____________

_____________________________________________) and all applicable statements and notices should be mailed to ___________________________________________________.

     This information is provided by __________________________________________,

the Assignee named above, or __________________________________________________,

as its agent.





                                     A-4-9

                                   EXHIBIT A-5

                    FORM OF CLASS D AND CLASS E CERTIFICATES

                        CLASS [D] [E] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Cut-off Date:  November 1, 2000            Percentage Interest evidenced by this Class
                                           [D] [E] Certificate: ______%

First Distribution Date:                   Aggregate Stated Principal Balance of the
December 11, 2000                          Mortgage Loans as of the Closing Date
                                           ("Initial Pool Balance"):
                                           $1,289,918,771

Master Servicer and Special Sub-Servicer:  Trustee:
Key Corporate Capital Inc.                 Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [D] [E] - ___              CUSIP No.:______________________





                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[FOR CLASS D CERTIFICATES: THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
(1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]

[FOR CLASS E CERTIFICATES: THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE,



                                     A-5-2

MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this



                                     A-5-3

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     [FOR CLASS D CERTIFICATES: No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it



                                     A-5-4
has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.]

     [FOR CLASS E CERTIFICATES: No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.]

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations



                                     A-5-5
evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.



                                     A-5-6

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-5-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Trustee


                                        By: ____________________________________
                                            Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Certificate Registrar


                                        By: ____________________________________
                                            Authorized Representative



                                     A-5-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________


Dated:


                                        ----------------------------------------
                                         Signature by or on behalf of Assignor


                                        ----------------------------------------
                                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ) and all applicable statements and notices should be mailed to __________________________

_______________________________________________________________________________.

     This information is provided by ______________________________________,

the Assignee named above, or _________________________________, as its agent.





                                     A-5-9

                                   EXHIBIT A-6

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2000-CKP1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.


Closing Date:  November 7, 2000            Percentage Interest evidenced by
                                           this Class R Certificate: ___%

First Distribution Date:                   Aggregate Stated Principal Balance of the
December 11, 2000                          Mortgage Loans as of the Closing Date
                                           ("Initial Pool Balance"):
                                           $1,289,918,771

Master Servicer and Special Sub-Servicer:  Trustee:
Key Corporate Capital Inc.                 Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
Midland Loan Services, Inc.

Certificate No. R- ___                     CUSIP No.:__________________







                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., WELLS FARGO BANK MINNESOTA, N.A., KEY CORPORATE CAPITAL INC. D/B/A KEY COMMERCIAL MORTGAGE, MIDLAND LOAN SERVICES, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT



                                     A-6-2

TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and as special sub-servicer (in such capacity, the "Special Sub-Servicer", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and
(ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in December 2000, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this




                                     A-6-3

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Special Sub-Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in



                                     A-6-4
the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership




                                     A-6-5

Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

     A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives



                                     A-6-6
described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the




                                     A-6-7

Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Special Sub-Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.







                                     A-6-8

                             IN WITNESS WHEREOF, the Trustee has caused this
Certificate to be duly executed.


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Trustee


                                        By: ____________________________________
                                            Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

                             This is one of the Class R Certificates referred to
in the within-mentioned Agreement.

Dated:


                                        WELLS FARGO BANK MINNESOTA, N.A.
                                            as Certificate Registrar


                                        By: ____________________________________
                                            Authorized Representative





                                     A-6-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________


Dated:


                                        ----------------------------------------
                                         Signature by or on behalf of Assignor


                                        ----------------------------------------
                                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to for the account of __________________________

_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to ) and all applicable statements and notices should be mailed to __________________________

_______________________________________________________________________________.

     This information is provided by __________________________________________,

the Assignee named above, or __________________________________________________,

as its agent.





                                     A-6-10

                                  EXHIBIT B-1A

                        SCHEDULE OF COLUMN MORTGAGE LOANS

                             [See Attached Schedule]



                                     B-1A-1

                          DLJ COMMERCIAL MORTGAGE CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1


                                                                                                      ORIGINAL
                                                                                                     PRINCIPAL
#              PROPERTY NAME                ADDRESS              CITY             STATE ZIP CODE      BALANCE
-              -------------                -------              ----             ----- --------      -------
1        437 Madison Avenue          437 Madison Avenue         New York            NY   10022     $ 87,500,000

4        Alliance GD FH F1

4a       Seven Gables Apartments     11 Laburnam Avenue         Richmond            VA   23223       39,619,141

4b       High Ridge Apartments       8111 Manderville Lane      Dallas              TX   75231

5        McCandless Towers II        3965 Freedom Circle        Santa Clara         CA   95054       37,000,000

6        Alliance GD FH F2

6a       Timbercreek Apartments      6001 Skillman Street       Dallas              TX   75231       30,380,859

6b       Deering Manor Apartments    2720 Hopkins Road          Richmond            VA   23234

7        Commons at Sugarhouse       2100 South Highland Drive  Salt Lake City      UT   84106       28,400,000

9        Metroplex                   3530 Wilshire Boulevard    Los Angeles         CA   90010       27,500,000

14       The Genesis Loan

14a      Autumn Ridge Apartments     9607 Wickersham Road       Dallas              TX   75238       17,100,000

14b      Summer Glen Apartments      9624 Rolling Rock Lane     Dallas              TX   75238

25       Highland Cove Retirement    3750 South Highland Drive  Salt Lake City      UT   84106       12,187,500
         Community

26       Regency Warehouse           100 Adams Street           Clinton             MA   01510       11,625,000

28       Holiday Inn Orlando         5905 South Kirkman Road    Orlando             FL   32819       12,000,000

38       One Cameron Place           7901 Cameron Road          Austin              TX   78752        9,750,000

41       CRYSTAL MOUNTAIN OFFICE     9433 Bee Caves Road        Austin              TX   78733        5,550,000
         PARK  (2C)

42       LAKE POINTE CENTER II  (2C) 11612 Bee Caves Road       Austin              TX   78733        3,800,000

47       Pembroke Office Park        281 Independence Boulevard Virginia Beach      VA   23462        8,600,000

53       Kmart - Allen               111 North Central          Allen               TX   75002        6,750,000
                                     Expressway

59       Garfield Suites Hotel       2 Garfield Place           Cincinnati          OH   45202        5,750,000

61       Big-K Plaza                 681 Main Street            Torrington          CT   06790        5,700,000

67       210 Main Street             210 Main Street            Hackensack          NJ   07601        5,500,000

68       Clearbrook Village          3516 Tall Oaks Circle      Memphis             TN   38118        5,238,272
         Apartments

69       Brookdale Shopping Center   2500 8th Street South      Moorhead            MN   56560        5,200,000

70       Courtyard by Marriott Hotel 16700 Northcross Drive     Huntersville        NC   28078        5,150,000

71       Hamilton Park Apartments    6300 Ranchester Drive      Houston             TX   77036        5,125,000

72       Brookwood Shopping Center   9000 South Western Avenue  Oklahoma City       OK   73139        5,025,000

74       Landmark Garden Apartments  1551 West Airport Freeway  Irving              TX   75062        5,000,000

75       Applecreek Apartments       9874 Dalecrest Drive       Dallas              TX   75220        4,925,000

76       Plaza At The Pointe         35248-35324 23 Mile Road   New Baltimore       MI   48047        4,920,000
         Shopping Center

78       Scottsdale Airpark II       16001 North                Scottsdale          AZ   85260        4,500,000
                                     Greenway-Hayden Loop and
                                     16000 North 80th Street

79       New Market Square Shopping  1040 Henderson Drive       Jacksonville        NC   27540        4,500,000
         Center

80       Maple Leaf Apartments       7150, 7170 & 7190 North    Fresno              CA   93720        4,205,000
                                     Maple Avenue

86       Woodridge Apartments        301 North FM 1417          Sherman             TX   75092        4,000,000

87       Dunwoody Plaza              1410 Dunwoody Village      Atlanta             GA   30338        4,000,000
                                     Parkway

88       Schaumburg Plaza            1443 West Schaumburg Road  Schaumburg          IL   60194        3,894,691

90       Harbor Technology Center    20280-20300 Del Amo        Torrance            CA   90502        3,804,000
                                     Boulevard

91       Stove Works Office Building 112 Krog Street            Atlanta             GA   30307        3,800,000

95       Forest Hills Apartments     5003-5017 & 5049 West      Oak Forest          IL   60452        3,700,000
                                     159th Street

101      Pine Trails Apartments      552 Spring Ridge Road      Clinton             MS   39056        3,200,000

105      Bruno's Shopping Center     8020 & 8050 Highway 72     Madison             AL   35758        3,300,000
                                     West

106      Laddins Rock                497-501 West Main Street   Stamford            CT   06902        3,120,000

107      Christine Place Apartments  248 North MacDonald        Mesa                AZ   85201        3,115,000
                                     Street and 239 North
                                     Robson Street

108      Best Western Siesta Beach   5311 Ocean Boulevard       Sarasota            FL   34242        3,200,000
         Resort

109      Richland Hills Apartments   5800 Maudina Drive         Nashville           TN   37209        3,100,000

116      214 Main Street             214 Main Street            Hackensack          NJ   07601        2,725,000

118      WINDER VILLAGE              398 Fairview Avenue        Winder              GA   30680        1,560,000
         MANUFACTURED HOUSING
         COMMUNITY  (2D)

119      RUSSELL VILLAGE             1025 Midland Avenue        Winder              GA   30680        1,120,000
         MANUFACTURED HOUSING
         COMMUNITY (2D)

121      Phoenix Park Apartments     369 Long Hill Road         Groton              CT   06340        2,611,000

123      Chabot Office Plaza         4780 Chabot Drive          Pleasanton          CA   94588        2,550,000

128      Miggy's Mall Shopping       9 Fox Run Center           East Stroudsburg    PA   18301        2,438,000
         Center

132      Five Star Business Park     13914-13932 Valley         La Puente           CA   91744        2,300,000
                                     Boulevard

134      Oaks Apartments             1912 South 5th Street      Waco                TX   76706        2,268,000

141      The Kirkland Loan

141a     Lakeview Arms Apartments    800 Magee Drive            Brookhaven          MS   39601        2,100,000

141b     Jackson Square Apartments   730 North Jackson Street   Brookhaven          MS   39601

144      Foxpoint Commons            13701-13795 West Jewell    Lakewood            CO   80228        1,965,000
                                     Avenue

148      Flamingo West Apartments    3707 West Idlewild Avenue  Tampa               FL   33614        1,920,000

153      Heritage Estates            600 South Maplewood Drive  Rantoul             IL   61866        1,830,000
         Manufactured Housing
         Community

154      Academy Apartments          9115 Academy Road          Philadelphia        PA   19136        1,827,500

157      Mission Hill Apartments     256 Parker Hill Avenue &   Roxbury             MA   02120        1,800,000
                                     197 Calumet Street

158      Boston Square Shopping      19600-19654 West 130th     Strongsville        OH   44136        1,800,000
         Center                      Street

160      Iteq Building               4422 FM-1960               Houston             TX   77068        1,790,000

163      Emerald Lake Apartments     1700 Northeast 133rd       North Miami         FL   33181        1,700,000
                                     Street

166      Eagle's Nest Office         4420 Hotel Circle Court    San Diego           CA   92108        1,615,000
         Building

168      LAKEDALE APARTMENTS  (2E)   2921 Kendale Drive         Dallas              TX   75220        1,035,000

169      LIBERTY APARTMENTS  (2E)    2530 Community Drive       Dallas              TX   75220         525,000

173      Kmart Plaza - Minot         One 20th Avenue Southeast  Minot               ND   58701        1,500,000

174      Villa Del Rio Apartments    5817 Boca Raton Boulevard  Fort Worth          TX   76112        1,480,000

175      Winchester Arms & Fox       1706 and 3408 Rhawn        Philadelphia        PA   19136        1,450,000
                                     Street,
         Chase Apartments            417-19 Chandler Street,
                                     304-6 Loney Street and
                                     7312-14 Rockwell Street

177      55-65 Merrick Road          55-65 Merrick Road         Amityville          NY   11701        1,400,000

178      5055 California Avenue      5055 California Avenue     Bakersfield         CA   93309        1,400,000

180      The Monterey/Sherbrooke
         Loan

180a     Monterey Apartments         748-768 New Britain Avenue Hartford            CT   06106        1,402,000


180b     Sherbrooke Apartments       90-118 Sherbrooke Avenue   Hartford            CT   06106

187      Midway Commercial Building  2470-2512 University       St. Paul            MN   55114        1,250,000
                                     Avenue West

188      Jersey Street Apartments    136 Jersey Street          Waterbury           CT   06706        1,240,000

189      Preston Office Park         9741 Preston Road          Frisco              TX   75034        1,200,000

190      Fairmont Oaks Apartments    4210 Young Street          Pasadena            TX   77504        1,194,000

191      Premier Plaza Shopping      601 West Parker Road       Plano               TX   75023
         Center                                                                                       1,170,000

192      4404-4418 Walnut Street     4404-4418 Walnut Street    Philadelphia        PA   19104        1,150,000

194      Orchard Park Apartments     1327 East 64th  Street     Tulsa               OK   74136        1,110,000

195      Quarry Ridge Apartments     1031 South Brookside       Independence        MO   64053        1,100,000

197      Plaza Apartments            130, 140 & 150 Southwest   Pompano Beach       FL   33060        1,050,000
                                     8th Street and 840
                                     Southwest 3rd Avenue

198      Gordon Portfolio

198a     Mulberry Court Apartments   4015 Devereaux Street      Philadelphia        PA   19135        1,050,000

198b     6919 Walker Street          6919 Walker Street         Philadelphia        PA   19035

198c     5711 Erdrick Street         5711 Erdrick Street        Philadelphia        PA   19135

200      Park City Plaza             8600 State Road 84         Davie               FL   33324        1,023,000

201      Sunny Townhomes             8731 North 30th Street     Tampa               FL   33604        1,020,000

204      Royal Park Apartments       75 and 100 Southwest 10th  Fort Lauderdale     FL   33301          948,000
                                     Street and 100 Southwest
                                     9th Street

205      Greensburg Plaza            1807 North Broadway Street Greensburg          IN   47240          925,000

206      Wilson Heights Apartments   4908 36th Avenue           Kenosha             WI   53140          920,000

207      Morello Building            2565 Northwest 1st Avenue  Boca Raton          FL   33431          783,750

208      Town North Villa Apartments 1805 North Frances Street  Terrell             TX   75160          732,000

209      Turney Square Apartments    301 West Turney Avenue     Phoenix             AZ   85013          650,000

210      Lake Street Apartments      2199-2207 South Lake       Salt Lake City      UT   84106          610,000
                                     Street

211      Atwood & Barker Apartments  22 Atwood Street and 185   Hartford            CT   06105          600,000
                                     Barker Street

212      162 Myrtle Avenue           162 Myrtle Avenue          Stamford            CT   06902          600,000

213      Summit Heights Apartments   3727-3735 Summit Street    Kansas City         MO   64111          600,000
                                     and
                                     712-722 West 38th Street

214      40 Scitico Road             40 Scitico Road            Somers              CT   06071         595,000

215      St. John's Office Building  1811 St. Johns Avenue      Highland Park       IL   60035         520,000

216      Southlake Center            2303-2339 Kirkwood Drive   Houston             TX   77077         510,000

217      Country Villa Apartments    1099 Lago Vista Boulevard  Eastland            TX   76448         500,000

218      Coach Light Apartments      2405 East Park Row Drive   Arlington           TX   76010         500,000



  (2C)
  (2D)
  (2E)
  (4)
  (5)
  (6)
  (7)
  (8)
  (9)


                                     B-1A-2




                                                     ORIGINAL    REMAINING
                  CUT-OFF DATE                        TERM TO     TERM TO     ORIGINATION   REMAINING
          ---------------------------    MORTGAGE    MATURITY    MATURITY    AMORTIZATION  AMORTIZATION
           PRINCIPAL        MONTHLY      INTEREST    (MONTHS)    (MONTHS)        TERM          TERM
#         BALANCE (4)     PAYMENT (5)      RATE        (6)         (6)         (MONTHS)      (MONTHS)
-         -----------     -----------    --------    --------    --------    ------------  ------------
1         $87,301,842    $ 680,877.32      8.630%      120         115            360           355

4          39,491,001      308,576.54      8.640%      120         113            360           353

4a

4b

5          36,936,969      285,810.13      8.550%      120         116            360           356

6          30,282,599      236,623.51      8.640%      120         113            360           353

6a

6b

7          28,387,855      210,968.62      8.130%      120         119            360           359

9          27,441,129      217,522.13      8.810%      120         115            360           355

14         17,094,039      133,184.58      8.640%      120         119            360           359

14a

14b

25         12,151,936      101,443.77      8.900%      120         116            300           296

26         11,609,943       90,542.15      8.640%      120         117            360           357

28         11,555,033       91,991.97      7.410%       60          40            264           244

38          9,736,383       79,153.26      9.100%      120         116            360           356

41          5,547,872       42,321.20      8.410%      120         119            360           359

42          3,798,543       28,976.68      8.410%      120         119            360           359

47          8,409,024       63,103.75      8.000%       90          60            360           330

53          6,743,159       51,328.70      8.380%      120         118            360           358

59          5,734,657       49,321.33      9.270%      120         116            300           296

61          5,679,332       42,822.20      8.250%      120         113            360           353

67          5,486,446       41,706.95      8.350%      120         115            360           355

68          5,223,417       39,870.13      8.390%      120         114            360           354

69          5,186,918       39,175.59      8.280%      120         115            360           355

70          5,146,556       42,690.85      8.850%      120         119            300           299

71          5,117,675       38,791.03      8.330%      120         117            360           357

72          5,015,079       40,649.41      9.060%      120         115            360           355

74          4,966,737       38,162.55      8.420%      120         107            360           347

75          4,915,179       39,734.02      9.030%      120         115            360           355

76          4,909,199       38,635.40      8.730%      120         115            360           355

78          4,493,668       34,219.13      8.380%      120         117            360           357

79          4,488,844       34,060.41      8.330%      120         115            360           355

80          4,194,729       31,975.88      8.380%      120         115            360           355

86          3,994,580       30,756.54      8.500%      120         117            360           357

87          3,993,801       31,668.21      8.820%      120         116            360           356

88          3,893,397       30,639.55      8.750%      111         110            360           359

90          3,795,831       30,062.03      8.800%      120         115            360           355

91          3,795,609       30,520.99      8.980%      120         117            360           357

95          3,689,211       27,927.03      8.300%      120         114            360           354

101         3,198,642       23,815.94      8.150%      120         119            360           359

105         3,123,994       25,932.88      7.680%      180         145            264           229

106         3,118,605       22,915.21      8.010%      120         119            360           359

107         3,110,793       23,973.73      8.510%      120         117            360           357

108         3,108,838       24,044.61      7.690%      120          94            300           274

109         3,098,709       23,180.39      8.200%      120         119            360           359

116         2,718,284       20,663.90      8.350%      120         115            360           355

118         1,556,390       12,061.45      8.560%      120         115            360           355

119         1,117,409        8,659.50      8.560%      120         115            360           355

121         2,606,244       19,799.43      8.350%      120         116            360           356

123         2,543,376       19,014.07      8.170%      120         115            360           355

128         2,435,280       19,757.30      9.080%      120         117            360           357

132                                        8.440%      120         112            360           352
            2,291,190       17,587.30
134         2,261,675       16,515.47      7.920%      120         115            360           355

141         2,099,109       15,629.21      8.150%      120         119            360           359

141a

141b

144         1,962,338       15,109.15      8.500%      120         117            360           357

148         1,916,763       14,872.13      8.580%      120         116            360           356

153         1,827,417       13,902.86      8.370%      120         117            360           357

154         1,824,450       14,194.61      8.610%      120         116            360           356

157         1,797,623       13,942.63      8.580%      120         117            360           357

158         1,797,584       13,878.73      8.530%      120         117            360           357

160         1,786,253       14,248.46      8.880%      120         115            360           355

163         1,697,327       13,410.35      8.780%      120         116            360           356

166         1,612,388       12,647.58      8.700%      120         116            360           356

168         1,034,268        8,431.97      8.640%      120         119            300           299

169          524,629         4,277.09      8.640%      120         119            300           299

173         1,477,856       11,856.84      8.280%      120         104            300           284

174         1,477,748       11,770.24      8.870%      120         116            360           356

175         1,447,605       11,293.43      8.640%      120         116            360           356

177         1,398,250       11,649.58      9.380%      120         116            360           356

178         1,396,974       11,043.82      8.780%      120         115            360           355

180         1,386,387       11,832.81      9.070%      120         106            300           286

180a

180b

187         1,248,833        9,762.42      8.670%      120         118            360           358

188         1,238,715        9,359.33      8.300%      120         118            360           358

189         1,198,928        9,500.46      8.820%      120         118            360           358

190         1,191,735        9,762.24      9.180%      120         115            360           355

191         1,167,848        9,642.26      9.270%      120         115            360           355

192         1,149,012        9,211.82      8.950%      120         118            360           358

194         1,109,611        8,637.42      8.630%      120         119            360           359

195         1,099,578        8,387.99      8.410%      120         119            360           359

197         1,048,302        8,222.89      8.700%      120         116            360           356

198         1,045,877        8,531.78      9.110%      120         111            360           351

198a

198b

198c

200         1,022,042        7,982.28      8.660%      120         118            360           358

201         1,018,666        7,922.57      8.610%      120         117            360           357

204           946,728        7,309.47      8.530%      120         117           360            357

205           923,837        7,263.77      8.730%      120         117            360           357

206           919,178        7,283.69      8.820%      120         118            360           358

207           783,239        6,545.03      8.940%      120         119            300           299

208           731,246        6,048.53      9.300%      120         117            360           357

209           649,039        5,206.68      8.950%      120         116            360           356

210           609,300        4,908.20      9.000%      120         117            360           357

211           599,405        4,596.48      8.460%      120         118           360            358

212           599,255        4,728.78      8.770%      120         117            360           357

213           599,140        4,537.16      8.320%      120         117           360            357

214           594,052        4,928.19      8.840%      120         118            300           298

215           519,815        4,031.56      8.590%      120         119            360           359

216           509,125        4,277.20      9.470%      120         115            360           355

217           499,208        3,937.07      8.760%      120         116            360           356

218           499,042        4,077.19      9.150%      120         115            360           355




                                     B-1A-3


                                                                                                INTEREST
                                                                                              CALCULATION
       INTEREST                                                           FEE SIMPLE/          (30/360 /       SERVICING
         ONLY                                                      ------------------------   ACTUAL/360 /        AND
        PERIOD             DEFEASANCE                                             MORTGAGE    ------------      TRUSTEE
#      (MONTHS)   ARD (7)     (8)       DEFEASANCE PERIOD (9)      LEASEHOLD    LOAN SELLER   ACTUAL/365)        FEES
-      --------   -------     ---      -----------------------     ---------    -----------   ------------     ---------
1          0                  Yes      L (2), D (7.75), O          Leasehold       Column      Actual/360      0.051700%
                                       (0.25)

4          0                  Yes      L (2), D (7.5), O (0.5)                     Column      Actual/360      0.051700%

4a                                                                    Fee          Column

4b                                                                    Fee          Column

5          0     7/1/2010     Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

6          0                  Yes      L (2), D (7.5), O (0.5)                     Column      A0.051700%

6a                                                                    Fee          Column

6b                                                                    Fee          Column

7          0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

9          0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

14         0                  Yes      L (2), D (7.5), O (0.5)                     Column      Actual/360      0.051700%

14a                                                                   Fee          Column

14b                                                                   Fee          Column

25         0                  Yes      L (2), D (7.5), O (0.5)   Fee/Leasehold     Column      Actual/360      0.051700%

26         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.151700%

28         0                   No      N/A                       Fee/Leasehold     Column      Actual/360      0.051700%

38         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

41         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

42         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

47         0                   No      N/A                             Fee         Column      Actual/365      0.051700%

53         0                  Yes      L (2), D (7.5), O (0.5)         Fee         Column      Actual/360      0.051700%

59         0                  Yes      L (2), D (7.5), O (0.5)   Fee/Leasehold     Column      Actual/360      0.051700%

61         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

67         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

68         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

69         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.121700%

70         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

71         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

72         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

74         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

75         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

76         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

78         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

79         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

80         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

86         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

87         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

88         0                  Yes      L (2), D (6.75), O (0.5)       Fee          Column      Actual/360      0.051700%

90         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

91         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

95         0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

101        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

105        0                  Yes      L (2), D (12.5), O (0.5)       Fee          Column      Actual/360      0.051700%

106        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

107        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

108        0                   No      N/A                            Fee          Column      A0.051700%

109        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

116        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

118        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

119        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

121        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

123        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

128        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

132        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

134        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

141        0                  Yes      L (2), D (7.5), O (0.5)                     Column      A0.051700%

141a                                                                  Fee          Column

141b                                                                  Fee          Column

144        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

148        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

153        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

154        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

157        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

158        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

160        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

163        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

166        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

168        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

169        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

173        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

174        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

175        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

177        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

178        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

180        0                  Yes      L (2), D (7.5), O (0.5)                     Column      A0.051700%

180a                                                                  Fee          Column

180b                                                                  Fee          Column

187        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

188        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

189        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

190        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

191        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

192        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

194        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

195        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

197        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

198        0                  Yes      L (2), D (7.5), O (0.5)                     Column      Actual/360      0.051700%

198a                                                                  Fee          Column

198b                                                                  Fee          Column

198c                                                                  Fee          Column

200        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

201        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

204        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

205        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

206        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

207        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

208        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

209        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

210        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

211        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

212        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

213        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      0.051700%0

214        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

215        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

216        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      Actual/360      0.051700%

217        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%

218        0                  Yes      L (2), D (7.5), O (0.5)        Fee          Column      A0.051700%




                                     B-1A-4

                                  EXHIBIT B-1B

                       SCHEDULE OF KEYBANK MORTGAGE LOANS

                             [SEE ATTACHED SCHEDULE]




                                     B-1B-1

                          DLJ COMMERCIAL MORTGAGE CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1


                                                                                                        ORIGINAL
                                                                                                        PRINCIPAL
#              PROPERTY NAME                ADDRESS                CITY             STATE   ZIP CODE     BALANCE
-              -------------                -------                ----             -----   --------    ---------
1      437 Madison Avenue            437 Madison Avenue           New York            NY     10022     $87,500,000

11     Page Field Commons            5043 South Cleveland Avenue  Fort Myers          FL     33907      25,400,000

12     POLY FOAM  (2A)               1311 Majestic Drive          Fremont             OH     43420       9,350,000


13     POLY-FOAM INTERNATIONAL,      1411 Majestic Drive          Fremont             OH     43420       8,550,000
       INC.  (2A)

15     Sterling University Crescent  4500 Burbank Drive           Baton Rouge         LA     70820      14,640,000

16     Oakbrook Apartments           5055 Nicholson Drive         Baton Rouge         LA     70820      14,385,000

19     Chandler Sunset Plaza         Northeast Corner of Ray and  Chandler            AZ     85226      14,000,000
                                     Rural Roads

21     Railway Express Building      900 Second Street, N.E.      Washington          DC     20002      12,600,000

22     Hillcroft Apartments          10 Clapboard Ridge Road      Danbury             CT     06811      12,400,000

27     Silverado Ranch Center        9715, 9725, 9775, 9785       Las Vegas           NV     89123      11,600,000
                                     S. Maryland Parkway

29     Carlton Village Apartments    3331 Route 94 South          Hardyston Township  NJ     07419      11,500,000


31     2200 First Avenue South       2200 First Avenue South      Seattle             WA     98134      10,500,000

36     Westgate Crossing Shopping    660 Spartan Boulevard        Spartanburg         SC     29301       9,900,000
       Center

39     Roseland Shopping Center      3225 Route 364               Canandaigua         NY     14424       9,676,000

44     Twelve Oaks Shopping Center   5500 Abercorn Street         Savannah            GA     31405       9,100,000

45     Streetsboro Market Square     9240-9298 Market Square      Streetsboro         OH     44241       8,951,000
                                     Drive & 9424 State Route 14

46     Ravenswood Apartments         401 West Pine Avenue         Lompoc              CA     93436       8,800,000

49     Royal Jetstar Tech Center     4040 Royal Lane              Irving              TX     75063       8,083,000

52     Sterling University Peaks     2985 E. Aurora Avenue        Boulder             CO     80303       6,960,000

54     Hartville Center              839-907 West Maple           Hartville           OH     44632       6,500,000

55     Pony Express Building         2236 Lower Lake Road & 2307  St. Joseph          MO     64504       6,485,000
                                     Alabama Street

56     Willow Pond Apartments        6003 Abrams Road             Dallas              TX     75231       6,450,000

60     Larry's Market                12323 120th Place NE         Kirkland            WA     98034       5,700,000

64     Royal Freeport Tech Center    4343 Royal Lane              Irving              TX     75038       5,600,000

65     100 Demarest Drive            100 Demarest Drive           Wayne Township      NJ     07470       5,550,000

77     Ramblewood Apartments         155 Briarwood Road           Fort Collins        CO     80521       4,600,000

82     Sunpark Apartments            2205 North Frazier           Conroe              TX     77301       4,150,000

83     Carol Oaks Apartments         7412 Ederville Road          Fort Worth          TX     76112       4,120,000

85     Tonawanda Manor               111 Ensminger Road           Tonawanda           NY     14150       4,072,000

89     Whispering Oaks Mobile Home   315 Barricks Road            Brooks              KY     40229       3,825,000
       Park

92     Holy Cross Professional       2415 Musgrove Road           Silver Spring       MD     20904       3,800,000
       Center

94     Banana Republic               5542 Walnut Street           Pittsburgh          PA     15232       3,706,000

98     Southtowne Center             10331 and 10317 South        Sandy               UT     84070       3,460,000
                                     State Street

99     Pinetree Village Apartments   7500 Broadway                Denver              CO     80221       3,450,000

100    Weston Shoppes                4000 West 106th Street       Carmel              IN     46032       3,288,000

102    Old County Road               1725 Old County Road         San Carlos          CA     94070       3,200,000

103    Cambridge Court Retirement    1109 Sixth Avenue North      Great Falls         MT     59401       3,300,000
       Community

110    Star Wholesale Florist, Inc.  8223 Stemmons Freeway        Dallas              TX     75247       2,985,000

111    Office Depot                  41690 Ford Road              Canton              MI     48187       2,912,000

112    CVS Plaza - East Hartford     Main Street & Burnside       East Hartford       CT     06108       2,859,900
                                     Avenue

113    CVS Plaza - Queensbury        216 Quaker Road              Queensbury          NY     14203       2,860,000

117    Office Depot at Woodhaven     23420 Allen Road             Woodhaven           MI     48183       2,700,000
       Village Square

122    Eckerd's Drug Store           209 Mount Zoar a/k/a         Elmira              NY     14904       2,552,000
       - S. Main                     400-404 South Main Street

125    Eckerd's Drug Store           119 Second Street a/k/a      Elmira              NY     14901       2,512,000
       - N. Main                     350 - 368 North Main Street

126    Gentry Plaza                  980-1018 Morse Road          Columbus            OH     43229       2,470,000

130    Eckerd's Drug Store -         479 Broadway                 Kingston            NY     12401       2,400,000
       Kingston

131    Pueblo Point Ace Hardware     13811 North Tatum Boulevard  Phoenix             AZ     85254       2,312,000

133    Eckerd's Drug Store - Half    1483 U.S. Route 9            Halfmoon            NY     12065       2,273,000
       Moon

135    New England Place Apartments  707-829 West Maple           Clawson             MI     48017       2,250,000

138    Calder Square, Phase II       1111 West Main Street        League City         TX     77573       2,145,000
       Apartments

140    WEKIVA EXECUTIVE CENTER  (3)  1706 East Semoran Boulevard  Apopka              FL     32703       2,150,000

142    Office Max - Northwood        2802 Curtice Road            Northwood           OH     43619       2,025,000

143    Office Max - Alexandria       4525 Highway 29 South        Alexandria          MN     56308       1,997,000

145    Continental Terrace           3315 East Longview Avenue    Bloomington         IN     47401       1,950,000
       Apartments

146    Cheyenne Mountain Center      1650 and 1660 East Cheyenne  Colorado            CO     80906       1,946,000
                                     Mountain Boulevard           Springs

147    Circle K Plaza                4355 East University Drive   Mesa                AZ     85205       1,921,000

149    Big K Store                   431 N.E. 19th Avenue         Ruskin              FL     33570       1,916,000

150    St. Agnes Apartments          1350 North Meridian Street   Indianapolis        IN     46202       1,885,000

152    Peconic Mini Storage          345 Flanders Road            Flanders            NY     11901       1,837,500

155    North By Northeast II         8200 Block East 96th Street  Fishers             IN     46038       1,810,000
       Shoppes

161    Coliseum Self Storage         1121 North Coliseum          Fort Wayne          IN     46805       1,780,000
                                     Boulevard

162    Centre Square Apartments      2135 Payne Street            Las Cruces          NM     88001       1,720,000

164    The Sun Prairie Apartments    911 Sun Prairie Drive        Houston             TX     77090       1,700,000

165    7th Street Grocery            7645 South 700 East          Sandy               UT     84047       1,660,000

167    New Augusta Shoppes           7111 Georgetown Road         Indianapolis        IN     46268       1,590,000

170    Sunshine Care Homes           12725-12750 Monte Vista      Poway               CA     92064       1,579,000
                                     Road

171    1-9 Flatbush Avenue           1-9 Flatbush Avenue          Brooklyn            NY     11217       1,500,000

172    Pathmark Store No. 550        176-182 West Chelten Avenue  Philadelphia        PA     19144       1,486,000

176    Old Orchard II Apartments     4330 Keller Road             Holt                MI     48842       1,430,000

179    Castle Store & Lock           1861 Dixie Highway           Hamilton            OH     45011       1,400,000

181    Arctic Office Building        3940 Arctic Boulevard        Anchorage           AK     99503       1,400,000

184    Lansing Square Apartments     11152 East 16th Street       Aurora              CO     80010       1,360,000

185    CVS #0742-01                  90 Garth Road                Scarsdale           NY     10583       1,340,000

193    Cumberland Technical Center   4311 West Waters Avenue      Tampa               FL     33614       1,150,000

202    Town & Country Shopping       106 East Parker Street       Baxley              GA     31513       1,000,000
       Center
203    The Majestic Building         7 East Bijou Street          Colorado            CO     80903         989,000
                                                                  Springs
208    Goodwill Retail Center        17450 Meinig Avenue          Sandy               OR     97055         872,000

209    1137 NORTH 13TH STREET        1137 North 13th Street       Milwaukee           WI     53208         370,000
       APARTMENTS  (2F)

210    949-969 NORTH 27TH STREET     949-969 North 27th Street    Milwaukee           WI     53208         330,000
       (2F)

211    Summit Plaza                  894-896 Summit Street        Round Rock          TX     78664         665,000

212    Sunnyvale Trailer Park        1360 New Louden Road         Latham              NY     12110         574,000

213    Woodhaven Village Square      23200 Allen Road             Woodhaven           MI     48183         556,000

214    4425 South 87th Street        4425 South 87th Street       Omaha               NE     68127         405,000

215    Cosmos Apartments             1510 Avenue L                Plano               TX     75074         332,000

216    North Gate Apartments         1323 North Fourth Street     Toronto             OH     43964         295,000




(2A) THE UNDERLYING MORTGAGE LOANS SECURED BY POLY FOAM AND POLY-FOAM INTERNATIONAL, INC. ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(2F) THE UNDERLYING MORTGAGE LOANS SECURED BY 1137 NORTH 13TH STREET APARTMENTS AND 949-969 NORTH 27TH STREET ARE CROSS-DEFAULTED.
 (3) THE UNDERLYING MORTGAGE LOAN SECURED BY WEKIVA EXECUTIVE CENTER FOLLOWS THE FOLLOWING AMORTIZATION SCHEDULE: PAYMENTS 1-59 ARE BASED ON A 276-MONTH AMORTIZATION OF PRINCIPAL PAYMENTS 60-120 ARE BASED ON A 350-MONTH AMORTIZATION OF PRINCIPAL
 (4) ASSUMES A CUT-OFF DATE OF NOVEMBER 1, 2000.
 (5) IN THE CASE OF LOANS WITH INTEREST ONLY PERIODS, THE MONTHLY PAYMENT PRESENTED HEREIN REFLECTS THE AMOUNT DUE DURING THE RESPECTIVE AMORTIZATION TERMS.
 (6) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
 (7) ANTICIPATED REPAYMENT DATE.
 (8) "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
 (9) PREPAYMENT PROVISION AS OF ORIGINATION:
     L (X) = LOCKOUT FOR X YEARS
     D (X) = DEFEASANCE FOR X YEARS
     YM A% (X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR X YEARS O (X) = PREPAYABLE AT PAR FOR X YEARS


                                     B-1B-2


                                               ORIGINAL   REMAINING
              CUT-OFF DATE                      TERM TO   TERM TO     ORIGINATION      REMAINING
        ------------------------    MORTGAGE   MATURITY   MATURITY    AMORTIZATION   AMORTIZATION
        PRINCIPAL      MONTHLY      INTEREST   (MONTHS)   (MONTHS)        TERM           TERM
#       BALANCE (4)   PAYMENT (5)     RATE        (6)       (6)         (MONTHS)       (MONTHS)
-       ----------    ----------    --------   --------   --------    ------------   ------------
1       25,325,706    191,536.45     8.290%      120        114           360             354

11       9,332,630     70,506.33     8.290%      120        116           360             356

12       8,533,752     64,053.06     8.220%      120        116           360             356

13      14,640,000    109,265.82     8.180%      120        113           360             360

15      14,385,000    111,885.05     8.625%      120        112           360             360

16      13,960,297    106,558.38     8.390%      123        117           360             354

19      12,534,362     99,513.17     8.270%      120        114           300             294

21      12,356,185     93,942.78     8.340%      120        113           360             353

22      11,587,542     86,495.40     8.170%      120        118           360             358

27      11,487,650     85,749.75     8.170%      84          82           360             358

29      10,482,959     82,153.99     8.690%      120        116           360             356

31       9,882,379     75,561.85     8.420%      120        116           360             356

36       9,644,137     74,949.35     8.580%      120        113           360             353

39       9,100,000     67,981.80     8.190%      120        118           360             360

44       8,856,454     66,634.46     8.030%      120        104           344             328

45       8,790,158     64,694.02     8.020%      120        118           360             358

46       8,061,206     62,437.93     8.550%      120        114           360             354

49       6,960,000     51,946.05     8.180%      120        113           360             360

52       6,478,527     51,727.95     8.360%      120        116           300             296

54       6,451,145     51,174.33     8.260%      120        114           300             294

55       6,447,095     47,282.86     7.990%      144        143           360             359

56       5,692,227     43,747.30     8.480%      120        117           360             357

60       5,584,901     43,257.75     8.550%      120        114           360             354

64       5,541,644     41,344.67     8.160%      120        117           360             357

65       4,495,042     33,249.12     7.250%      120        100           300             280

77       4,145,664     31,235.93     8.270%      120        118           360             358

82       4,106,698     30,116.29     7.960%      120        114           360             354

83       4,061,927     32,679.16     8.460%      120        117           300             297

85       3,814,844     29,852.13     8.130%      120        117           300             297

89       3,793,962     29,894.62     8.750%      120        116           360             356

92       3,697,607     28,838.08     8.630%      120        115           360             355

94       3,452,236     26,997.75     8.660%      120        115           360             355

98       3,444,402     26,843.28     8.230%      120        118           312             310

99       3,274,601     26,408.69     8.980%      144        135           360             351

100      3,194,576     25,853.58     8.540%      120        118           300             298

102      3,169,044     24,386.71     7.500%      120         86           300             266

103      2,908,942     25,697.08     8.390%      144        129           240             225

110      2,907,902     22,143.59     8.380%      120        117           360             357

111      2,852,871     22,848.79     8.830%      120        115           346             341

112      2,851,609     21,546.57     8.280%      120        114           360             354

113      2,695,000     20,379.17     8.300%      120        116           360             356

117      2,545,673     19,316.04     8.330%      120        115           360             355

122      2,505,773     19,013.28     8.330%      120        115           360             355

125      2,466,426     18,625.79     8.290%      120        117           360             357

126      2,395,898     18,522.00     8.540%      120        116           360             356

130      2,308,168     18,851.13     8.650%      120        118           300             298

131      2,265,448     17,558.01     8.550%      120        113           360             353

133      2,238,943     16,965.36     7.730%      120        115           300             295

135      2,142,752     16,129.75     8.260%      120        118           360             358

138      2,138,636     17,718.43     8.470%      120        115           276             271

140      1,982,013     17,000.98     8.050%      120        107           240             227

142      1,971,098     17,903.36     8.950%      120        111           240             231

143      1,943,149     14,800.77     8.360%      120        113           360             353

145      1,922,979     15,447.41     8.330%      120        107           300             287

146      1,917,257     15,595.22     9.100%      120        115           360             355

147      1,903,501     16,766.67     9.520%      120        111           300             291

149      1,878,870     15,089.71     8.430%      120        116           300             296

150      1,833,004     14,808.43     8.510%      120        117           300             297

152      1,805,197     14,045.81     8.600%      144        138           360             354

155      1,768,566     15,481.07     8.530%      120        116           240             236

161      1,716,093     13,371.87     8.620%      120        115           360             355

162      1,695,028     12,819.37     8.290%      120        114           360             354

164      1,652,195     13,059.23     8.750%      120        110           360             350

165      1,585,956     12,485.83     8.730%      144        138           360             354

167      1,553,012     12,672.00     8.460%      120        104           300             284

170      1,495,078     11,967.42     8.390%      120        116           300             296

171      1,479,970     12,126.32     8.660%      120        115           300             295

172      1,425,202     11,313.09     8.290%      120        116           300             296

176      1,392,907     11,178.99     8.400%      120        114           300             294

179      1,386,265     11,653.06     8.900%      120        108           300             288

181      1,357,566     10,741.10     8.270%      120        118           300             298

184      1,337,725     10,360.47     8.560%       84         80           360             356

185      1,141,935      9,784.85     9.170%      120        111           300             291

193        996,963      8,207.85     8.730%      120        116           300             296

202        984,234      8,050.52     8.630%      120        114           300             294

203        869,437      7,240.32     8.870%      120        116           300             296

208        369,132      3,029.37     8.700%      120        117           300             297

209        329,226      2,701.87     8.700%      120        117           300             297

210        657,670      5,435.70     8.680%      120        107           300             287

211        572,289      4,742.53     8.810%      120        116           300             296

212        554,393      4,643.11     8.940%      120        116           300             296

213        403,665      3,563.84     9.590%      120        115           300             295

214        330,365      2,680.07     8.530%      120        114           300             294

215        293,528      2,369.46     8.470%      120        114           300             294

216





                                     B-1B-3



                                                                                                        INTEREST
                                                                                                       CALCULATION
       INTEREST                                                                   FEE SIMPLE/           (30/360 /     SERVICING
         ONLY                                                               -----------------------    ACTUAL/360 /      AND
        PERIOD                                                                           MORTGAGE      ------------    TRUSTEE
 #     (MONTHS)      ARD (7)     DEFEASANCE (8)     DEFEASANCE PERIOD (9)   LEASEHOLD   LOAN SELLER    ACTUAL/365)       FEES
--     --------      -------     --------------     ---------------------   ---------   -----------    -----------    ---------
11        0         4/30/2010           No                  N/A          Leasehold        KeyBank       Actual/360    0.051700%

12        0                            Yes          L (2.33), D (5.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    YM 1% (1.75), O
                                                    (0.33)

13        0                            Yes          L (2.33), D (5.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    YM 1% (1.75), O
                                                    (0.33)

15       24                            Yes          L (4.08), D (5.59),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

16       24                            Yes          L (4.08), D (5.34),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.58)

19        0                            Yes          L (2.5), D (7.5), O        Fee        KeyBank       Actual/360    0.051700%
                                                    (0.25)

21        0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.101700%
                                                    (0.33)

22        0                            Yes          L (4.08), D (5.59),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

27        0                            Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

29        0                            Yes          L (2.17), D (4.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

31        0          7/1/2010          Yes          L (2.33), D (7.34),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

36        0          7/1/2010          Yes          L (2.33), D (7.34),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

39        0          4/1/2010           No          N/A                        Fee        KeyBank       Actual/360    0.051700%

44       12          9/1/2010          Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

45        0                            Yes          L (3.33), D (6.42),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

46        0                            Yes          L (2.17), D (7.5), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

49        0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

52       24                            Yes          L (4.08), D (5.59),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

54        0                            Yes          L (2.33), D (7.34),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

55        0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.101700%
                                                    (0.33)

56        0                            Yes          L (2.08), D (9.59),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

60        0          8/1/2010          Yes          L (2.25), D (7.5), O       Fee        KeyBank       Actual/360    0.101700%
                                                    (0.25)

64        0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

65        0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

77        0         2/28/2009           No          N/A                        Fee        KeyBank       Actual/360    0.051700%

82        0                            Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

83        0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

85        0                            Yes          L (2.25), D (7.42),        Fee        KeyBank       Actual/360    0.051700%
                                                       O (0.33)

89        0                            Yes          L (2.25), D (7.5), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.25)

92        0                            Yes          L (2.33), D (7.42),        Fee        KeyBank       Actual/360    0.071700%
                                                    O (0.25)

94        0                            Yes          L (2.42), D (7.25),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

98        0                            Yes          L (2,42(, D (7.25),      Leasehold    KeyBank       Actual/360    0.051700%
                                                    O (0.33)

99        0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

100       0                            Yes          L (2.75), D (9), O         Fee        KeyBank       Actual/360    0.051700%
                                                    (0.25)

102       0          9/1/2010          Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

103       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

110       0                            Yes          L (3.25), D (8.5), O       Fee        KeyBank           30/360    0.051700%
                                                    (0.25)

111       0          8/1/2010          Yes          L (2.25), D (7.42),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

112       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

113       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

117       0                            Yes          L (2.33), D (7.34),        Fee        KeyBank       Actual/360    0.051700%
                                                     O (0.33)

122       0          6/1/2010          Yes          L(2.42), D (7.25), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

125       0          6/1/2010          Yes          L(2.42), D (7.25), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

126       0          8/1/2010          Yes          L (2.25), D (7.42),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

130       0          7/1/2010          Yes          L (2.33), D (7.34),        Fee        KeyBank       Actual/360    0.051700%
                                                       O (0.33)

131       0                            Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

133       0                            Yes          L(2.58), D (7.09), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

135       0                            Yes          L (2.42), D (7.33),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

138       0                            Yes          L (2.17), D (7.58),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

140       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

142       0         10/1/2009           No          N/A                        Fee        KeyBank       Actual/360    0.101700%

143       0          2/1/2010           No          N/A                        Fee        KeyBank       Actual/360    0.101700%

145       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

146       0                            Yes          L (3.08), D (6.59),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

147       0                            Yes          L (2.42), D (7.33),        Fee        KeyBank       Actual/360    0.101700%
                                                    O (0.25)

149       0          2/1/2010           No          N/A                        Fee        KeyBank       Actual/360    0.051700%

150       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

152       0                            Yes          L (2.25), D (7.42),        Fee        KeyBank       Actual/360    0.051700%
                                                     O (0.33)

155       0                            Yes          L (2.5), D (9.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

161       0                             No          N/A                        Fee        KeyBank           30/360    0.051700%

162       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

164       0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                       (0.33)

165       0                            Yes          L (2.83), D (6.84),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

167       0                            Yes          L (2.5), D (9.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

170       0                            Yes          L (3.33), D (6.42),        Fee        KeyBank           30/360    0.051700%
                                                    O (0.25)

171       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

172       0          6/1/2010          Yes          L (2.42), D (7.33),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.25)

176       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

179       0                            Yes          L (2.5), D (7.17), O       Fee        KeyBank       Actual/360    0.051700%
                                                    (0.33)

181       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

184       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

185       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

193       0                            Yes          L (2.75), D (6.92),        Fee        KeyBank       Actual/360    0.051700%
                                                    O (0.33)

202       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

203       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

208       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

209       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

210       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

211       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

212       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

213       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

214       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

215       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%

216       0                             No          N/A                        Fee        KeyBank       Actual/360    0.051700%



                                     B-1B-4

                                  EXHIBIT B-1C

                         SCHEDULE OF PMCF MORTGAGE LOANS

                             [SEE ATTACHED SCHEDULE]






















                                     B-1C-1


                                                               B-1C-3

                                                    DLJ COMMERCIAL MORTGAGE CORP.
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1






                                                                                                        ORIGINAL
                                                                                                        PRINCIPAL
 #             PROPERTY NAME                    ADDRESS                  CITY         STATE  ZIP CODE    BALANCE
---            -------------                    -------                  ----         -----  --------   ---------
2      Valencia Marketplace, Power     25420-25710 The Old Road        Valencia         CA     91381   51,980,517
       Center
3      HERCULES PLAZA  (1)             1313 North Market Street        Wilmington       DE     19801   51,010,324
8      Gateway at Randolph Apartments  44 Center Grove Road            Randolph         NJ     07869   28,000,000
                                                                       Township
10     Palm Plaza Shopping Center      26479 Ynez Road                 Temecula         CA     92591   25,762,500
17     One Bulfinch Place              One Bulfinch Place              Boston           MA     02114   14,500,000
18     Sandhurst Apartments            30582 Sandhurst Drive           Roseville        MI     48066   14,000,000
20     Saddle Brook Apartments         49 Finnigan Avenue              Saddle Brook     NJ     07663   13,000,000
                                                                       Township
23     RADISSON INN HARBOURWALK  (2B)  223 Gaslight Circle             Racine           WI     53403    6,900,000

24     RADISSON SUITE HOTEL  (2B)      404 W. St. Germain              St. Cloud        MN     56301    5,350,000

30     Glenridge Apartments            4770 Nightingale Drive          Colorado         CO     80918   10,500,000
                                                                       Springs
32     Windmill Apartments             4165 Lacy Lane                  Colorado         CO     80916   10,453,000
                                                                       Springs
33     Kent Hill Plaza                 25610-26004 104th Avenue, SE    Kent             WA     98031   10,300,000
34     Cheyenne Crest Apartments       4008 Westmeadow Drive           Colorado         CO     80906   10,237,000
                                                                       Springs
35     Big Kmart - Midwest City        5701 East Reno Avenue           Midwest City     OK     73110   10,000,000

37     Big Kmart - Edmond              2501 South Broadway             Edmond           OK     73013    9,790,000
40     Big Kmart - Chicago             1710 North Kostner Avenue       Chicago          IL     60639    9,540,000
43     DoubleTree Hotel                1230 Congress Street            Portland         ME     04102    9,200,000
48     Candlewood Hotel - Sacramento   555 Howe Avenue                 Sacramento       CA     95825    8,415,000
50     North Reading Plaza             72 Main Street                  North Reading    MA     01867    7,400,000

51     Cypress Springs Apartments      210 Welcome Way                 Fern Park        FL     32730    7,300,000
57     Standard Dairy Apartments       2808 Northeast Martin Luther    Portland         OR     97212    6,260,000
                                       King Jr. Boulevard
58     Edward's Office Portfolio                                                                        6,000,000
58a    200 Newport Center Drive        200 Newport Center Drive        Newport Beach    CA     92660
58b    359 San Miguel Drive            359 San Miguel Drive            Newport Beach    CA     92660
58c    363 San Miguel Drive            363 San Miguel Drive            Newport Beach    CA     92660
62     Granite Retail Portfolio                                                                         5,640,000
62a    Campbell Park Shopping Center   3443 W. Campbell Road (Big      Garland          TX     75042
                                       Spring Road)
62b    Frankford Crest Shopping Center 6911 Frankford Road             Dallas           TX     75225
62c    Midway Village Shopping Center  19021 Midway Road               Dallas           TX     75287
62d    Campbell Square Shopping Center 955 East Campbell Road          Richardson       TX     75081
63     Walnut Creek Apartments         11411 Green Plaza Drive         Houston          TX     77038    5,600,000

66     Indian Run Village              1 Lenape Way                    Honey Brook      PA     19344    5,500,000
73     6329 Glenwood Office Building   6329 Glenwood Avenue            Overland Park    KS     66202    5,000,000
81     The Shops at Fair Lakes         12701-12735 Shoppes Lane        Fairfax          VA     22033    4,200,000
84     Florida Computer Center         7841-7919 Pines Boulevard       Pembroke Pines   FL     33024    4,100,000
93     Augusta Plaza Shopping Center   48-54 Western Avenue            Augusta          ME     04330    3,790,000

96     West Marietta Retail Center     Dallas Highway & Villa Rica     Marietta         GA     30064    3,650,000
                                       Road
97     Regency Centre Office Complex   8202 Clearvista Parkway         Indianapolis     IN     46256    3,500,000
104    Bryn Mawr Suites Apartments     5100 Lebanon Avenue             Philadelphia     PA     19131    3,150,000
114    Warehouse X/Lock-It Lockers     1560 Frazee Road                San Diego        CA     92108    2,800,000
115    Lazy Acres Estates              5510 Stettin Drive              Wausau           WI     54401    2,755,000
120    Northway Plaza Shopping Center  5300 - 5348 Dixie Highway       Waterford        MI     48329    2,675,000
                                                                       Township
124    Middlefield Market Square       15401-15439 West High Street    Middlefield      OH     44062    2,550,000
       Shopping Center
127    The Meadows Apartments          341 Stelton Road                Xenia            OH     45385    2,450,000
129    Colony Square Apartments        3020 Colquitt Road              Shreveport       LA     71118    2,400,000
136    1025 East Maple Office Building 1025 East Maple Road            Birmingham       MI     48009    2,175,000

137    Jaffe Eye Office Building       18999 Biscayne Boulevard        Aventura         FL     33180    2,150,000
139    North Mall                      68-100 Old Riverhead Road       Westhampton      NY     11978    2,150,000
                                                                       Beach
151    Richfield Court Apartments      3281 Richfield Road             Flint            MI     48506    1,845,000
156    Warehouse II/Lock-It Lockers    3636 East Washington Street     Phoenix          AZ     85034    1,809,000

159    Gaithersburg Shopping Center    841-861 Russell Avenue          Gaithersburg     MD     20879    1,800,000

182    Lockheed Martin Building        2717 Airport Drive              Harlingen        TX     78550    1,370,000
183    Renton Highlands Center         1190 Sunset Boulevard NE        Renton           WA     98056    1,360,000
186    Pinewood Village Apartments     1258 Sunset Boulevard           Jesup            GA     31545    1,257,500
196    STONEY CREEK APARTMENTS  (4)    410 East Hinckley Avenue        Ridley Park      PA     19078    1,100,000
                                                                       Borough
199    Warehouse I/Lock-It Lockers     1135 West Broadway Road         Tempe            AZ     85282    1,045,000
207    Northway Court Shopping Center  1501 Northway Drive             St. Cloud        MN     56303      875,000
209    Warehouse IV/Lock-It Lockers    2825 North 1st Avenue           Tucson           AZ     85719      855,000
210    Warehouse IX/Lock-It Lockers    4115 East Speedway Boulevard    Tucson           AZ     85712      820,000



                                                   ORIGINAL    REMAINING   ORIGINATION
                 CUT-OFF-DATE                      TERM TO      TERM TO     AMORTIZED     REMAINING     INTEREST
            -----------------------    MORTGAGE    MATURITY    MATURITY        ON        AMORTIZATION     ONLY
            PRINCIPAL      MONTHLY     INTEREST     MONTHS      MONTHS        TERM           TERM        PERIOD
 #          BALANCE(4)    PAYMENT(5)     RATE         (6)         (6)        (MONTHS)      (MONTHS)     (MONTHS)    ARD(7)
---         ---------     ---------    --------    --------    --------    -----------   ------------   --------    ------
2          51,787,099     361,534.76    7.240%        156         152          336           332           0       7/1/2013

3          50,909,381     390,426.55    6.810%        152         151          152           151           0
8          27,870,175     216,479.64    8.020%        120         115          300           295           0

10         25,476,217     181,371.61    7.570%        120         103          360           343           0       6/1/2009
17         14,383,000     112,212.51    8.380%        120         116          334           334           30      7/1/2010
18         13,971,656     102,922.30    8.020%        120         116          360           356           0
20         12,939,724     100,508.41    8.020%        120         115          300           295           0

23          6,888,821      56,774.80    8.760%        120         118          300           298           0

24          5,341,332      44,021.04    8.760%        120         118          300           298           0

30         10,488,631      78,072.50    8.140%        120         118          360           358           0

32         10,437,167      77,723.03    8.140%        120         117          360           357           0

33         10,287,425      79,052.14    8.480%        120         118          360           358           0
34         10,221,494      76,116.97    8.140%        120         117          360           357           0

35          9,984,394      73,655.50    8.040%        120         117          360           357           0       8/1/2010

37          9,770,974      72,861.89    8.150%        120         116          360           356           0       7/1/2010
40          9,521,460      71,001.27    8.150%        120         116          360           356           0       7/1/2010
43          9,154,171      73,560.83    8.416%        120         115          300           295           0
48          8,401,451      69,412.22    8.790%        120         118          300           298           0
50          7,380,723      55,126.22    8.160%        120         115          360           355           0       6/1/2010

51          7,300,000      56,676.05    8.430%        120         114          336           336           24      5/1/2010
57          6,250,949      48,367.53    8.270%        120         118          324           322           0

58          5,991,636      45,752.65    8.410%        120         117          360           357           0         8/1/10
58a
58b
58c
62          5,633,625      41,305.71    7.980%        120         118          360           358           0
62a

62b
62c
62d
63          5,591,998      42,367.32    8.090%        120         118          330           328           0

66          5,500,000      42,329.23    8.510%        120         116          360           360           12
73          4,988,040      38,268.64    8.450%        120         115          360           355           0       6/1/2010
81          4,187,640      31,612.27    8.270%        120         114          360           354           0       5/1/2010
84          4,089,866      31,061.72    8.340%        120         115          360           355           0       6/1/2010
93          3,769,547      28,322.18    8.190%        120         110          360           350           0       1/1/2010

96          3,631,507      29,145.23    8.400%        120         114          300           294           0       5/1/2010

97          3,495,482      27,284.92    8.650%        120         117          360           357           0
104         3,141,216      22,938.15    7.920%        120         115          360           355           0       6/1/2010
114         2,793,488      23,001.00    8.740%        120         117          300           297           0
115         2,755,000      21,047.04    8.430%        120         116          360           360           12
120         2,659,332      22,977.79    8.360%        120         116          240           236           0

124         2,543,014      19,607.29    8.500%        120         114          360           354           0

127         2,447,454      18,474.97    8.290%        120         118          360           358           0
129         2,396,728      20,797.39    8.480%        240         239          240           239           0
136         2,166,473      17,985.18    8.820%        240         235          300           295           0

137         2,150,000      16,655.95    8.300%        120         115          324           324           36      6/1/2010
139         2,140,954      17,297.90    8.490%        120         115          300           295           0

151         1,833,914      13,731.38    8.150%        120         109          360           349           0      12/1/2009
156         1,805,034                   9.000%        120         117          300           297           0
                           15,181.06
159         1,795,202      13,308.29    8.080%        120         115          360           355           0       6/1/2010

182         1,368,517      10,186.60    8.140%        120         118          360           358           0
183         1,357,940      11,487.67    9.080%        120         118          300           298           0
186         1,252,888       9,411.84    8.210%        120         113          360           353           0       4/1/2010
196         1,098,780       8,109.79    8.050%        120         118          360           358           0

199         1,042,570       8,584.30    8.740%        120         117          300           297           0
207           874,174       6,808.77    8.630%        120         118          360           358           0
209           853,012       7,023.52    8.740%        120         117          300           297           0
210           818,093       6,736.01    8.740%        120         117          300           297           0



                                                           FEE SIMPLE              INTEREST
                                                      ---------------------       CALCULATION   SERVICING
                                                                   MORTGAGE        (30/360/        AND
                                                                     LOAN         ACUTAL/360     TRUSTEE
 #       DEFEASANCE(8)     DEFEASANCE PERIOD (9)      LEASEHOLD     SELLER        ACTUAL/365)      FEES
---      -------------     ---------------------      ---------    --------       -----------   ---------
2             Yes        L (3.83), D (8.58), O           Fee         PMCF           30/360      0.059212%
                         (0.58)
3             No         N/A                          Leasehold      PMCF           30/360      0.051700%
8             Yes        L (3), D (6.58), O (0.42)       Fee         PMCF         Actual/360    0.071700%

10            Yes        L (3.42), D (6), O (0.58)       Fee         PMCF         Actual/360    0.051700%
17            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
18            Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%
20            Yes        L (3), D (6.58), O (0.42)       Fee         PMCF         Actual/360    0.071700%

23            Yes        L (2.25), D (7.42), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
24            Yes        L (2.25), D (7.42), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
30            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

32            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

33            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF           30/360      0.076700%
34            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

35            Yes        L (2.33), D (7.08), O           Fee         PMCF         Actual/360    0.051700%
                         (0.58)
37            Yes        L (2.42), D (7), O (0.58)       Fee         PMCF         Actual/360    0.051700%
40            Yes        L (2.42), D (7), O (0.58)       Fee         PMCF         Actual/360    0.051700%
43            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF           30/360      0.051700%
48            Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%
50            Yes        L (4.5), D (5.17), O            Fee         PMCF         Actual/360    0.101700%
                         (0.33)
51            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
57            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%

58            Yes        L (4), D (5.67), O (0.33)                   PMCF         Actual/360    0.101700%
58a                                                      Fee         PMCF
58b                                                      Fee         PMCF
58c                                                      Fee         PMCF
62            Yes        L (4), D (5.67), O (0.33)                   PMCF         Actual/360    0.051700%
62a                                                      Fee         PMCF

62b                                                      Fee         PMCF
62c                                                      Fee         PMCF
62d                                                      Fee         PMCF
63            Yes        L (2.25), D (7.17), O           Fee         PMCF         Actual/360    0.051700%
                         (0.58)
66            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
73            Yes        L (4), D (5.58), O (0.42)       Fee         PMCF         Actual/360    0.051700%
81            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
84            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
93            Yes        L (4.92), D (4.75), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
96            Yes        L (4.58), D (5.08), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
97            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
104           No         N/A                             Fee         PMCF         Actual/360    0.101700%
114           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
115           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
120           Yes        L (3), D (6.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%

124           Yes        L (3.92), D (5.75), O           Fee         PMCF         Actual/360    0.101700%
                         (0.33)
127           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
129           No         N/A                             Fee         PMCF         Actual/360    0.051700%
136           Yes        L (4), D (15.67), O             Fee         PMCF         Actual/360    0.101700%
                         (0.33)
137           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.051700%
139           Yes        L (4.5), D (4.92), O            Fee         PMCF         Actual/360    0.051700%
                         (0.58)
151           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
156           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

159           Yes        L (2.5), D (7.17), O            Fee         PMCF         Actual/360    0.101700%
                         (0.33)
182           Yes        L (4), D (5.42), O (0.58)    Leasehold      PMCF         Actual/360    0.051700%
183           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
186           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.051700%
196           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%

199           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
207           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
209           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
210           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%



(1)  THE UNDERLYING MORTGAGE LOAN SECURED BY HERCULES PLAZA FOLLOWS THE FOLLOWING AMORTIZATION SCHEDULE:

     PAYMENTS 1-92 ARE BASED ON A 239-MONTH AMORTIZATION OF PRINCIPAL
     PAYMENTS 93-152 ARE BASED ON A 60-MONTH AMORTIZATION OF PRINCIPAL

(2B) THE UNDERLYING MORTGAGE LOANS SECURED BY RADISSON INN HARBOURWALK AND RADISSON SUITE HOTEL ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(4)  ASSUMES A CUT-OFF DATE OF NOVEMBER 1, 2000.

(5)  IN THE CASE OF LOANS WITH INTEREST ONLY PERIODS, THE MONTHLY PAYMENT PRESENTED HEREIN REFLECTS THE AMOUNT DUE DURING THE
     RESPECTIVE AMORTIZATION TERMS.

(6)  IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE
     INDICATED COLUMN.

(7)  ANTICIPATED REPAYMENT DATE.

(8)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT PERIOD.

(9)  PREPAYMENT PROVISION AS OF ORIGINATION:
     L (X) = LOCKOUT FOR X YEARS
     D (X) = DEFEASANCE FOR X YEARS
     YM A% (X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR X
     YEARS O (X) = PREPAYABLE AT PAR FOR X YEARS


                                                               B-1C-2

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY





                                    - NONE -












                                      B-2-1

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION


                                                            [DATE]

DLJ Commercial Mortgage Corp.                   Midland Loan Services, Inc.
11 Madison Avenue                               210 West 10th Street, 6th Floor
New York, New York  10010                       Kansas City, Missouri 64105
Key Corporate Capital Inc.                      KeyBank National Association
d/b/a Key Commercial Mortgage                   127 Public Square
911 Main Street, Suite 1500                     Cleveland, Ohio  44114
Kansas City, Missouri 64105
Prudential Mortgage Capital Funding, LLC        Column Financial, Inc.
100 Mulberry Street                             3414 Peachtree Road, N.E.
Gateway Center 4, 8th Floor                     Suite 1140
Newark, New Jersey  07102                       Atlanta, Georgia 30326-1113


       Re: DLJ Commercial Mortgage Corp, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

Ladies and Gentlemen:

     Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of November 1, 2000 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and
Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip


                                     B-3-1

code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

     Pursuant to Section 2.02(c) of the Agreement, neither the Trustee nor the Custodian is under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.



                                          Respectfully,

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                                as Trustee


                                          By:___________________________________
                                             Name:
                                             Title:


                                     B-3-2

                                    EXHIBIT C

                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITARY

                             [See Attached Letters]

                                     [LOGO]

--------------------------------------------------------------------------------
          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)--
            WITHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                          AND ASSET-BACKED SECURITIES
--------------------------------------------------------------------------------


                            Letter of Representations
                      [To be Completed by Issuer and Agent]

                 DLJ COMMERCIAL MORTGAGE CORP.
                 -------------------------------------------------
                                [Name of Issuer]

                 WELLS FARGO BANK MINNESOTA, N.A.
                 -------------------------------------------------
                                 [Name of Agent]

                                                                NOVEMBER 6, 2000
                                                                ----------------
                                                                     [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099


     Re:  DLJ COMMERCIAL MORTGAGE CORP. COMMERCIAL MORTGAGE PASS-THROUGH
          ----------------------------------------------------------------------
          CERTIFICATES, SERIES 2000-CKP1, A-1A, A-1B, A-2, A-3, A-4, B-1, B-2,
          ----------------------------------------------------------------------
          B-3
          ----------------------------------------------------------------------
                                    [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated Nov. 1, 2000 (the "Document")*.
___________________________________
  ["Underwiter/Placement Agent"]


* Donaldon, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, McDonald Investments Inc., Salomon Smith Barney Inc.

are distributing the Securities through The Depository Trust Company ("DTC").


     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on November 2000, there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a rebinding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (eg., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSEP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Call Notification Department
                             The Depository Trust Company
                             711 Stewart Avenue
                             Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Reorganization Department
                             Reorganization Window
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Put Bond Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $ 1,000 original face value (or other minimum authorized denomination if less than $ 1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date* Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Announcements
                             Dividend Department
                             The Depository Trust Company
                             55 Water Street 25th Floor
                             New York, NY 10041-0099

     9. Issuer represents: [NOTE: Issuer must represent one of the following, and shall cross out the other.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

*    (or such other arrangement as may be agreed upon by DTC and the agent.)

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC win confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLS") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLS. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLS shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLS, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Notes:

A. If there is an Agent (as defined
in this Letter of Representations),
Agent as well as Issuer must sign
this Letter. If there is no Agent,
in signing this Letter Issuer
itself undertakes to perform all of
the obligations set forth herein.

B. Schedule B contains statements
that DTC believes accurately
describe DTC, the method of
effecting book-entry transfers of
securities distributed through DTC,
and certain related matters.


                                     Very truly yours,


                                     DLJ COMMERCIAL MORTGAGE CORP.
                                     -------------------------------------------
                                                   [Issuer]


                                     By: /s/
                                        ----------------------------------------
                                            [Authorized Officer's Signature]


                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     -------------------------------------------
                                                   [Agent]


                                     By: /s/
                                        ----------------------------------------
                                            [Authorized Officer's Signature]




Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: /s/
   -------------------------------

Funds should be wired to:

The Chase Manhattan Bank
ABA #021 000 021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account # 066-026776

Redemption Deposit Account # 066-027306

Reorganization Deposit Account # 066-027608

cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A


          -----------------------------------------------------------



          -----------------------------------------------------------
                   [Describe Issue, Including Issuer's Name]


   CUSIP Number       Principal Amount       Maturity Date      Interest Rate
   ------------       ----------------       -------------      -------------



















                                 [SEE ATTACHED]

                                                                      SCHEDULE A


                          DLJ Commercial Mortgage Corp.
         Commercial Mortgage Pass-Through Certificates Series 2000-CKP1

Certificates  CUSIP Number     Principal Amount    Maturity Date   Interest Rate
------------  -------------  -------------------   -------------   -------------
   A-1A-1      23322B MY 1      $210,310,000           8/09           6.9300%
   A-1B-1      23322B MZ 8      $400,000,000           8/10           7.1800%
   A-1B-2      23322B MZ 8      $389,377,000           8/10           7.1800%
   A-2-1       23322B NA 2      $ 5l,596,000           9/10           7.3500%
   A-3-1       23322B NB 0      $ 58,047,000           9/10           7.5000%
   A-4-1       23322B NC 8      $ 16,124,000           9/10           7.6000%
   B-1-1       23322B ND 6      $ 16,124,000          10/10           7.9500%
   B-2-1       23322B NE 4      $ 25,798,000          10/10           8.0000%
   B-3-1       23322B NF 1      $ 12,899,000          10/10           8.2380%

                                                                      SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                     [LOGO]

--------------------------------------------------------------------------------
          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)--
            WITHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                          AND ASSET-BACKED SECURITIES
--------------------------------------------------------------------------------


                            Letter of Representations
                      [To be Completed by Issuer and Agent]

                DLJ COMMERCIAL MORTGAGE CORP.
                -------------------------------------------------
                                [Name of Issuer]


                WELLS FARGO BANK MINNESOTA, N.A.
                -------------------------------------------------
                                 [Name of Agent]

                                                                NOVEMBER 6, 2000
                                                                ----------------
                                                                       [Date]

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

     Re:  DLJ COMMERCIAL MORTGAGE CORP. COMMERCIAL MORTGAGE PASS-THROUGH
          ----------------------------------------------------------------------
          CERTIFICATES, SERIES 2000-CKP1, CLASS S
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                        [Issue description (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated NOV. 1, 2000 (the "Document").*
______________________________________
   ["Underwriter/Placement Agent"]

* Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated
is distributing the Securities through The Depository Trust Company ("DTC").


     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on November 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                    Unless this certificate is presented by an
             authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
             DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note. Issuer must represent one of the following, and shall cross out the other.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]


     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate (s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (eg., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC"s possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227- 4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Call Notification Department
                             The Depository Trust Company
                             711 Stewart Avenue
                             Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (eg., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the-Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Reorganization Department
                             Reorganization Window
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders" Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the parry sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Put Bond Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date" *Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Announcements
                             Dividend Department
                             The Depository Trust Company
                             55 Water Street 25th Floor
                             New York, NY 10041-0099

     9. Issuer represents: [NOTE: Issuer must represent one of the following, and shall cross out the other.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

*    (or such other arrangement as may be agreed upon by DTC and the Agent.)

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that win be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will conform with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLS. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLS, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


REPRESENTATIONS FOR RULE 144A SECURITIES
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

NOTES:

A. If there is an Agent (as defined
in this Letter of Representations),
Agent as well as Issuer must sign
this Letter. If there is no Agent,
in signing this Letter Issuer
itself undertakes to perform all of
the obligations set forth herein.

B. Schedule B contains statements
that DTC believes accurately
describe DTC, the method of
effecting book-entry transfers of
securities distributed through DTC,
and certain related matters.


                                     Very truly yours,


                                     DLJ COMMERCIAL MORTGAGE CORP.
                                     -------------------------------------------
                                                   [Issuer]


                                     By: /s/
                                        ----------------------------------------
                                            [Authorized Officer's Signature]


                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     -------------------------------------------
                                                   [Agent]


                                     By: /s/
                                        ----------------------------------------
                                            [Authorized Officer's Signature]




Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: /s/
   -------------------------------

Funds should be wired to:

The Chase Manhattan Bank
ABA#021000021
For credit to a/c Cede & Co.
c/o The Depository Trust Company

[Select Appropriate Account.]

Dividend Deposit Account # 066-026776

Redemption Deposit Account # 066-027306

Reorganization Deposit Account # 066-027608

cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                    [Describe Issue, Including Issuer's Name]


CUSIP Number         Principal Amount        Maturity Date       Interest Rate
------------         ----------------        -------------       -------------



                                 [SEE ATTACHED]

                                                                      SCHEDULE A


                          DLJ Commercial Mortgage Corp.
         Commercial Mortgage Pass-Through Certificates Series 2000-CKP 1

Certificates   CUSIP Number  Principal Amount  Maturity Date  Interest Rate
------------   ------------  ----------------  -------------  -------------
     S-1       23322B NY 0     $400,000,000       10/20         l.0912%
     S-2       23322B NY 0     $400,000,000       10/20         1.0912%
     S-3       23322B NY 0     $400,000,000       10/20         1.0912%
     S-4       23322B NY 0     $ 89,918,771       10/20         1.0912%

                                                                      SCHEDULE B


                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede &Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                     [LOGO]

                   Representations for Rule 144A Securities--
                to be included in DTC Letter of Representations

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [Note; Issuer must represent one of the following, and shall cross out the other.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.


--------------------

     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security." The underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue, S.E.
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, the undersigned as master servicer (in such capacity, the "Master Servicer") and as special sub-servicer, Midland Loan Services, Inc. as special servicer and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______    1.  Mortgage Loan paid in full.

              The undersigned hereby certifies
              that all amounts received in
              connection with the Mortgage Loan
              that are required to be credited to
              the Collection Account pursuant to
              the Pooling and Servicing Agreement,
              have been or will be so credited.

______    2.  Other.  (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                                     D-1-1

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                              KEY CORPORATE CAPITAL INC. D/B/A
                                              KEY COMMERCIAL MORTGAGE
                                              as Master Servicer


                                              By:_______________________________
                                                    Name:
                                                    Title:

                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER/SPECIAL SUB-SERVICER
                               REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue, S.E.
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Pass-Through Certificates, Series 2000-CKP1

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, (the "Special Sub-Servicer"), Midland Loan Services, Inc. as special servicer (the "Special Servicer") and you as trustee (in such capacity, the "Trustee"), the undersigned as [Special Servicer] [Special Sub-Servicer] hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______    1.  The Mortgage Loan is being foreclosed.

______    2.  Other.  (Describe)  _____________________________________________

                                  _____________________________________________

                                     D-2-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                             [MIDLAND LOAN SERVICES, INC.]
                                             as Special Servicer]
                                             [KEY CORPORATE CAPITAL INC. D/B/A
                                             KEY COMMERCIAL MORTGAGE]
                                             as Special Sub-Servicer]


                                             By: _______________________________
                                                  Name:
                                                  Title:

                                     D-2-2

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT

                             [See Attached Schedule]



                                      E-1-1

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


STATEMENT SECTIONS                                                   PAGE(S)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7-9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14-15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                    DEPOSITOR

--------------------------------------------------------------------------------
DLJ Commercial Mortgage Corp.
277 Park Avenue
New York, NY 10172

Contact: N. Dante LaRocca
Phone Number: (212) 892-3000
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
Key Corporate Capital Inc.
911 Main Street
Suite 1500
Kansas City, MO 64105

Contact: Marty O'Connor
Phone Number: (816) 221-8800
--------------------------------------------------------------------------------

                              SPECIAL SUB-SERVICER

--------------------------------------------------------------------------------
Key Corporate Capital Inc.
911 Main Street
Suite 1500
Kansas City, MO 64105

Contact: Marty O'Connor
Phone Number: (816) 221-8800
--------------------------------------------------------------------------------


                                SPECIAL SERVICER

--------------------------------------------------------------------------------
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105

Contact: Brad Hauger
Phone Number: (816) 292-8629
--------------------------------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                             Interest
                Pass-Through Original Beginning  Principal   Distri-  Prepayment  Realized Loss/     Total     Ending     Current
Class/    CUSIP     Rate     Balance   Balance  Distribution bution   Penalties  Additional Trust Distribution Balance Subordination
Component                                                                         Fund Expenses                           Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1A              0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-1B              0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-4               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-1               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-4               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-5               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-6               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-7               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-8               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-9               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
C                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
D                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
E                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
R                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution   Penalties   Distribution   Amount
-------------------------------------------------------------------------------------------
S              0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                         Beginning        Principal        Interest         Prepayment      Realized Loss /        Ending
  Class/     CUSIP       Balance          Distribution     Distribution     Penalties      Additional Trust        Balance
Component                                                                                    Fund Expenses
---------------------------------------------------------------------------------------------------------------------------
A-1A                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-1B                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-2                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-3                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-4                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-1                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-2                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-3                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-4                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-5                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-6                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-7                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-8                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-9                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
C                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
D                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
E                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
R                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                Beginning              Interest        Prepayment          Ending
Class            CUSIP          Notional             Distribution      Penalties          Notional
                                 Amount                                                    Amount
----------------------------------------------------------------------------------------------------
S                               0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P & I Advances Outstanding                                           0.00
Servicing Advances Outstanding                                       0.00

Reimbursements for Interest on P&I                                   0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                             0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                         0.00
Less Master Servicing Fees on Delinquent Payments                    0.00
Less Reductions to Master Servicing Fees                             0.00
Plus Master Servicing Fees on Delinquent Payments Received           0.00
Plus Adjustments for Prior Master Servicing Calculation              0.00
Total Master Servicing Fees Collected                                0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1A          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-1B          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-2           0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-3           0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-4           0.00              0.00             0.00             0.00               0.00            0.00            0.00
S             0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-1           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-2           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-3           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-4           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-5           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-6           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-7           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-8           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-9           0.00              0.00             0.00             0.00               0.00            0.00            0.00
C             0.00              0.00             0.00             0.00               0.00            0.00            0.00
D             0.00              0.00             0.00             0.00               0.00            0.00            0.00
E             0.00              0.00             0.00             0.00               0.00            0.00            0.00
R             0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total         0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00


Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Stand-by Fee                                        0.00

Aggregate Trust Fund Expenses                                 0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                       Appraisal            Cumulative             Most Recent
Loan                   Reduction               ASER                 App. Red.
Number                  Amount                Amount                  Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
TOTAL
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                         Original Ratings                     Current Ratings (1)
Class        CUSIP          -------------------------------------------------------------------------------------
                              DCR      Fitch       Moody's    S & P        DCR       Fitch       Moody's    S & P
-----------------------------------------------------------------------------------------------------------------
A-1A
A-1B
A-2
A-3
A-4
S
B-1
B-2
B-3
B-4
B-5
B-6
B-7
B-8
B-9
C
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
Balance     Loans       Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    NOI        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                Anticipated                  Neg.    Beginning
Loan             Property                      Interest    Principal     Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.    Mod.
        Scheduled   Thru      Reduction    Reduction     Strat.  Code
         Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                             Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                to Master Servicer         13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Percentage Premium     Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                                HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
-------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Balance      # Balance
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
Distribution  Next Weighted Avg.
Date          Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                 Offering         # of                    Current    Outstanding   Status of  Resolution
                 Document         Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number   Cross-Reference     Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  Current       Outstanding
                 Foreclosure     Servicing       Servicing       Bankruptcy Date     REO
Loan Number          Date         Advances        Advances                           Date
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received          2 - Two Months Delinquent
    But Still in Grace Period     3 - Three Or More Months Delinquent
B - Late Payment But Less         4 - Assumed Scheduled Payment
    Than 1 Month Delinquent           (Performing Matured Loan)
0 - Current                       7 - Foreclosure
1 - One Month Delinquent          9 - REO


                          (2) Resolution Strategy Code

1 - Modification             9 - Pending Return
2 - Foreclosure                  to Master Servicer
3 - Bankruptcy              10 - Deed In Lieu Of
4 - Extension                    Master Servicer
5 - Note Sale               11 - Full Payoff
6 - DPO                     12 - Reps and Warranties
7 - REO                     13 - Other or TBD
8 - Resolved


** Outstanding P & I Advances include the current period advance

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------
                                 Offering          Servicing   Resolution
Distribution       Loan          Document          Transfer     Strategy     Scheduled     Property           Interest
   Date            Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                Net                                          Remaining
Distribution       Actual    Operating   NOI             Note    Maturity  Amortization
   Date           Balance      Income    Date    DSCR    Date      Date        Term
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             8 - Resolved
2 - Foreclosure              9 - Pending Return
3 - Bankruptcy                   to Master Servicer
4 - Extension               10 - Deed In Lieu Of
5 - Note Sale                    Foreclosure
6 - DPO                     11 - Full Payoff
7 - REO                     12 - Reps and Warranties
                            13 - Other or TBD


                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                                 Offering       Resolution    Site
Distribution        Loan         Document        Strategy  Inspection    Phase 1   Appraisal   Appraisal    Other REO
   Date            Number     Cross-Reference    Code (1)     Date        Date       Date       Value    Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                       Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                   to Master Servicer   13 - Other or TBD

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                      Offering
Loan                  Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 12/11/2000
                                               RECORD DATE:  11/30/2000
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual      Gross          as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 7, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2000 among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred

                                     F-1A-1

Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

                                     F-1A-2

     ___  (e)  Other. (Please specify brief description of method) ____________

              _________________________________________________________________

              _________________________________________________________________

              _________________________________________________________________.

     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

     (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

     (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

     (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor,
(b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                              Very truly yours,


                                              -----------------------------
                                              (Transferor)

                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________

                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 7, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2000, among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred

                                     F-1B-1

Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                              Very truly yours,


                                              -----------------------------
                                              (Transferor)

                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________

                                     F-1B-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
       FOR TRANSFERS OF NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 7, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2000 among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own

                                     F-2A-1
account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

     3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                              Very truly yours,


                                              -----------------------------
                                              (Transferee)

                                              By:______________________________

                                              Name:____________________________

                                              Title:___________________________

                                     F-2A-2

                             Nominee Acknowledgment


     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                          -------------------------------------
                                          (Nominee)

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                     F-2A-3

                                                        ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee"). ----------

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

-------------

1 Transferee or each of its eqity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-4
          institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     F-2A-5

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        ___       ___       Will the Transferee be purchasing the Transferred
        Yes       No        Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       ----------------------------------------
                                                Print Name of Transferee


                                       By: ____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       Date:___________________________________

                                     F-2A-6

                                                        ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ____      ____   Will the Transferee be purchasing the Transferred
      Yes       No    Certificates   only  for  the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          Print Name of Transferee or Adviser

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                          IF AN ADVISER:


                                          Print Name of Transferee


                                          Date:_________________________

                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
       FOR TRANSFERS OF NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class ___ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 7, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2000 among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant

                                     F-2B-1
to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A

                                     F-2B-2

     "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS].]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                               Very truly yours,


                                               By:____________________________
                                               (Transferee)

                                               Name:
                                               Title:

                                     F-2B-3

                             Nominee Acknowledgment


     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                                -------------------------------
                                                (Nominee)

                                                By:____________________________
                                                Name:
                                                Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
               FOR TRANSFERS OF INTERESTS IN CLASS S CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]


[TRANSFEROR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class S

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class S Certificates having an initial Certificate Notional Amount as of November 7, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, Midland Loan Services, Inc. as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor

                                     F-2C-1
     desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                               Very truly yours,

                                               (Transferee)

                                               By:_____________________________
                                                   Name:
                                                   Title:

                                     F-2C-2

                                                        ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of DLJ Commercial Mortgage Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________2 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

--------------

2 Transferee or each of its equity owners must own and/or invest on a discretionay basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-3

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such

                                     F-2C-4
securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

    ____    ____   Will the Transferee be acquiring interests in the Transferred
    Yes      No     Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                               (Transferee)

                                               By:_____________________________
                                                   Name:
                                                   Title:
                                                   Date:

                                     F-2C-5

                                                        ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of DLJ Commercial Mortgage Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-6

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

    ____    ____   Will the Transferee be acquiring interests in the Transferred
    Yes     No     Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                             (Transferee or Adviser)

                                             By:_______________________________
                                                 Name:
                                                 Title:


                                             IF AN ADVISER:

                                             Print Name of Transferee

                                             Date:

                                     F-2C-7

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
               FOR TRANSFERS OF INTERESTS IN CLASS S CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

  [TRANSFEROR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class S

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class S Certificates having an initial Certificate Notional Amount as of November 7, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, Midland Loan Services, Inc. as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective

                                     F-2D-1
     transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of

                                     F-2D-2
     the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                             Very truly yours,


                                             By:_______________________________
                                                 Name:

                                     F-2D-3

                                   EXHIBIT G-1

                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class ______ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of November 7, 2000 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2000 among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

                                     G-1-1

     ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     ___ The Transferred Certificates are Class S Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to Donaldson, Lufkin & Jenrette Securities Corporation (PTE 90-83), to Prudential Securities Incorporated (PTE 90-32) and to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, the Special Sub-Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                                Very truly yours,


                                                By: ___________________________
                                                     (Transferee)

                                                Name:
                                                Title:

                                     G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                 (CLASS S CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class S

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class S Certificates having an initial Certificate Notional Amount as of November 7, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, Midland Loan Services, Inc. as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly ---- purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

     ___ The Transferred Certificates are Class S Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited

                                     G-2-1
          transaction exemptions issued by the U.S. Department of Labor to Donaldson, Lufkin & Jenrette Securities Corporation (PTE 90-83), to Prudential Securities Incorporated (PTE 90-32) and to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, the Special Sub-Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                                 (Transferee)


                                                 By:___________________________
                                                     Name:
                                                     Title:

                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES


STATE OF                 )
                         ) ss:
COUNTY OF                )


     ____________________, being first duly sworn, deposes and says that:

     1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "Non-United States Person", but in addition, if such Person is classified as a partnership under the Internal Revenue Code of 1986 (the "Code"), such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or international organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "Non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which
(i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust or, to the extent provided in the Treasury regulations, a trust

                                     H-1-1
if it was in existence on August 20, 1996 and if elected to be treated as a United States Person, all within the meaning of Section 7701 of the Code.

     3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                                     H-1-2

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee represents to and for the benefit of the transferor that it understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the Transferee has historically paid its debts as they become due and intends and has the ability to pay its debts as they become due in the future.

     11. Either [The Transferee will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.] or [To the extent that the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than the applicable Federal rate as of the date hereof prescribed by Section 1274(d) of the Code, the transactions in which the Transferee has borrowed such funds, the interest rate or rates charged by the unrelated third party lenders, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings are accurately stated in Exhibit A to this letter.]

                                     H-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                         [NAME OF TRANSFEREE]


                                         By:___________________________________
                                                  [Name of Officer]
                                                  [Title of Officer]
[Corporate Seal]

ATTEST:


---------------------------
[Assistant] Secretary


     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

     Subscribed and sworn before me this ______ day of __________________,
________.



---------------------------
NOTARY PUBLIC

COUNTY OF __________________

STATE OF ___________________

My Commission expires the _________ day of ___________, 20__.

                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as

                                     H-2-1
they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                           Very truly yours,


                                           By:_________________________________
                                           (Transferor)

                                           Name:
                                           Title:

                                     H-2-2

                                   EXHIBIT I-1

                   FORM OF REQUEST FOR RATING CONFIRMATION IN
                 CONNECTION WITH REPLACEMENT OF SPECIAL SERVICER
                                     [Date]

Moody's Investor's Service
99 Church Street
New York, NY  10007
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

     Re: DLJ Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Agreement") among DLJ Commercial Mortgage Corp. as Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage ("KCCI") as Master Servicer and as Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer and the undersigned as Trustee, and relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

     Notice is hereby given that [KCCI] [the Controlling Class Representative] has designated ________________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                          Very truly yours,


                                          -------------------------------------


                                          -------------------------------------
                                          Name:
                                          Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.


By:_______________________________
Name:
Title:
Date:


FITCH, INC.


By:_______________________________
Name:
Title:
Date:

                                     I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SUB-SERVICER]
[DEPOSITOR]

     Re: DLJ Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

Ladies and Gentlemen:

     Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of November 1, 2000, relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.


                                                  -----------------------------

                                                  By:__________________________
                                                  Name:
                                                  Title:

                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

DLJ Commercial Mortgage Corp.
11 Madison Avenue
New York, NY 10010


SECURED PARTY:

Wells Fargo Bank Minnesota, N.A.*
as Trustee for the registered holders of
DLJ Commercial Mortgage Corp.,
Commercial Mortgage Pass-Through
Certificates, Series 2000-CKP1
45 Broadway, 12th Floor
New York, New York  10006


TEXT:

See Exhibit I Attached Hereto

---------------

* Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration
     (CMBS)-DLJ Commercial Mortgage Corp., Series 2000-CKP1.

                                                          EXHIBIT I TO EXHIBIT J

     This Exhibit I is attached to and incorporated in a financing statement pertaining to DLJ Commercial Mortgage Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2000-CKP1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer") and as special sub-servicer (in such capacity, the "Special Sub-Servicer") and Midland Loan Services, Inc. as special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (collectively, the "Series 2000-CKP1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

     1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

     2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

     3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

     4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     5.   All REO Property;

     6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
          (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer, Special Servicer or Special Sub-Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

     8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     9. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

     10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer, Special Servicer or Special Sub-Servicer; and

     11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION

IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                                                      EXHIBIT A

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME

     With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year or portion thereof, (i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period, and less (iii) any Contractual Recurring Replacement Reserve for such Mortgaged Property as indicated in the Prospectus Supplement dated October 27, 2000 relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the amounts described in this clause (iii) to be prorated if "Net Operating Income" is being calculated for less than a full fiscal year).

     With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

     With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

     In accordance with the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, Midland Loan Services, Inc. as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers,

                                     L-1-1
          directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.


     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                           ------------------------------------
                                           [BENEFICIAL HOLDER OF A
                                           CERTIFICATE]



                                           By:_________________________________
                                           Name:
                                           Title:
                                           Telephone No.:

                                     L-1-2

                                   EXHIBIT L-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

     In accordance with the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage as master servicer and as special sub-servicer, Midland Loan Services, Inc. as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of

                                     L-2-1
          any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                            [PROSPECTIVE PURCHASER]



                                            By:________________________________
                                            Name:
                                            Title:
                                            Telephone No.:

                                     L-2-2

                                   EXHIBIT M-1

                 FORM OF COLUMN MORTGAGE LOAN PURCHASE AGREEMENT

                                 [See Attached]


                                     M-1-1

                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of October 27, 2000, between Column Financial, Inc., a Delaware Corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller") and DLJ Commercial Mortgage Corp., a Delaware corporation ("DLJCMC"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

     Column desires to sell, assign, transfer, set over and otherwise convey to DLJCMC, without recourse, and DLJCMC desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof. Certain of the Mortgage Loans were originated by Union Capital Investments, LLC ("Union Capital"). With respect to those Mortgage Loans identified on the Mortgage Loan Schedule as having been originated by Union Capital (each such Mortgage Loan, a "Union Capital Mortgage Loan"), Column is the beneficiary, either directly or by way of assignment, of certain representations and warranties made by Union Capital, with respect to the Union Capital Mortgage Loans pursuant to the Seller's Warranty Certificate dated as of October 27, 2000 (the "Union Capital Agreement"), from Union Capital in favor of the Seller. Column also desires to assign to DLJCMC all of its right, title and interest in, to and under the Union Capital Agreement.

     DLJCMC intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJCMC, as depositor (in such capacity, the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special sub-servicer (in such capacity the "Special Sub-Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., trustee (the "Trustee"), relating to the issuance of DLJCMC's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in

Section 1 hereof). It is anticipated that DLJCMC will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

     DLJCMC intends to sell the Registered Certificates to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("PSI"), Credit Suisse First Boston Corporation ("CSFB"), Salomon Smith Barney Inc. ("SSBI") and McDonald Investments Inc. ("McDonald"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald; and DLJCMC intends to sell the remaining Certificates (the "Non-Registered Certificates") to DLJSC, PSI and CSFB, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between DLJCMC, DLJSC, PSI and CSFB. The Registered Certificates are more fully described in the prospectus dated October 17, 2000 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated October 27, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the private placement memorandum dated October 27, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

     Column will indemnify DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and certain related parties with respect to the disclosure regarding the Mortgage Loans and contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among Column, DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1._____Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on November 7, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2000 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $518,483,342, subject to a variance of plus or minus 5% (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be as set forth in, or calculated in accordance with, the Term Sheet for the Joint Conduit Securitizations dated ______, 2000 between DLJSC, PSI, Column, Prudential Mortgage Capital, LLC and KeyBank National Association (the "Term Sheet"), and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

SECTION 2.     Conveyance of the Mortgage Loans.

     (a) On and as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut off Date (other than scheduled payments of interest and principal due on or before the Cut- off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans and required for the ongoing administration and servicing of the Mortgage Loans ("Reserves"), and all of the right, title and interest of the Seller in, to and under the Union Capital Agreement (other than the Seller's rights to indemnification under Section 4 of the Union Capital Agreement).

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than Reserves) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Purchaser or its designee the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for any Mortgage Loan, then:

          (i) the Seller shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Seller;

          (ii) the Seller shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Seller has delivered to the Purchaser or its designee all documents required to be delivered by the Seller as part of such Mortgage File;

          (iii) upon receipt by the Seller from the Purchaser or its designee of any notice of any remaining deficiencies to such Mortgage File as of February 1, 2002, the Seller shall reconfirm its obligation to complete such Mortgage File and to correct all deficiencies associated therewith, and, if it fails to do so within 45 days after its receipt of such notice, the Seller shall deliver to the Purchaser or its designee a limited power of attorney (in a form reasonably acceptable to the Seller and the Purchaser) permitting the Purchaser or its designee to execute all endorsements (without recourse) and to execute and, to the extent contemplated by Section 2(d) and the Pooling and Servicing Agreement, record all instruments of transfer and assignment with respect to the subject Mortgage Loan;

          (iv) the Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from the Seller's failure to deliver all documents required to be part of such Mortgage File on the Closing Date; and

          (v) the Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are reasonably required for the ongoing administration and servicing of the Mortgage Loans; (ii) any other documents prepared or delivered by the related Borrowers to the Seller with respect to the Mortgage Loans and used by the Seller to prepare or assist in preparing Exhibits A-1 and A-2 to the Prospectus Supplement; and (iii) all Reserves in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i), (ii) and (iii) of the preceding sentence shall be the Master Servicer.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

     SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2. The respective representations and warranties of the parties hereto set forth in Exhibits B-1 and B-2 are hereinafter referred to collectively as the "Corporate Representations".

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, DLJSC, PSI, CSFB,

SSBI and McDonald) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), whether by the Seller pursuant to Section 5(a) of this Agreement or by Union Capital pursuant to the Union Capital Agreement, each of the representations and warranties set forth in Exhibit B-1 and Exhibit C (other than, in the case of a Replacement Mortgage Loan substituted by Union Capital, the representations and warranties set forth in Paragraph (d) of Exhibit B-1 and Paragraph 2 of Exhibit
C) to this Agreement. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment. With respect to the Corporate Representations, such survival shall continue for so long as any of the Mortgage Loans remains outstanding.

     SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

     (a) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Seller thereof in writing and request that the Seller correct or cure such Breach or Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the terms hereof and, if applicable, the terms of the Pooling and Servicing Agreement, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall certify in writing to the Purchaser (i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the correction or cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the correction or cure thereof, and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller (except with respect to United Capital Mortgage Loans as provided in Section 5(b)) shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any

Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of remediating a Material Breach or Material Document Defect with respect to any Mortgage Loan, "Resolution Extension Period" shall mean the 90-day period following the end of the applicable Initial Resolution Period.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser has received from the Seller (or, in the case of a Union Capital Mortgage Loan, Union Capital): (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and
(ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller (or, in the case of a Defective Mortgage Loan that is repurchased or replaced by Union Capital, to Union Capital).

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to such Breach or Document Defect.

     (b) It is hereby acknowledged that, pursuant to Section 4(b), the Seller will make the same representations and warranties set forth on Exhibit C with respect to the Union Capital Mortgage Loans that it is making with respect to the other Mortgage Loans. It is hereby, further, acknowledged that with respect to the Union Capital Mortgage Loans, the rights of the Seller in respect of those certain representations and warranties made by Union Capital pursuant to the Union Capital Agreement and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, with respect to any Union Capital Mortgage Loan, there exists a breach of any of Union Capital's representations and warranties for which Union Capital could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such Union Capital Mortgage Loan, then notwithstanding that such Union Capital Mortgage Loan may also constitute a Defective Mortgage Loan for purposes of Section 5(a) of this Agreement by reason of a Material Breach, the Seller shall be deemed not to have notice of such Material Breach (and, correspondingly, not to be obligated to proceed with the cure of such Material Breach or the repurchase of or substitution for such Union Capital Mortgage
Loan) unless and until Union Capital shall have failed to correct or cure such Material Breach or repurchase or replace such

Union Capital Mortgage Loan during the cure period (which does not exceed a total of 180 days, taking account of any extension period) for the breach of its representations and warranties set forth in the Union Capital Agreement; provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the date it was added to the Trust Fund), a Qualified Mortgage; and, provided, further, that, if, as a result of the failure of Union Capital to cure a Material Breach on the part of the Seller with respect to a Union Capital Mortgage Loan or repurchase or replace such Union Capital Mortgage Loan during the applicable cure period, the Seller is obligated to correct or cure such Material Breach on its part or repurchase or replace such Union Capital Mortgage Loan, the Seller shall be obligated to do so within 90 days following the end of the cure/repurchase/substitution period for Union Capital and the Seller shall not be entitled to the Resolution Extension Period that is provided for in Section 5(a) of this Agreement with respect to Mortgage Loans that are not Union Capital Mortgage Loans. In addition, if the price at which any Union Capital Mortgage Loan is required to be repurchased by Union Capital, or the additional cash amount to be paid together with the delivery of one or more Replacement Mortgage Loans substituted by Union Capital for any Union Capital Mortgage Loan, in either case in connection with a breach of Union Capital's representations and warranties as contemplated above, is less than the applicable Purchase Price or Substitution Shortfall Amount, as the case may be, the Seller shall make-up the difference out of its own funds (payment of such difference to be made in accordance with the reasonable directions of the Purchaser).

     (c) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller (i) the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder, and (ii) in the case of a Union Capital Mortgage Loan, the rights in respect of such Union Capital Mortgage Loan under the Union Capital Agreement that were assigned to the Purchaser hereunder.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) The Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (i) This Agreement, duly executed by the Purchaser and the Seller;

          (ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

          (iv) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vi) A written opinion of Long, Alderidge & Norman, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (vii) A written opinion of Sidley & Austin, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) A written opinion of Sidley & Austin, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) A letter from Sidley & Austin, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties (other than the Rating Agencies), which letter shall be substantially in the form of Exhibit D-3D hereto;

          (x) One or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and their respective counsel, stating in effect that, using the assumptions and methodology used by DLJCMC, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xi) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 8. Costs. The costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet.

     SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, New York New York, 10010, Attention: N. Dante LaRocca, telecopy number (212) 325-8105, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: President, telecopy number (404) 239-0419, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by DLJCMC to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Georgia Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 14. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Purchaser and the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, DLJCMC is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           COLUMN FINANCIAL,  INC.


                                           By:_________________________________
                                               Name:
                                               Title:


                                           DLJ COMMERCIAL MORTGAGE CORP.


                                           By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                          DLJ Commercial Mortgage Corp.
         Commercial Mortgage Pass-Through Certificates Series 2000-CKP1


   #         PROPERTY NAME         ADDRESS                CITY            STATE      ZIP CODE   ORIGINAL    CUT-OFF DATE
   -         -------------         -------                ----            -----      --------  PRINCIPAL     PRINCIPAL     MONTHLY
                                                                                                 BALANCE     BALANCE (4)  PAYMENT(5)
                                                                                               ---------     -----------  ----------


1            437 Madison Avenue    437 Madison Avenue     New York          NY         10022  $ 7,500,000  $87,301,842  $680,877.32

4            Alliance GD FH F1
                                                                                               39,619,141   39,491,001   308,576.54
4a           Seven Gables          11 Laburnam Avenue     Richmond          VA         23223
             Apartments
4b           High Ridge Apartments 8111 Manderville       Dallas            TX         75231
                                   Lane
5            McCandless Towers II  3965 Freedom Circle    Santa Clara       CA         95054
                                                                                               37,000,000   36,936,969   285,810.13
6            Alliance GD FH F2
                                                                                               30,380,859   30,282,599   236,623.51
6a           Timbercreek           6001 Skillman Street   Dallas            TX         75231
             Apartments
6b           Deering Manor         2720 Hopkins Road      Richmond          VA         23234
             Apartments
7            Commons at Sugarhouse 2100 South Highland    Salt Lake         UT         84106
                                   Drive                  City                                 28,400,000   28,387,855   210,968.62
9            Metroplex             3530 Wilshire          Los Angeles       CA         90010
                                   Boulevard                                                   27,500,000   27,441,129   217,522.13
14           The Genesis Loan
                                                                                               17,100,000   17,094,039   133,184.58
14a          Autumn Ridge          9607 Wickersham Road   Dallas            TX         75238
             Apartments
14b          Summer Glen           9624 Rolling Rock      Dallas            TX         75238
             Apartments            Lane
25           Highland Cove         3750 South Highland    Salt Lake         UT         84106
             Retirement Community  Drive                  City                                 12,187,500   12,151,936   101,443.77
26           Regency Warehouse     100 Adams Street       Clinton           MA         01510
                                                                                               11,625,000   11,609,943    90,542.15
28           Holiday Inn Orlando   5905 South Kirkman     Orlando           FL         32819
                                   Road                                                        12,000,000   11,555,033    91,991.97
38           One Cameron Place     7901 Cameron Road      Austin            TX         78752
                                                                                                9,750,000    9,736,383    79,153.26
41           CRYSTAL MOUNTAIN      9433 Bee Caves Road    Austin            TX         78733
             OFFICE PARK  (2C)                                                                  5,550,000    5,547,872    42,321.20
42           LAKE POINTE CENTER    11612 Bee Caves Road   Austin            TX         78733
             II  (2C)                                                                           3,800,000    3,798,543    28,976.68
47           Pembroke Office Park  281 Independence       Virginia          VA         23462
                                   Boulevard              Beach                                 8,600,000    8,409,024    63,103.75
53           Kmart - Allen         111 North Central      Allen             TX         75002
                                   Expressway                                                   6,750,000    6,743,159    51,328.70
59           Garfield Suites Hotel 2 Garfield Place       Cincinnati        OH         45202
                                                                                                5,750,000    5,734,657    49,321.33
61           Big-K Plaza           681 Main Street        Torrington        CT         06790
                                                                                                5,700,000    5,679,332    42,822.20
67           210 Main Street       210 Main Street        Hackensack        NJ         07601
                                                                                                5,500,000    5,486,446   41,706.95
68           Clearbrook Village    3516 Tall Oaks Circle  Memphis           TN         38118
             Apartments                                                                         5,238,272    5,223,417   39,870.13
69           Brookdale Shopping    2500 8th Street South  Moorhead          MN         56560
             Center                                                                             5,200,000    5,186,918   39,175.59
70           Courtyard by          16700 Northcross Drive Huntersville      NC         28078
             Marriott Hotel                                                                     5,150,000    5,146,556   42,690.85
71           Hamilton Park         6300 Ranchester Drive  Houston           TX         77036
             Apartments                                                                         5,125,000    5,117,675   38,791.03
72           Brookwood Shopping    9000 South Western     Oklahoma City     OK         73139
             Center                Avenue                                                       5,025,000    5,015,079   40,649.41
74           Landmark Garden       1551 West Airport      Irving            TX         75062
             Apartments            Freeway                                                      5,000,000    4,966,737   38,162.55
75           Applecreek Apartments 9874 Dalecrest Drive   Dallas            TX         75220
                                                                                                4,925,000    4,915,179   39,734.02
76           Plaza At The Pointe   35248-35324 23 Mile    New Baltimore     MI         48047
             Shopping Center       Road                                                         4,920,000    4,909,199   38,635.40
78           Scottsdale Airpark II 16001 North            Scottsdale        AZ         85260
                                   Greenway-Hayden Loop                                         4,500,000    4,493,668   34,219.13
                                   and 16000 North 80th Street
79           New Market Square     1040 Henderson Drive   Jacksonville      NC         27540
             Shopping Center                                                                    4,500,000    4,488,844   34,060.41
80           Maple Leaf Apartments 7150, 7170 & 7190      Fresno            CA         93720
                                   North Maple Avenue                                           4,205,000    4,194,729   31,975.88


   #         PROPERTY NAME                     ORIGINAL REMAINING  ORIGINATION  REMAINING   INTEREST  ARD (7)
                                    MORTGAGE   TERM TO   TERM TO   AMORTIZATIONAMORTIZATION   ONLY    ------
                                     INTEREST   MATURITY  MATURITY     TERM         TERM      PERIOD
                                      RATE     (MONTHS) (MONTHS)    (MONTHS)     (MONTHS)   (MONTHS)
                                      ----     ------------------   --------     --------   --------
                                                 (6)       (6)
                                                 ---       ---
1            437 Madison Avenue       8.630%     120       115         360         355         0

4            Alliance GD FH F1        8.640%     120       113         360         353         0

4a           Seven Gables
             Apartments
4b           High Ridge Apartments

5            McCandless Towers II     8.550%     120       116         360         356         0      7/1/2010

6            Alliance GD FH F2        8.640%     120       113         360         353         0

6a           Timbercreek
             Apartments
6b           Deering Manor
             Apartments
7            Commons at Sugarhouse    8.130%     120       119         360         359         0

9            Metroplex                8.810%     120       115         360         355         0

14           The Genesis Loan         8.640%     120       119         360         359         0

14a          Autumn Ridge
             Apartments
14b          Summer Glen
             Apartments
25           Highland Cove            8.900%     120       116         300         296         0
             Retirement Community
26           Regency Warehouse        8.640%     120       117         360         357         0

28           Holiday Inn Orlando      7.410%      60        40         264         244         0

38           One Cameron Place        9.100%     120       116         360         356         0

41           CRYSTAL MOUNTAIN         8.410%     120       119         360         359         0
             OFFICE PARK  (2C)
42           LAKE POINTE CENTER       8.410%     120       119         360         359         0
             II  (2C)
47           Pembroke Office Park     8.000%      90        60         360         330         0

53           Kmart - Allen            8.380%     120       118         360         358         0

59           Garfield Suites Hotel    9.270%     120       116         300         296         0

61           Big-K Plaza              8.250%     120       113         360         353         0

67           210 Main Street          8.350%     120       115         360         355         0

68           Clearbrook Village       8.390%     120       114         360         354         0
             Apartments
69           Brookdale Shopping       8.280%     120       115         360         355         0
             Center
70           Courtyard by             8.850%     120       119         300         299         0
             Marriott Hotel
71           Hamilton Park            8.330%     120       117         360         357         0
             Apartments
72           Brookwood Shopping       9.060%     120       115         360         355         0
             Center
74           Landmark Garden          8.420%     120       107         360         347         0
             Apartments
75           Applecreek Apartments    9.030%     120       115         360         355         0

76           Plaza At The Pointe      8.730%     120       115         360         355         0
             Shopping Center
78           Scottsdale Airpark II    8.380%     120       117         360         357         0


79           New Market Square        8.330%     120       115         360         355         0
             Shopping Center
80           Maple Leaf Apartments    8.380%     120       115         360         355         0



   #         PROPERTY NAME          DEFEASANCE    DEFEASANCE      FEE SIMPLE/  MORTGAGE LOAN      INTEREST        SERVICING
   -         -------------              (8)        PERIOD (9)      LEASEHOLD       SELLER       CALCULATION          AND
                                    ----------    -----------     -----------  -------------      (30/360 /         TRUSTEE
                                                                                               ACTUAL/360 /          FEES
                                                                                               -------------         ----
                                                                                                ACTUAL/365)
                                                                                                -----------
1            437 Madison Avenue        Yes      L (2), D (7.75),   Leasehold       Column        Actual/360       0.051700%
                                                 O (0.25)
4            Alliance GD FH F1         Yes      L (2), D (7.5),                    Column        Actual/360       0.051700%
                                                 O (0.5)
4a           Seven Gables                                            Fee           Column
             Apartments
4b           High Ridge Apartments                                   Fee           Column

5            McCandless Towers II      Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
6            Alliance GD FH F2         Yes      L (2), D (7.5),                    Column        Actual/360       0.051700%
                                                O (0.5)
6a           Timbercreek                                             Fee           Column
             Apartments
6b           Deering Manor                                           Fee           Column
             Apartments
7            Commons at Sugarhouse     Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
9            Metroplex                 Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
14           The Genesis Loan          Yes      L (2), D (7.5), O (0.5)            Column        Actual/360       0.051700%

14a          Autumn Ridge                                            Fee           Column
             Apartments
14b          Summer Glen                                             Fee           Column
             Apartments
25           Highland Cove             Yes      L (2), D (7.5),  Fee/Leasehold     Column        Actual/360       0.051700%
             Retirement Community               O (0.5)
26           Regency Warehouse         Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.151700%
                                                O (0.5)
28           Holiday Inn Orlando        No      N/A              Fee/Leasehold     Column        Actual/360       0.051700%

38           One Cameron Place         Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
41           CRYSTAL MOUNTAIN          Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
             OFFICE PARK  (2C)                  O (0.5)
42           LAKE POINTE CENTER        Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
             II  (2C)                           O (0.5)
47           Pembroke Office Park       No      N/A                  Fee           Column        Actual/365       0.051700%

53           Kmart - Allen             Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
59           Garfield Suites Hotel     Yes      L (2), D (7.5),  Fee/Leasehold     Column        Actual/360       0.051700%
                                                O (0.5)
61           Big-K Plaza               Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
67           210 Main Street           Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)
68           Clearbrook Village        Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Apartments                         O (0.5)
69           Brookdale Shopping        Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Center                             O (0.5)
70           Courtyard by              Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Marriott Hotel                     O (0.5)
71           Hamilton Park             Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Apartments                         O (0.5)
72           Brookwood Shopping        Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Center                             O (0.5)
74           Landmark Garden           Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Apartments                         O (0.5)
75           Applecreek Apartments     Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
                                                O (0.5)
76           Plaza At The Pointe       Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
             Shopping Center                    O (0.5)
78           Scottsdale Airpark II     Yes      L (2), D (7.5),      Fee           Column        Actual/360       Actual/360
                                                O (0.5)

79           New Market Square         Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
             Shopping Center                    O (0.5)
80           Maple Leaf Apartments     Yes      L (2), D (7.5),      Fee           Column        Actual/360       0.051700%
                                                O (0.5)


   #         PROPERTY NAME         ADDRESS                CITY            STATE      ZIP CODE   ORIGINAL    CUT-OFF DATE
   -         -------------         -------                ----            -----      --------  PRINCIPAL     PRINCIPAL     MONTHLY
                                                                                                 BALANCE     BALANCE (4)  PAYMENT(5)
                                                                                               ---------     -----------  ----------


86           Woodridge Apartments  301 North FM 1417      Sherman           TX         75092
                                                                                                 4,000,000   3,994,580   30,756.54
87           Dunwoody Plaza        1410 Dunwoody Village  Atlanta           GA         30338
                                   Parkway                                                       4,000,000   3,993,801   31,668.21
88           Schaumburg Plaza      1443 West Schaumburg   Schaumburg        IL         60194
                                   Road                                                          3,894,691   3,893,397   30,639.55
90           Harbor Technology     20280-20300 Del Amo    Torrance          CA         90502
             Center                Boulevard                                                     3,804,000   3,795,831   30,062.03
91           Stove Works Office    112 Krog Street        Atlanta           GA         30307
             Building                                                                            3,800,000   3,795,609   30,520.99
95           Forest Hills          5003-5017 & 5049 West  Oak Forest        IL         60452
             Apartments            159th Street                                                  3,700,000   3,689,211   27,927.03
101          Pine Trails           552 Spring Ridge Road  Clinton           MS         39056
             Apartments                                                                          3,200,000   3,198,642   23,815.94
105          Bruno's Shopping      8020 & 8050 Highway    Madison           AL         35758
             Center                72 West                                                       3,300,000   3,123,994   25,932.88
106          Laddins Rock          497-501 West Main      Stamford          CT         06902
                                   Street                                                        3,120,000   3,118,605   22,915.21
107          Christine Place       248 North MacDonald    Mesa              AZ         85201
             Apartments            Street                                                        3,115,000   3,110,793   23,973.73
                                   and 239 North Robson Street
108          Best Western Siesta   5311 Ocean Boulevard   Sarasota          FL         34242
             Beach Resort                                                                        3,200,000   3,108,838   24,044.61
109          Richland Hills        5800 Maudina Drive     Nashville         TN         37209
             Apartments                                                                          3,100,000   3,098,709   23,180.39
116          214 Main Street       214 Main Street        Hackensack        NJ         07601
                                                                                                 2,725,000   2,718,284   20,663.90
118          WINDER VILLAGE        398 Fairview Avenue    Winder            GA         30680
             MANUFACTURED                                                                        1,560,000   1,556,390   12,061.45
             HOUSING COMMUNITY  (2D)
119          RUSSELL VILLAGE       1025 Midland Avenue    Winder            GA         30680
             MANUFACTURED                                                                        1,120,000   1,117,409    8,659.50
             HOUSING COMMUNITY (2D)
121          Phoenix Park          369 Long Hill Road     Groton            CT         06340
             Apartments                                                                          2,611,000   2,606,244   19,799.43
123          Chabot Office Plaza   4780 Chabot Drive      Pleasanton        CA         94588
                                                                                                 2,550,000   2,543,376   19,014.07
128          Miggy's Mall          9 Fox Run Center       East              PA         18301
             Shopping Center                              Stroudsburg                            2,438,000   2,435,280   19,757.30
132          Five Star Business    13914-13932 Valley     La Puente         CA         91744
             Park                  Boulevard                                                     2,300,000   2,291,190   17,587.30
134          Oaks Apartments       1912 South 5th Street  Waco              TX         76706
                                                                                                 2,268,000   2,261,675   16,515.47
141          The Kirkland Loan
                                                                                                 2,100,000   2,099,109   15,629.21
141a         Lakeview Arms         800 Magee Drive        Brookhaven        MS         39601
             Apartments
141b         Jackson Square        730 North Jackson    Brookhaven          MS         39601
             Apartments            Street
144          Foxpoint Commons      13701-13795 West       Lakewood          CO         80228
                                   Jewell Avenue                                                 1,965,000   1,962,338   15,109.15
148          Flamingo West         3707 West Idlewild     Tampa             FL         33614
             Apartments            Avenue                                                        1,920,000   1,916,763   14,872.13
153          Heritage Estates      600 South Maplewood    Rantoul           IL         61866
             Manufactured          Drive                                                         1,830,000   1,827,417   13,902.86
              Housing Community
154          Academy Apartments    9115 Academy Road      Philadelphia      PA         19136
                                                                                                 1,827,500   1,824,450   14,194.61
157          Mission Hill          256 Parker Hill        Roxbury           MA         02120
             Apartments            Avenue & 197 Calumet                                          1,800,000   1,797,623   13,942.63
                                   Street
158          Boston Square         19600-19654 West       Strongsville      OH         44136
             Shopping Center       130th Street                                                  1,800,000   1,797,584   13,878.73
160          Iteq Building         4422 FM-1960           Houston           TX         77068
                                                                                                 1,790,000   1,786,253   14,248.46
163          Emerald Lake          1700 Northeast 133rd   North Miami       FL         33181
             Apartments            Street                                                        1,700,000   1,697,327   13,410.35
166          Eagle's Nest Office   4420 Hotel Circle      San Diego         CA         92108
             Building              Court                                                         1,615,000   1,612,388   12,647.58
168          LAKEDALE APARTMENTS   2921 Kendale Drive     Dallas            TX         75220
             (2E)                                                                                1,035,000   1,034,268    8,431.97
169          LIBERTY APARTMENTS    2530 Community Drive   Dallas            TX         75220
             (2E)                                                                                  525,000     524,629    4,277.09
173          Kmart Plaza - Minot   One 20th Avenue        Minot             ND         58701
                                   Southeast                                                     1,500,000   1,477,856   11,856.84
174          Villa Del Rio         5817 Boca Raton        Fort Worth        TX         76112
             Apartments            Boulevard                                                     1,480,000   1,477,748   11,770.24
175          Winchester Arms &     1706 and 3408 Rhawn    Philadelphia      PA         19136
             Fox Chase Apartments  Street, 417-19                                                1,450,000   1,447,605   11,293.43
                                   Chandler Street,
                                   304-6 Loney Street
                                   and 7312-14 Rockwell
                                   Street
177          55-65 Merrick Road    55-65 Merrick Road     Amityville        NY         11701
                                                                                                1,400,000    1,398,250   11,649.58
178          5055 California       5055 California Avenue Bakersfield       CA         93309
             Avenue                                                                             1,400,000    1,396,974   11,043.82
180          The
             Monterey/Sherbrooke                                                                1,402,000    1,386,387   11,832.81
             Loan
180a         Monterey Apartments   748-768 New Britain    Hartford          CT         06106
                                   Avenue
180b         Sherbrooke Apartments 90-118 Sherbrooke      Hartford          CT         06106
                                   Avenue
187          Midway Commercial     2470-2512 University   St. Paul          MN         55114
             Building              Avenue West                                                  1,250,000    1,248,833    9,762.42
188          Jersey Street         136 Jersey Street      Waterbury         CT         06706
             Apartments                                                                         1,240,000    1,238,715    9,359.33
189          Preston Office Park   9741 Preston Road      Frisco            TX         75034
                                                                                                1,200,000    1,198,928    9,500.46


   #         PROPERTY NAME                     ORIGINAL REMAINING  ORIGINATION  REMAINING   INTEREST  ARD (7)
                                    MORTGAGE   TERM TO   TERM TO   AMORTIZATION AMORTIZATION  ONLY    ------
                                     INTEREST   MATURITY  MATURITY     TERM         TERM      PERIOD
                                      RATE     (MONTHS) (MONTHS)    (MONTHS)     (MONTHS)   (MONTHS)
                                      ----     ------------------   --------     --------   --------
                                                 (6)       (6)
                                                 ---       ---
86           Woodridge Apartments     8.500%      120        117       360         357         0

87           Dunwoody Plaza           8.820%      120        116       360         356         0

88           Schaumburg Plaza         8.750%      111        110       360         359         0

90           Harbor Technology        8.800%      120        115       360         355         0
             Center
91           Stove Works Office       8.980%      120        117       360         357         0
             Building
95           Forest Hills             8.300%      120        114       360         354         0
             Apartments
101          Pine Trails              8.150%      120        119       360         359         0
             Apartments
105          Bruno's Shopping         7.680%      180        145       264         229         0
             Center
106          Laddins Rock             8.010%      120        119       360         359         0

107          Christine Place          8.510%      120        117       360         357         0
             Apartments

108          Best Western Siesta      7.690%      120         94       300         274         0
             Beach Resort
109          Richland Hills           8.200%      120        119       360         359         0
             Apartments
116          214 Main Street          8.350%      120        115       360         355         0

118          WINDER VILLAGE           8.560%      120        115       360         355         0
             MANUFACTURED
             HOUSING COMMUNITY (2D)
119          RUSSELL VILLAGE          8.560%      120        115       360         355         0
             MANUFACTURED
             HOUSING COMMUNITY (2D)
121          Phoenix Park             8.350%      120        116       360         356         0
             Apartments
123          Chabot Office Plaza      8.170%      120        115       360         355         0

128          Miggy's Mall             9.080%      120        117       360         357         0
             Shopping Center
132          Five Star Business       8.440%      120        112       360         352         0
             Park
134          Oaks Apartments          7.920%      120        115       360         355         0

141          The Kirkland Loan        8.150%      120        119       360         359         0

141a         Lakeview Arms
             Apartments
141b         Jackson Square
             Apartments
144          Foxpoint Commons         8.500%      120        117       360         357         0

148          Flamingo West            8.580%      120        116       360         356         0
             Apartments
153          Heritage Estates         8.370%      120        117       360         357         0
             Manufactured
              Housing Community
154          Academy Apartments       8.610%      120        116       360         356         0

157          Mission Hill             8.580%      120        117       360         357         0
             Apartments

158          Boston Square            8.530%      120        117       360         357         0
             Shopping Center
160          Iteq Building            8.880%      120        115       360         355         0

163          Emerald Lake             8.780%      120        116       360         356         0
             Apartments
166          Eagle's Nest Office      8.700%      120        116       360         356         0
             Building
168          LAKEDALE APARTMENTS      8.640%      120        119       300         299         0
             (2E)
169          LIBERTY APARTMENTS       8.640%      120        119       300         299         0
             (2E)
173          Kmart Plaza - Minot      8.280%      120        104       300         284         0

174          Villa Del Rio            8.870%      120        116       360         356         0
             Apartments
175          Winchester Arms &        8.640%      120        116       360         356         0
             Fox Chase Apartments




177          55-65 Merrick Road       9.380%      120        116       360         356         0

178          5055 California          8.780%      120        115       360         355         0
             Avenue
180          The                      9.070%      120        106       300         286         0
             Monterey/Sherbrooke
             Loan
180a         Monterey Apartments

180b         Sherbrooke Apartments

187          Midway Commercial        8.670%      120        118       360         358         0
             Building
188          Jersey Street            8.300%      120        118       360         358         0
             Apartments
189          Preston Office Park      8.820%      120        118       360         358         0



   #         PROPERTY NAME          DEFEASANCE    DEFEASANCE      FEE SIMPLE/  MORTGAGE LOAN      INTEREST        SERVICING
   -         -------------              (8)        PERIOD (9)      LEASEHOLD       SELLER       CALCULATION          AND
                                    ----------    -----------     -----------  -------------      (30/360 /         TRUSTEE
                                                                                               ACTUAL/360 /          FEES
                                                                                               -------------         ----
                                                                                                ACTUAL/365)
                                                                                                -----------
86           Woodridge Apartments     Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
87           Dunwoody Plaza           Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
88           Schaumburg Plaza         Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (6.75), O (0.5)
90           Harbor Technology        Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Center                            O (0.5)
91           Stove Works Office       Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Building                          O (0.5)
95           Forest Hills             Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Apartments                        O (0.5)
101          Pine Trails              Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Apartments                        O (0.5)
105          Bruno's Shopping         Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Center                            (12.5), O (0.5)
106          Laddins Rock             Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
107          Christine Place          Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Apartments                        O (0.5)

108          Best Western Siesta       No      N/A                  Fee            Column        Actual/360       0.051700%
             Beach Resort
109          Richland Hills           Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Apartments                        O (0.5)
116          214 Main Street          Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
118          WINDER VILLAGE           Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             MANUFACTURED                      O (0.5)
             HOUSING COMMUNITY (2D)
119          RUSSELL VILLAGE          Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             MANUFACTURED                      O (0.5)
             HOUSING COMMUNITY (2D)                                                Column
121          Phoenix Park             Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Apartments                        O (0.5)
123          Chabot Office Plaza      Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
128          Miggy's Mall             Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Shopping Center                   O (0.5)
132          Five Star Business       Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
             Park                              O (0.5)
134          Oaks Apartments          Yes      L (2), D (7.5),      Fee            Column        Actual/360       0.051700%
                                               O (0.5)
141          The Kirkland Loan        Yes      L (2), D (7.5),                     Column        Actual/360       0.051700%
                                               O (0.5)
141a         Lakeview Arms                                          Fee            Column
             Apartments
141b         Jackson Square                                         Fee            Column
             Apartments
144          Foxpoint Commons         Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)
148          Flamingo West            Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Apartments                        (7.5), O (0.5)
153          Heritage Estates         Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Manufactured                      (7.5), O (0.5)
              Housing Community
154          Academy Apartments       Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)
157          Mission Hill             Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Apartments                        (7.5), O (0.5)

158          Boston Square            Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Shopping Center                   (7.5), O (0.5)
160          Iteq Building            Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)
163          Emerald Lake             Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Apartments                        (7.5), O (0.5)
166          Eagle's Nest Office      Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Building                          (7.5), O (0.5)
168          LAKEDALE APARTMENTS      Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             (2E)                              (7.5), O (0.5)
169          LIBERTY APARTMENTS       Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             (2E)                              (7.5), O (0.5)
173          Kmart Plaza - Minot      Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)
174          Villa Del Rio            Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Apartments                        (7.5), O (0.5)
175          Winchester Arms &        Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Fox Chase Apartments              (7.5), O (0.5)




177          55-65 Merrick Road       Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)
178          5055 California          Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Avenue                            (7.5), O (0.5)
180          The                      Yes      L (2), D                                          Actual/360       0.051700%
             Monterey/Sherbrooke               (7.5),
             Loan                              O (0.5)
180a         Monterey Apartments                                    Fee            Column

180b         Sherbrooke Apartments                                                 Column

187          Midway Commercial        Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Building                          (7.5), O (0.5)
188          Jersey Street            Yes      L (2), D             Fee            Column        Actual/360       0.051700%
             Apartments                        (7.5), O (0.5)
189          Preston Office Park      Yes      L (2), D             Fee            Column        Actual/360       0.051700%
                                               (7.5), O (0.5)


   #         PROPERTY NAME         ADDRESS                CITY            STATE      ZIP CODE   ORIGINAL    CUT-OFF DATE
   -         -------------         -------                ----            -----      --------  PRINCIPAL     PRINCIPAL     MONTHLY
                                                                                                 BALANCE     BALANCE (4)  PAYMENT(5)
                                                                                               ---------     -----------  ----------


190          Fairmont Oaks         4210 Young Street      Pasadena          TX         77504
             Apartments                                                                         1,194,000    1,191,735    9,762.24
191          Premier Plaza         601 West Parker Road   Plano             TX         75023
             Shopping Center                                                                    1,170,000    1,167,848    9,642.26
192          4404-4418 Walnut      4404-4418 Walnut       Philadelphia      PA         19104
             Street                Street                                                       1,150,000    1,149,012    9,211.82

194          Orchard Park          1327 East 64th  Street Tulsa             OK         74136
             Apartments                                                                         1,110,000    1,109,611    8,637.42

195          Quarry Ridge          1031 South Brookside   Independence      MO         64053
             Apartments                                                                         1,100,000    1,099,578    8,387.99

197          Plaza Apartments      130, 140 & 150         Pompano Beach     FL         33060
                                   Southwest 8th Street                                         1,050,000    1,048,302    8,222.89

198          Gordon Portfolio       and 840 Southwest 3rd Avenue
                                                                                                1,050,000    1,045,877    8,531.78
198a         Mulberry Court        4015 Devereaux       Philadelphia        PA         19135
             Apartments            Street
198b         6919 Walker Street    6919 Walker Street   Philadelphia        PA         19035
198c         5711 Erdrick Street   5711 Erdrick Street  Philadelphia        PA         19135
200          Park City Plaza       8600 State Road 84     Davie             FL         33324
                                                                                                1,023,000    1,022,042    7,982.28
201          Sunny Townhomes       8731 North 30th Street Tampa             FL         33604
                                                                                                1,020,000    1,018,666    7,922.57
204          Royal Park Apartments 75 and 100 Southwest   Fort              FL         33301
                                   10th Street            Lauderdale                              948,000      946,728    7,309.47
                                   and 100 Southwest 9th Street
205          Greensburg Plaza      1807 North Broadway    Greensburg        IN         47240
                                   Street                                                         925,000     923,837     7,263.77
206          Wilson Heights        4908 36th Avenue       Kenosha           WI         53140
             Apartments                                                                           920,000     919,178     7,283.69
207          Morello Building      2565 Northwest 1st     Boca Raton        FL         33431
                                   Avenue                                                         783,750     783,239     6,545.03
208          Town North Villa      1805 North Frances     Terrell           TX         75160
             Apartments            Street                                                         732,000     731,246     6,048.53
209          Turney Square         301 West Turney Avenue Phoenix           AZ         85013
             Apartments                                                                           650,000     649,039     5,206.68
210          Lake Street           2199-2207 South Lake   Salt Lake         UT         84106
             Apartments            Street                 City                                    610,000     609,300     4,908.20
211          Atwood & Barker       22 Atwood Street and   Hartford          CT         06105
             Apartments            185 Barker Street                                              600,000     599,405     4,596.48
212          162 Myrtle Avenue     162 Myrtle Avenue      Stamford          CT         06902
                                                                                                  600,000     599,255     4,728.78
213          Summit Heights        3727-3735 Summit       Kansas City       MO         64111
             Apartments            Street and 712-722                                             600,000     599,140     4,537.16
                                   West 38th Street
214          40 Scitico Road       40 Scitico Road        Somers            CT         06071
                                                                                                  595,000     594,052     4,928.19
215          St. John's Office     1811 St. Johns Avenue  Highland Park     IL         60035
             Building                                                                             520,000     519,815     4,031.56
216          Southlake Center      2303-2339 Kirkwood     Houston           TX         77077
                                   Drive                                                          510,000     509,125     4,277.20
217          Country Villa         1099 Lago Vista        Eastland          TX         76448
             Apartments            Boulevard                                                      500,000     499,208     3,937.07
218          Coach Light           2405 East Park Row     Arlington         TX         76010
             Apartments            Drive                                                          500,000     499,042     4,077.19



   #         PROPERTY NAME                     ORIGINAL REMAINING  ORIGINATION   REMAINING  INTEREST  ARD (7)
                                    MORTGAGE   TERM TO   TERM TO   AMORTIZATION AMORTIZATION  ONLY    ------
                                     INTEREST   MATURITY  MATURITY     TERM         TERM      PERIOD
                                      RATE     (MONTHS) (MONTHS)    (MONTHS)     (MONTHS)   (MONTHS)
                                      ----     ------------------   --------     --------   --------
                                                 (6)       (6)
                                                 ---       ---
190          Fairmont Oaks            9.180%      120        115        360         355         0
             Apartments
191          Premier Plaza            9.270%      120        115        360         355         0
             Shopping Center
192          4404-4418 Walnut         8.950%      120        118        360         358         0
             Street

194          Orchard Park             8.630%      120        119        360         359         0
             Apartments

195          Quarry Ridge             8.410%      120        119        360         359         0
             Apartments

197          Plaza Apartments         8.700%      120        116        360         356         0


198          Gordon Portfolio         9.110%      120        111        360         351         0

198a         Mulberry Court
             Apartments
198b         6919 Walker Street
198c         5711 Erdrick Street
200          Park City Plaza          8.660%      120        118        360         358         0

201          Sunny Townhomes          8.610%      120        117        360         357         0

204          Royal Park Apartments    8.530%      120        117        360         357         0


205          Greensburg Plaza         8.730%      120        117        360         357         0

206          Wilson Heights           8.820%      120        118        360         358         0
             Apartments
207          Morello Building         8.940%      120        119        300         299         0

208          Town North Villa         9.300%      120        117        360         357         0
             Apartments
209          Turney Square            8.950%      120        116        360         356         0
             Apartments
210          Lake Street              9.000%      120        117        360         357         0
             Apartments
211          Atwood & Barker          8.460%      120        118        360         358         0
             Apartments
212          162 Myrtle Avenue        8.770%      120        117        360         357         0

213          Summit Heights           8.320%      120        117        360         357         0
             Apartments

214          40 Scitico Road          8.840%      120        118        300         298         0

215          St. John's Office        8.590%      120        119        360         359         0
             Building
216          Southlake Center         9.470%      120        115        360         355         0

217          Country Villa            8.760%      120        116        360         356         0
             Apartments
218          Coach Light              9.150%      120        115        360         355         0
             Apartments


   #         PROPERTY NAME          DEFEASANCE    DEFEASANCE      FEE SIMPLE/  MORTGAGE LOAN      INTEREST        SERVICING
   -         -------------              (8)        PERIOD (9)      LEASEHOLD       SELLER       CALCULATION          AND
                                    ----------    -----------     -----------  -------------      (30/360 /         TRUSTEE
                                                                                               ACTUAL/360 /          FEES
                                                                                               -------------         ----
                                                                                                ACTUAL/365)
                                                                                                -----------
190          Fairmont Oaks             Yes      L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
191          Premier Plaza             Yes      L (2), D               Fee         Column        Actual/360       0.051700%
             Shopping Center                    (7.5), O (0.5)
192          4404-4418 Walnut          Yes      L (2), D (7.5),        Fee         Column        Actual/360       0.051700%
             Street                             O (0.5)

194          Orchard Park              Yes      L (2), D (7.5),        Fee         Column        Actual/360       0.051700%
             Apartments                         O (0.5)

195          Quarry Ridge              Yes      L (2), D (7.5),        Fee         Column        Actual/360       0.051700%
             Apartments                         O (0.5)

197          Plaza Apartments          Yes      L (2), D (7.5),        Fee         Column        Actual/360       0.051700%
                                                O (0.5)

198          Gordon Portfolio          Yes      L (2), D (7.5),                    Column        Actual/360       0.051700%
                                                O (0.5)
198a         Mulberry Court                                            Fee
             Apartments
198b         6919 Walker Street                                        Fee
198c         5711 Erdrick Street                                       Fee
200          Park City Plaza          Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
201          Sunny Townhomes          Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
204          Royal Park Apartments    Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)

205          Greensburg Plaza         Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
206          Wilson Heights           Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
207          Morello Building         Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
208          Town North Villa         Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
209          Turney Square            Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
210          Lake Street              Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
211          Atwood & Barker          Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
212          162 Myrtle Avenue        Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
213          Summit Heights           Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)

214          40 Scitico Road          Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
215          St. John's Office        Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Building                           (7.5), O (0.5)
216          Southlake Center         Yes       L (2), D               Fee         Column        Actual/360       0.051700%
                                                (7.5), O (0.5)
217          Country Villa            Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)
218          Coach Light              Yes       L (2), D               Fee         Column        Actual/360       0.051700%
             Apartments                         (7.5), O (0.5)


(2C) THE UNDERLYING MORTGAGE LOANS SECURED BY CRYSTAL MOUNTAIN OFFICE PARK AND LAKE POINTE CENTER II ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(2D) THE UNDERLYING MORTGAGE LOANS SECURED BY WINDER VILLAGE MANUFACTURED HOUSING COMMUNITY AND RUSSELL VILLAGE MANUFACTURED HOUSING COMMUNITY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. (2E) THE UNDERLYING MORTGAGE LOANS SECURED BY LAKEDALE APARTMENTS AND LIBERTY APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY. (4) ASSUMES A CUT-OFF DATE OF NOVEMBER 1, 2000.

(5) IN THE CASE OF LOANS WITH INTEREST ONLY PERIODS, THE MONTHLY PAYMENT PRESENTED HEREIN REFLECTS THE AMOUNT DUE DURING THE RESPECTIVE AMORTIZATION TERMS.

(6) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(7)  ANTICIPATED REPAYMENT DATE.

(8)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(9)  PREPAYMENT PROVISION AS OF ORIGINATION:

     L (X) = LOCKOUT FOR X YEARS
     D (X) = DEFEASANCE FOR X YEARS
     YM A% (X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR X YEARS
     O (X) = PREPAYABLE AT PAR FOR X YEARS

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

     The Seller hereby represents and warrants that, as of the Closing Date:

     (a) The Seller is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (c) The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

     (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

                                     B-1-1

     (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

     (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

     (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

     (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

     (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

     (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     (p) The principal place of business and chief executive office of the Seller is located in Atlanta, Georgia.

                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

     The Purchaser hereby represents and warrants that, as of the Closing Date:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (q) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (r) The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (s) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (t) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (u) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

     (v) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

                                     B-2-1

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS

     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in November 2000.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all missing information (including, without limitation, the names of assignees and endorsees and missing recording information) in all instruments of transfer or assignment and endorsements, and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in November 2000 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in November 2000.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related

Mortgaged Property to generate income sufficient to service such Mortgage Loan,
(c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge (after inquiry of its servicer, which servicer may be an affiliate of the Seller), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12 (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials, lead-based paint and radon) (a) an environmental site assessment, an environmental site assessment update or a transaction screen was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such assessment, update or screen, if any (an "Environmental Report"), has been delivered to the Purchaser, and (c) either:
(i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) a party not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a "no further action" letter or other evidence acceptable to the Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller's sole discretion, an appropriate net worth in light of the environmental matters covered by such guaranty or indemnity. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). In the case of each Mortgage Loan, the related Mortgaged Property is covered by comprehensive general liability insurance in an amount at least equal to $1 million.

     15. Taxes and Assessments. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. To the Seller's knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

          (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

          (c) The Borrower's interest in such Ground Lease is assignable to, is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

          (d) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease;

          (e) Such Ground Lease requires the lessor thereunder to give [written] notice of any default by the lessee to the mortgagee under such Mortgage Loan. In addition, if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan;

          (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

          (k) Such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

     20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     22. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     24. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

     29. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i).

     30. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee.

     31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     32. Inspection. In connection with the origination of each Mortgage Loan (other than the Union Capital Mortgage Loans), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

     33. No Material Default. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     34. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

     35. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $15,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

     36. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     37. Tax Parcels. Except as described on Schedule C-37 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

     38. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").

     39. Security Interests. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property or healthcare facility, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     41. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     43. Recourse. The related Mortgage Loan Documents contain standard provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

     47. Operating Statements. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan at least annually with operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and/or financial statements of the related Borrower, and with such other information as may be required therein.

     48. Grace Period. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than 15 days from the applicable Due Date (or 5 days from notice to the related Borrower of the default).

     49. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

     50. Healthcare Facilities. To the Seller's knowledge, with respect to any Mortgaged Property securing a Mortgage Loan that is operated as a healthcare facility, as of origination of such Mortgage Loan, the operator with respect to such facility held all material certificates, licenses and permits required by applicable law for the operation of such facility and was in material compliance with all applicable state and federal laws and regulations. In addition, the loan documents for such Mortgage Loan provide that all material certificates, licenses and permits reasonably necessary for the operation of such facility will continue to be maintained.

                                  SCHEDULE C-12

            MORTGAGED PROPERTIES AS TO WHICH NO ENVIRONMENTAL TESTING
                WAS CONDUCTED IN CONNECTION WITH THE ORIGINATION
            OF THE RELATED MORTGAGE LOANS OTHER THAN WITH RESPECT TO
            ASBESTOS-CONTAINING MATERIALS, LEAD-BASED PAINT AND RADON



                                     C-12-1

                                  SCHEDULE C-23

                         OTHER MORTGAGE LIEN EXCEPTIONS



                                     C-23-1

                                  SCHEDULE C-28

                        RELEASES OF MORTGAGED PROPERTIES



                                     C-28-1

                                  SCHEDULE C-32

                              INSPECTION EXCEPTIONS



                                     C-32-1

                                  SCHEDULE C-37

                              TAX PARCEL EXCEPTIONS



                                     C-37-1

                                  SCHEDULE C-42

                             MORTGAGE LOANS SUBJECT
                                TO THE SERVICING
                             RIGHTS OF THIRD-PARTIES



                                     C-42-1

                                   EXHIBIT D-1


               FORM OF CERTIFICATE OF THE SECRETARY OF THE SELLER

                          DLJ COMMERCIAL MORTGAGE CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-CKP1

               CERTIFICATE OF SECRETARY OF COLUMN FINANCIAL, INC.

     I, Marjorie S. White, hereby certify that I am a duly appointed Secretary of Column Financial, Inc., a Delaware Corporation ("Column"), and further certify as follows:

     1. Attached hereto as Exhibit A are true and correct copies of the Certificate of Incorporation and By-Laws of Column, which are in full force and effect on the date hereof.

     2. Attached hereto as Exhibit B are the resolutions of the board of directors of Column authorizing and approving Column's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement"), between DLJ Commercial Mortgage Corp., as purchaser, and Column, as seller, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of Column in effect on the date hereof.

     3. Attached hereto as Exhibit C is a certificate of good standing of Column issued by the Secretary of State of the State of Delaware within 30 days of the date hereof, and no event (including, without limitation, any act or omission on the part of Column) has occurred since the date thereof which has affected the good standing of Column under the laws of the State of Delaware.

     4. Each person who, as an officer or representative of Column, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of Column prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of November ___, 2000.


                                     By:______________________________________
                                         Name:   Marjorie S. White
                                         Title:  Secretary

                                     D-1-1

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                          DLJ COMMERCIAL MORTGAGE CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1

                      CERTIFICATE OF COLUMN FINANCIAL, INC.

     In connection with the execution and delivery by Column Financial, Inc. ("Column") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement") between DLJ Commercial Mortgage Corp. ("DLJCMC"), as purchaser, and Column, as seller, and that certain Indemnification Agreement dated as of October 27, 2000 (the "Indemnification Agreement"), among Column, DLJCMC, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of Column in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and (ii) Column has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified this ___ day of November, 2000.


                                             COLUMN FINANCIAL, INC.

                                             By:_______________________________
                                                 Name:
                                                 Title:

                                     D-2A-1

                                  EXHIBIT D-3A

                  FORM OF OPINION OF LONG, ALDERIDGE & NORMAN,
                            PURSUANT TO SECTION 7(VI)

                                November 7, 2000

DLJ Commercial Mortgage Corp.             Credit Suisse First Boston Corporation
277 Park Avenue                           11 Madison Avenue
New York, New York  10172                 New York, New York  10010

Donaldson, Lufkin & Jenrette              Moody's Investors Service, Inc.
  Securities Corporation                  99 Church Street
277 Park Avenue                           New York, New York  10007
New York, New York  10172

Prudential Securities Incorporated        Fitch, Inc.
One New York Plaza                        One State Street Plaza, 31st Floor
New York, New York 10292                  New York, New York  10004

Salomon Smith Barney, Inc.                Wells Fargo Bank Minnesota, N.A.
388 Greenwich Street, 11th Floor          45 Broadway, 12th Floor
New York, New York 10013                  New York, New York  10006

McDonald Investments, Inc.
800 Superior Avenue
Cleveland, Ohio  44114

     RE: DLJ COMMERCIAL MORTGAGE TRUST 2000-CKP1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-CKP1

Ladies and Gentlemen:

     We have acted as counsel to Column Financial, Inc. (the "Company") in connection with the sale of certain mortgage loans (collectively, the "Mortgage Loans") by the Company to DLJ Commercial Mortgage Corp. ("DLJCMC") pursuant to a Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "Agreement"), between the Company and DLJCMC and in connection with the delivery by Company of that certain Indemnification Agreement, dated as of October 27, 2000 (the "Indemnity") among Company, DLJCMC, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Salomon Smith Barney, Inc., McDonald Investments, Inc. and Credit Suisse First Boston Corporation. This opinion is being delivered to you pursuant to the Agreement. Capitalized terms not defined herein have the meanings set forth in the Agreement.

     In rendering this opinion letter, we have examined the Agreement, the Indemnity and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon, without any independent investigation, representations of the Company contained in the Agreement and in the Certificate of an Officer of the Seller attached hereto and, where we have deemed

                                     D-3A-1
appropriate, representations or certifications of parties to the Agreement or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties to the Agreement and the Indemnity other than the Company had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action, and the due execution and delivery and the enforceability of such documents. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreement and have assumed that the Company is the owner of the Mortgage Loans.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties, to conduct its business as presently conducted by it, to own and to transfer and convey to DLJCMC the Mortgage Loans and to enter into and perform its obligations under the Agreement and Indemnity.

     2. The Agreement and Indemnity each has been duly and validly authorized, executed and delivered by the Company and each constitutes the valid, legal and binding agreement of the Company.

     3. No consent, approval, authorization or order of any State of Georgia or federal court or State of Georgia or federal governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Agreement and Indemnity, except for those consents, approvals, authorizations or orders that previously have been obtained.

     4. Neither the transfer of the Mortgage Loans as provided in the Agreement, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated by the Agreement and Indemnity, will result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or any State of Georgia or federal statute or regulation applicable to the Company, or to our knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any State of Georgia or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

     5. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Company before any State of Georgia, State of Delaware or federal court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement or Indemnity, (b) seeking to prevent the consummation of any of the transactions contemplated in the Agreement or Indemnity, or (c) that might materially and adversely affect the performance by the Company of its obligations under, or the validity of, the Agreement or Indemnity.

     Where we have rendered our opinion concerning matters "known to us" or this letter otherwise refers to our knowledge or our attention, such reference shall mean only the knowledge of William F. Stevens, Barbara A. McIntyre, W. Gregory Null, Mindy S. Planer or Janice N. Smith, who are the attorneys in our firm primarily responsible for our services relating to the Company, and shall not refer to the knowledge of any other person in any way associated with this firm. You are advised that

                                     D-3A-2
we have made no independent investigation or verification of such matters and have not searched or reviewed the files and records of or relating to Company or such matters in our office, in the public records, in the possession of Company, or elsewhere.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of Georgia, the corporate law of the State of Delaware and the federal law of the United States. We do not express any opinion concerning the enforceability of the Agreement or the Indemnity.

     Any and all opinions rendered by this firm in this opinion letter are limited to the matters expressly set forth herein; and no opinion is implied or to be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update this opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof, which would cause us to modify the opinion, in whole or in part.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person is entitled to rely hereon. Copies of this letter may not be furnished to any other person, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                               Very truly yours,


                                               LONG ALDRIDGE & NORMAN LLP

                                     D-3A-3

                                  EXHIBIT D-3B

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                           PURSUANT TO SECTION 7(VII)

                                November 7, 2000

DLJ Commercial Mortgage Corp.                Salomon Smith Barney Inc.
11 Madison Avenue                            388 Greenwich Street, 11th Floor
New York, New York  10010                    New York, New York  10013

Donaldson, Lufkin & Jenrette                 Wells Fargo Bank Minnesota, N.A.
  Securities Corporation                     45 Broadway, 12th Floor
11 Madison Avenue                            New York, New York 10006
New York, New York  10010
                                             Moody's Investors Service, Inc.
Prudential Securities Incorporated           99 Church Street
One New York Plaza                           New York, New York 10007
New York, New York 10292
                                             Fitch, Inc.
McDonald Investments Inc.                    One State Street Plaza, 31st Floor
800 Superior Avenue                          New York, New York  10004
Cleveland, Ohio 44114

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

     Re: DLJ Commercial Mortgage Trust 2000-CKP1, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1


Ladies and Gentlemen:

     We have acted as special counsel to Column Financial, Inc. ("Column") with respect to certain matters in connection with the sale by Column, and the purchase by DLJ Commercial Mortgage Corp. ("DLJCMC"), of a segregated pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "Agreement"), between Column and DLJCMC.

     This opinion letter is being provided to you pursuant to Section 7(vi) of the Agreement. Capitalized terms that are used, but not defined, herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Agreement.

     For purposes of this opinion letter, we have reviewed the Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and

                                     D-3B-1
representatives of the parties to the Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreement and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreement to enter into, perform under and consummate the transactions contemplated by the Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreement by the parties thereto, (ix) except to the extent expressly addressed below, the constitution of the Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreement, as expressed therein.

     Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any

                                     D-3B-2
agreement that purports or is construed to provide indemnification with respect to securities law violations.

     In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction, including, without limitation, the State of New York, or with respect to any matter not expressly addressed below.

     Based upon and subject to the foregoing, we are of the opinion that the Agreement constitutes a valid, legal binding agreement of Column, enforceable against Column in accordance with its terms.

     The opinion expressed herein is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the closing of Column's sale of the Mortgage Loans to DLJCMC, pursuant to the Agreement, and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                            Very truly yours,


                                     D-3B-3

                                  EXHIBIT D-3C

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                           PURSUANT TO SECTION 7(viii)

                                November 7, 2000

DLJ Commercial Mortgage Corp.                Salomon Smith Barney Inc.
11 Madison Avenue                            388 Greenwich Street, 11th Floor
New York, New York  10010                    New York, New York  10013

Donaldson, Lufkin & Jenrette                 Wells Fargo Bank Minnesota, N.A.
  Securities Corporation                     45 Broadway, 12th Floor
11 Madison Avenue                            New York, New York 10006
New York, New York  10010
                                             Moody's Investors Service, Inc.
Prudential Securities Incorporated           99 Church Street
One New York Plaza                           New York, New York  10007
New York, New York  10292
                                             Fitch, Inc.
McDonald Investments Inc.                    One State Street Plaza, 31st Floor
800 Superior Avenue                          New York, New York  10004
Cleveland, Ohio 44114

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

     Re: DLJ Commercial Mortgage Trust 2000-CKP1, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

Ladies and Gentlemen:

     We have acted as special counsel to DLJ Commercial Mortgage Corp. (the "Depositor") and Column Financial, Inc. ("Column") with respect to certain matters in connection with the following transactions (collectively the "Transactions"):

          (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser (such Transaction, the "Column Sale");

          (iii) the sale by Prudential Mortgage Capital Funding LLC ("PMCF"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (the "PMCF Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated

                                     D-3C-1
     as of October 27, 2000 (the "PMCF Mortgage Loan Purchase Agreement"), between PMCF as seller, Prudential Mortgage Capital Company, LLC ("PMCC") as the additional party and the Depositor as purchaser (such Transaction, the "PMCF Sale");

          (iv) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser (such Transaction, the "KeyBank Sale");

          (v) the creation of a trust fund (the "Trust Fund"), and the issuance of an aggregate $1,289,918,771 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"), consisting of 19 classes designated Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C, Class D, Class E and Class R pursuant to the Pooling and Servicing Agreement dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer and special sub-servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Minnesota, N.A., as trustee (the "Trustee");

          (vi) the transfer of the Column Mortgage Loans, the PMCF Mortgage Loans and the KeyBank Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust Fund, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates (such Transaction, the "Transfer to the Trust");

          (vii) the sale by the Depositor, and the purchase by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("Prudential"), Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald") and Salomon Smith Barney Inc. ("SSBI"; and, collectively with DLJSC, Prudential, CSFB and McDonald, in such capacity, the "Underwriters") of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of October 27, 2000 (the "Underwriting Agreement"), between the Depositor and the Underwriters; and

          (viii) the sale by the Depositor, and the purchase by DLJSC, Prudential and CSFB (collectively, in such capacity, the "Placement Agents") of the Class S, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C, Class D, Class E and Class R Certificates (collectively, the "Privately Offered Certificates"), pursuant to the Certificate Purchase Agreement dated as of October 27, 2000 (the "Certificate Purchase Agreement"), between the Depositor and the Placement Agents.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the Column Mortgage Loan Purchase Agreement, the PMCF Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

                                     D-3C-2

     We have been asked by our clients to provide our opinion to you as to whether:

          (i) in connection with any bankruptcy proceedings instituted by or on behalf of Column under the Federal Bankruptcy Code, as amended (Title 11 of the United States Code)(the "Bankruptcy Code"), the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding; and

          (ii) in connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis, constitute property of the Depositor's estate under Section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

     For purposes of this opinion letter, we have reviewed the following documents and all exhibits thereto (collectively, the "Relevant Documents"):

          (i) the Agreements;

          (ii) a certificate of Column regarding the Column Sale, a copy of which is attached hereto;

          (iii) a certificate of the Depositor regarding the Transfer to the Trust, a copy of which is attached hereto; and

          (iv) a certificate of DLJSC regarding its sales of the Certificates purchased by it, a copy of which is attached hereto.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed herein and contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures,
(iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets,

                                     D-3C-3
and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (ix) the constitution of each Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms,
(x) compliance with the Agreements by all parties thereto, and (xi) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of or at the direction of the Depositor and Column.

     In addition, we have assumed that the following statements are true and the following actions (except as otherwise indicated) have occurred on the date hereof based upon representations or other provisions in the Relevant Documents:

     1. DLJSC either has sold, or is actively attempting and expects to sell, to third parties unrelated to Column, the Depositor or any of their affiliates, substantially all of the Certificates acquired by DLJSC pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

     2. The transfer of the Column Mortgage Loans by Column to the Depositor, the transfer of the Mortgage Loans by the Depositor to the Trust and the sale of the Certificates by the Depositor to the Underwriters and the Placement Agents, as provided in the Agreements, are contemporaneous exchanges in which Column and the Depositor, respectively, receive new value and consideration constituting reasonably equivalent value and fair consideration.

     3. Following the Column Sale and the Transfer to the Trust, neither Column nor the Depositor has the right to unilaterally modify or alter the terms of such Transactions. The consideration received by Column in connection with its sale of the Column Mortgage Loans to the Depositor, and by the Depositor in connection with its sales of the Certificates to the Underwriters and the Placement Agents, are, in each case, fixed and not subject to adjustment following the Closing Date.

     4. No provision exists whereby the terms of the Certificates, the Pooling and Servicing Agreement or the Column Mortgage Loan Purchase Agreement may be unilaterally modified by Column or the Depositor following the Column Sale and the Transfer to the Trust.

     5. Pursuant to the Column Mortgage Loan Purchase Agreement, it is the intention of Column and the Depositor that the Column Sale constitute a sale by Column to the Depositor of all of Column's right, title and interest in and to the Column Mortgage Loans, and pursuant to the Pooling and Servicing Agreement, it is the intention of the Depositor and the Trustee that the Transfer to the Trust constitute an absolute transfer by the Depositor to the Trust of all of the Depositor's right, title and interest in and to the Mortgage Loans. Pursuant to the Column Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, each of Column and the Depositor will treat the Column Sale as a sale (as opposed to a secured loan) under generally accepted accounting principles in the United States ("GAAP"), and pursuant to the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement, the Depositor will treat the Transfer to the Trust and the sale of the Certificates by the Depositor to the Underwriters and the Placement Agents as a sale (as opposed to a secured loan) under GAAP.

     6. After the completion of the Column Sale and the Transfer to the Trust, none of Column, the Depositor or any of their affiliates has (i) the right to repurchase or otherwise to cause the reconveyance to itself of any Mortgage Loan or (ii) any obligation to repurchase or otherwise remove

                                     D-3C-4
any Mortgage Loan from the Trust (other than, in the case of Column, in connection with a material breach of certain representations, warranties and covenants made by such party with respect to a Column Mortgage Loan in the Column Mortgage Loan Purchase Agreement).

     7. There is no other agreement, arrangement or understanding, written or otherwise (including, without limitation, with respect to the Column Sale or the Transfer to the Trust), that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.

     8. After the completion of the Column Sale and the Transfer to the Trust, neither Column nor the Depositor will take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     9. Immediately before the Column Sale, Column owned the Column Mortgage Loans free and clear of any adverse claims or other interests. Immediately before the PMCF Sale, PMCF owned the PMCF Mortgage Loans free and clear of any adverse claims or other interests. In connection with the PMCF Sale, PMCF will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each PMCF Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. Immediately before the KeyBank Sale, KeyBank owned the KeyBank Mortgage Loans free and clear of any adverse claims or other interests. In connection with the KeyBank Sale, KeyBank will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each KeyBank Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The Depositor has not transferred and will not transfer its right, title and interest in and to any Mortgage Loan except to the Trustee as contemplated by the Pooling and Servicing Agreement. No adverse claims or other interests with respect to any Mortgage Loan were created by or through the Depositor, except as contemplated by the Agreements.

     10. Each of Column and the Depositor has taken all actions required under applicable law to effectuate the Column Sale. Each of the Depositor and the Trustee has taken (or the Pooling and Servicing Agreement provides that, within a reasonable time period following the Closing Date, each of them will be required to take) all actions required under applicable law to effectuate the Transfer to the Trust.

     11. In connection with the Column Sale and the Transfer to the Trust, neither Column nor the Depositor had any intent to hinder, delay or defraud its present or future creditors.

     12. After giving effect to the Column Sale and the Transfer to the Trust, the value of the assets of each of Column and the Depositor, respectively, either taken at their present fair salable value or at fair valuation, exceeded the amount of the debts and obligations, including contingent and unliquidated debts and obligations, of Column and the Depositor, respectively.

     13. After giving effect to the Column Sale and the Transfer to the Trust, neither Column nor the Depositor was left with unreasonably small assets or capital with which to engage in and conduct its business.

     14. After giving effect to the Column Sale and the Transfer to the Trust, neither Column nor the Depositor intends to, or believes that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                                     D-3C-5

     There is limited judicial authority relating to the issue of when a transaction styled as a sale of assets or an absolute transfer of assets constitutes a true sale or an absolute transfer, as the case may be, as opposed to a secured loan, and we have not located any controlling precedent for the transactions described herein. However, the existing case law indicates that an analysis of a purported true sale or absolute transfer should examine the intent of the parties as well as the economic consequences of the transaction to determine whether they are consistent with characterization as a true sale or absolute transfer, as the case may be. Some of the most important factors relevant to this economic analysis include (i) whether the buyer or transferee has assumed the risks inherent in the ownership of the assets purportedly sold or transferred (i.e., whether the risk of loss has been borne by the buyer or transferee), (ii) the presence (or absence) of a fixed consideration that is not subject to further adjustment, given in connection with the purchase or transfer, (iii) the level of recourse (if any) that the buyer or transferee has against the seller or transferor, (iv) whether the buyer's or transferee's rights in the acquired assets could be extinguished by repayment of a debt owed by the seller or transferor or by the recovery of the consideration (if any) given in connection with the purchase or transfer and (v) in what circumstances (if any) the seller or transferor has the right or the obligation to repurchase or otherwise reacquire the assets or any interest therein.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the Bankruptcy Code and the law of the State of New York to the extent that it may be applicable thereunder. We do not express any opinion on any matter not expressly addressed below.

     Based upon and subject to the foregoing, the further qualifications set forth below, and the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that:

     1. In connection with any bankruptcy proceedings instituted by or on behalf of Column under the Bankruptcy Code, the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor, rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding.

     2. In connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust, rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis, constitute property of the Depositor's estate under section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

     Our opinion is subject to the qualifications that (i) the assumptions set forth herein are and continue to be true in all respects relevant to this opinion, (ii) there are no additional facts that would affect the validity of the assumptions set forth herein or upon which this opinion is based, (iii) any claim contrary to or inconsistent with any opinion expressed herein made in any judicial proceeding will be opposed and litigated to a final resolution by one or more persons or entities with standing to do so, (iv) such case is properly presented and argued, and (v) the law is properly applied.

                                     D-3C-6

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                           Very truly yours,



                                     D-3C-7

                                  EXHIBIT D-3D

                       FORM OF LETTER OF SIDLEY & AUSTIN,
                            PURSUANT TO SECTION 7(IX)

                                November 7, 2000


DLJ Commercial Mortgage Corp.            McDonald Investments Inc.
11 Madison Avenue                        800 Superior Avenue
New York, New York  10010                Cleveland, Ohio  44114

Donaldson, Lufkin & Jenrette             Salomon Smith Barney Inc.
  Securities Corporation                 388 Greenwich Street, 11th Floor
11 Madison Avenue                        New York, New York  10013
New York, New York  10010

Prudential Securities Incorporated       Credit Suisse First Boston Corporation
One New York Plaza                       11 Madison Avenue
New York, New York  10292                New York, New York 10010

     Re: DLJ Commercial Mortgage Trust 2000-CKP1, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1

Ladies and Gentlemen:

     We have, with the knowledge and consent of all the parties involved, acted as special counsel to Column Financial, Inc. ("Column"), DLJ Commercial Mortgage Corp. (the "Depositor"), Donaldson, Lufkin & Jenrette Securities Corp. ("DLJSC"), Prudential Securities Incorporated ("Prudential"), Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald") and Salomon Smith Barney Inc. (SSBI") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

          (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-82275) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act 1933, as amended (the "Securities Act"), certain offerings of commercial mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

          (ix) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser;

                                     D-3C-1

          (x) the sale by Prudential Mortgage Capital Funding, LLC ("PMCF"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (the "PMCF Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "PMCF Mortgage Loan Purchase Agreement"), between PMCF as seller, Prudential Mortgage Capital Company, LLC ("PMCC") as the additional party and the Depositor as purchaser;

          (xi) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser;

          (xii) the creation of a trust fund (the "Trust Fund"), and the issuance of an aggregate $1,289,918,771 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"), consisting of 19 classes designated Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C, Class D, Class E and Class R, pursuant to the Pooling and Servicing Agreement dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer and special sub-servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N. A., as trustee (in such capacity, the "Trustee");

          (xiii) the transfer of the Column Mortgage Loans, the PMCF Mortgage Loans and the KeyBank Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust Fund, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates; and

          (xiv) the sale by the Depositor, and the purchase by DLJSC, Prudential, CSFB, McDonald and SSBI (collectively, in such capacity, the "Underwriters"), of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of October 27, 2000 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Column Mortgage Loan Purchase Agreement, the PMCF Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated October 17, 2000, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the

                                     D-3C-2

Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated October 27, 2000, specifically relating to the Trust Fund and the Publicly Offered Certificates (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (ix) compliance with the Agreements by the parties thereto, (x) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the PMCF Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor and Column, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     We are delivering this letter in our capacity as special counsel to the Depositor, Column and the Underwriters. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "Excluded Information"), and we have reviewed certain loan summaries prepared by Column in respect of the Column Mortgage Loans and, in the case of each Column Mortgage Loan with a Cut-off Date Balance in excess of $27.5 million, the related Mortgage Note and Mortgage. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a

                                     D-3C-3
material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical, financial or statistical data set forth or referred to therein or omitted therefrom or (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the PMCF Mortgage Loans, the KeyBank Mortgage Loans and/or the Borrowers and Mortgaged Properties relating to the PMCF Mortgage Loans and the KeyBank Mortgage Loans. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor, Column and the Underwriters in connection with the determination of materiality.

     When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley & Austin attorneys currently practicing law with this firm who have been involved in any material respect in representing any of the Depositor, Column or the Underwriters in connection with the Transactions. We call to your attention that, with your knowledge and consent, except as described above, such Sidley & Austin attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.

     The statements set forth herein are being made to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the views or belief expressed herein. This letter is being delivered solely for the benefit of the persons to which it is addressed in connection with the Transactions. It may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                         Very truly yours,




                                     D-3C-4

                                   EXHIBIT M-2

                FORM OF KEYBANK MORTGAGE LOAN PURCHASE AGREEMENT




                                 [See Attached]


                                     M-2-1

                        MORTGAGE LOAN PURCHASE AGREEMENT



     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of October 27, 2000, between KeyBank National Association, a national banking association ("KeyBank"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller") and DLJ Commercial Mortgage Corp., a Delaware corporation ("DLJCMC"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

     KeyBank desires to sell, assign, transfer, set over and otherwise convey to DLJCMC, without recourse, and DLJCMC desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

     DLJCMC intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJCMC, as depositor (in such capacity, the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special sub-servicer (in such capacity the "Special Sub-Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., trustee (the "Trustee"), relating to the issuance of DLJCMC's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that DLJCMC will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

DLJCMC intends to sell the Registered Certificates to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("PSI"), Credit Suisse First Boston Corporation ("CSFB"), Salomon Smith Barney Inc. ("SSBI") and McDonald Investments Inc. ("McDonald"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald; and DLJCMC intends to sell the remaining Certificates (the "Non-Registered Certificates") to DLJSC, PSI and CSFB, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between DLJCMC, DLJSC, PSI and CSFB. The Registered Certificates are more fully described in the prospectus dated October 17, 2000 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated October 27, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the private placement memorandum dated October 27, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

     KeyBank will indemnify DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and certain related parties with respect to the disclosure regarding the Mortgage Loans and contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among KeyBank, DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 20. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on November 7, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2000 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $366,496,067, subject to a variance of plus or minus 5% (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be as set forth in, or calculated in accordance with, the Term Sheet for the Joint Conduit Securitizations dated ____, 2000 between DLJSC, PSI, Column Financial Inc., Prudential Mortgage Capital Company, LLC and KeyBank (the "Term Sheet"), and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 21. Conveyance of the Mortgage Loans.

     (a) On and as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans and required for the ongoing administration and servicing of the Mortgage Loans ("Reserves").

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than Reserves) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Purchaser or its designee the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for any Mortgage Loan, then:

          (i) the Seller shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Seller;

          (ii) the Seller shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Seller has delivered to the Purchaser or its designee, all documents required to be delivered by the Seller as part of such Mortgage File;

          (iii) upon receipt by the Seller from the Purchaser or its designee of any notice of any remaining deficiencies to such Mortgage File as of February 1, 2002, the Seller shall reconfirm its obligation to complete such Mortgage File and to correct all deficiencies associated therewith, and, if it fails to do so within 45 days after its receipt of such notice, the Seller shall deliver to the Purchaser or its designee a limited power of attorney (in a form reasonably acceptable to the Seller and the Purchaser) permitting the Purchaser or its designee to execute all endorsements (without recourse) and to execute and, to the extent contemplated by Section 2(d) and the Pooling and Servicing Agreement, record all instruments of transfer and assignment with respect to the subject Mortgage Loan;

          (iv) the Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from the Seller's failure to deliver all documents required to be part of such Mortgage File on the Closing Date; and

          (v) the Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.


     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are reasonably required for the ongoing administration and servicing of the Mortgage Loans; (ii) any other documents prepared or delivered by the related Borrowers to the Seller with respect to the Mortgage Loans and used by the Seller to prepare or assist in preparing Exhibits A-1 and A-2 to the Prospectus Supplement; and (iii) all Reserves in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i), (ii) and (iii) of the preceding sentence shall be the Master Servicer.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect the Mortgage Loans as property of the Purchaser.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 22. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

     SECTION 23. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2. The respective representations and warranties of the parties hereto set forth in Exhibits B-1 and B-2 are hereinafter referred to collectively as the "Corporate Representations".

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, DLJSC, PSI, CSFB, SSBI and McDonald) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), by the Seller pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit B-1 and Exhibit C to this Agreement. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment. With respect to the Corporate Representations, such survival shall continue for so long as any of the Mortgage Loans remains outstanding.

     SECTION 24. Notice of Breach; Cure, Repurchase and Substitution.

     (a) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Seller thereof in writing and request that the Seller correct or cure such Breach or Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Seller shall (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the terms hereof and, if applicable, the terms of the Pooling and Servicing Agreement, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall certify in writing to the Purchaser
(i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the correction or cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the correction or cure thereof, and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of remediating a Material Breach or

Material Document Defect with respect to any Mortgage Loan, "Resolution Extension Period" shall mean the 90-day period following the end of the applicable Initial Resolution Period.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser has received from the Seller
(i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to such Breach or Document Defect.

     (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

     SECTION 25. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) The Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 26. Closing Documents. The Closing Documents shall consist of the following:

          (i) This Agreement, duly executed by the Purchaser and the Seller;

          (ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

          (iv) A certificate of good standing with respect to the Seller issued by the Comptroller of the Currency not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated ----------- the Closing Date, and upon which the Interested Parties may rely;

          (vi) A written opinion of Robert C. Bowes, Esq., associate general counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3A hereto (with such additions, deletions or modifications as may be required by ------------ either Rating Agency);

          (vii) A written opinion of Conlin, McKenney & Philbrick, P.C., special Michigan counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency).

          (viii) A written opinion of Polsinelli Shalton & Welte, P.C., special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) A written opinion of Phillips Lytle, Hitchcock, Blaine & Huber LLP, special New York counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3D hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (x) A letter from Polsinelli Shalton & Welte, P.C., special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties (other than the Rating Agencies), which letter shall be substantially in the form of Exhibit D-3E hereto;

          (xi) One or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald, stating in effect that, using the assumptions and methodology used by DLJCMC, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xii) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 27. Costs. The costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet.

     SECTION 28. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or ailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, New York New York, 10010, Attention: N. Dante LaRocca, facsimile number (212) 325-8105, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 911 Main Street, Suite 1500, Kansas City, Missouri 64105, facsimile number (816) 221-8848, Attention: E. J. Burke, with a copy to: 127 Public Square, Cleveland, Ohio 44114, Attention: Robert C. Bowes, facsimile number (216) 689-5681, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 29. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 30. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by DLJCMC to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of Ohio Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 31. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 32. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 33. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Purchaser and the Seller each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 34. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 35. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, DLJCMC is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 36. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 37. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 2. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            KEYBANK NATIONAL ASSOCIATION


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            DLJ COMMERCIAL MORTGAGE CORP.


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                                             Exhibit A

                                                       MORTGAGE LOAN SCHEDULE
                                                   DLJ Commercial Mortgage Corp.
                                   Commercial Mortgage Pass-Through Certificates Series 2000-CKP1


                                                                                                        Original       Cut-off Date
                                                                                                        Principal        Principal
 #      Property Name             Address                      City               State    Zip Code       Balance        Balance (4)
---     -------------             -------                      ----               -----    --------      ----------     ------------
11     Page Field Commons        5043 South Cleveland       Fort Myers            FL        33907       25,400,000      25,325,706
                                 Avenue

12     Poly Foam(2A)             1311 Majestic Drive        Fremont               OH        43420        9,350,000       9,332,630




13     Poly-Foam International,  1411 Majestic Drive        Fremont               OH        43420        8,550,000       8,533,752
       Inc.(2A)



15     Sterling University       4500 Burbank Drive         Baton Rouge           LA        70820       14,640,000      14,640,000
       Crescent


16     Oakbrook Apartments       5055 Nicholson Drive       Baton Rouge           LA        70820       14,385,000      14,385,000



19     Chandler Sunset Plaza     Northeast Corner of Ray    Chandler              AZ        85226       14,000,000      13,960,297
                                 and Rural Roads

21     Railway Express           900 Second Street, N.E.    Washington            DC        20002       12,600,000      12,534,362
       Building


22     Hillcroft Apartments      10 Clapboard Ridge Road    Danbury               CT        06811       12,400,000      12,356,185



27     Silverado Ranch Center    9715, 9725, 9775, 9785     Las Vegas             NV        89123       11,600,000      11,587,542
                                 S. Maryland Parkway


29     Carlton Village           3331 Route 94 South        Hardyston Township    NJ        07419       11,500,000      11,487,650
       Apartments


31     2200 First Avenue South   2200 First Avenue South    Seattle               WA        98134       10,500,000      10,482,959



36     Westgate Crossing         660 Spartan Boulevard      Spartanburg           SC        29301        9,900,000       9,882,379
       Shopping Center


39     Roseland Shopping         3225 Route 364             Canandaigua           NY        14424        9,676,000       9,644,137
       Center

44     Twelve Oaks Shopping      5500 Abercorn Street       Savannah              GA        31405        9,100,000       9,100,000
       Center


45     Streetsboro Market        9240-9298 Market Square    Streetsboro           OH        44241        8,951,000       8,856,454
       Square                    Drive & 9424 State Route
                                 14

46     Ravenswood Apartments     401 West Pine Avenue       Lompoc                CA        93436        8,800,000       8,790,158


49     Royal Jetstar Tech        4040 Royal Lane            Irving                TX        75063        8,083,000       8,061,206
       Center


52     Sterling University       2985 E. Aurora Avenue      Boulder               CO        80303        6,960,000       6,960,000
       Peaks


54     Hartville Center          839-907 West Maple         Hartville             OH        44632        6,500,000       6,478,527



55     Pony Express Building     2236 Lower Lake Road &     St. Joseph            MO        64504        6,485,000       6,451,145
                                 2307 Alabama Street








                                         Original          Remaining        Origination        Remaining       Interest
                          Mortgage       Term to           Term to         Amortization      Amortization        Only
          Monthly         Interest       Maturity          Maturity            Term              Term           Period
 #       Payment(5)          Rate        (months)(6)       (months)(6)        (months)          (months)        (months)
---      ----------        --------      -----------       -----------      ------------      ------------      --------
11      191,536.45         8.290%           120               114               360               354              0


12       70,506.33         8.290%           120               116               360               356              0




13       64,053.06         8.220%           120               116               360               356              0




15      109,265.82         8.180%           120               113               360               360              24



16      111,885.05         8.625%           120               112               360               360              24



19      106,558.38         8.390%           123               117               360               354              0


21       99,513.17         8.270%           120               114               300               294              0



22       93,942.78         8.340%           120               113               360               353              0



27       86,495.40         8.170%           120               118               360               358              0



29       85,749.75         8.170%            84                82               360               358              0



31       82,153.99         8.690%           120               116               360               356              0



36       75,561.85         8.420%           120               116               360               356              0



39       74,949.35         8.580%           120               113               360               353              0


44       67,981.80         8.190%           120               118               360               360              12



45       66,634.46         8.030%           120               104               344               328              0



46       64,694.02         8.020%           120               118               360               358              0


49       62,437.93         8.550%           120               114               360               354              0



52       51,946.05         8.180%           120               113               360               360              24



54       51,727.95         8.360%           120               116               300               296              0



55       51,174.33         8.260%           120               114               300               294              0





                                                                     Fee          Interest
                                                                   Simple/       Calculation      Servicing
                                                                   Mortgage        (30/360         Trustee
                     Defeasance     Defeasance                       Loan         Actual 360/        And
 #        ARD (7)        (8)        Period (9)         Leasehold    Seller       Actual/365)       Fees
---      ---------   ----------     ----------         ---------   --------      -----------     ---------
11      4/30/2010         No       N/A                Leasehold    KeyBank      Actual/360       0.051700%


12                       Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.58), YM 1%
                                   (1.75), O
                                   (0.33)

13                       Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.58), YM 1%
                                   (1.75), O
                                   (0.33)

15                       Yes       L (4.08), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.59), O
                                   (0.33)

16                       Yes       L (4.08), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.34), O
                                   (0.58)

19                       Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                   (7.5), O (0.25)

21                       Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.101700%
                                   (7.17), O
                                   (0.33)

22                       Yes       L (4.08), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.59), O
                                   (0.33)

27                       Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.58), O
                                   (0.25)

29                       Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                   (4.58), O
                                   (0.25)

31      7/1/2010         Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.34), O
                                   (0.33)

36      7/1/2010         Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.34), O
                                   (0.33)

39      4/1/2010          No       N/A                  Fee        KeyBank      Actual/360       0.051700%


44      9/1/2010         Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.58), O
                                   (0.25)

45                       Yes       L (3.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (6.42), O
                                   (0.25)

46                       Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.5), O (0.33)

49                       Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                   (7.17), O
                                   (0.33)

52                       Yes       L (4.08), D          Fee        KeyBank      Actual/360       0.051700%
                                   (5.59), O
                                   (0.33)

54                       Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                   (7.34), O
                                   (0.33)

55                       Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.101700%
                                   (7.17),O
                                   (0.33)


                                                                A-1



                                                                                                         Original       Cut-off Date
                                                                                                        Principal        Principal
 #      Property Name             Address                      City               State    Zip Code       Balance        Balance (4)
---     -------------             -------                      ----               -----    --------      ----------     ------------
56     Willow Pond Apartments    6003 Abrams Road           Dallas                TX        75231        6,450,000       6,447,095



60     Larry's Market            12323 120th Place NE       Kirkland              WA        98034        5,700,000       5,692,227


64     Royal Freeport Tech       4343 Royal Lane            Irving                TX        75038        5,600,000       5,584,901
       Center


65     100 Demarest Drive        100 Demarest Drive         Wayne Township        NJ        07470        5,550,000       5,541,644

77     Ramblewood Apartments     155 Briarwood Road         Fort Collins          CO        80521        4,600,000       4,495,042

82     Sunpark Apartments        2205 North Frazier         Conroe                TX       77301         4,150,000       4,145,664



83     Carol Oaks Apartments     7412 Ederville Road        Fort Worth            TX        76112        4,120,000       4,106,698

85     Tonawanda Manor           111 Ensminger Road         Tonawanda             NY        14150        4,072,000       4,061,927



89     Whispering Oaks Mobile    315 Barricks Road          Brooks                KY        40229        3,825,000       3,814,844
       Home Park

92     Holy Cross                2415 Musgrove Road         Silver Spring         MD        20904        3,800,000       3,793,962
       ProfessionalCenter


94     Banana Republic           5542 Walnut Street         Pittsburgh            PA        15232        3,706,000       3,697,607



98     Southtowne Center         10331 and 10317 South      Sandy                 UT        84070        3,460,000       3,452,236
                                 State Street


99     Pinetree Village          7500 Broadway              Denver                CO        80221        3,450,000       3,444,402
       Apartments

100    Weston Shoppes            4000 West 106th Street     Carmel                IN        46032        3,288,000       3,274,601


102    Old County Road           1725 Old County Road       San Carlos            CA        94070        3,200,000       3,194,576



103    Cambridge Court           1109 Sixth Avenue North    Great Falls           MT        59401        3,300,000       3,169,044
       Retirement Community

110    Star Wholesale            8223 Stemmons Freeway      Dallas                TX        75247        2,985,000       2,908,942
       Florist, Inc.

111    Office Depot              41690 Ford Road            Canton                MI        48187        2,912,000       2,907,902



112    CVS Plaza - East          Main Street & Burnside     East Hartford         CT        06108        2,859,900       2,852,871
       Hartford                  Avenue

113    CVS Plaza - Queensbury    216 Quaker Road            Queensbury            NY        14203        2,860,000       2,851,609

117    Office Depot at           23420 Allen Road           Woodhaven             MI        48183        2,700,000       2,695,000
       Woodhaven Village Square


122    Eckerd's Drug Store - S.  209 Mount Zoar a/k/a       Elmira                NY        14904        2,552,000       2,545,673
       Main                      400-404 South Main Street


125    Eckerd's Drug Store - N.  119 Second Street a/k/a    Elmira                NY        14901        2,512,000       2,505,773
       Main                      350 - 368 North Main
                                 Street

126    Gentry Plaza              980-1018 Morse Road        Columbus              OH        43229        2,470,000       2,466,426



130    Eckerd's Drug Store -     479 Broadway               Kingston              NY       12401         2,400,000       2,395,898
       Kingston


131    Pueblo Point Ace          13811 North Tatum          Phoenix               AZ        85254        2,312,000       2,308,168
       Hardware                  Boulevard


133    Eckerd's Drug Store -     1483 U.S. Route 9          Halfmoon              NY        12065        2,273,000       2,265,448
       Half Moon


135    New England Place         707-829 West Maple         Clawson               MI        48017        2,250,000       2,238,943
       Apartments


138    Calder Square, Phase II   1111 West Main Street      League City           TX        77573        2,145,000       2,142,752
       Apartments


140    Wekiva Executive          1706 East Semoran          Apopka                FL        32703        2,150,000       2,138,636
       Center(3)                 Boulevard









                                          Original          Remaining        Origination        Remaining       Interest
                           Mortgage       Term to           Term to         Amortization      Amortization        Only
           Monthly         Interest       Maturity          Maturity            Term              Term           Period
 #        Payment(5)          Rate        (months)(6)       (months)(6)        (months)          (months)        (months)
---       ----------        --------      -----------       -----------      ------------      ------------      --------
56        47,282.86         7.990%           144               143               360               359              0



60        43,747.30         8.480%           120               117               360               357              0


64        43,257.75         8.550%           120               114               360               354              0



65        41,344.67         8.160%           120               117               360               357              0

77        33,249.12         7.250%           120               100               300               280              0

82        31,235.93         8.270%           120               118               360               358              0



83        30,116.29         7.960%           120               114               360               354              0

85        32,679.16         8.460%           120               117               300               297              0



89        29,852.13         8.130%           120               117               300               297              0


92        29,894.62         8.750%           120               116               360               356              0



94        28,838.08         8.630%           120               115               360               355              0



98        26,997.75         8.660%           120               115               360               355              0



99        26,843.28         8.230%           120               118               312               310              0


100       26,408.69         8.980%           144               135               360               351              0


102       25,853.58         8.540%           120               118               300               298              0



103       24,386.71         7.500%           120                86               300               266              0


110       25,697.08         8.390%           144               129               240               225              0


111       22,143.59         8.380%           120               117               360               357              0



112       22,848.79         8.830%           120               115               346               341              0


113       21,546.57         8.280%           120               114               360               354              0

117       20,379.17         8.300%           120               116               360               356              0



122       19,316.04         8.330%           120               115               360               355              0



125       19,013.28         8.330%           120               115               360               355              0



126       18,625.79         8.290%           120               117               360               357              0



130       18,522.00         8.540%           120               116               360               356              0



131       18,851.13         8.650%           120               118               300               298              0



133       17,558.01         8.550%           120               113               360               353              0



135       16,965.36         7.730%           120               115               300               295              0



138       16,129.75         8.260%           120               118               360               358              0



140       17,718.43         8.470%           120               115               276               271              0



                                                                       Fee          Interest
                                                                     Simple/       Calculation      Servicing
                                                                     Mortgage        (30/360         Trustee
                       Defeasance     Defeasance                       Loan         Actual 360/        And
 #           ARD (7)        (8)        Period (9)         Leasehold    Seller       Actual/365)       Fees
---         ---------   ----------     ----------         ---------   --------      -----------     ---------
56                          Yes       L (2.08), D          Fee        KeyBank      Actual/360       0.051700%
                                      (9.59), O
                                      (0.33)

60         8/1/2010         Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.101700%
                                      (7.5), O (0.25)

64                          Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                      (7.17), O
                                      (0.33)

65                           No       N/A                  Fee        KeyBank      Actual/360       0.051700%

77         2/28/2009         No       N/A                  Fee        KeyBank      Actual/360       0.051700%

82                          Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.58), O
                                      (0.25)

83                           No       N/A                  Fee        KeyBank      Actual/360       0.051700%

85                          Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.42), O
                                      (0.33)

89                          Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.5), O (0.25)

92                          Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.071700%
                                      (7.42), O
                                      (0.25)

94                          Yes       L (2.42), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.25), O
                                      (0.33)

98                          Yes       L (2,42(, D        Leasehold      KeyBank      A0.051700%
                                      (7.25), O
                                      (0.33)

99                           No       N/A                  Fee        KeyBank      Actual/360       0.051700%


100                         Yes       L (2.75), D          Fee        KeyBank      Actual/360       0.051700%
                                      (9), O (0.25)

102        9/1/2010         Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.58), O
                                      (0.25)

103                          No       N/A                  Fee        KeyBank      Actual/360       0.051700%


110                         Yes       L (3.25), D          Fee        KeyBank        30/360         0.051700%
                                      (8.5), O (0.25)

111        8/1/2010         Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.42), O
                                      (0.33)

112                          No       N/A                  Fee        KeyBank      Actual/360       0.051700%


113                          No       N/A                  Fee        KeyBank      Actual/360       0.051700%

117                         Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.34), O
                                      (0.33)

122        6/1/2010         Yes       L(2.42), D           Fee        KeyBank      Actual/360       0.051700%
                                      (7.25), O
                                      (0.33)

125        6/1/2010         Yes       L(2.42), D           Fee        KeyBank      Actual/360       0.051700%
                                      (7.25), O
                                      (0.33)

126        8/1/2010         Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.42), O
                                      (0.33)

130        7/1/2010         Yes       L (2.33), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.34), O
                                      (0.33)

131                         Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.58), O
                                      (0.25)

133                         Yes       L(2.58), D           Fee        KeyBank      Actual/360       0.051700%
                                      (7.09), O
                                      (0.33)

135                         Yes       L (2.42), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.33), O
                                      (0.25)

138                         Yes       L (2.17), D          Fee        KeyBank      Actual/360       0.051700%
                                      (7.58), O
                                      (0.25)

140                          No       N/A                  Fee        KeyBank      Actual/360       0.051700%



                                                                A-2



                                                                                                         Original       Cut-off Date
                                                                                                         Principal        Principal
 #      Property Name             Address                      City               State    Zip Code       Balance        Balance (4)
---     -------------             -------                      ----               -----    --------      ----------     ------------
142    Office Max - Northwood    2802 Curtice Road          Northwood             OH        43619        2,025,000       1,982,013

143    Office Max - Alexandria   4525 Highway 29 South      Alexandria            MN        56308        1,997,000       1,971,098

145    Continental Terrace       3315 East Longview         Bloomington           IN        47401        1,950,000       1,943,149
       Apartments                Avenue

146    Cheyenne Mountain         1650 and 1660 East         Colorado Springs      CO        80906        1,946,000       1,922,979
       Center                    Cheyenne Mountain
                                 Boulevard

147    Circle K Plaza            4355 East University       Mesa                  AZ        85205        1,921,000       1,917,257
                                 Drive


149    Big K Store               431 N.E. 19th Avenue       Ruskin                FL        33570        1,916,000       1,903,501

150    St. Agnes Apartments      1350 North Meridian        Indianapolis          IN        46202        1,885,000       1,878,870
                                 Street

152    Peconic Mini Storage      345 Flanders Road          Flanders              NY        11901        1,837,500       1,833,004



155    North By Northeast II     8200 Block East 96th       Fishers               IN        46038        1,810,000       1,805,197
       Shoppes                   Street


161    Coliseum Self Storage     1121 North Coliseum        Fort Wayne            IN        46805        1,780,000       1,768,566
                                 Boulevard

162    Centre Square             2135 Payne Street          Las Cruces            NM        88001        1,720,000       1,716,093
       Apartments

164    The Sun Prairie           911 Sun Prairie Drive      Houston               TX        77090        1,700,000       1,695,028
       Apartments


165    7th Street Grocery        7645 South 700 East        Sandy                 UT        84047        1,660,000       1,652,195



167    New Augusta Shoppes       7111 Georgetown Road       Indianapolis          IN        46268        1,590,000       1,585,956



170    Sunshine Care Homes       12725-12750 Monte Vista    Poway                 CA        92064        1,579,000       1,553,012
                                 Road


171    1-9 Flatbush Avenue       1-9 Flatbush Avenue        Brooklyn              NY        11217        1,500,000       1,495,078

172    Pathmark Store No. 550    176-182 West Chelten       Philadelphia          PA        19144        1,486,000       1,479,970
                                 Avenue


176    Old Orchard II            4330 Keller Road           Holt                  MI        48842        1,430,000       1,425,202
       Apartments

179    Castle Store & Lock       1861 Dixie Highway         Hamilton              OH        45011        1,400,000       1,392,907



181    Arctic Office Building    3940 Arctic Boulevard      Anchorage             AK        99503        1,400,000       1,386,265

184    Lansing Square            11152 East 16th Street     Aurora                CO        80010        1,360,000       1,357,566
       Apartments

185    CVS #0742-01              90 Garth Road              Scarsdale             NY        10583        1,340,000       1,337,725

193    Cumberland Technical      4311 West Waters Avenue    Tampa                 FL        33614        1,150,000       1,141,935
       Center


202    Town & Country Shopping   106 East Parker Street     Baxley                GA        31513        1,000,000        996,963
       Center

203    The Majestic Building     7 East Bijou Street        Colorado Springs      CO        80903         989,000         984,234

208    Goodwill Retail Center    17450 Meinig Avenue        Sandy                 OR        97055         872,000         869,437

209    1137 North 13th Street    1137 North 13th Street     Milwaukee             WI        53208         370,000         369,132
       Apartments(2F)

210    949-969 North 27th        949-969 North 27th         Milwaukee             WI        53208         330,000         329,226
       Street(2F)                Street

211    Summit Plaza              894-896 Summit Street      Round Rock            TX        78664         665,000         657,670

212    Sunnyvale Trailer Park    1360 New Louden Road       Latham                NY        12110         574,000         572,289

213    Woodhaven Village         23200 Allen Road           Woodhaven             MI        48183         556,000         554,393
       Square

214    4425 South 87th Street    4425 South 87th Street     Omaha                 NE        68127         405,000         403,665





                                         Original          Remaining        Origination        Remaining       Interest
                          Mortgage       Term to           Term to         Amortization      Amortization        Only
          Monthly         Interest       Maturity          Maturity            Term              Term           Period
 #       Payment(5)          Rate        (months)(6)       (months)(6)        (months)          (months)        (months)
---      ----------        --------      -----------       -----------      ------------      ------------      --------
142      17,000.98         8.050%           120               107               240               227              0

143      17,903.36         8.950%           120               111               240               231              0

145      14,800.77         8.360%           120               113               360               353              0


146      15,447.41         8.330%           120               107               300               287              0



147      15,595.22         9.100%           120               115               360               355              0



149      16,766.67         9.520%           120               111               300               291              0

150      15,089.71         8.430%           120               116               300               296              0


152      14,808.43         8.510%           120               117               300               297              0



155      14,045.81         8.600%           144               138               360               354              0



161      15,481.07         8.530%           120               116               240               236              0


162      13,371.87         8.620%           120               115               360               355              0


164      12,819.37         8.290%           120               114               360               354              0



165      13,059.23         8.750%           120               110               360               350              0



167      12,485.83         8.730%           144               138               360               354              0



170      12,672.00         8.460%           120               104               300               284              0



171      11,967.42         8.390%           120               116               300               296              0

172      12,126.32         8.660%           120               115               300               295              0



176      11,313.09         8.290%           120               116               300               296              0


179      11,178.99         8.400%           120               114               300               294              0



181      11,653.06         8.900%           120               108               300               288              0

184      10,741.10         8.270%           120               118               300               298              0


185      10,360.47         8.560%            84                80               360               356              0

193       9,784.85         9.170%           120               111               300               291              0



202       8,207.85         8.730%           120               116               300               296              0


203       8,050.52         8.630%           120               114               300               294              0

208       7,240.32         8.870%           120               116               300               296              0

209       3,029.37         8.700%           120               117               300               297              0


210       2,701.87         8.700%           120               117               300               297              0


211       5,435.70         8.680%           120               107               300               287              0

212       4,742.53         8.810%           120               116               300               296              0

213       4,643.11         8.940%           120               116               300               296              0


214       3,563.84         9.590%           120               115               300               295              0



                                                                         Fee          Interest
                                                                       Simple/       Calculation      Servicing
                                                                       Mortgage        (30/360         Trustee
                         Defeasance     Defeasance                       Loan         Actual 360/        And
 #             ARD (7)        (8)        Period (9)         Leasehold    Seller       Actual/365)       Fees
---           ---------   ----------     ----------         ---------   --------      -----------     ---------
142          10/1/2009         No       N/A                  Fee        KeyBank      Actual/360       0.101700%

143          2/1/2010          No       N/A                  Fee        KeyBank      Actual/360       0.101700%

145                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


146                           Yes       L (3.08), D          Fee        KeyBank      Actual/360       0.051700%
                                        (6.59), O
                                        (0.33)

147                           Yes       L (2.42), D          Fee        KeyBank      Actual/360       0.101700%
                                        (7.33), O
                                        (0.25)

149          2/1/2010          No       N/A                  Fee        KeyBank      Actual/360       0.051700%

150                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


152                           Yes       L (2.25), D          Fee        KeyBank      Actual/360       0.051700%
                                        (7.42), O
                                        (0.33)

155                           Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                        (9.17), O
                                        (0.33)

161                            No       N/A                  Fee        KeyBank        30/360         0.051700%


162                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


164                           Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                        (7.17), O
                                        (0.33)

165                           Yes       L (2.83), D          Fee        KeyBank      Actual/360       0.051700%
                                        (6.84), O
                                        (0.33)

167                           Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                        (9.17), O
                                        (0.33)

170                           Yes       L (3.33), D          Fee        KeyBank        30/360         0.051700%
                                        (6.42), O
                                        (0.25)

171                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

172          6/1/2010         Yes       L (2.42), D          Fee        KeyBank      Actual/360       0.051700%
                                        (7.33), O
                                        (0.25)

176                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


179                           Yes       L (2.5), D           Fee        KeyBank      Actual/360       0.051700%
                                        (7.17), O
                                        (0.33)

181                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

184                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


185                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

193                           Yes       L (2.75), D          Fee        KeyBank      Actual/360       0.051700%
                                        (6.92), O
                                        (0.33)

202                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


203                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

208                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

209                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


210                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


211                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

212                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%

213                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


214                            No       N/A                  Fee        KeyBank      Actual/360       0.051700%


                                                                A-3



                                                                                                        Original       Cut-off Date
                                                                                                        Principal        Principal
 #      Property Name             Address                      City               State    Zip Code       Balance       Balance (4)
---     -------------             -------                      ----               -----    --------      ----------     ------------

215    Cosmos Apartments         1510 Avenue L              Plano                 TX        75074         332,000         330,365

216    North Gate Apartments     1323 North Fourth Street   Toronto               OH        43964         295,000         293,528




                                          Original          Remaining        Origination        Remaining       Interest
                           Mortgage       Term to           Term to         Amortization      Amortization        Only
           Monthly         Interest       Maturity          Maturity            Term              Term           Period
 #        Payment(5)          Rate        (months)(6)       (months)(6)        (months)          (months)        (months)
---       ----------        --------      -----------       -----------      ------------      ------------      --------

215        2,680.07         8.530%           120               114               300               294              0

216        2,369.46         8.470%           120               114               300               294              0



                                                                        Fee          Interest
                                                                      Simple/       Calculation      Servicing
                                                                      Mortgage        (30/360         Trustee
                        Defeasance     Defeasance                       Loan         Actual 360/        And
 #            ARD (7)        (8)        Period (9)         Leasehold    Seller       Actual/365)       Fees
---          ---------   ----------     ----------         ---------   --------      -----------     ---------

215                           No       N/A                  Fee        KeyBank      Actual/360       0.051700%

216                           No       N/A                  Fee        KeyBank      Actual/360       0.051700%

------------------

(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.

(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are cross-defaulted.

(3)  The Underlying Mortgage Loan secured by Wekiva Executive Center follows the following amortization schedule:
         Payments 1-59 are based on a 276-month amortization of principal
         Payments 60-120 are based on a 350-month amortization of principal

(4)  Assumes a Cut-off Date of November 1, 2000.

(5)  In the case of Loans with Interest Only Periods, the monthly payment presented herein reflects the amount due during the respective amortization terms.

(6)  In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(7)  Anticipated Repayment Date.

(8)  "Yes" means that defeasance is permitted notwithstanding the Lockout Period.

(9)  Prepayment Provision as of Origination:
     L (x) = Lockout for x
     years
     D (x) = Defeasance for x
     years
     YMA% (x) = Greater of Yield Maintenance Premium and A%
     Prepayment for x Years
     O(x) = Prepayable at par for x years

                                   EXHIBIT B-1


            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


     The Seller hereby represents and warrants that, as of the Closing Date:

     (a) The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The deposits of the Seller are insured by the Federal Deposit Insurance Corporation.

     (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (c) The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

     (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would

                                     B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

     (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

     (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

     (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

     (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

     (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

     (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     (o) The transfer of the Mortgage Loans hereunder and the grant of any security interest in accordance with Section 11 hereof are contemporaneous exchanges in which the Seller will receive new value and consideration constituting reasonably equivalent value and fair and adequate consideration for the assets transferred.

     (p) The execution, delivery and performance of this Agreement by the Seller constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Seller.

     (q) Neither DLJCMC nor the Trustee (i) is, or has ever been, an insider or affiliate of the Seller, (ii) controls, or has ever controlled, the Seller,
(iii) is, or has ever been, controlled by the Seller, or (iv) is, or has ever been, under common control with the Seller.

     (r) This Agreement and all documents relating hereto (i) were approved by the Board of Directors of the Seller or the Seller's loan committee and, in each case, such approval is reflected in the minutes of the Board of Directors or the loan committee and (ii) have been and will be an official record of the Seller continuously from the respective times of their execution.

     (s) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                     B-1-2

     (t) The principal place of business and chief executive office of the Seller is located in Cleveland, Ohio.

                                     B-1-3

                                   EXHIBIT B-2


          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER


     The Purchaser hereby represents and warrants that, as of the Closing Date:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (u) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (v) The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. The execution, delivery and performance of this Agreement by the Purchaser constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Purchaser.

     (w) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (x) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (y) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

     (z) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been
                                     B-2-1
completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (aa) The Purchaser (i) is not, and has never been, an insider or affiliate of the Seller, (ii) does not control, and has never controlled, the Seller,
(iii) is not, and has never been, controlled by the Seller, and (iv) is not, and has never been, under common control with the Seller.


                                     B-2-2

                                    EXHIBIT C


        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS



     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

     The Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in November 2000.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all missing information (including, without limitation, the names of assignees and endorsees and missing recording information) in all instruments of transfer or assignment and endorsements, and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in November 2000 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in November 2000.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related

Mortgaged Property to generate income sufficient to service such Mortgage Loan,
(c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge (after inquiry of its servicer, which servicer may be an affiliate of the Seller), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12 (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials, lead-based paint and radon) (a) an environmental site assessment, an environmental site assessment update or a transaction screen was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such assessment, update or screen, if any (an "Environmental Report"), has been delivered to the Purchaser, and (c) either:
(i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) a party not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a "no further action" letter or other evidence acceptable to the Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller's sole discretion, an appropriate net worth in light of the environmental matters covered by such guaranty or indemnity. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). In the case of each Mortgage Loan, the related Mortgaged Property is covered by comprehensive general liability insurance in an amount at least equal to $1 million.

     15. Taxes and Assessments. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. To the Seller's knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

     (b) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

     (bb) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

     (cc) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

     (dd) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease;

     (ee) Such Ground Lease requires the lessor thereunder to give written notice of any default by the lessee to the mortgagee under such Mortgage Loan. In addition, if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

     (ff) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (gg) Except in the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Page Field Commons, such Ground Lease either (i) has an original term which extends not less than ten
(10) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan;

     (hh) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

     (ii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

     (jj) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

     (kk) Such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

               (19) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

     1. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     2. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     3. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     4. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     5. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     6. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     7. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     8. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     9. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

     10. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i).

     11. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee.

     12. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     13. Inspection. In connection with the origination of each Mortgage Loan (other than the Mortgage Loans originated under the Seller's small balance loan program.), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

     14. No Material Default. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     15. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

     16. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $15,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

     17. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     18. Tax Parcels. Except as described on Schedule C-37 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

     19. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate") as set forth on Schedule C-38.

     20. Security Interests. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property or healthcare facility, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     21. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     22. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     23. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     24. Recourse. The related Mortgage Loan Documents contain standard provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     25. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     26. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     27. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

     28. Operating Statements. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan at least annually with operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and/or financial statements of the related Borrower, and with such other information as may be required therein.

     29. Grace Period. Except as set forth on Schedule C-48, with respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than 15 days from the applicable Due Date.

     30. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

     31. The Banana Republic Loan. With respect to the Mortgage Loan secured by a Mortgage on the Mortgaged Property identified on the Mortgage Loan Schedule as Banana Republic, a sufficient escrow of funds exists with the lender in order to remediate the current groundwater contamination at such Mortgaged Property to the extent necessary for such Mortgaged Property to comply with all applicable state and federal environmental laws and regulations relevant to such matter or otherwise to the extent that neither the related Borrower nor the lender would be required to take any further action under such laws and regulations with respect to such matter.

     32. Healthcare Facilities. To the Seller's knowledge, with respect to any Mortgaged Property securing a Mortgage Loan that is operated as a healthcare facility, as of origination of such Mortgage Loan, the operator with respect to such facility held all material certificates, licenses and permits required by applicable law for the operation of such facility and was in material compliance with all applicable state and federal laws and regulations. In addition, except as set forth on Schedule C-51 hereto, the loan documents for such Mortgage Loan provide that all material certificates, licenses and permits reasonably necessary for the operation of such facility will continue to be maintained.

                                  SCHEDULE C-12



            MORTGAGED PROPERTIES AS TO WHICH NO ENVIRONMENTAL TESTING
                WAS CONDUCTED IN CONNECTION WITH THE ORIGINATION
            OF THE RELATED MORTGAGE LOANS OTHER THAN WITH RESPECT TO
            ASBESTOS-CONTAINING MATERIALS, LEAD-BASED PAINT AND RADON
            ---------------------------------------------------------

                                      None







                                 SCHEDULE C-12-1

                                   SCHEDULE C-23

                         OTHER MORTGAGE LIEN EXCEPTIONS
                         ------------------------------

1735 Central Avenue Office Building-- The related Mortgage does not provide for acceleration of the payment of the unpaid balance of the Mortgage Loan if the related Borrower further encumbers the related Mortgaged Property.






                                     C-23-1

                                  SCHEDULE C-28

                        RELEASES OF MORTGAGED PROPERTIES

                                      None






                                     C-28-1

                                  SCHEDULE C-32

                              INSPECTION EXCEPTIONS
                              ---------------------

     1137 North 13th Street Apartments

     1-9 Flatbush Avenue

     4425 south 87th Street

     949-969 North 27th Street

     Arctic Office Building

     Centre Square Apartments

     Continental Terrace Apartments

     Cosmos Apartments

     CVS #0742-01

     Goodwill Retail Center

     North Gate Apartments

     Summit Plaza

     Sunnyvale Trailer Park

     The Majestic Building

     Town & Country Shopping Center

     Woodhaven Village Square


                                     C-32-1

                                  SCHEDULE C-37

                              TAX PARCEL EXCEPTIONS
                              ---------------------


Southtowne Centre

Office Depot at Woodhaven





                                     C-37-1

                                  SCHEDULE C-38

                                    ARD LOANS
                                    ---------

     With respect to each of the following loans, after its Anticipated Repayment Date, interest will accrue at the rate specified below:

     10136 Pathmark - interest rate adjusts to the greater of initial interest rate plus 2% or treasury rate plus 2%


     10321 Ramble Apts. - interest rate adjusts to LIBOR, plus 5%.


     10340 Larry's Market - interest rate adjusts to the greater of initial interest rate plus 2% or treasury rate plus 2%


     10383 Page Field Commons -- interest rate adjusts to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) initial interest rate plus 2% and (b) the extended treasury rate plus 2%


     10384 Roseland Shopping Center - interest rate adjusts to the greater of initial interest rate plus 2% or adjusted LIBOR


     10388 Ruskin K-Mart - interest rate adjusts to the greater of initial interest rate plus 2% or adjusted LIBOR


     10716 Old County - interest rate adjusts to the greater of interest rate plus 2% or the treasury rate plus 2%.


     10876 Twelve Oaks Shopping Center - interest rate adjusts to the greater of initial interest rate plus 2% or treasury rate plus 2%.


     11245 Eckerd's North Main Street -- interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%.


     11246 Eckerd's South Main Street -- interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%.


     11409 2200 First Avenue South - interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%


     11495 Eckerd's - Kingston -- interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%.


     11500 Westgate Crossing -- interest rate adjusts to the greater of initial interest rated plus 2% or extended treasury rate plus 2%.


     11582 Gentry Plaza -- interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%.


     11592 Office Depot Canton -- interest rate adjusts to the greater of initial interest rate plus 2% or extended treasury rate plus 2%


                                     C-38-1

                                  SCHEDULE C-41

                                  GRACE PERIOD
                                  ------------

     With respect to each of the following loans, the related promissory note provides that the failure to timely pay a Monthly Payment does not constitute an event of default under such promissory note until 5 days after the date of written notice to the related Borrower of such failure:

  Streetsboro
  Sunshine Care Home
  Star Wholesale Warehouse
  Andover Park Apartments





                                     C-41-1

                                  SCHEDULE C-42

                             MORTGAGE LOANS SUBJECT
                                TO THE SERVICING
                             RIGHTS OF THIRD-PARTIES
                             -----------------------

     Office Max-Northwood
     Office Max-Alexandria
     Larry's Market
     Holy Cross Professonal Center
     Railway Express Building
     Circle K Plaza
     Pony Express Building




                                     C-42-1

                                  SCHEDULE C-51

                              HEALTHCARE FACILITIES
                              ---------------------

     Although the related mortgage loan documents for both Loan No. 3634 (Cambridge) and Loan No. 11581 (Tonawanda) include (i) a representation that the related Borrower has obtained all certificates and licenses necessary for the operation of the related Mortgaged Property and (ii) a covenant that the related Borrower comply with all applicable laws affecting the related Mortgaged Property or the use thereof, the related mortgage loan documents do not specifically provide that all material certificates, licenses and permits reasonably necessary for the operation of such facility shall continue to be maintained.







                                     C-51-1

                                   EXHIBIT D-1


          FORM OF CERTIFICATE OF AN [ASSISTANT] SECRETARY OF THE SELLER


     CERTIFICATE OF [ASSISTANT] SECRETARY OF ____________________


     I, __________________, hereby certify that I am a duly appointed [Assistant] Secretary of KeyBank National Association, a national banking association ("KeyBank"), and further certify as follows:

     1. Attached hereto as Attachment A are true, correct and complete copies of the [specify organizational documents] of KeyBank, which are in full force and effect on the date hereof.

     2. Attached hereto as Attachment B are the resolutions of the board of directors of KeyBank authorizing and approving KeyBank's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement"), between DLJ Commercial Mortgage Corp., as purchaser and KeyBank, as seller, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of KeyBank in effect on the date hereof.

     3. Attached hereto as Attachment C is a certificate of good standing with respect to KeyBank issued by the Comptroller of the Currency within 30 days of the date hereof and no event (including, without limitation, any act or omission on the part of KeyBank) has occurred since the date thereof that has affected the good standing of KeyBank under the laws of the United States of America.

     4. Each person who, as an officer or representative of KeyBank, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of KeyBank prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of November __, 2000.

                                         By:
                                             -----------------------------------
                                               Name:
                                               Title:  [Assistant] Secretary


                                      D-1-1

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                          DLJ COMMERCIAL MORTGAGE CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1


                   CERTIFICATE OF KEYBANK NATIONAL ASSOCIATION


     In connection with the execution and delivery by KeyBank National Association ("KeyBank") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement") between DLJ Commercial Mortgage Corp. ("DLJCMC"), as purchaser, and KeyBank, as seller, and that certain Indemnification Agreement dated as of October 27, 2000 (the "Indemnification Agreement"), among KeyBank, DLJCMC, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of KeyBank in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and
(ii) KeyBank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified this ___ day of November, 2000.


                                           KEYBANK NATIONAL ASSOCIATION


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                      D-2-1

                                  EXHIBIT D-3A


                       FORM OF OPINION OF ROBERT C. BOWES,
                            PURSUANT TO SECTION 7(VI)

                                November 7, 2000

Moody's Investors Service, Inc.               Fitch, Inc.
99 Church Street                              One State Street Plaza, 31st Flr.
New York, NY  10007                           New York, NY  10004

Prudential Securities Incorporated            Wells Fargo Bank Minnesota, N.A.
1 New York Plaza, 18th Floor                  45 Broadway, 12th Floor
New York, NY  10292-2018                      New York, NY  10006

DLJ Commercial Mortgage Corp.                 Donaldson, Lufkin & Jenrette
11 Madison Avenue                                Securities Corporation
New York, NY  10010                           11 Madison Avenue
                                              New York, NY  10010

McDonald Investments Inc.                     Salomon Smith Barney, Inc.
800 Superior Avenue, 17th Flr.                388 Greenwich Street, 11th Flr.
Cleveland, OH  44114                          New York, NY  10013

Credit Suisse First Boston Corporation        Midland Loan Services, Inc.
11 Madison Avenue                             210 W. 10th Street
New York, NY 10010                            Kansas City, Missouri  64105

          Re: DLJ Commercial Mortgage Trust 2000-CKP1


Ladies and Gentlemen:

     As Senior Vice President and Associate General Counsel of KeyBank National Association, a national banking association (the "Bank"), I have acted as counsel to the Bank and to its affiliate Key Corporate Capital Inc. (the "Corporation"), in connection with the negotiation, execution and delivery by the Bank and the Corporation of the agreements listed below.

     In that regard, I or attorneys working under my direction have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies of all such records of the Bank and the Corporation, all such agreements, certificates and other documents as I have deemed necessary as a basis for the opinions set forth herein, including the following:

     1. The Mortgage Loan Purchase Agreement between the Bank and DLJ Commercial Mortgage Corp. ("DLJCMC");

     2. The Pooling and Servicing Agreement among the Corporation, as Master Servicer and Special Subservicer, DLJCMC, Midland Loan Services, Inc. ("Midland"), as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee;



                                     D-3A-1

     3. The Indemnification Agreement among the Bank, DLJCMC, Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Salomon Smith Barney Inc., McDonald Investments Inc. and Credit Suisse First Boston Corporation; and

     4. The Subservicing Agreement between Midland as Special Servicer and the Corporation as Special Subservicer.

     The agreements listed in items 1 through 4 above are collectively referenced herein as the "Agreements."

     In such examination, I or such attorneys working under my direction have assumed the genuineness of all signatures other than those signatures for the Bank and the Corporation, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I or such attorneys have investigated such questions of law for the purpose of rendering these opinions as I have deemed necessary.

     Based on the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

     (a) the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

     (b) the Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan;

     (c) the Corporation has the corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

     (d) the Agreements to which it is a party have been duly and validly authorized, executed and delivered by each of the Bank and the Corporation;

     (e) neither the execution and delivery by the Bank of the Agreements it is a party to, nor the consummation by the Bank of the transactions contemplated by such Agreements, nor the performance by the Bank of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Association or by-laws, as amended, of the Bank, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Bank under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Bank, financial or otherwise, or adversely affect the transactions contemplated by, or the Bank's performance of its obligations under, the Agreements to which the Bank is a party, or (iv) the terms of any order, writ, judgement or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Bank or its property;

     (f) neither the execution and delivery by the Corporation of the Agreements it is a party to, nor the consummation by the Corporation of the transactions contemplated by such



                                     D-3A-2

Agreements, nor the performance by the Corporation of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Incorporation or by-laws, as amended, of the Corporation, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Corporation under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Corporation, financial or otherwise, or adversely affect the transactions contemplated by, or the Corporation's performance of its obligations under, the Agreements to which the Corporation is a party, or (iv) the terms of any order, writ, judgement or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Corporation or its property;

     (g) no consent, approval or authorization of, or filing with, any governmental agency or body is required of either the Bank or the Corporation in connection with its execution, delivery and performance of the Agreements to which it is a party, except such consents, approvals or authorizations as have been obtained or such filings as have been made; and

     (h) to my actual knowledge, after reasonable investigation, there are no actions, proceedings or investigations pending or threatened against the Bank or the Corporation before any court, administrative agency, or tribunal (i) asserting the invalidity of any of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Agreements, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of any of the Agreements against the Bank or the Corporation, as the case may be, or the ability of the Bank or the Corporation, as the case may be, to perform its obligations thereunder.

     For purposes of this opinion letter, I have assumed that (i) the Agreements have been duly executed and delivered by all parties thereto (other than the Bank and/or the Corporation, as the case may be) and are valid and binding upon and enforceable against such parties (other than the Bank and/or the Corporation, as the case may be), subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and (ii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence. For purposes of my opinions in paragraphs (b) and
(f)(ii) I have, with your permission, relied solely upon the opinion of Conlin, McKenney & Philbrick, which opinion is dated the date hereof and attached hereto.

     The opinions expressed above are limited to Federal law and the laws of the State of Ohio.

                                     D-3A-3

     This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated herein and may not be relied upon for any other purpose or by any other person.

                                                  Very truly yours,



                                                  Robert C. Bowes
                                                  Senior Vice President and
                                                  Associate General Counsel


                                     D-3A-4

                                  EXHIBIT D-3B


             FORM OF OPINION OF CONLIN, MCKENNEY & PHILBRICK, P.C.,
                           PURSUANT TO SECTION 7(VII)

                                November 7, 2000


DLJ Commercial Mortgage Corp.           Credit Suisse First Boston Corporation
11 Madison Avenue                       11 Madison Avenue
New York, New York  10010               New York, New York  10010
Salomon Smith Barney Inc.               Wells Fargo Bank Minnesota, N.A.
388 Greenwich Street                    45 Broadway, 12th Floor
New York, New York  10013               New York, New York  10006
Prudential Securities Incorporated      Moody's Investors Service, Inc.
One New York Plaza, 18th Floor          99 Church Street
New York, New York  10292-2018          New York, New York  10007
Donaldson, Luftkin & Jenrette           Fitch, Inc.
Securities Corporation                  One State Street Plaza, 31st Floor
11 Madison Avenue                       New York, New York  10004
New York, New York  10010
                                        McDonald Investment Inc.
                                        800 Superior Avenue
                                        Cleveland, Ohio  44114

     Re: DLJ Commercial Mortgage Trust 2000-CKP1
         ---------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Key Corporate Capital Inc. d/b/a Key Commercial Mortgage (the "Corporation"), in connection with the execution and delivery by the Corporation of the Pooling and Servicing Agreement among the Corporation as Master Servicer and Special Sub-Servicer, DLJ Commercial Mortgage Corp. as Depositor, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank, Minnesota, N.A. as Trustee (the "Agreement").

     In that regard, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies of all such records of the Corporation, all such agreements, certificates and other documents as we have deemed necessary as a basis for the opinion set forth herein, including the Agreement.

     In such examination, we have assumed the genuineness of all signatures other than those signatures for the Corporation, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have investigated such questions of law for the purpose of rendering these opinions as we have deemed necessary.

                                     D-3B-1

     Based on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     (1) The Corporation has been duly organized and is validly existing and in good standing under the laws of the State of Michigan.

     (2) Neither the execution and delivery by the Corporation of the Agreement, nor the consummation by the Corporation of the transactions contemplated by the Agreement, nor the performance by the Corporation of its obligations thereunder will result in a material breach or violation of or constitute a material default under the terms of applicable current provisions of statutory law or regulation.

     (3) No consent, approval, authorization, or order of any State of Michigan or federal court or State of Michigan governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by the Agreement, except those consents, approvals, authorizations or orders that previously have been obtained.

     For purposes of this opinion letter, we have assumed that (i) the Agreement has been duly executed and delivered by all parties hereto and is valid and binding upon and enforceable against such parties, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (ii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (iii) that none of the Mortgage Loans (as defined in the Agreement) includes a loan secured by a mortgage on or land contract covering real property located in the State of Michigan and used or improved to be used as a dwelling and designed for occupancy by four or fewer families.

     The opinions expressed above are limited to Federal law and the laws of the State of Michigan.

     This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated herein and may not be relied upon for any other purpose or by any other person.

                                        Very truly yours,


                                        CONLIN, McKENNEY & PHILBRICK, P.C.



                                     D-3B-2

                                  EXHIBIT D-3C


              FORM OF OPINION OF POLSINELLI SHALTON & WELTE, P.C.,
                           PURSUANT TO SECTION 7(VIII)


                                November 7, 2000


DLJ Commercial Mortgage Corp.                Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                            45 Broadway, 12th Floor
New York, New York  10010                    New York, New York  10006

Donaldson, Lufkin & Jenrette Securities      Moody's Investors Service, Inc.
   Corporation                               99 Church Street
11 Madison Avenue                            New York, New York  10007
New York, New York  10010

Prudential Securities Incorporated           Fitch, Inc.
One New York Plaza, 18th Floor               One State Street Plaza, 31st Floor
New York, New York  10292-2018               New York, New York  10004

Salomon Smith Barney Inc.                    McDonald Investment Inc.
388 Greenwich Street                         800 Superior Avenue
New York, New York  10013                    Cleveland, Ohio  44114

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

          Re: DLJ Commercial Mortgage Trust 2000-CKP1


Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association, a national banking association ("KEY"), in connection with the following transactions (collectively, the "TRANSACTIONS"):

     (i) the sale by Key, and the purchase by DLJ Commercial Mortgage Corp. (the "DEPOSITOR") (such Transaction, the "SALE"), of certain multifamily and commercial mortgage loans (the "MORTGAGE LOANS"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "LOAN PURCHASE AGREEMENT"), between Key as seller and the Depositor as purchaser;

     (ii) the creation of a common law trust (the "TRUST") and the issuance of Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "CERTIFICATES"), pursuant to that certain Pooling and Servicing Agreement, dated as of November 1, 2000 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor as


                                     D-3C-1
          depositor, Key Corporate Capital Inc. as master servicer and special sub-servicer, Midland Loan Services, Inc. as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "TRUSTEE"); and


    (iii) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement in exchange for the issuance of the Certificates at the direction of the Depositor.

     The Loan Purchase Agreement and the Pooling and Servicing Agreement are collectively referred to herein as the "AGREEMENTS". Capitalized terms not defined in this letter have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the Loan Purchase Agreement.

     Pursuant to the Loan Purchase Agreement, the intent of the parties is that the Sale of the Mortgage Loans by Key to the Depositor be a true sale, leaving Key with no interest in the Mortgage Loans. Nonetheless, under the terms of the Loan Purchase Agreement, if the Sale is later determined to be a secured loan rather than an absolute sale of the Mortgage Loans by Key to the Depositor, then Key grants a security interest to the Depositor in all right, title and interest of Key in and to the Mortgage Loans. You have requested our opinion as to whether, if the Federal Deposit Insurance Corporation (the "FDIC") were to be appointed as conservator or receiver for Key pursuant to Section 11(c) of the Federal Deposit Insurance Act, as amended (the "FDIA"),(3) and a court were to recharacterize the transfer of the Mortgage Loans as a borrowing secured by a security interest in the Mortgage Loans rather than an absolute sale of the Mortgage Loans by Key:

     (i) the security interest in the Mortgage Loans granted by Key pursuant to the Loan Purchase Agreement (the "SECURITY Interest") would be enforceable against Key notwithstanding the appointment of the FDIC as conservator or receiver for Key;

     (ii) the Security Interest would be subject to avoidance by the FDIC as conservator or receiver for Key; and

    (iii) the Security Interest would be a perfected security interest in the Mortgage Loans.

     In connection with this opinion letter, we have reviewed (i) the Loan Purchase Agreement, (ii) the Pooling and Servicing Agreement and (iii) a certificate dated the date hereof from an officer of Key that certifies certain of the matters in the immediately succeeding paragraph. This opinion is based solely upon our review of the Agreements and our examination of such other documents, and such other investigations of law and fact, as we have deemed necessary or advisable in connection with this opinion letter.

     In rendering the opinions set forth in this letter, we have relied upon, and assumed, without independent investigation or inquiry, the following to be true at all relevant times:


     (a) All representations and warranties in the Agreements are true and correct with respect to the factual matters pertaining to this opinion letter and all statements in the certificates relating

------------------------------
(3) 12 U.S.C. ss 1821, et seq.


                                     D-3C-2
to the Agreements or furnished in connection herewith pertaining to this opinion letter are true and correct.

     (b) All signatures are genuine, all natural persons have the legal capacity to execute and deliver the documents signed by them, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform to the original documents.

     (c) The Agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, all parties thereto, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application affecting creditors' rights. The execution, delivery and performance of the Agreements by the parties thereto does not violate any applicable law. All applicable notices to, authorizations from, filings with, and approvals of, any governmental agency or body required for the consummation of the Transactions shall have been obtained or made, and are in full force and effect. Each of Key and the Depositor has taken all actions required under applicable law to effectuate the Sale of the Mortgage Loans. There are no agreements or courses of prior dealing between any of the parties that would alter the relationships set forth in the Agreements

     (d) The Depositor, Key, and the Trustee will at all times and in all respects that are material to the opinions expressed in this letter comply with all material provisions of the Agreements, as applicable, including the provisions in those agreements relating to the delivery and custodial possession of the Mortgage Files (including the Notes) for the Mortgage Loans.

     (e) Key is a national bank, the deposits of which are insured by the FDIC.

     (f) Immediately before the sale of the Mortgage Loans pursuant to the Loan Purchase Agreement, Key owned the Mortgage Loans free and clear of any adverse claims.

     (g) Key's and the Depositor's respective accounting records will identify the Mortgage Loans as property of the Depositor (except to the extent assigned to the Trust) consistent with generally accepted accounting principles.

     (h) It is the intention of Key and the Depositor that the Sale constitute a sale by Key to the Depositor of all Key's right, title, and interest in and to the Mortgage Loans. Each of Key and the Depositor will treat to Sale as a sale (as opposed to a secured loan) under generally accepted accounting principles.

     (j) The transfer of the Mortgage Loans and the grant of the Security Interest are contemporaneous exchanges in which Key and the Depositor, respectively, receive new value and consideration constituting reasonably equivalent value and fair and adequate consideration for the assets transferred.

     (k) The execution, delivery and performance of the Agreements and the Transactions constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the respective parties.

     (l) The Trustee, initially on behalf of the Depositor and immediately thereafter on behalf of the Trust, will take possession of the Mortgage Loans consisting of the Notes and the cash proceeds therefrom (the "INSTRUMENTS AND CASH") in the ordinary course of it business and will take


                                     D-3C-3
such action without knowledge that the Instruments and Cash are subject to any lien, claim or encumbrance.

     (m) The Trustee will maintain continuous possession of the Instruments and Cash in the State of Minnesota in accordance with the terms and provisions of the Pooling and Servicing Agreement.

     (n) The Security Interest shall have attached to the Mortgage Loans and shall constitute an enforceable security interest under applicable New York law (such issues are opined to in a separate opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP of even date with this letter).

     (o) Neither the Depositor nor the Trustee (i) is, has ever been or will ever be an insider or affiliate of Key, (ii) controls, has ever controlled or will ever control Key, (iii) is controlled, has ever been controlled or will ever be controlled by Key, or (iv) is, has ever been or will ever be under common control with Key.

     (p) The Agreements and the Transactions shall not be subject to an order of the type described under Section 8(b)(6)(D) of the FDIA and were not, are not and shall not be inconsistent with any formal or informal enforcement action by a bank regulatory agency.

     (q) Key did not and will not (i) execute the Loan Purchase Agreement, (ii) grant the Security Interest, (iii) cause, permit or suffer the perfection or attachment of the Security Interest, (iv) otherwise effectuate or consummate the transfer pursuant to the Loan Purchase Agreement or any other agreement, or (v) acquire its interest in the Loan Purchase Agreement, any other agreement or the proceeds of the transfer of its Mortgage Loans:

     (1) in contemplation of Key's insolvency;

     (2) with a view to preferring one creditor of Key over another or to preventing the application of Key's assets in the manner required by applicable law or regulations;

     (3)  after Key committed an act of insolvency; or

     (4)  with any intent to hinder, delay or defraud Key or its creditors.

     (r) The Depositor did not and will not (i) execute the Loan Purchase Agreement, (ii) acquire from Key any security interest, (iii) cause, permit or suffer the perfection or attachment of the Security Interest, (iv) otherwise effectuate or consummate any transfer from Key pursuant to the Loan Purchase Agreement or any other agreement, or (v) take its interest in the Mortgage Loans under the Loan Purchase Agreement or under any other agreement:

     (1)  in contemplation of Key's insolvency;

     (2) with a view to preferring one creditor of Key over another or to preventing the application of Key's assets in the manner required by applicable law or regulations;

     (3)  after Key committed an act of insolvency; or

     (4)  with any intent to hinder, delay or defraud Key or Key's creditors.


                                     D-3C-4

     (s) The Loan Purchase Agreement and all documents relating thereto (i) were approved by the Board of Directors of Key or Key's loan committee and, in each case, such approval is reflected in the minutes of the Board of Directors or the loan committee and (ii) will have been an official record of Key continuously from the time of its execution.


     In rendering the opinions set forth in paragraphs (1) and (2) below, we do not express any opinion concerning any law other than the federal laws of the United States of America. In rendering the opinions set forth in paragraph (3) below, we do not express any opinion concerning any law other than the laws of the States of New York and Minnesota, to the extent and subject to the qualifications set forth below. We do not express any opinion on any matter not expressly addressed below.

     Based on the foregoing and the reasoning set forth in this letter, and subject to the assumptions, limitations and qualifications and other matters set forth in this letter, we are of the opinion that if the FDIC were to be appointed as conservator or receiver for Key pursuant to Section 11(c) of the FDIA, and a court were to determine that either (i) the transfer to the Depositor by Key pursuant to the Loan Purchase Agreement of Key's right, title and interest in and to its Mortgage Loans was not a true sale and absolute conveyance of the Mortgage Loans and were to determine that they constitute a borrowing by Key secured by the Security Interest or (ii) if such transfer was a true sale and absolute conveyance, but the Mortgage Loans transferred to the Depositor were treated as assets of Key in an FDIC conservatorship or receivership proceeding, then:

     (1) the Security Interest would be enforceable against Key notwithstanding the appointment of the FDIC as conservator or receiver for Key;

     (2) the Security Interest would not be subject to avoidance by the FDIC as conservator or receiver for Key; and

     (3) to the extent that the Uniform Commercial Code ("UCC") is applicable to the Security Interest and governs the creation of security interests in the Mortgage Loans, while we do not hold ourselves out as experts on the laws of New York or Minnesota, we have reviewed the Hawkland UCC Series with respect to the UCC in effect in the States of New York and Minnesota, and based solely upon our review thereof, the Security Interest in the Instruments and Cash will be perfected by continuous possession of the Instruments and Cash at all times by the Trustee in the State of Minnesota and such security interest will have priority over all other security interests in the Instruments and Cash.

     In an insolvency proceeding for Key, the United States Bankruptcy Code (the "BANKRUPTCY CODE") would not apply.(4) Therefore, none of the provisions of the Bankruptcy Code (including those that impact the right of a secured creditor to liquidate collateral and those concerning "preferential" transfers) would apply in the event of the insolvency of Key. The FDIC is authorized under Sections 11(c)(1) and (2) of the FDIA to be appointed and accept appointment as conservator, and is required to be appointed as receiver, for a national bank such as Key.

     The FDIC as conservator or receiver is granted the powers set forth in
Section 11 of the FDIA. Section 11(e) of the FDIA authorizes the FDIC as conservator or receiver to "repudiate" certain "contracts." However, the FDIA does not grant the FDIC as conservator or receiver the general power to avoid valid perfected security interests, provided that certain written agreement requirements and

-------------------------------
(4) U.S.C. ss 109(b)(2) and (d)


                                     D-3C-5
other requirements are satisfied. In this respect, Section 11(e)(11) of the FDIA states that no provision of this subsection shall be construed as permitting the avoidance of any legally enforceable(5) or perfected security interest in any of the assets of any depository institution except where such an interest is taken in contemplation of the institution's insolvency or with the intent to hinder, delay or defraud the institution or the creditors of the institution.

     If the FDIC as receiver or conservator were to repudiate any agreement, the liability of the FDIC would be limited to actual direct compensatory damages determined as of the date of the appointment of the conservator or receiver. See 12 U.S.C.ss.1821(e)(3)(A). "Actual direct compensatory damages" does not include punitive or exemplary damages, damages for lost profits or opportunity or damages for pain and suffering. See 12 U.S.C.ss.1821(e)(3)(B).

     The FDIA authorizes the FDIC as receiver to determine claims against an insured depository institution in receivership. See 12 U.S.C. ss. 1821(d)(3)(A). This authorization appears to include the authority, at least in certain cases, to determine a "claim of security." See 12

     U.S.C.ss. 1821(d)(5)(D). Section 11(d)(5) of the FDIA provides that before the end of the 180-day period beginning on the date that a claim is filed with the FDIC as receiver, the FDIC shall determine whether to allow or disallow the claim. The FDIC is required by Section 11(d)(8) of the FDIA to establish a procedure for expedited relief for claimants alleging (i) the existence of a perfected security interest in assets of a depository institution for which the FDIC has been appointed receiver, and (ii) that irreparable injury will occur if the routine claims procedure is followed. Section 11(d)(8)(B) of the FDIA provides that before the end of the 90-day period beginning on the date any claim is filed in accordance with such expedited relief determination procedures, the FDIC shall determine whether to allow or disallow a claim, or whether the claim shall be determined pursuant to the claims procedure.

     Section 11(d)(5)(D) of the FDIA states that the FDIC as receiver may disallow any portion of a claim to security which is not proved to the satisfaction of the receiver. The FDIC may treat the portion of a secured claim exceeding the fair market value of the security as an unsecured claim and payment on such unsecured portion of the claim will only be made in connection with the disposition of all claims of unsecured creditors of the institution.
Section 11(d)(5)(E) of the FDIA states that no court may review the FDIC's determination to disallow a claim of security not proved to the FDIC's satisfaction.

     Certain agreements to which Key is party may be invalid against the FDIC.
Section 13(e)(1) of the FDIA provides:

     No agreement which tends to diminish or defeat the interest of the [FDIC] in any asset acquired by it under this section or Section 11 [of the FDIA] . . . shall be valid against the [FDIC] unless such agreement --

     (A) is in writing,

----------------------------
(5) The FDIC has taken the position that "legally enforceable" for this purpose requires compliance with Sections 11(d)(9), 11(n)(4)(I) and 13(e) of the FDIA. See Security Interest Policy Statement (defined below).


                                     D-3C-6

     (B) was executed by the depository institution and any person claiming an adverse interest thereunder, including the obligor, contemporaneously with the acquisition of the asset by the depository institution,

     (C) was approved by the board of directors of the depository institution or its loan committee, which approval shall be reflected in the minutes of said board or committee, and

     (D) has been, continuously, from the time of its execution, an official record of the depository institution.


     12 U.S.C.ss.1823(e) (emphasis added).

     A recent federal regulation(6) effective September 11, 2000 specifically dealing with the FDIC's treatment of securitization transactions (the "SECURITIZATION REGULATION") prohibits the FDIC, by exercise of its authority to disaffirm or repudiate contracts under Section 11(e) of the FDIA, from reclaiming, recovering, or recharacterizing the ownership of any financial assets transferred by an insured depository institution in connection with a securitization transaction, provided that (i) the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to insured depository institutions, and (ii) the insured depository institution received adequate consideration for the transfer at the time of the transfer and the documentation effecting the transfer reflects the intent of the parties to treat the transaction as a sale, and not as a secured borrowing, for accounting purposes. 12 C.F.R. ss.ss. 360.0(b) and (c). The Securitization Regulation expressly reserves the FDIC's powers as conservator or receiver to (i) disaffirm or repudiate any agreement imposing continuing obligations or duties upon the institution in conservatorship or receivership and (ii) take any action or exercise any power not prohibited by the regulation, including rights, powers, and remedies regarding fraudulent transfers or transfers taken in contemplation of the institution's insolvency or with the intent to hinder, delay, or defraud the institution or its creditors. Id. at ss.ss. 360.6(d) and (e).

     The Securitization Regulation provides further that the FDIC shall not seek to avoid an otherwise legally enforceable securitization agreement executed by an insured depository institution solely because such agreement does not meet the "contemporaneous" requirement of Sections 11(d)(9), 11(n)(4)(I), and 13(e) of the FDIA. 12 C.F.R.ss.360.6(f).

     Prior to the adoption of the Securitization Regulation, in 1993 the FDIC adopted a "Statement of Policy Regarding Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver"(7) (the "SECURITY INTEREST POLICY STATEMENT"). In the Security Interest Policy Statement, the FDIC indicates that, if certain conditions are met, the FDIC as conservator or receiver, will not seek to avoid an otherwise legally enforceable and perfected security interest solely because the secured obligation or collateral subject to the security interest (i) was not acquired by the depository institution contemporaneously with the approval and execution of the security agreement granting the security interest and/or (ii) may change, increase or be subject to substitution from time to time during the period that the security interest is enforceable and perfected. The referenced conditions are (a) the

-----------------------
(6) 12 C.F.R. ss. 360.6.

(7) 58 Fed. Reg. 16833 (Mar. 31, 1993). In the Security Interest Policy Statement, the FDIC cites previous FDIC general counsel opinions supporting its position, e.g., FDIC Advisory Opinion 4537 (Apr. 2, 1991) and FDIC Advisory Opinion 4423 (Dec. 15, 1989).


                                     D-3C-7
agreement was undertaken in the ordinary course of business, not in contemplation of insolvency, and with no intent to hinder, delay or defraud the depository institution or its creditors; (b) the secured obligation represents a bona fide and arm's length transaction; (c) the secured party or parties are not insiders or affiliates of the depository institution; (d) the grant or creation of the security interest was for adequate consideration; and (e) the security agreement evidencing the security interest is in writing, was approved by the depository institution's board of directors or loan committee (which approval is reflected in the minutes of a meeting of the board of directors or committee) and has been continuously from the time of its execution, an official record of the depository institution.

     We believe that the conditions set forth in the Securitization Regulation and the Security Interest Policy Statement described above are covered by the assumptions in this letter and that the protections afforded by the Securitization Regulation and the Security Interest Policy Statement would apply to the Transactions.

     Section 15(b)(2) of the FDIA provides that no property of the FDIC shall be subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC. In 1992, the FDIC issued a "Statement of Policy on Foreclosure Consent and Redemption Rights"(8) (the "FORECLOSURE POLICY STATEMENT"), wherein the FDIC stated that Section 15(b)(2) of the FDIA applies to all property held by the FDIC acting as receiver or in its corporate capacity. Pursuant to the Foreclosure Policy Statement, the FDIC grants its consent to any foreclosure by the holder of a "consensual security interest" pursuant to a "bona fide mortgage, deed of trust, pledge (with respect to personalty) or other similar security instrument which is senior to the FDIC's interest." Pursuant to the Foreclosure Policy Statement, the consent of the FDIC is not required if the FDIC has been appointed as conservator. Accordingly, based on the reasoning set forth herein and subject to the assumptions, limitations and qualifications herein (including the assumption that the FDIC does not revoke the Foreclosure Policy Statement), if the matter were properly briefed and presented, Section 15(b)(2) of the FDIA should not operate to stay foreclosure by the Depositor or the Trustee on the Security Interest in the Mortgage Loans.

     A court might hold that a secured creditor seeking remittance of collections of collateral held by the FDIC as receiver of an insured depository institution must exhaust its remedies under the claims procedure set forth in the FDIA before pursuing any available judicial remedies. We note that in a letter dated December 15, 1989,(9) the General Counsel to the FDIC stated that, subject to the assumptions and qualifications therein, a secured creditor of such an institution could liquidate the creditor's properly pledged collateral by commercially reasonable "self-help" methods, provided that no involvement of the receiver was required and there was a default other than through an ipso facto provision and assuming an arms length, bona fide transaction, not involving an affiliate or insider, which would pass muster under appropriate fraudulent conveyance law or other applicable law and which involved a legally perfected security interest enforceable under other applicable law. However, the General Counsel also stated, "[i]f some action is required by the receiver or liquidation would require judicial action then the claims process in [the FDIA] would have to be followed." We also note that the FDIA authorizes the FDIC to obtain a stay of any judicial action or proceeding to which an insured depository institution in receivership or conservatorship is or may become a party. See 12 U.S.C. ss. 1821(d)(12).

------------------------

(8) 57 Fed. Reg. 29491 (Jul. 1, 1992).

(9) FDIC 89-49, [1989-1990 Transfer Binder] Fed. Banking L. Rep. (CCH)P. 81,265 (Dec. 15, 1989).

                                     D-3C-8

     If the FDIC were appointed as receiver or conservator of Key, it would have, in addition to the powers conferred on it by Section 11 of the FDIA, the powers conferred on it under any provision of law other than the FDIA, applicable to a conservator or receiver of a federal depository institution. See 12 U.S.C. ss. 1821(c)(2). In this regard, we note that 12 U.S.C. ss. 91 provides for the voiding of payments made by a national banking association, such as Key, after the commission of an act of insolvency or in contemplation thereof, made with a view to prevent the application of its assets or with a view to the preference of one creditor to another.

     Notwithstanding anything herein to the contrary, no opinion is expressed in this letter as to:

     (i) whether a court may temporarily restrain the exercise of the Depositor's or Trustee's rights to and ownership or security interest in the Mortgage Loans regardless of who has the possession of the property in question; further, we point out that delays in the exercise of the rights and interests of the Depositor or the Trustee may occur with respect to the Mortgage Loans in the possession of a receiver or conservator or an appointee, regardless of whether the transaction constitutes a true sale or secured transaction, by actions unilaterally taken by the receiver or conservator or such appointee prior to instituting any action to enforce the Depositor's or the Trustee's rights with respect to the Mortgage Loans;

     (ii) any assets or property other than the Mortgage Loans;

     (iii) the enforceability of any interest of Key in the Mortgage Loans;

     (iv) whether the administrative expenses of the FDIC or any other receiver or liquidator of Key will have priority over the Depositor's or any other Person's interest in the Mortgage Loans;

     (v) whether the claims process must be complied with and as to whether compliance with the claims process set forth in the FDIA would result in a delay in the enforcement of the interest of the Depositor or the Trustee in the Mortgage Loans;

     (vi) whether a receiver or conservator for Key may have the power to prevent the liquidation of the Mortgage Loans or the exercise of other rights and remedies where the only event that has occurred is the conservatorship, receivership or insolvency of Key;

     (vii) the ability of the Depositor or the Trustee to attach or execute upon any assets in the possession of the FDIC, as receiver or conservator;

     (viii) whether the method of disposition of the Mortgage Loans provided by the Loan Purchase Agreement might be altered by the FDIC or the court in a manner that the FDIC or the court determines would adequately protect the rights of the Depositor, the Trustee and/or the Certificateholders;

     (ix) any Mortgage Loans not transferred to the Depositor pursuant to the Loan Purchase Agreement prior to the appointment of a conservator or receiver for Key, and the proceeds thereof;

     (x) the ability of the FDIC to redeem or prepay the obligations of Key to any person;

                                     D-3C-9

     (xi) any obligation of Key or any right of the Depositor, the Trustee or any of the Certificateholders with respect to any amounts in excess of actual direct compensatory damages determined as of the date of the appointment of the FDIC as conservator or receiver, or as to any security interest securing such excess;

     (xii) any right of the FDIC to challenge the propriety or validity of a foreclosure sale by the Trustee with respect to the Mortgage Loans;

     (xiii) whether any transfer or obligation is avoidable as a preference or fraudulent transfer or conveyance;

     (xiv) the ability of the FDIC, as conservator or receiver, to transfer the Loan Purchase Agreement without any approval or consent of the parties, pursuant to 12 U.S.C.ss.1821(d)(2)(G);

     (xv) the security interest of the Trustee for the benefit of any Certificateholder (or the holder of any beneficial interest in a Certificate) which is Key or any insider or affiliate of Key; or

     (xvi) the enforceability of security interests in proceeds of Mortgage Loans that are not identifiable cash proceeds.

     We note that we have found no case law directly on point(10) and we note that our opinions are based in part on our review of relevant statutory law and federal regulations discussed in this letter, published case law under the statutory and regulatory law, the policy statements of the FDIC described or cited in this letter and the letters issued by the then General Counsels or the staff of the FDIC described or cited in this letter. We express no opinion as to the consequences of a discontinuation or revocation by the FDIC or a court of those policy statements or letters, or the refusal by the FDIC or a court to apply or follow those policy statements or letters.

     Our opinions set forth above are subject to our assumption that the parties to the Loan Purchase Agreement and their respective successors or assigns will act reasonably and in good faith, and the qualifications that the remedies of specific performance, injunctive relief and other similar equitable remedies may not be available to persons seeking to enforce the Security Interest in all circumstances and the availability of any remedy may depend on the materiality of the action on account of which such remedy is sought.

     Our opinions are qualified as follows:

-----------------------------
(10) We note that the Second Circuit Court of Appeals in Westport Bank & Trust Company v. Geraghty, 90 F.3d 661 (2d Cir. 1996), affirmed a district court judgment in favor of the FDIC on its claims to the assets of three trusts created by Citytrust, an FDIC-insured depository institution that became subject to FDIC receivership. The trusts at issue in Westport Bank were created for the benefit of two employees of Citytrust to secure the rights of the employees to severance benefits under their respective employment agreements. We are of the view that the Second Circuit decision in Westport Bank is not material because it did not address the issue whether (assuming that the trust assets were collateral for the severance obligations) a security interest in the trust assets would be enforceable against the FDIC.

                                    D-3C-10

     (i) The assumptions set forth in this letter are and continue to be true in all respects relevant to the opinions in this letter, there are no additional facts that would affect the validity of the assumptions set forth in this letter or upon which the opinions in this letter are based, such case is properly presented and argued, and the law is properly applied.

     (ii) We express no opinion as to compliance or the effect of noncompliance by the Depositor or the Trustee with any state or federal laws or regulations applicable to it in connection with the Transactions.

     (iii) We have assumed that the Instruments exist, that each of Key and the Depositor has sufficient rights in the Instruments and Cash for the Security Interest to attach and that each of Key and the Depositor has been given "value" therefor as defined in the UCC, and we express no opinion as to the nature or extent of either Key's or the Depositor's rights in, or title to, any of the Mortgage Loans.

     (iv) We call to your attention that security interests in proceeds are limited to the extent set forth in Section 9-306 of the UCC and to property of a type subject to the UCC.

     (v) We express no opinion as to priority with respect to (i) liens for the payment of federal, state or local taxes or charges which are given priority by operation of law, including, without limitation, under Sections 6321 and 6323(c)(2) and (d) of the Internal Revenue Code; (ii) claims of the United States of America under the federal priority statutes (31 U.S.C. Sec. 3713 et seq.); (iii) liens in favor of the United States of America, any state or local governmental authority or any agency or instrumentality thereof, including, without limitation, liens arising under Title IV of ERISA; (iv) liens of a collecting bank under Section 4-210 of the UCC; (v) the rights of a "lien creditor" as defined in Section 9-301(3) of the UCC which is entitled to priority under Section 9-301(4) thereof, (vi) security interests in respect of proceeds of other collateral (other than collateral constituting Instruments), to the extent that the applicable secured party has a perfected security interest in such proceeds under Section 9-306 and such interest is entitled to priority under Section 9-312 of the UCC; and
     (vii) the priority of a holder in due course under Section 9-309 of the UCC in the event that the promissory notes are negotiated to a person or entity other than the Trustee or its agent, and we render no opinion with respect to priority in any such circumstances.

     We render no opinion with respect to the perfection or non-perfection of the security interest of the Trustee, for the benefit of the Certificateholders, with respect to any collateral that is not an "instrument" (or identifiable cash proceeds therefrom) within the meaning of Section 9-105(1)(i) of the UCC.

     We call to your attention that the Security Interest may be subject to the rights of obligors, claims and defenses of the issuers of the Instruments and the terms of the agreements pursuant to which the Instruments are issued. Except as expressly provided herein, we express no opinion as to the rights of the Trustee as against the rights of the Mortgagors or any other Person with respect to any Mortgage Loan.

     We express no opinion with respect to the enforceability of any Mortgage Loan or the existence of any claims, rights, defenses, counterclaims or objections in favor of the mortgagor thereon that can be asserted against or are effective against Key, the Depositor, the Trustee or the Certificateholders. We note that unless the mortgagor with respect to a Mortgage Loan has received

                                    D-3C-11
notice of the assignment thereof (such notice not being contemplated by the Loan Purchase Agreement), bona fide payments made by such mortgagor to Key or a second assignee of such Mortgage Loan shall discharge such mortgagor's obligations to the extent of such payment, and such payment will only be recoverable from Key or, in certain cases, from such second assignee, as the case may be.

     We render no opinion with respect to any real property or rights in real property or the proceeds thereof.

     (x) We have assumed that there are no agreements prohibiting, restricting or conditioning the assignment of any portion of the Mortgage Loans.

     (xi) We express no opinion with respect to the Security Interest of the Depositor or the Trustee in any rights in and to any property that purportedly secures the Instruments.

     (xii) We call to your attention that the Security Interest will be perfected only if possession thereof is obtained and maintained.

     This letter speaks only as of the date hereof and we undertake no obligation to revise this letter after the date hereof. To the extent the opinions in this letter rely on letters issued by the FDIC or its staff, we note that it is the policy of the FDIC not to issue binding advisory opinions as to positions it would adopt in hypothetical situations that arise in future receiverships or conservatorships of insured depository institutions and that the FDIC's actions as receiver or conservator are determined on a case by case basis, in accordance with applicable laws and in light of the specific factual situation. Therefore, our opinions are limited to our views as to what a court would hold in a properly presented case in response to a challenge by the FDIC as receiver or conservator, to the matters presented in this letter. Furthermore, we note that a court's decision regarding matters upon which we opine in this letter would be based on the court's own analysis and interpretation of the factual evidence before the court and of applicable legal principles. A court could reach conclusions different from those set forth in this letter.

     This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to parties involved in the Transactions and their counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed in this letter.

                                         Very truly yours,


                                         POLSINELLI SHALTON & WELTE, P.C.



                                    D-3C-12

                                  EXHIBIT D-3D


        FORM OF OPINION OF PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
                            PURSUANT TO SECTION 7(IX)


                                November 7, 2000


DLJ Commercial Mortgage Corp.             Moody's Investors Service, Inc.
277 Park Avenue                           99 Church Street
New York, New York  10172                 New York, New York  10007

Donaldson, Lufkin & Jenrette              Wells Fargo Bank Minnesota, N.A.
  Securities Corporation                  45 Broadway, 12th Floor
277 Park Avenue                           New York, New York  10006
New York, New York  10172

Salomon Smith Barney Inc.                 Fitch, Inc.
388 Greenwich Street                      One State Street Plaza, 31st Floor
New York, New York  10013                 New York, New York  10004

Prudential Securities Incorporated        McDonald Investments Inc.
One New York Plaza, 18th Floor            800 Superior Avenue
New York, New York 10292-2018             Cleveland, Ohio  44114

          Re: Pooling and Servicing Agreement among DLJ Commercial Mortgage Corp., as Depositor, Key Corporate Capital Inc. as Master Servicer and Special Subservicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee, dated as of November1, 2000 ("PSA") and Mortgage Loan Purchase Agreement between KeyBank National Association, as Seller and DLJ Commercial Mortgage Corp., as Purchaser ("MLPA") dated October 27, 2000 (collectively, "Agreements")


Ladies and Gentlemen:

     We have acted as special local counsel to Key Corporate Capital Inc. ("Company"), as Master Servicer and Special Subservicer in connection with the execution and delivery of the PSA and to KeyBank National Association ("KeyBank"), as seller in connection with the execution and delivery of the MLPA. All capitalized terms used, but not defined in this letter, shall have the meanings set forth in the MLPA.

     In connection with rendering our opinion, we have reviewed the PSA and the MLPA and have made such investigations of law as we have deemed necessary or appropriate to enable us to render this opinion. As to facts material to our opinion we have, when relevant facts were not independently established, relied upon the representations of the Company and KeyBank in the Agreements.


                                     D-3D-1

     In rendering the opinions expressed herein, we have assumed (i)the genuineness of all signatures by each party; (ii)the authenticity of all documents submitted to us as originals; (iii)the conformity to original documents of all documents submitted to us as conformed or photostatic copies;
(iv)the conformity in all material respects of the final executed form of the MLPA with the version submitted to us on October21, 2000 and the conformity in all material respects of the final executed form of the PSA with the version submitted to us in draft form on October30, 2000, (v)the due formation and valid existence ofthe parties to the Agreements; and (vi)the due authorization, execution and delivery of the Agreements by the parties thereto, and their power and authority (including the obtaining of all necessary permits, licenses and approvals) to execute and perform each of the Agreements.

     In addition we have assumed that on the date hereof (a)the Depositor, KeyBank and the Underwriter will at all times and in all respects which are material to the opinions expressed herein, comply with all material provisions in the Agreements, including, without limitation, the provisions therein relating to the delivery to the Trustee of the Mortgage Files for the Mortgage Loans; and (b)that (1) KeyBank has rights (as defined in Section9-203(i)(c) of the UCC) in the Mortgage Loans purported to be conveyed by the MLPA, (2)new value has been given, (3)the Depositor or the Trustee takes possession of the Mortgage Loans consisting of Instruments in the ordinary course of its business, and (4)there is no agreement other than the Agreements which postpones or otherwise governs the attachment of the Depositor's security interest in the Mortgage Loans. We express no opinion as to the nature or extent of KeyBank's rights in, or title to, any of the Mortgage Loans.

     Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

          1. The PSA constitutes a legal, valid and binding agreement of the Company and is enforceable in accordance with its terms.

          2. The MLPA (a) constitutes a legal, valid and binding agreement of KeyBank and is enforceable in accordance with its terms, and (b) grants to the Depositor a security interest in the Mortgage Loans in favor of the Depositor.

          3. Pursuant to Section9-203(1) of the UCC, Depositor's security interest in the Mortgage Loan's will attach when the Mortgage Loans are in the possession of the Depositor or the Trustee.

     Our opinions concerning the enforceability of the PSA and MLPA are subject to the qualification that:

     (a) enforceability may be limited by or subject to (i)state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies; (ii)an implied duty of good faith; and (iii) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (b) certain provisions of the Agreements may be unenforceable in whole or in part, although the inclusion of such provisions does not render any of the Agreements invalid as a whole, and the Agreements contain legally adequate provisions for enforcing the other obligations of the parties thereunder and for the practical realization of the principal rights and benefits purported to be afforded thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such enforcement and realization.

                                     D-3D-2

     In connection with servicing by the Company of mortgages on residential property located in New York State, we point out that Section 6-k of the New York Banking Law imposes certain obligations on mortgagees with respect to casualty insurance escrow accounts, and Section 254 of the New York Real Property Law imposes certain restrictions on the right of the mortgagee to retain casualty insurance proceeds.

     We express no opinion as to the applicability to, or effect on, the transactions contemplated by either of the Agreements of any federal or state securities law.

     We are qualified to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of New York and the federal law of the UnitedStates. This letter is furnished to you solely for your benefit in connection with the transactions contemplated by the Agreements. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.

                                Very truly yours,




                                     D-3D-3

                                  EXHIBIT D-3E


               FORM OF LETTER OF POLSINELLI SHALTON & WELTE, P.C.,
                            PURSUANT TO SECTION 7(X)

                                November 7, 2000


DLJ Commercial Mortgage Corp.               Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                           45 Broadway, 12th Floor
New York, New York  10010                   New York, New York  10006

Donaldson, Lufkin & Jenrette                Moody's Investors Service, Inc.
Securities Corporation                      99 Church Street
11 Madison Avenue                           New York, New York  10007
New York, New York  10010
                                            Fitch, Inc.
Prudential Securities Incorporated          One State Street Plaza, 31st Floor
One New York Plaza, 18th Floor              New York, New York  10004
New York, New York  10292-2018
                                            McDonald Investment Inc.
Salomon Smith Barney Inc.                   800 Superior Avenue
388 Greenwich Street                        Cleveland, Ohio  44114
New York, New York  10013

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association ("KEYBANK") and Key Corporate Capital Inc. ("KCCI"), in connection with the Pooling and Servicing Agreement ("POOLING AND SERVICING AGREEMENT") dated as of November 1, 2000, among DLJ Commercial Mortgage Corp. as Depositor (the "DEPOSITOR"), KCCI as Master Servicer and Special Sub-Servicer, Midland Loan Services, Inc. as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee, and in connection with the Mortgage Loan Purchase Agreement ("LOAN PURCHASE AGREEMENT") dated as of October 27, 2000, among KeyBank as Seller and the Depositor as Purchaser.

     This letter is delivered to you at the request of KeyBank pursuant to the MLPA, the Underwriting Agreement ("UNDERWRITING AGREEMENT") dated October 27, 2000, among the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("PSI"), Credit Suisse First Boston Corporation ("CSFB"), Salomon Smith Barney Inc. ("SSB"), and McDonald Investments Inc. ("MCDONALD") as Underwriters (in such capacity, collectively, the "UNDERWRITERS") and pursuant to the Certificate Purchase

                                     D-3E-1

Agreement ("CERTIFICATE PURCHASE AGREEMENT") dated October 27, 2000, among the Depositor, PSI, CSFB and DLJSC as Placement Agents (in such capacity, collectively, the "PLACEMENT AGENTS").

     The Certificates to be issued by the Depositor pursuant to the Pooling and Servicing Agreement are divided into classes. The Certificates of Classes A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, and B-3 (collectively, the "PUBLICLY OFFERED CERTIFICATES") will be sold to the Underwriters pursuant to the Underwriting Agreement and offered for sale to the public pursuant to a prospectus dated October 17, 2000 ("BASE PROSPECTUS"), as supplemented by a prospectus supplement dated October 27, 2000 ("PROSPECTUS SUPPLEMENT" and along with the Base Prospectus, the "PROSPECTUS"). The Certificates of Classes S, B-4, B-5, B-6, B-7, B-8, B-9, C, D, E and R (the "PRIVATELY OFFERED CERTIFICATES" and along with the Publicly Offered Certificates, the "CERTIFICATES") will be sold to the Placement Agents pursuant to the Certificate Purchase Agreement. The Placement Agents will offer the Privately Offered Certificates pursuant to a private placement memorandum dated October 27, 2000 (the "PRIVATE PLACEMENT MEMORANDUM"). Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement or the Pooling and Servicing Agreement, as applicable.

     The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus Supplement and the Private Placement Memorandum were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement or the Private Placement Memorandum.

     In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of the Prospectus, the Private Placement Memorandum, the Loan Purchase Agreement, the Pooling and Servicing Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter. We have obtained such certificates from and made such inquiries of officers and other representatives of KeyBank and KCCI as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the views expressed in this letter are based.

     We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Loan Purchase Agreement and the Pooling and Servicing Agreement and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter, (ii) the legal capacity of natural persons,
(iii) the genuineness of all signatures (except for the signatures of officers of KCCI and KeyBank) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement by the parties thereto and the constitution of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement as the legal, valid and binding obligations of each party thereto,


                                     D-3E-2
enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies,
(vi) the compliance with the relevant provisions of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement by the parties thereto, (vii) the conformity, to the requirements of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Loan documents delivered to the Depositor by KeyBank, (viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in each of the Loan Purchase Agreement and the Pooling and Servicing Agreement, and (ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed documents reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     In the course of acting as special counsel to KeyBank and KCCI we have responded to inquiries from time to time by KeyBank's closing coordinators, reviewed title insurance commitments and surveys and prepared most of the loan documents for the Mortgage Loans originated by National Realty Funding L.C. prior to January 31, 2000 and acquired by KeyBank on or about January 31, 2000 and those originated out of the Kansas City office of Key Commercial Mortgage subsequent to January 31, 2000. In connection with the preparation of the Prospectus Supplement and the Private Placement Memorandum, we met in conferences and participated in telephone conversations with officers and employees of KeyBank and KCCI and counsel, officers and other representatives of the Depositor, the Underwriters, the Placement Agents and the other Mortgage Loan Sellers, during which conferences and telephone conversations the contents of the Prospectus Supplement and the Private Placement Memorandum were discussed. We have not independently undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Prospectus Supplement or the Private Placement Memorandum. On the basis of the foregoing and subject to the limitation set forth herein, nothing has come to our attention to cause us to believe that either the Prospectus Supplement or the Private Placement Memorandum, as of their respective dates or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to (i) financial statements, schedules or other accounting, financial, or statistical data or other information of that nature contained in or omitted from the Prospectus Supplement or the Private Placement Memorandum, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from and is not different in any way from the information contained in the Prospectus Supplement). In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate on the judgment of officers and other representatives of KeyBank, KCCI and their affiliates. In addition, in that connection we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files in connection with the transactions contemplated by the Pooling and Servicing


                                     D-3E-3

Agreement and the Loan Purchase Agreement (collectively, the "Transactions"), any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

     Whenever a statement herein is qualified by the phrase "come to our attention," it is intended to indicate that, during the course of our representation of KeyBank or KCCI, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have been actively involved in representing KCCI or KeyBank in connection with the Transactions or in connection with the origination of any of the mortgage loans being sold by KeyBank as part of the Transactions. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of KCCI or KeyBank.

     This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed in this letter.

                                          Very truly yours,



                                          POLSINELLI SHALTON & WELTE, P.C.



                                     D-3E-4

                                   EXHIBIT M-3

                  FORM OF PMCF MORTGAGE LOAN PURCHASE AGREEMENT




                                 [See Attached]





                                      M-3-1

                        MORTGAGE LOAN PURCHASE AGREEMENT



     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of October 27, 2000, between Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company ("PMCF"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), Prudential Mortgage Capital Company, LLC, a Delaware limited liability company ("PMCC"), as an additional party responsible for certain of the Seller's obligations hereunder (in such capacity, together with its successors and permitted assigns hereunder, the "Additional Party") and DLJ Commercial Mortgage Corp., a Delaware corporation ("DLJCMC"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

     PMCF desires to sell, assign, transfer, set over and otherwise convey to DLJCMC, without recourse, and DLJCMC desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

     DLJCMC intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of November 1, 2000 (the "Pooling and Servicing Agreement"), among DLJCMC, as depositor (in such capacity, the "Depositor"), Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special sub-servicer (in such capacity the "Special Sub-Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., trustee (the "Trustee"), relating to the issuance of DLJCMC's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that DLJCMC will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

     DLJCMC intends to sell the Registered Certificates to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Prudential Securities Incorporated ("PSI"), Credit Suisse First Boston Corporation ("CSFB"), Salomon Smith Barney Inc. ("SSBI") and McDonald Investments Inc. ("McDonald"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement), among DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald; and DLJCMC intends to sell the remaining Certificates (the "Non-Registered Certificates") to DLJSC, PSI and CSFB, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between DLJCMC, DLJSC, PSI and CSFB. The Registered Certificates are more fully described in the prospectus dated October 17, 2000 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated October 27, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the private placement memorandum dated October 27, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

     PMCF and PMCC will indemnify DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and certain related parties with respect to the disclosure regarding the Mortgage Loans and contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among PMCF, PMCC, DLJCMC, DLJSC, PSI, CSFB, SSBI and McDonald.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 38. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on November 7, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2000 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $404,939,362, subject to a variance of plus or minus 5% (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be as set forth in, or calculated in accordance with, the Term Sheet for the Joint Conduit Securitizations dated _______, 2000 between DLJSC, PSI, Column Financial, Inc., PMCC and KeyBank National Association (the "Term Sheet"), and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 39. Conveyance of the Mortgage Loans.

     (a) On and as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut off Date (other than scheduled payments of interest and principal due on or before the Cut- off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans and required for the ongoing administration and servicing of the Mortgage Loans ("Reserves").

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than Reserves) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Purchaser or its designee the Seller's rights as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for any Mortgage Loan, then:

          (i) the Seller shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Seller;

          (ii) the Seller shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Seller has delivered to the Purchaser or its designee all documents required to be delivered by the Seller as part of such Mortgage File;

          (iii) upon receipt by the Seller from the Purchaser or its designee of any notice of any remaining deficiencies to such Mortgage File as of February 1, 2002, the Seller shall reconfirm its obligation to complete such Mortgage File and to correct all deficiencies associated therewith, and, if it fails to do so within 45 days after its receipt of such notice, the Seller shall deliver to the Purchaser or its designee a limited power of attorney (in a form reasonably acceptable to the Seller and the Purchaser) permitting the Purchaser or its designee to execute all endorsements (without recourse) and to execute and, to the extent contemplated by Section 2(d) and the Pooling and Servicing Agreement, record all instruments of transfer and assignment with respect to the subject Mortgage Loan;

          (iv) the Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from the Seller's failure to deliver all documents required to be part of such Mortgage File on the Closing Date; and

          (v) the Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are reasonably required for the ongoing administration and servicing of the Mortgage Loans; (ii) any other documents prepared or delivered by the related Borrowers to the Seller with respect to the Mortgage Loans and used by the Seller to prepare or assist in preparing Exhibits A-1 and A-2 to the Prospectus Supplement; and (iii) all Reserves in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i), (ii) and (iii) of the preceding sentence shall be the Master Servicer.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 40. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

     SECTION 41. Representations, Warranties and Covenants of the Seller, the Purchaser and the Additional Party.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller and the Additional Party, each of the representations and warranties set forth in Exhibit B-2. The Additional Party hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-3. The respective representations and warranties of the parties hereto set forth in Exhibits B-1, B-2 and B-3 are hereinafter referred to collectively as the "Corporate Representations".

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, DLJSC, Prudential, CSFB, SSBI and McDonald) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), by the Seller or the Additional Party, as the case may be, pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in

Exhibit B-1 and Exhibit C to this Agreement. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment. With respect to the Corporate Representations, such survival shall continue for so long as any of the Mortgage Loans remains outstanding.

     SECTION 42. Notice of Breach; Cure, Repurchase and Substitution.

     (a) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Seller and the Additional Party thereof in writing and request that the Seller and the Additional Party correct or cure such Breach or Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Seller shall (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the terms hereof and, if applicable, the terms of the Pooling and Servicing Agreement, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller and the Additional Party certify in writing to the Purchaser (i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"),
(ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller and the Additional Party have commenced and are diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period,
(iv) what actions the Seller and the Additional Party are pursuing in connection with the correction or cure thereof, and (v) that the Seller and the Additional Party anticipate that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of remediating a Material Breach or Material Document Defect with respect to any Mortgage Loan, "Resolution Extension Period" shall mean the 90-day period following the end of the applicable Initial Resolution Period.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser has received from the Seller
(i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly

Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     The Additional Party agrees, in consideration of and as an inducement to the Purchaser's purchase of the Mortgage Loans from the Seller, to be jointly and severally liable with the Seller for the full and timely performance by the Seller of its obligations under this Section 5(a).

     It is understood and agreed that the obligations of the Seller and the Additional Party set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to such Breach or Document Defect.

     (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller or the Additional Party pursuant to Section 5(a) that the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller or the Additional Party, as applicable, in each case without recourse, as shall be necessary to vest in the Seller or the Additional Party, as applicable, the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

     SECTION 43. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) All of the representations and warranties of the Seller and the Additional Party made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and each of the Seller and the Additional Party shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) the Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 44. Closing Documents. The Closing Documents shall consist of the following:

          (i) This Agreement, duly executed by the Purchaser, the Seller and the Additional Party;

          (ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) An Officer's Certificate substantially in the form of Exhibit D-1A hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which DLJCMC, DLJSC, PSI, CSFB, SSBI, McDonald and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Seller;

          (iv) An Officer's Certificate substantially in the form of Exhibit D-1B hereto, executed by the Secretary or an assistant secretary of the Additional Party, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Additional Party authorizing the Additional Party's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Additional Party;

          (v) A certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (vi) A certificate of good standing with respect to the Additional Party issued by the Secretary of State of the State of Delaware not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (vii) A Certificate of the Seller substantially in the form of Exhibit D-2A hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (viii) A Certificate of the Additional Party substantially in the form of Exhibit D-2B hereto, executed by an executive officer of the Additional Party on the Additional Party's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (ix) The written opinions of John C. Kelly, Esq. in-house counsel for each of the Seller and the Additional Party, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinions shall be substantially in the respective forms of Exhibits D-3A and D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (x) A written opinion of Winston & Strawn, special counsel for the Seller and the Additional Party, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (xi) A written opinion of Winston & Strawn, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3D hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (xii) One or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by DLJCMC, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement, the Prospectus Supplement and the Memorandum, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement, the Prospectus Supplement and the Memorandum, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement, the Prospectus Supplement and the Memorandum, respectively, to be in agreement with the results of such calculations; and

          (xiii) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.





     SECTION 45. Costs. The costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet.

     SECTION 46. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 100 Mulberry Street, Gateway Center 4, 8th Floor, Newark, New Jersey 07102, Attention: John Kelly, or such other address as may be designated by the Seller to the Purchaser in writing, or, if to the Additional Party, addressed to the Additional Party at 100 Mulberry Street, Gateway Center 4, 8th Floor, Newark, New Jersey 07102, Attention: Duane Tucker, or such other address as may be designated by the Additional Party to the Purchaser in writing.

     SECTION 47. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 48. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by DLJCMC to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New Jersey Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 49. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller or the Additional Party delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 50. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 51. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, each of the Purchaser, the Seller and the Additional Party hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in

New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 52. Further Assurances. The Seller, the Purchaser and the Additional Party each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 53. Successors and Assigns. The respective rights and obligations of the Seller and the Additional Party under this Agreement shall not be assigned by the Seller or the Additional Party, as applicable, without the prior written consent of the Purchaser, except that any person into which the Seller or the Additional Party may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Seller or the Additional Party is a party, or any person succeeding to all or substantially all of the business of the Seller or the Additional Party, shall be the successor to the Seller or the Additional Party, as applicable, hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, DLJCMC is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 54. Information. The Seller and the Additional Party shall each provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is
(i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 55. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 3. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                    PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    DLJ COMMERCIAL MORTGAGE CORP.


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                                               EXHIBIT A

                                                       MORTGAGE LOAN SCHEDULE

                                                    DLJ COMMERCIAL MORTGAGE CORP.
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2000-CKP1






                                                                                                        ORIGINAL
                                                                                                        PRINCIPAL
 #             PROPERTY NAME                    ADDRESS                  CITY         STATE  ZIP CODE    BALANCE
---            -------------                    -------                  ----         -----  --------   ---------
2      Valencia Marketplace, Power     25420-25710 The Old Road        Valencia         CA     91381   51,980,517
       Center
3      HERCULES PLAZA  (1)             1313 North Market Street        Wilmington       DE     19801   51,010,324
8      Gateway at Randolph Apartments  44 Center Grove Road            Randolph         NJ     07869   28,000,000
                                                                       Township
10     Palm Plaza Shopping Center      26479 Ynez Road                 Temecula         CA     92591   25,762,500
17     One Bulfinch Place              One Bulfinch Place              Boston           MA     02114   14,500,000
18     Sandhurst Apartments            30582 Sandhurst Drive           Roseville        MI     48066   14,000,000
20     Saddle Brook Apartments         49 Finnigan Avenue              Saddle Brook     NJ     07663   13,000,000
                                                                       Township
23     RADISSON INN HARBOURWALK  (2B)  223 Gaslight Circle             Racine           WI     53403    6,900,000

24     RADISSON SUITE HOTEL  (2B)      404 W. St. Germain              St. Cloud        MN     56301    5,350,000

30     Glenridge Apartments            4770 Nightingale Drive          Colorado         CO     80918   10,500,000
                                                                       Springs
32     Windmill Apartments             4165 Lacy Lane                  Colorado         CO     80916   10,453,000
                                                                       Springs
33     Kent Hill Plaza                 25610-26004 104th Avenue, SE    Kent             WA     98031   10,300,000
34     Cheyenne Crest Apartments       4008 Westmeadow Drive           Colorado         CO     80906   10,237,000
                                                                       Springs
35     Big Kmart - Midwest City        5701 East Reno Avenue           Midwest City     OK     73110   10,000,000

37     Big Kmart - Edmond              2501 South Broadway             Edmond           OK     73013    9,790,000
40     Big Kmart - Chicago             1710 North Kostner Avenue       Chicago          IL     60639    9,540,000
43     DoubleTree Hotel                1230 Congress Street            Portland         ME     04102    9,200,000
48     Candlewood Hotel - Sacramento   555 Howe Avenue                 Sacramento       CA     95825    8,415,000
50     North Reading Plaza             72 Main Street                  North Reading    MA     01867    7,400,000

51     Cypress Springs Apartments      210 Welcome Way                 Fern Park        FL     32730    7,300,000
57     Standard Dairy Apartments       2808 Northeast Martin Luther    Portland         OR     97212    6,260,000
                                       King Jr. Boulevard
58     Edward's Office Portfolio                                                                        6,000,000
58a    200 Newport Center Drive        200 Newport Center Drive        Newport Beach    CA     92660
58b    359 San Miguel Drive            359 San Miguel Drive            Newport Beach    CA     92660
58c    363 San Miguel Drive            363 San Miguel Drive            Newport Beach    CA     92660
62     Granite Retail Portfolio                                                                         5,640,000
62a    Campbell Park Shopping Center   3443 W. Campbell Road (Big      Garland          TX     75042
                                       Spring Road)
62b    Frankford Crest Shopping Center 6911 Frankford Road             Dallas           TX     75225
62c    Midway Village Shopping Center  19021 Midway Road               Dallas           TX     75287
62d    Campbell Square Shopping Center 955 East Campbell Road          Richardson       TX     75081
63     Walnut Creek Apartments         11411 Green Plaza Drive         Houston          TX     77038    5,600,000

66     Indian Run Village              1 Lenape Way                    Honey Brook      PA     19344    5,500,000
73     6329 Glenwood Office Building   6329 Glenwood Avenue            Overland Park    KS     66202    5,000,000
81     The Shops at Fair Lakes         12701-12735 Shoppes Lane        Fairfax          VA     22033    4,200,000
84     Florida Computer Center         7841-7919 Pines Boulevard       Pembroke Pines   FL     33024    4,100,000
93     Augusta Plaza Shopping Center   48-54 Western Avenue            Augusta          ME     04330    3,790,000

96     West Marietta Retail Center     Dallas Highway & Villa Rica     Marietta         GA     30064    3,650,000
                                       Road
97     Regency Centre Office Complex   8202 Clearvista Parkway         Indianapolis     IN     46256    3,500,000
104    Bryn Mawr Suites Apartments     5100 Lebanon Avenue             Philadelphia     PA     19131    3,150,000
114    Warehouse X/Lock-It Lockers     1560 Frazee Road                San Diego        CA     92108    2,800,000
115    Lazy Acres Estates              5510 Stettin Drive              Wausau           WI     54401    2,755,000
120    Northway Plaza Shopping Center  5300 - 5348 Dixie Highway       Waterford        MI     48329    2,675,000
                                                                       Township
124    Middlefield Market Square       15401-15439 West High Street    Middlefield      OH     44062    2,550,000
       Shopping Center
127    The Meadows Apartments          341 Stelton Road                Xenia            OH     45385    2,450,000
129    Colony Square Apartments        3020 Colquitt Road              Shreveport       LA     71118    2,400,000
136    1025 East Maple Office Building 1025 East Maple Road            Birmingham       MI     48009    2,175,000

137    Jaffe Eye Office Building       18999 Biscayne Boulevard        Aventura         FL     33180    2,150,000
139    North Mall                      68-100 Old Riverhead Road       Westhampton      NY     11978    2,150,000
                                                                       Beach
151    Richfield Court Apartments      3281 Richfield Road             Flint            MI     48506    1,845,000
156    Warehouse II/Lock-It Lockers    3636 East Washington Street     Phoenix          AZ     85034    1,809,000

159    Gaithersburg Shopping Center    841-861 Russell Avenue          Gaithersburg     MD     20879    1,800,000

182    Lockheed Martin Building        2717 Airport Drive              Harlingen        TX     78550    1,370,000
183    Renton Highlands Center         1190 Sunset Boulevard NE        Renton           WA     98056    1,360,000
186    Pinewood Village Apartments     1258 Sunset Boulevard           Jesup            GA     31545    1,257,500
196    STONEY CREEK APARTMENTS  (4)    410 East Hinckley Avenue        Ridley Park      PA     19078    1,100,000
                                                                       Borough
199    Warehouse I/Lock-It Lockers     1135 West Broadway Road         Tempe            AZ     85282    1,045,000
207    Northway Court Shopping Center  1501 Northway Drive             St. Cloud        MN     56303      875,000
209    Warehouse IV/Lock-It Lockers    2825 North 1st Avenue           Tucson           AZ     85719      855,000
210    Warehouse IX/Lock-It Lockers    4115 East Speedway Boulevard    Tucson           AZ     85712      820,000



                                                   ORIGINAL    REMAINING
                                                    TERM TO     TERM TO    ORIGINATION    REMAINING    INTEREST
           CUT-OFF-DATE                MORTGAGE    MATURITY    MATURITY     AMORTIZED   AMORTIZATION     ONLY
            PRINCIPAL      MONTHLY     INTEREST     MONTHS      MONTHS        TERM          TERM        PERIOD
 #          BALANCE(4)    PAYMENT(5)     RATE         (6)         (6)       (MONTHS)       (MONTHS)     (MONTHS)    ARD(7)
---        ------------   ---------    --------    --------    --------    -----------   ------------   --------    ------
2          51,787,099     361,534.76    7.240%        156         152          336           332           0       7/1/2013

3          50,909,381     390,426.55    6.810%        152         151          152           151           0
8          27,870,175     216,479.64    8.020%        120         115          300           295           0

10         25,476,217     181,371.61    7.570%        120         103          360           343           0       6/1/2009
17         14,383,000     112,212.51    8.380%        120         116          334           334           30      7/1/2010
18         13,971,656     102,922.30    8.020%        120         116          360           356           0
20         12,939,724     100,508.41    8.020%        120         115          300           295           0

23          6,888,821      56,774.80    8.760%        120         118          300           298           0

24          5,341,332      44,021.04    8.760%        120         118          300           298           0

30         10,488,631      78,072.50    8.140%        120         118          360           358           0

32         10,437,167      77,723.03    8.140%        120         117          360           357           0

33         10,287,425      79,052.14    8.480%        120         118          360           358           0
34         10,221,494      76,116.97    8.140%        120         117          360           357           0

35          9,984,394      73,655.50    8.040%        120         117          360           357           0       8/1/2010

37          9,770,974      72,861.89    8.150%        120         116          360           356           0       7/1/2010
40          9,521,460      71,001.27    8.150%        120         116          360           356           0       7/1/2010
43          9,154,171      73,560.83    8.416%        120         115          300           295           0
48          8,401,451      69,412.22    8.790%        120         118          300           298           0
50          7,380,723      55,126.22    8.160%        120         115          360           355           0       6/1/2010

51          7,300,000      56,676.05    8.430%        120         114          336           336           24      5/1/2010
57          6,250,949      48,367.53    8.270%        120         118          324           322           0

58          5,991,636      45,752.65    8.410%        120         117          360           357           0         8/1/10
58a
58b
58c
62          5,633,625      41,305.71    7.980%        120         118          360           358           0
62a

62b
62c
62d
63          5,591,998      42,367.32    8.090%        120         118          330           328           0

66          5,500,000      42,329.23    8.510%        120         116          360           360           12
73          4,988,040      38,268.64    8.450%        120         115          360           355           0       6/1/2010
81          4,187,640      31,612.27    8.270%        120         114          360           354           0       5/1/2010
84          4,089,866      31,061.72    8.340%        120         115          360           355           0       6/1/2010
93          3,769,547      28,322.18    8.190%        120         110          360           350           0       1/1/2010

96          3,631,507      29,145.23    8.400%        120         114          300           294           0       5/1/2010

97          3,495,482      27,284.92    8.650%        120         117          360           357           0
104         3,141,216      22,938.15    7.920%        120         115          360           355           0       6/1/2010
114         2,793,488      23,001.00    8.740%        120         117          300           297           0
115         2,755,000      21,047.04    8.430%        120         116          360           360           12
120         2,659,332      22,977.79    8.360%        120         116          240           236           0

124         2,543,014      19,607.29    8.500%        120         114          360           354           0

127         2,447,454      18,474.97    8.290%        120         118          360           358           0
129         2,396,728      20,797.39    8.480%        240         239          240           239           0
136         2,166,473      17,985.18    8.820%        240         235          300           295           0

137         2,150,000      16,655.95    8.300%        120         115          324           324           36      6/1/2010
139         2,140,954      17,297.90    8.490%        120         115          300           295           0

151         1,833,914      13,731.38    8.150%        120         109          360           349           0      12/1/2009
156         1,805,034                   9.000%        120         117          300           297           0
                           15,181.06
159         1,795,202      13,308.29    8.080%        120         115          360           355           0       6/1/2010

182         1,368,517      10,186.60    8.140%        120         118          360           358           0
183         1,357,940      11,487.67    9.080%        120         118          300           298           0
186         1,252,888       9,411.84    8.210%        120         113          360           353           0       4/1/2010
196         1,098,780       8,109.79    8.050%        120         118          360           358           0

199         1,042,570       8,584.30    8.740%        120         117          300           297           0
207           874,174       6,808.77    8.630%        120         118          360           358           0
209           853,012       7,023.52    8.740%        120         117          300           297           0
210           818,093       6,736.01    8.740%        120         117          300           297           0



                                                                                  INTEREST
                                                                  FEE SIMPLE     CALCULATION    SERVICING
                                                                   MORTGAGE        (30/360/        AND
                                                                     LOAN         ACUTAL/360     TRUSTEE
 #       DEFEASANCE(8)     DEFEASANCE PERIOD (9)      LEASEHOLD     SELLER        ACTUAL/365)      FEES
---      -------------     ---------------------      ---------    --------       -----------   ---------
2             Yes        L (3.83), D (8.58), O           Fee         PMCF           30/360      0.059212%
                         (0.58)
3             No         N/A                          Leasehold      PMCF           30/360      0.051700%
8             Yes        L (3), D (6.58), O (0.42)       Fee         PMCF         Actual/360    0.071700%

10            Yes        L (3.42), D (6), O (0.58)       Fee         PMCF         Actual/360    0.051700%
17            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
18            Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%
20            Yes        L (3), D (6.58), O (0.42)       Fee         PMCF         Actual/360    0.071700%

23            Yes        L (2.25), D (7.42), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
24            Yes        L (2.25), D (7.42), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
30            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

32            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

33            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF           30/360      0.076700%
34            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

35            Yes        L (2.33), D (7.08), O           Fee         PMCF         Actual/360    0.051700%
                         (0.58)
37            Yes        L (2.42), D (7), O (0.58)       Fee         PMCF         Actual/360    0.051700%
40            Yes        L (2.42), D (7), O (0.58)       Fee         PMCF         Actual/360    0.051700%
43            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF           30/360      0.051700%
48            Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%
50            Yes        L (4.5), D (5.17), O            Fee         PMCF         Actual/360    0.101700%
                         (0.33)
51            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
57            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%

58            Yes        L (4), D (5.67), O (0.33)                   PMCF         Actual/360    0.101700%
58a                                                      Fee         PMCF
58b                                                      Fee         PMCF
58c                                                      Fee         PMCF
62            Yes        L (4), D (5.67), O (0.33)                   PMCF         Actual/360    0.051700%
62a                                                      Fee         PMCF

62b                                                      Fee         PMCF
62c                                                      Fee         PMCF
62d                                                      Fee         PMCF
63            Yes        L (2.25), D (7.17), O           Fee         PMCF         Actual/360    0.051700%
                         (0.58)
66            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
73            Yes        L (4), D (5.58), O (0.42)       Fee         PMCF         Actual/360    0.051700%
81            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
84            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
93            Yes        L (4.92), D (4.75), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
96            Yes        L (4.58), D (5.08), O           Fee         PMCF         Actual/360    0.051700%
                         (0.33)
97            Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
104           No         N/A                             Fee         PMCF         Actual/360    0.101700%
114           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
115           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
120           Yes        L (3), D (6.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%

124           Yes        L (3.92), D (5.75), O           Fee         PMCF         Actual/360    0.101700%
                         (0.33)
127           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
129           No         N/A                             Fee         PMCF         Actual/360    0.051700%
136           Yes        L (4), D (15.67), O             Fee         PMCF         Actual/360    0.101700%
                         (0.33)
137           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.051700%
139           Yes        L (4.5), D (4.92), O            Fee         PMCF         Actual/360    0.051700%
                         (0.58)
151           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
156           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%

159           Yes        L (2.5), D (7.17), O            Fee         PMCF         Actual/360    0.101700%
                         (0.33)
182           Yes        L (4), D (5.42), O (0.58)    Leasehold      PMCF         Actual/360    0.051700%
183           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.101700%
186           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.051700%
196           Yes        L (4), D (5.42), O (0.58)       Fee         PMCF         Actual/360    0.101700%

199           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
207           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
209           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%
210           Yes        L (4), D (5.67), O (0.33)       Fee         PMCF         Actual/360    0.051700%



(1)  THE UNDERLYING MORTGAGE LOAN SECURED BY HERCULES PLAZA FOLLOWS THE FOLLOWING AMORTIZATION SCHEDULE:

     PAYMENTS 1-92 ARE BASED ON A 239-MONTH AMORTIZATION OF PRINCIPAL
     PAYMENTS 93-152 ARE BASED ON A 60-MONTH AMORTIZATION OF PRINCIPAL

(2B) THE UNDERLYING MORTGAGE LOANS SECURED BY RADISSON INN HARBOURWALK AND RADISSON SUITE HOTEL ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.

(4)  ASSUMES A CUT-OFF DATE OF NOVEMBER 1, 2000.

(5)  IN THE CASE OF LOANS WITH INTEREST ONLY PERIODS, THE MONTHLY PAYMENT PRESENTED HEREIN REFLECTS THE AMOUNT DUE DURING THE
     RESPECTIVE AMORTIZATION TERMS.

(6)  IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE
     INDICATED COLUMN.

(7)  ANTICIPATED REPAYMENT DATE.

(8)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT PERIOD.

(9)  PREPAYMENT PROVISION AS OF ORIGINATION:
     L (X) = LOCKOUT FOR X YEARS
     D (X) = DEFEASANCE FOR X YEARS
     YM A% (X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR X
     YEARS O (X) = PREPAYABLE AT PAR FOR X YEARS


                                                               A1-A3

                                   EXHIBIT B-1


            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


     The Seller hereby represents and warrants that, as of the Closing Date:

     (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (c) The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

     (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would


                                     B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

     (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

     (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

     (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

     (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

     (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

     (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     (p) The principal place of business and chief executive office of the Seller is located in New Jersey.


                                     B-1-2

                                   EXHIBIT B-2


          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER


     The Purchaser hereby represents and warrants that, as of the Closing Date:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (q) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (r) The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (s) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (t) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (u) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

     (v) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been

                                      B-2-1
completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.





                                     B-2-2

                                   EXHIBIT B-3


       REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ADDITIONAL PARTY


     The Additional Party hereby represents and warrants that, as of the Closing
Date:

     (b) The Additional Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (w) The execution and delivery by the Additional Party of this Agreement, and the performance and compliance by the Additional Party with the terms of this Agreement, will not: (i) violate the Additional Party's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Additional Party is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Additional Party to perform its obligations under this Agreement or the financial condition of the Additional Party.

     (x) The Additional Party has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (y) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Additional Party, enforceable against the Additional Party in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (z) The Additional Party is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Additional Party to perform its obligations under this Agreement or the financial condition of the Additional Party.

     (aa) There are no actions, suits or proceedings pending or, to the best of the Additional Party's knowledge, threatened against the Additional Party which, if determined adversely to the Additional Party, would prohibit the Additional Party from entering into this Agreement or, in the Additional Party's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Additional Party to perform its obligations hereunder or the financial condition of the Additional Party.

     (bb) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Additional Party of the transactions contemplated herein, except for those consents, approvals,

                                     B-3-1
authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

     (cc) No proceedings looking toward liquidation, dissolution or bankruptcy of the Additional Party are pending or contemplated.







                                     B-3-2

                                    EXHIBIT C


        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS



     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in November 2000.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all missing information (including, without limitation, the names of assignees and endorsees and missing recording information) in all instruments of transfer or assignment and endorsements, and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in November 2000 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in November 2000.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such

Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan and except as otherwise described on Schedule C-7, the related Mortgaged Property is, to the Seller's knowledge (after inquiry of its servicer, which servicer may be an affiliate of the Seller), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12 (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials, lead-based paint and radon) (a) an environmental site assessment, an environmental site assessment update or a transaction screen was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such assessment, update or screen, if any (an "Environmental Report"), has been delivered to the Purchaser, and (c) either:
(i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) a party not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a "no further action" letter or other evidence acceptable to the Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller's sole discretion, an appropriate net worth in light of the environmental matters covered by such guaranty or indemnity. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). In the case of each Mortgage Loan, the related Mortgaged Property is covered by comprehensive general liability insurance in an amount at least equal to $1 million.

     15. Taxes and Assessments. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. To the Seller's knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

     (c) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

     (dd) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

     (ee) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

     (ff) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease;

     (gg) Such Ground Lease requires the lessor thereunder to give written notice of any default by the lessee to the mortgagee under such Mortgage Loan. In addition, if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

     (hh) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (ii) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan;

     (jj) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

     (kk) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

     (ll) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

     (mm) Except as otherwise indicated on Schedule C-18, such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

     20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     22. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     24. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

     29. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i).

     30. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee.

     31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     32. Inspection. Except as described on Schedule C-32, in connection with the origination of each Mortgage Loan, the Seller inspected, or caused the inspection of, the related Mortgaged Property.

     33. No Material Default. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     34. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

     35. Single Purpose Entity. Except as described on Schedule C-35, the Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $15,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

     36. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     37. Tax Parcels. Except as described on Schedule C-37 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

     38. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").

     39. Security Interests. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property or healthcare facility, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     41. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     43. Recourse. Except as described on Schedule C-43, the related Mortgage Loan Documents contain standard provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. Except in the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Hercules Plaza, the related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

     47. Operating Statements. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan at least annually with operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and/or financial statements of the related Borrower, and with such other information as may be required therein.

     48. Grace Period. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than 15 days from the applicable Due Date.

     49. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

     in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

                       CONDITION OF PROPERTY; CONDEMNATION

     Meadows Apartments - A fire at the Mortgaged Property on August 25, 2000 caused damage to one of the buildings. Four (4) of the 88 units at the Mortgaged Property are currently vacant as a result of the casualty. Seller has been informed that the related Borrower (a) has obtained bids for the necessary repairs, (b) has made application for, and is awaiting issuance by the City of Xenia of, necessary building permits, and (c) expects construction to be completed by the end of November, 2000.

                                  SCHEDULE C-12

            MORTGAGED PROPERTIES AS TO WHICH NO ENVIRONMENTAL TESTING
                WAS CONDUCTED IN CONNECTION WITH THE ORIGINATION
            OF THE RELATED MORTGAGE LOANS OTHER THAN WITH RESPECT TO
            ASBESTOS-CONTAINING MATERIALS, LEAD-BASED PAINT AND RADON


                                      None

                                  SCHEDULE C-18

                              LEASEHOLD ESTATE ONLY



     Hercules Plaza - With respect to Paragraph 18 (k), the Ground Lease does not expressly state that "any such action without such consent is not binding on such mortgagee, its successors and assigns."




                                     C-18-1

                                  SCHEDULE C-23

                         OTHER MORTGAGE LIEN EXCEPTIONS

                             Hercules Plaza - The Mortgaged Property is
encumbered by a second mortgage in favor of Brandywine Gateway Corporation, securing a promissory note in the original principal balance of $12,160,000.





                                     C-23-1

                                  SCHEDULE C-28

                        RELEASES OF MORTGAGED PROPERTIES

     North Reading Plaza - Paragraph 4.34 of the related Mortgage grants the related Borrower the right to obtain a partial release of a designated portion of the Mortgaged Property, upon the satisfaction of specified conditions.



                                     C-28-1

                                  SCHEDULE C-32

                              INSPECTION EXCEPTIONS

     Hercules Plaza - The Seller performed an inspection in connection with its acquisition of this Mortgage Loan.







                                     C-32-1

                                  SCHEDULE C-35

                              SINGLE PURPOSE ENTITY

     Hercules Plaza - While the Borrower operated as a single purpose entity from the origination of the Loan, and provided a certificate so attesting, its organizational documents were modified to encompass all of the referenced "separateness" covenants, thereby establishing Borrower as a Single Purpose Entity, only as of Seller's acquisition of the Mortgage Loan. However, each of the Borrower's general partners is also a Single Purpose Entity with an independent director, and the Borrower's counsel has delivered a non-consolidation opinion to Seller.




                                     C-35-1

                                  SCHEDULE C-37

                              TAX PARCEL EXCEPTIONS


                                      None




                                     C-37-1

                                 SCHEDULE C-42

                             MORTGAGE LOANS SUBJECT
                                TO THE SERVICING
                             RIGHTS OF THIRD-PARTIES


     The Seller has retained the right to service all of the Mortgage Loans through the Seller's affiliate, PMLS Limited Partnership ("PMLS"), pursuant to the terms of that certain Subservicing Agreement dated as of November 1, 2000 by and between PMLS and Key Corporate Capital, Inc. In addition, for each of the Mortgage Loans identified on the attached Mortgage Loan Schedule as having Sub-subservicing, a sub-subservicer (generally, the mortgage broker associated with the related Mortgage Loan) has been granted the right to receive certain payments in consideration for the completion of certain loan servicing activities.


                                     C-42-1

                                  SCHEDULE C-43

                                    RECOURSE

     Hercules Plaza - The related Mortgage Loan Documents provide that this Mortgage Loan is non-recourse, without exceptions, and do not include an environmental indemnity. However, the property is triple-net leased to Hercules, Inc., which is responsible for all repairs and maintenance of the Property.



                                     C-43-1

                                  EXHIBIT D-1A


                      FORM OF CERTIFICATE OF THE SECRETARY
                                  OF THE SELLER


                             SECRETARY'S CERTIFICATE


                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

     The undersigned, being duly elected and incumbent Secretary of PRUDENTIAL MORTGAGE CAPITAL FUNDING LLC, a Delaware limited liability company (the "Company"), certifies that, as such, I have access to the corporate records of the Company and do hereby certify as follows:

     1. The attached Exhibit "A" is a true copy of a resolutions evidencing authorization and approval the Company's entering into the Mortgage Loan Purchase Agreement dated as of October 27, 2000 between the Company as Seller, Prudential Mortgage Capital Company, LLC as an Additional Party, and DLJ Commercial Mortgage Corp., as Purchaser. Said resolutions, duly adopted by Consent of the Company's sole Managing Member effective as of November 6, 2000, remains in full force and effect and has not been amended, revoked or rescinded.

     2. The attached Exhibit "B" is a true and correct copy of the Company's By-Laws duly adopted by the Company's sole Managing Member in effect as of the date hereof.

     3. The attached Exhibit "C" is a true and correct copy of the Company's Certificate of Formation dated June 17, 1997. No amendment, revision, supplement or other document affecting the Certificate of Formation has been approved by the Managing Member of the Company or filed in the office of the Secretary of State of the State of Delaware since June 17, 1997.

     4. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company in any court, including in the state of New Jersey, or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Company to carry out the transactions contemplated by the Mortgage Loan Purchase Agreement or the Indemnification Agreement defined therein.

     5. To my knowledge, the Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state (including the state of New Jersey), municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance under the Mortgage Loan Purchase Agreement or the Indemnification Agreement defined therein.

     IN WITNESS WHEREOF, I hereunto affixed by official signature and corporate seal of the Company this ____ day of November, 2000.

                                                                          [SEAL]



                                                John C. Kelly
                                                Secretary


                                    D-1A-2

                                  EXHIBIT D-1B


                           FORM OF CERTIFICATE OF THE
                        SECRETARY OF THE ADDITIONAL PARTY


                             SECRETARY'S CERTIFICATE


                    PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC


     The undersigned, being duly elected and incumbent Secretary of PRUDENTIAL MORTGAGE CAPITAL COMPANY LLC, a Delaware limited liability company (the "Company"), certifies that, as such, I have access to the corporate records of the Company and do hereby certify as follows:

     6. The attached Exhibit "A" is a true copy of a resolutions evidencing authorization and approval the Company's entering into the Mortgage Loan Purchase Agreement dated as of October 27, 2000 between the Company as an Additional Party, Prudential Mortgage Capital Funding, LLC as Seller, and DLJ Commercial Mortgage Corp., as Purchaser. Said resolution, duly adopted by Consent of the Company's sole Managing Member effective as of November 6, 2000, remains in full force and effect and has not been amended, revoked or rescinded.

     7. The attached Exhibit "B" is a true and correct copy of the Company's By-Laws duly adopted by the Company's sole Managing Member.

     8. The attached Exhibit "C" is a true and correct copy of the Company's Certificate of Formation dated June 17, 1997. No amendment, revision, supplement or other document affecting the Certificate of Formation has been approved by the Managing Member of the company or filed in the office of the Secretary of State of the State of Delaware since June 17, 1997.

     9. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company in any court, including in the state of New Jersey, or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Company to carry out the transactions contemplated by the Mortgage Loan Purchase Agreement or the Indemnification Agreement defined therein.

     10. To my knowledge, the Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state (including the state of New Jersey), municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance under the Mortgage Loan Purchase Agreement or the Indemnification Agreement defined therein.

     IN WITNESS WHEREOF, I hereunto affixed by official signature and corporate seal of the Company this ____ day of November, 2000.

[SEAL]



                                                    John C. Kelly
                                                    Secretary


                                     D-1B-2

                                  EXHIBIT D-2A

                        FORM OF CERTIFICATE OF THE SELLER

             CERTIFICATE OF PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC


                             In connection with the execution and delivery by
Prudential Mortgage Capital Funding, LLC ("PMCF") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of October 27, 2000, between DLJ Commercial Mortgage Corp., as purchaser, PMCF, as seller, and Prudential Mortgage Capital Company, LLC, as additional party, and the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "Agreements") the undersigned hereby certifies that (i) the representations and warranties of PMCF in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and (ii) PMCF has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

                             Certified this __ day of November 2000.


                                     PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                     D-2A-1

                                  EXHIBIT D-2B

                   FORM OF CERTIFICATE OF THE ADDITIONAL PARTY

             CERTIFICATE OF PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC


                             In connection with the execution and delivery by
Prudential Mortgage Capital Company, LLC ("PMCC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement (the "Agreement"), dated as of October 27, 2000, between DLJ Commercial Mortgage Corp., as purchaser, Prudential Mortgage Capital Funding, LLC, as seller, and PMCC, as additional party, and the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement; and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of PMCC in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) PMCC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

                             Certified this __ day of November 2000.


                                  PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                     D-2B-1

                                  EXHIBIT D-3A


             FORM OF OPINION OF JOHN KELLY, ESQ., ON BEHALF OF PMCF,
                            PURSUANT TO SECTION 7(IX)



                                November 7, 2000




Addressees Listed on Schedule A


          Re: Mortgage Loan Purchase and Sale Agreement dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement") by and between DLJ Commercial Mortgage Corp., Prudential Mortgage Capital Funding, LLC ("PMCF") and Prudential Mortgage Capital Company, LLC ("PMCC")


Ladies and Gentlemen:

     I am secretary and counsel to Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company (the "Company"), and, in such capacity, I am familiar with the affairs of the Company.

     I am providing this opinion in connection with the sale by the Company to the Depositor of certain mortgage loans pursuant to the terms of the Mortgage Loan Purchase Agreement. This opinion is furnished to you pursuant to Section 7
(ix) of the Mortgage Loan Purchase Agreement. Terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Mortgage Loan Purchase Agreement.

     I have examined copies of the Mortgage Loan Purchase Agreement, the Certificate of Formation and the Operating Agreement of the Company. I also have examined such agreements, certificates of officers and representatives of the Company and others, and other documents, papers, statutes and authorities as I have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures (other than with respect to the Company), the authenticity of all documents submitted to me as originals and the conformity to original documents of copies of documents supplied to me. As to certain matters of fact relevant to the opinions hereinafter expressed, I have relied solely upon statements and certificates of the officers of the Company and others. I have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.


                                     D-3A-1

     I am admitted to the Bar of the State of California, and I express no opinion as to any laws other than the laws of the United States, the State of California and the Limited Liability Company Act of the State of Delaware.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business, to execute, deliver and perform the Mortgage Loan Purchase Agreement and the Indemnification Agreement (collectively herein, the "Agreements") and all the transactions contemplated thereby, including but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, and the Company has taken all necessary action to authorize the execution, delivery and performance of the Agreements by it, and the Agreements have been duly authorized, executed and delivered by it.

     2. The execution and delivery of the Agreements by the Company and the performance of its obligations under the Agreements will not (a) conflict with any provision of any law or regulation to which the Company is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Company's organizational documents or, (b) to my knowledge, conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which it is bound, or any order or decree applicable to the Company, or result in the creation or imposition of any lien on any of the Company's assets or property, in each case which would materially and adversely affect the ability of the Company to carry out the transactions contemplated by the Agreements.

     3. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Company to carry out the transactions contemplated by the Agreements.

     4. To my knowledge, the Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance under the Agreements.

     5. To my knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company or compliance by the Company with the Agreements or the consummation of the transactions contemplated by the Agreements, other than those which have been obtained by the Company.

                                     D-3A-2

     This opinion is furnished solely for the benefit of the addressees hereof in connection with the transaction referred to herein. This letter may not be relied upon, used, quoted, circulated or otherwise referred to by any other person or for any other purpose, except as part of the closing set of documents disseminated to parties to the transaction, without my prior written approval. This opinion is being given as of the date hereof and I express no opinion as to events or conditions subsequent to such date.

                                          Very truly yours,


                                          John C. Kelly





                                     D-3A-3

                                  EXHIBIT D-3B


             FORM OF OPINION OF JOHN KELLY, ESQ., ON BEHALF OF PMCC,
                            PURSUANT TO SECTION 7(IX)


                                November 7, 2000




Addressees Listed on Schedule A


          Re: Mortgage Loan Purchase and Sale Agreement dated as of October 27, 2000 (the "Mortgage Loan Purchase Agreement") by and between DLJ Commercial Mortgage Corp., Prudential Mortgage Capital Funding, LLC ("PMCF") and Prudential Mortgage Capital Company, LLC ("PMCC")


Ladies and Gentlemen:

     I am secretary and counsel to Prudential Mortgage Capital Company, LLC, a Delaware limited liability company (the "Company"), and, in such capacity, I am familiar with the affairs of the Company.

     I am providing this opinion in connection with the sale by PMCF to the Depositor of certain mortgage loans pursuant to the terms of the Mortgage Loan Purchase Agreement. This opinion is furnished to you pursuant to Section 7(ix) of the Mortgage Loan Purchase Agreement. Terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Mortgage Loan Purchase Agreement.

     I have examined copies of the Mortgage Loan Purchase Agreement, the Certificate of Formation and the Operating Agreement of the Company. I also have examined such agreements, certificates of officers and representatives of the Company and others, and other documents, papers, statutes and authorities as I have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures (other than with respect to the Company), the authenticity of all documents submitted to me as originals and the conformity to original documents of copies of documents supplied to me. As to certain matters of fact relevant to the opinions hereinafter expressed, I have relied solely upon statements and certificates of the officers of the Company and others. I have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.


                                     D-3B-1

     I am admitted to the Bar of the State of California, and I express no opinion as to any laws other than the laws of the United States, the State of California and the Limited Liability Company Act of the State of Delaware.

     Based on the foregoing, I am of the opinion that:

          1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business, to execute, deliver and perform the Mortgage Loan Purchase Agreement and the Indemnification Agreement (collectively herein, the "Agreements") and all the transactions contemplated thereby, and the Company has taken all necessary action to authorize the execution, delivery and performance of the Agreements by it, and the Agreements have been duly authorized, executed and delivered by it.

          2. The execution and delivery of the Agreements by the Company and the performance of its obligations under the Agreements will not (a) conflict with any provision of any law or regulation to which the Company is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Company's organizational documents or, (b) to my knowledge, conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which it is bound, or any order or decree applicable to the Company, or result in the creation or imposition of any lien on any of the Company's assets or property, in each case which would materially and adversely affect the ability of the Company to carry out the transactions contemplated by the Agreements.

          3. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Company to carry out the transactions contemplated by the Agreements.

          4. To my knowledge, the Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance under the Agreements.

          5. To my knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company or compliance by the Company with the Agreements or the consummation of the transactions contemplated by the Agreements, other than those which have been obtained by the Company.

     This opinion is furnished solely for the benefit of the addressees hereof in connection with the transaction referred to herein. This letter may not be relied upon, used, quoted, circulated or otherwise referred to by any other person or for any other purpose, except as part of the closing set of documents disseminated to parties to the transaction, without my prior written approval. This opinion is


                                     D-3B-2
being given as of the date hereof and I express no opinion as to events or conditions subsequent to such date.

                                                  Very truly yours,


                                                  John C. Kelly






                                     D-3B-3

                                   SCHEDULE A


DLJ Commercial Mortgage Corp.               Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                           45 Broadway, 12th Floor
New York, New York  10010                   New York, New York  10006

Donaldson, Lufkin & Jenrette                Moody's Investor Services, Inc.
   Securities Corporation                   99 Church Street
11 Madison Avenue                           New York, New York  10007
New York, New York  10010

Prudential Securities Incorporated          Fitch, Inc.
One New York Plaza, 18th Floor              One State Street Plaza, 31st Floor
New York, New York  10292-2018              New York, New York  10004

Salomon Smith Barney Inc.                   McDonald Investments Inc.
388 Greenwich Street, 11th Floor            800 Superior Avenue
New York, New York  10013                   Cleveland, Ohio  44114

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York   10010




                                     D-3B-4

                                  EXHIBIT D-3C


                      FORM OF OPINION OF WINSTON & STRAWN,
                            PURSUANT TO SECTION 7(X)


                                November 7, 2000


Each of the Addressees listed on the Attached Schedule A

               Re: DLJ Commercial Mortgage Trust 2000-CKP 1, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates")


Ladies and Gentlemen:

     We have acted as special counsel to Prudential Mortgage Capital Funding LLC, a Delaware limited liability company (the "Seller") and Prudential Mortgage Capital Company, LLC, a Delaware limited liability company ("PMCC"), in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "MPA") between the Seller, PMCC and DLJ Commercial Mortgage Corp., a Delaware corporation (the "Purchaser"), and the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "PSA") among the Purchaser, Key Corporate Capital Inc. (d/b/a Key Commercial Mortgage), as Servicer (the "Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

     Capitalized terms used herein, but not otherwise defined herein, shall have the same meanings as such terms would be given if used in the MPA. This opinion letter is delivered to you at our client's request pursuant to Section 7(x) of the MPA.

     As counsel for the Seller, we have examined, among other things, (i) the base prospectus dated October 17, 2000 (the "Base Prospectus"); (ii) the prospectus supplement dated October 27, 2000 (the "Prospectus Supplement") relating to the Certificates in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Act (such Base Prospectus and Prospectus Supplement being hereinafter referred to collectively as the "Prospectus"); (iii) the limited liability company agreements and by-laws of the Seller and PMCC; (iv) good standing certificates issued by the Secretary of State of the State of Delaware with respect to the Seller and PMCC; (v) certain resolutions adopted by the Board of Directors of the Seller and PMCC, and (vi) the opinions of John C. Kelly dated November 7, 2000, Secretary and Counsel of the Seller and PMCC on which, with your approval, we have relied (collectively, the "Opinions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Seller, PMCC and such agreements, certificates of public officials, certificates of officers or representatives of the Seller, PMCC and others, and such


                                     D-3C-1

Each of the Addressees listed on
 the Attached Schedule A
November 7, 2000


other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties, other than the Seller and PMCC on which we relied, with your permission, on the Opinions, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller, PMCC and others.

     We have relied, as to various questions of fact with respect to this opinion letter, on the certificates of officers of the Seller and PMCC and on oral or written statements and representations of officers and other representatives of the Seller, PMCC and others. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.

     Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in the negotiation and drafting of the MPA, the PSA and the preparation of the Prospectus as it relates to the Mortgage Loans, or a lawyer in this Firm who had active involvement in the negotiation and drafting of the MPA, the PSA and the preparation of the Prospectus as it relates to the Mortgage Loans could have contacted with reasonable effort, have no current conscious awareness of any facts or information contrary to such opinion or statement; we have undertaken no independent investigation with respect to such facts or information.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, other than the laws of the United States of America and then only to the extent specifically referred to herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The MPA is a valid and binding agreement of the Seller and PMCC, enforceable against the Seller and PMCC in accordance with its terms, and the Indemnification Agreement is a valid and binding agreement of the Seller and PMCC, enforceable against the Seller and PMCC in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other

Each of the Addressees listed on
 the Attached Schedule A
November 7, 2000

similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); provided, however, that we express no opinion with respect (a) to title or ownership of, liens or security interests in, or the transfer of property, (b) to the enforceability of any provisions in the MPA and the Indemnification Agreement relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction to a federal court, and (c) to the validity, binding effect or enforceability of any indemnification or contribution provisions to the extent such obligation is contrary to applicable law or public policy. Further we wish to point out that the enforceability of provisions in the MPA and the Indemnification Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     2. In the course of acting as special counsel for the Seller and PMCC (a) to the extent we have participated in the closing of a Mortgage Loan, we have responded to inquiries from time to time by the Seller's closing coordinators, reviewed title insurance commitments and surveys and prepared most of the loan documents for such Mortgage Loan, and (b ) to the extent we have not participated in the closing of a Mortgage Loan, we have reviewed certain documents contained in the closing binder (as the same have been provided us by either the Seller or PMCC) relating to such Mortgage Loan. In connection with the preparation of the Prospectus as the same relates to the Mortgage Loans, we have participated in conferences with officers and representatives of the Seller as well as officers and representatives of the Depositor and the Underwriters at which the contents of the Prospectus as the same relates to the Mortgage Loans were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus as such statements relate to the Mortgage Loans and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the statements relating to the Mortgage Loans in the Prospectus, the date of the Prospectus Supplement or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein and relating thereto, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial information included therein or excluded therefrom.

     The foregoing opinions are limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

                                     D-3C-3

Each of the Addressees listed on
 the Attached Schedule A
November 7, 2000

     This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent; provided, this opinion letter may be included in the closing binders relating to the Certificates. This opinion letter speaks solely as of the date hereof and we assume no obligation to update this opinion letter for any reason.

                                            Very truly yours,

                                            Winston & Strawn






                                     D-3C-4

Each of the Addressees listed on
  the Attached Schedule A
November 7, 2000



                                   SCHEDULE A
                                   ----------


DLJ Commercial Mortgage Corp.               Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                           45 Broadway, 12th Floor
New York, New York  10010                   New York, New York  10006

Donaldson, Lufkin & Jenrette                Moody's Investors Services, Inc.
  Securities Corporation                    99 Church Street
11 Madison Avenue                           New York, New York  10007
New York, New York  10010
                                            Fitch, Inc.
Prudential Securities Incorporated          One State Street Plaza, 31st Floor
One New York Plaza, 18th Floor              New York, New York  10004
New York, New York  10292-2018
                                            McDonald Investments Inc.
Salomon Smith Barney Inc.                   800 Superior Avenue
388 Greenwich Street, 11th Floor            Cleveland, Ohio  44114
New York, New York  10013

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010


                                     D-3C-5

                                  EXHIBIT D-3D


                      FORM OF OPINION OF WINSTON & STRAWN,
                            PURSUANT TO SECTION 7(XI)


                                November 7, 2000


To Each of the Addressees
Listed on the Attached Schedule A

                    Re: DLJ Commercial Mortgage Trust 2000-CKP1, Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1
                         ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company (the "Seller") and Prudential Mortgage Capital Company, LLC ("PMCC"), in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement, dated as of October 27, 2000 (the "MPA") between the Seller and DLJ Commercial Mortgage Corp., a Delaware Corporation (the "Purchaser") and the Pooling and Servicing Agreement, dated as of November 1, 2000 (the "PSA") between the Purchaser, Key Corporate Capital Inc. (d/b/a Key Commercial Mortgage), as Servicer (the "Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

     Capitalized terms used herein, but not otherwise defined herein, shall have the same meanings as such terms would be given if used in the MPA. This opinion letter is delivered to you at our client's request pursuant to Section 7(xi) of the MPA.

     The Seller has requested that we provide to you our opinion whether, in the event that the Seller was to become a debtor (a "Debtor") in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code"), a bankruptcy court having jurisdiction over the Seller as Debtor, in a properly presented and argued case, (a) would determine that the Seller's transfer of commercial and multifamily mortgage loans (the "Mortgage Loans") owned by it to the Purchaser pursuant to the MPA constituted a "sale" or absolute assignment effective to convey ownership of the Seller's entire right, title and interest in, to and under such Mortgage Loans, as opposed to recharacterizing the transfer as a grant of a mere security interest in the Mortgage Loans by the Seller to the Purchaser to secure a borrowing, and (b) if determining the transfer to constitute a "sale", would accordingly neither find the Mortgage Loans to be property of the Seller's estate within the meaning of Section 541 of the Bankruptcy Code, 11 U.S.C. ss. 541, nor enforce the automatic stay imposed by
Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a), to prevent payment on the Certificates (as defined below).


                                     D-3D-1

     In connection with this opinion letter we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary to render this opinion. Such documents include the following (collectively, the "Documents") which the party or parties thereto executed as of or prior to the Closing Date:

          (1) the MPA;

          (2) certified resolutions of the managing member of the Seller, authorizing (among other things) execution of the MPA and the consummation of the transactions contemplated thereby;

          (3) the certificate executed by an officer of the Seller attached as Exhibit A to this letter (referred to below as the "Seller Certificate");

          (4) certified copies of the Certificate of Formation and limited liability company agreement of the Seller (together with all amendments thereto, if any); and

          (5) a certificate of the Secretary of State of Delaware, dated November __, 2000, attesting to the continued corporate or limited liability company existence and good standing of the Seller in Delaware.

     In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original Documents of all Documents submitted to us as certified or photostatic copies and the authenticity of the originals of such Documents. In making our examination of Documents that constitute agreements, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such Documents and, subject to the qualifications set forth in our opinion dated as of the date hereof relating to the enforceability of such Documents, the validity and binding effect thereof.

     Our examination of matters of fact relating to the opinions expressed below is based solely upon a review of the representations, warranties and statements as to factual matters contained in or confirmed by the Documents, the truth and accuracy with respect to which we have relied, with your approval and without independent verification or investigation. In addition, we have assumed that the parties to the Documents will comply with their undertakings, covenants and agreements contained in the Documents, to the extent material to the opinions expressed herein.

     We hereby disclaim any opinion concerning the state of the Seller's title to or other interest in the Mortgage Loans.

                              THE TRANSACTION FACTS

     The Documents reveal or confirm the following facts concerning the transactions contemplated in the MPA (the "Transactions"), which facts we have assumed, without

                                     D-3D-2
independent investigation and with your permission, are and will remain at all relevant times, accurate in all material respects.

     (a) The Seller is a limited purpose Delaware limited liability company, as provided in its Certificate of Formation and the LLC Agreement. PMCC, a Delaware limited liability company is the sole member and equityholder with respect to the Seller.

     (b) Pursuant to the terms of the MPA, the Seller will sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse except as expressly provided therein, all of the Seller's right, title and interest in, to and under the Mortgage Loans, which Mortgage Loans the Seller has identified on the Mortgage Loan Schedule (or an amendment thereto) in accordance with the conveyance procedures set forth in the MPA.

     (c) As stated in the MPA, the Seller is to convey the Mortgage Loans in consideration of the Depositor's payment in immediately available cash funds of the purchase price (the "Purchase Price") which is equal to 100% of the Aggregate Cut-off Date Balance (i.e., the aggregate outstanding principal balance of the related Mortgage Loans as of November 1, 2000, after application of all payments due thereon on or before such date, whether or not received, subject to a variance of plus or minus 5%). The Purchase Price which the Seller is to receive upon the conveyance of Mortgage Loans to the Purchaser represents and will continue to represent fair consideration and reasonably equivalent value received in exchange for the conveyances.

     (d) Contemporaneously with its purchase of the Mortgage Loans under the MPA and pursuant to the PSA, the Purchaser will create DLJ Commercial Mortgage Trust 2000-CKP1 (the "Trust"), the primary assets of which will consist of multifamily and commercial mortgage loans acquired by the Purchaser, including the Mortgage Loans. Beneficial ownership of the assets of the Trust will be evidenced by a series of mortgage pass-through certificates designated as follows: Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class C, Class D, Class E, Class R and Class S (collectively, the "Certificates").

     (e) The Seller in the MPA makes certain representations and warranties to the Purchaser regarding the transferred Mortgage Loans, including with respect to their satisfaction of certain eligibility criteria set forth in the MPA. The Seller in the MPA agrees in certain circumstances to repurchase from the Purchaser, at the related Purchase Price, any Mortgage Loan (a "Defective Mortgage Loan") in respect of which there has been a Material Breach (as defined in the PSA) or Material Document Defect (as defined in the PSA) or in the alternative, if the Seller's obligation to repurchase a Defective Mortgage Loan arises within a specified period after the Closing Date and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may effect a permitted substitution of a Mortgage Loan, in exchange for a reconveyance to it by the Purchaser of the Defective Mortgage Loan (such repurchase or substitution obligation of the Seller being referred to sometimes below as the "Representation Support Obligation"). The Representation Support Obligation is of a kind customarily used in the transfer of ownership of assets similar to the Mortgage Loans.


                                     D-3D-3

     (f) An Affiliate of the Seller, PMLS Limited Partnership ("PMLS"), will act as a subservicer for the Master Servicer. Pursuant to certain contractual provisions contained in a Subservicing Agreement dated November 1, 2000 between PMLS and the Master Servicer, PMLS has agreed to perform certain servicing functions with respect to the related Mortgaged Properties.

     (g) The MPA requires that, on or before the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser or its designee, the Mortgage File with respect to each Mortgage Loan.

     (h) The Seller intends the transfer of the Mortgage Loans to the Purchaser under the MPA to constitute sales or absolute assignments conveying ownership of the associated Mortgage Loans to the Purchaser, such that the Mortgage Loans would not be property of the Seller's estate in the event of a bankruptcy of the Seller. The Seller does not intend to take any action inconsistent with the Purchaser's (or the Trust's) ownership of the Mortgage Loans. The Seller's financial statements reflect that the Mortgage Loans have been sold. The Seller indicates on its internal books and records (including its computer files related to the Mortgage Loans) that the Mortgage Loans have been conveyed to the Purchaser and its assignees.

     (i) The MPA does not: (i) grant the Seller a right to, or require the Seller to, repurchase any Mortgage Loans, (ii) provide for a reconveyance of any Mortgage Loan to the Seller, or (iii) provide for the retention by the Seller of any interest whatsoever in the related Mortgage Loans, except that the Seller has undertaken the Representation Support Obligation in favor of the Purchaser and its assignees as described above.

     (j) After a conveyance of the Mortgage Loans, neither the Purchaser nor its assignees has a right to unilaterally alter the Purchase Price therefor. None of the Seller or its Affiliates has any ongoing direct payment obligations to the Purchaser or to its assignees (except pursuant to the MPA).

     (k) The Purchase Price which the Seller is to receive from the Purchaser in connection with conveyances of the Mortgage Loans, represents fair consideration and reasonably equivalent value received therefor. The Seller conveys the Mortgage Loans to the Purchaser pursuant to the MPA in the ordinary course of business and neither in contemplation of insolvency nor with an intent to hinder, delay or defraud its creditors or with a view to the preference of one or more of its creditors to the exclusion in whole or in part of others.

     (l) The MPA does not provide for any agreements or other arrangements whereby the Seller is directly obligated to protect the Purchaser or its assignees against (i) the risk of fluctuations in the market value of the Mortgage Loans, or (ii) increases or decreases in the rate of prepayments on the Mortgage Loans.

     (m) The Seller will not receive any Certificates as consideration for the transfer of the Mortgage Loans.

                                     D-3D-4

     In addition to the foregoing facts discovered from our review of the Documents, we are assuming for purposes of this opinion letter (with your permission and without independent investigation) that the following statements or representations are correct:

     (aa) no document or agreement not constituting a Document (each of which Documents we have reviewed), to which the Seller or any of its Affiliates is a party: (i) creates recourse against the Seller based on the failure of an obligor to make payments on the Mortgage Loans, (ii) grants the Seller a right to purchase any Mortgage Loans, (iii) provides for a reconveyance of any Mortgage Loans to the Seller, or (iv) provides for the retention by the Seller of any interest whatsoever in the Mortgage Loans; and

     (bb) All acts have been taken which are necessary to comply with any applicable legal formality which is a condition to the effective transfer of the Mortgage Loans to the Purchaser, including, without limitation, the filing of financing statements, filing of assignments of the Mortgage Loans, endorsing and/or obtaining possession of instruments or other acts as and to the extent required for the Purchaser to effectuate the transfer of the Mortgage Loans to the Purchaser.


                                   DISCUSSION

     Courts examining whether a transfer of "cash flow" assets (i.e., assets representing rights to payment) constitutes a sale or absolute assignment, or in the alternative, a secured financing usually describe their analysis as an attempt to determine the intent of the parties based on all the facts and circumstances underlying the transaction. Major's Furniture Mart, Inc. v. Castle Credit Corp., 602 F.2d 538, 543 (3d Cir. 1979); Bear v. Coben (In re Golden Plan of California, Inc.), 829 F.2d 705, 708 (9th Cir. 1986); Kassuba v. Realty Income DFC (In re Kassuba), 562 F.2d 511, 514 (7th Cir. 1977); Tavormina v. Aquatic Co. (In re Armando Gerstel, Inc.), 65 B.R. 602, 6045 (S.D. Fla. 1986). The courts accomplish this determination of intent, typically, by examining particular objective attributes of the transaction as documented by the parties, in the context of other actions that the parties take both in preparation for the transaction and as it unfolds. The principal objective attributes or factors which the courts have identified and emphasized are discussed below.

     1. Recourse to the Seller. Numerous court decisions have identified the purchaser's retention of a right of recourse to the seller as significant in determining whether to recharacterize a purported sale of a financial asset. This recourse can take the form of seller guaranties of collectibility; repurchase obligations; failure of the transfer to extinguish or reduce an independent obligation of the seller for which an "absolute assignment" was made; holding back reserves from the purchase price which are released to the seller only as receivables pay; and similar devices. See Major's Furniture Mart, Inc. v. Castle Credit Corp., Inc., 602 F.2d 538 (3d Cir. 1979) (accounts sold with "full recourse", with a reserve from the purchase price held back against future non-paying accounts, and with a requirement that seller repurchase accounts delinquent after 60 days, held to be disguised loans); Bear v. Coben (In re Golden Plan of California, Inc.), 829 F.2d 705 (9th Cir. 1986) (mortgage notes and deed of trust assigned "without recourse", with no guarantee of repayment or compensation in event of foreclosure, held to be sales); Fireman's Fund Insurance Cos. v. Grover (In re Woodson Co.), 813 F.2d 266


                                     D-3D-5

(9th Cir. 1987) (seller's purchase of insurance policy to insure buyers of Mortgage Loans in mortgages against loss one important factor in court's holding of disguised loan); Dewhurst v. Citibank (Arizona) (In re Contractors Equipment Supply Co.), 861 F.2d 241 (9th Cir. 1988) (factor in determination that receivables were pledged and not absolutely assigned was that notification to account debtor did not reduce or extinguish existing obligation of assignor); Blackford v. Commercial Credit Corp., 263 F.2d 97, 105, 106, 108 (5th Cir.
1959), cert. denied, 361 U.S. 825 (1959) (sale at 15 percent initial discount, with 15 percent less finance charge to be paid to seller as accounts collected, coupled with seller's warranty of collectibility, held a disguised loan); Milana
v. Credit Discount Co, 163 P.2d 869 (Cal. 1945) (purported absolute assignment held secured loan where purchase price reserve held back until all accounts were paid, seller warranted solvency of account debtors until accounts paid, and seller guaranteed payment of accounts); People v. Service Institute, Inc., 421 N.Y.S.2d 325, 327 (1979) (reserve withheld from purchase price plus full recourse held an important factor in whether sale or loan for usury purposes); Asset Restructuring Fund, L.P. v. Liberty National Bank and Resolution Trust Corp., 886 S.W. 2d 548 (Tex. App. 1994)(lead bank had no obligation to repurchase the Mortgage Loans upon any default by an underlying borrower); see also Annotation, When Transfer of Accounts or Other Choses in Action is Deemed a Sale Rather Than a Pledge as Security For a Loan, and Vice Versa, 95 A.L.R. 1197
(1935) (recourse coupled, to a greater or lesser extent, with other factors suggests a disguised loan), and the numerous older cases cited therein.

     Even though courts have deemed recourse to the seller an important attribute indicating a secured borrowing, there is authority to the effect that recourse alone, without other factors indicating a borrowing, does not require recharacterization. See Major's Furniture Mart, 602 F.2d at 545; Service Institute, Inc. 421 N.Y.S.2d at 327; Goldstein v. Madison Nat'l. Bank, 89 B.R. 274, 277 (D.D.C. 1988) (absolute assignment not for security despite recourse provisions, where language of agreements, conduct of parties, and evidence that debt was extinguished upon assignment indicated no security intended); UCC ss. 9-502, cmt. 4 (subsection (2) of Section 9-502 "recognizes that there may be a true sale of accounts or chattel paper although recourse exists."); but see G. Gilmore, Security Interests In Personal Property ss. 44.4, at 1230 (1965) ("If there is a right to charge back uncollectible accounts . . . or a right to claim a deficiency, then the transaction should be held to be for security [rather than a sale].").

     Moreover, some courts have held transfers of financial assets to be sales even where partial or full recourse existed in addition to other factors (discussed below) typically deemed suggestive of a borrowing. In re Golden Plan, 829 F.2d at 710 (fact that purchasers of mortgage loans from broker could elect to receive payments from broker despite late collections on mortgages, in return for foregoing any late charges later collected, did not preclude sale treatment; other factors such as commingling of mortgage payments with general operating funds also present); Hatoff v. Lemons & Assocs. (In re Lemons & Associates, Inc.), 67 B.R. 198 (Bankr. D. Nev. 1986) (fact that mortgage investment brokers engaging in "Ponzi" scheme provided full recourse and repurchase guarantee to investors did not preclude sale treatment, even with presence of other factors); A.B. Lewis Company v. National Investment Corp. of Houston, 421 S.W.2d 723 (Tex. Civ. App. 1967) (automobile conditional sales contracts assigned "with full recourse" held not inconsistent with sale intended by parties); Broadcast Music, Inc. v. Hirsch, 104 F.3d 1163 (9th Cir. 1997) (individual's assignment of future music royalties to two creditors sufficient to divest assignor of property interest, therefore tax lien did

                                     D-3D-6
not attach to royalties, even where assignment did not extinguish debt and assignment could be terminated following repayment of debt); see also United States v. Poling, 73 F.Supp.2d 882 (S.D. Ohio 1999) (individual's assignment of monthly annuity payments to bank in connection with secured loan from bank raised a "triable issue of fact," sufficient to defeat IRS's motion for summary judgment, on issue of whether individual retained property interest sufficient for tax lien to attach).

     The recourse provisions considered as adverse to sale treatment in the decisions cited above were extremely broad in scope. That is, they permitted recourse to the seller for nonpayment arising from the financial inability of the obligor to pay (referred to below as "credit recourse"), or arising from any other reason, and in many instances also required the seller to repurchase assets which did not comply with the seller's representations and warranties as to validity, legality, absence of disputes or setoff rights, and other items not related to the financial strength of the account obligor but ascertainable at the time of the transfer (referred to below as "non-credit recourse"). Because the recourse provisions in the reported decisions have been so broad, no court to our knowledge has expressly concluded that non-credit recourse should be viewed as distinct and different from credit recourse, with non-credit recourse having little or no adverse effect on a sale determination.

     Nonetheless, good reason exists to believe that if a court were squarely presented with the distinction by a purchaser arguing for sale treatment, the court would recognize the distinction. First, the distinction has been recognized by one noted commentator on the law of secured transactions. Grant Gilmore, in discussing the history of the purchase of receivables ("factoring") in the textile and other industries, distinguishes factoring from mere assignments for security by noting that factoring involves a true sale of receivables, which in turn involves a transfer of the credit risk that the account obligor will be financially unable to pay. See G. Gilmore, supra, ss. 5.2, at 131-32, ss. 5.4, at 137, ss. 8.7, at 275-76. Moreover, United States
banking regulators, in establishing, under previous regulations addressing regulatory accounting for banks, otherwise very strict rules against recourse of any kind for transfers which banks sought to treat as sales for regulatory accounting purposes, nevertheless granted sale treatment where recourse could be had against the selling bank for failure of receivables to be legal, valid and free of dispute as represented by the seller. See Reports of Condition and Income - Revision of the Instruction for the Treatment of Sales of Assets, A-33, A-34 (Fed. Fin. Inst. Exam. Council, Oct. 28, 1985).

     Finally, the credit recourse distinction is consistent with the common law of assignment, including assignments of accounts receivable. An assignment was viewed at common law to represent a conveyance or transfer of the assignor's entire right, title and interest in the property assigned; that is, the equivalent of a sale. 6A C.J.S. Assignments ss. 2, at 590-91 (1975); 4 Corbin on Contracts ss. 861, at 421-22 (1951). Assignments at common law were typically held to include implied non-credit warranties of the assignor to the assignee, such as the following: that the assignor would do nothing to defeat or impair the value of the assignment and had no knowledge of any fact that would do so; that the right, as assigned, actually existed and was subject to no limitations or defenses good against the assignor other than those stated at the time of assignment; and that any writing evidencing the right delivered to the assignee was genuine and was, in fact, what it purported to be. Restatement (Second) of Contracts ss. 331(1), at 61 (1981); 6A C.J.S., Assignments ss. 90, at 743-47.
The assignment, however, does not "of itself

                                     D-3D-7
operate as a warranty that the obligor is solvent or that he will perform his obligation." Restatement (Second) of Contracts, ss. 333(2); 6A C.J.S., Assignments ss. 90(b), at 745.

     Thus, at common law, an assignment with the legal effect of a sale included implied warranties as to non-credit matters such as legality, validity and freedom from defenses of the contract right assigned, but did not include a warranty or guarantee that the obligor would ultimately be able to pay--that is, credit recourse. That a sale of receivables could occur with express provisions for non-credit recourse is consistent with this treatment of assignments by the courts at common law.

     Intuitively, the credit/non-credit recourse distinction also appears valid. A buyer only truly "buys" what it contracts to buy, and not something else; the fact that the buyer is purchasing accounts receivable or loans should not change this conclusion. Part of what the buyer of receivables purchases is credit risk of the account debtors; this risk is an inherent characteristic of the property transferred. That the buyer wishes to avoid purchasing other risks that are not inherent in the property, such as the risk of disputes and offsets between the account debtor and the seller, or of documentation problems involving failure to comply with applicable consumer credit disclosure requirements, should not suggest that the buyer has not made a true purchase of the accounts. Thus, a buyer should be able to successfully argue that retaining direct recourse against the seller for non-credit reasons is not suggestive of a secured borrowing.

     2. Seller's Retention of Servicing and Commingling of Proceeds. A number of courts have noted that the seller's continued servicing of transferred accounts indicates a secured borrowing rather than a sale. The courts have found such an arrangement particularly problematic when the seller/servicer commingles account proceeds with its general operating funds. See Southern Rock v. B & B Auto Supply, 711 F.2d 683, 685 (5th Cir. 1983) (dicta) (retained right of assignor to receive proceeds, coupled with agreement titled "Security Agreement" with assignment of "collateral security", defeats claim of absolute assignment); Petron Trading Co. v. Hydrocarbon Trading & Transport Co, 663 F. Supp. 1153, 1159 (E.D. Pa. 1986) (no absolute assignment of rights to payment under contract where assignor continued to prepare invoices for contract payments, did not notify account debtor and retained rights under contract to petition account debtor for price adjustments); In re Major Funding Corp., 82 B.R. at 443, 448 (Bankr. Tex. 1987)(commingling mortgage repayments and paying investors from single operating account, coupled with repurchase obligation of seller upon default, listed as factors in holding no sale); People v. Service Institute, Inc., 421 N.Y.S.2d at 327 (non-notification and assignor's commingling rather than holding proceeds in separate trust or escrow account held evidence that assignment was not absolute but for security).

     3. Purchaser's Failure to Investigate Credit of Account Debtor. In the following case, the court held that the buyer's failure to undertake an independent credit investigation of the underlying account debtors was evidence that the parties intended a loan with security rather than a sale or absolute assignment. Mid-Atlantic Supply, Inc. v. Three Rivers Aluminum Co., 790 F.2d 1121, 1123 (4th Cir. 1986). The Court of Appeals in In re Golden Plan, supra, also recognized that the failure of the mortgage participation investors to conduct an independent credit investigation concerning the underlying purchased loans suggested a disguised loan, but found other evidence in that case overriding. In re Golden Plan, 829 F.2d at 710 n.6. Intuitively, also, a failure of the purchaser to investigate or consider the credit


                                     D-3D-8
characteristics of, or otherwise examine the likelihood (statistical or otherwise) of receiving payment from the obligor on the financial asset, would seem to suggest a primary reliance (assuming other factors such as recourse are present) on the credit of the seller, rather than the obligor.

     4. Seller's Right to "Excess" Collections. In the following decisions, the courts concluded that over-collateralization, with a right in the seller to retain eventual collections on accounts over and above a predetermined amount of collections, is evidence of a loan rather than a sale. In re Evergreen Valley Resort, Inc., 23 B.R. at 659, 661 (Bankr. D. Me. 1982); Gold Coast Leasing Co.
v. California Carrots, Inc., 155 Cal. Reptr. 511, 514 (1979); First Nat. Bank of Louisville v. Hurricane Elkhorn Coal Corp. II (In re Hurricane Elkhorn Coal Corp. II), 19 B.R. 609, 617 (Bankr. W.D. Ky. 1982); Hassett v. Sprague Electric Co. (In re O.P.M. Leasing Services, Inc.), 30 B.R. 642, 646-48 (Bankr. S.D. N.Y.
1983); Levin v. City DFC Co. (In re Joseph Kanner Hat Co., Inc.), 482 F.2d 937, 940 (2d Cir. 1973); In re Contractors Equipment Supply Co., 861 F.2d at 245. The Court of Appeals for the Ninth Circuit concluded that an assignee's charging an excessive discount was evidence of a loan, rather than an absolute assignment, but did not expressly state who retained the "excess" proceeds as the receivables were paid. Presumably it was the assignor. England v. Industrial Comm'n. (In re Visiting Home Services, Inc.), 643 F.2d 1356, 1359 (9th Cir.
1981).

     5. Retention of Option to Repurchase. In the following decisions, the courts concluded that the seller's ability to regain its prior interest in the accounts through the option of a repurchase, by itself or a third party on its behalf, indicated the transaction was a security device, not a sale. In re Currie, 57 B.R. at 224, 225 (Bankr. M.D. La. 1986); In re Evergreen Valley Resort, Inc., 23 B.R. at 661; In re Joseph Kanner Hat Company, 428 F.2d at 940.

     6. Right to Alter Pricing Terms Unilaterally. In the Major's Furniture Mart decision, the court discussed as one factor indicating a borrowing rather than a sale the ability of the buyer to unilaterally alter the pricing terms of the factoring agreement at issue. Major's Furniture Mart, 602 F.2d at 546.

     7. Right to Alter or Compromise Other Terms of the Transferred Assets Unilaterally. In Northern Trust Co. v. FDIC, 619 F. Supp. 1340 (W.D. Okla.
1985), the court examined a participant bank's challenge to the FDIC's actions, as liquidator of the failed Penn Square Bank, in setting off deposits of borrowers from Penn Square against the borrower's participated loans. The court addressed whether Penn Square had "sold" participation interests in certain loans, thus precluding setoff as to the portion of the loans "owned" by the participant. Noting that Penn Square "retained sole discretion to modify or compromise the loans," that Penn Square's responsibility to its participant was limited to the same care that Penn Square exercised with its own non-participated loans, and that the participation agreement gave the participant little input into Penn Square's management of the participated loans and the collateral backing the loans, the court held that the participation "did not create or transfer any ownership or property rights" in the participated loan. Id. at 1342; see also Hibernia Nat. Bank v. FDIC, 733 F.2d 1403, 1407 (10th Cir. 1984) (participation providing for complete discretion of loan originator in dealing with the loan, including the right to release or substitute collateral and to repurchase the loan, did not transfer ownership interest in loan to participating bank).


                                     D-3D-9

     Thus, a court could view the retention by a transferor of absolute discretion and control to alter or compromise the terms of the asset transferred as strongly suggesting a secured financing rather than a sale.

     8. Language of Documents and Conduct of Parties. Where other factors are present, the courts will often discuss the language the parties used in the document or agreement governing the transaction. Courts focus on terms such as "security" or "collateral" where the other factors indicate a loan, or on terms such as "sell" or "absolutely convey" where other factors support (or do not preclude) sale treatment. See In re Golden Plan, 829 F.2d at 709, 710 n.3 (provision in assignment agreement "without recourse" suggests sale where other countervailing factors are not present): Goldstein, 89 B.R. at 277 ("orders, assigns and sets over" language supported sale treatment); In re First City Mortgage Company, 69 B.R. 765, 767 (Bankr. N.D. Tex. 1986) (language in document coupled with preexisting debtor-creditor relationship indicated loan); Lyon v. Ty-wood Corp., 239 A.2d 819, 821 (1968) (absolute conveyance language was dispositive); In re Columbia Pacific Mortgage, Inc., 20 B.R. at 262-63 (language in participation agreement involving purchase of an 80% interest in a package of loans which described transaction as a "sale" and "purchase" coupled with provision in agreement stating that seller retained physical possession of the mortgage documents "all in trust for the account of the seller and purchaser as owners thereof"). For one court, the language in an agreement and conduct of the parties triumphed over full recourse provisions, and the court found a sale had occurred. In re Lemons, 67 B.R. at 1020, 20910 (Bankr. N.D. Ala. 1986).

     Many courts, however, de-emphasize the language used in a document, and consider intent (as ascertainable from the presence or absence of the attributes and factors outlined above) and actual conduct more relevant. See Major's Furniture Mart, 602 F.2d at 544-45 ("it is more important what the parties do than what they say they do"); In re Hurricane Elkhorn, 19 B.R. at 616; Annotation, supra, 95 A.L.R. at 1197 ("The courts will generally determine the intention of the parties, and the nature of the transaction, by reference not to what they called it, but to what they in fact meant to and did effect.").

     The cases cited and discussed above illustrate the typical approach of courts considering the recharacterization issue in the context of a purported sale of financial assets.(11)
--------------------------------------------------------------------------------
(11) The United States Bankruptcy Court for the Southern District of Ohio has alsoaddressed this subject, but in a somewhat conclusory decision which did not analyze the issues in depth. See In re Federated Department Stores, Inc., 1990 Bankr. Lexis 2453 (Bankr. S.D. Ohio 1990). In that decision the court approved a receivables purchase agreement for the debtor department stores to obtain post-petition financing on favorable terms. The court found that the sale of private label credit card receivables pursuant to the terms of that agreement would constitute "true arms-length sales of the Receivables for fair consideration and reasonable equivalent value under applicable law, including the Uniform Commercial Code." Id. The court stated the following reasons for that conclusion: the purchaser "bears the risk that the Receivables will prove uncollectible"; the purchaser "has a very limited right of recourse" against the sellers and this right of recourse "is not related to any defaults in payment under the Receivables by account obligors"; the sellers "have no right to redeem or reacquire the Receivables transferred . . ."; the purchase price paid by the purchaser "is approximately equal to the amount that could generally be obtained by each of the {sellers} in the marketplace from unaffiliated entities in


                                    D-3D-10

Generally, the presence or absence in a transaction of one or more of the particular attributes discussed above will not be dispositive of a court's conclusion that a sale, or alternatively a secured borrowing, has occurred. Rather, courts have tended to view the transaction as a whole, and attempt to determine whether on balance the objective attributes indicate an intent to transfer ownership, or merely a security interest. The court will examine details of the transaction and determine to what extent the seller has transferred economic risks and benefits with respect to the assets, as well as control over the assets (e.g., servicing). While the form of the transaction is not dispositive, if the seller has transferred to the purchaser a substantial portion of the economic risks and benefits of the assets, then language in a document or evidence of the intent or state of mind of the parties at the time of the transaction can reinforce the court's determination that a sale has occurred. In some instances, the form of the relationship between purported seller and buyer can suggest that the parties intend the transaction to be a sale - for example, the use of a separate collection agent. The court decisions also demonstrate that it is possible to retain some recourse to the seller in a transaction and still obtain sale treatment, even if other factors such as continued servicing by the seller are present, provided the parties document and structure their relationship as a sale and treat the servicing aspect as an arms length, bargained-for transaction. In this regard, the buyer's paying a separate, discernible fee or other consideration for the servicing function and/or contracting this function to a third party would appear to facilitate sale treatment (although, as noted, no single factor or combination of factors is or need be dispositive).

                   ANALYSIS OF THE TRANSACTIONS -- THE OPINION

     Application of the court decisions and principles discussed above to the transactions contemplated in the MPA reveals, in our view, that the parties intend the Seller's transfer of the Mortgage Loans to the Purchaser to constitute a conveyance of the Seller's entire beneficial ownership in the Mortgage Loans.

     We note that the factors cited in cases supporting recharacterization, are not present in the Transaction Facts. While the Seller has agreed to perform certain subservicing
--------------------------------------------------------------------------------
comparable transactions"; the amount to be paid by the purchasers was calculated pursuant to a formula "similar to the purchase price formulas utilized by the marketplace in comparable transactions"; although the seller was to continue servicing and collection, such collection was to be made "through lock-box accounts under the control of the purchasers" "valid business reasons exist for not notifying account obligors of the sale of their accounts . . ."; and the sellers and purchaser "intend the purchases of the Receivables to be true sales and not lending transactions." Id. The court thus concluded that the receivables "are the sole property" of the purchaser, and that the sellers retained no ownership or lien interest in the receivables or proceeds. Id. To identical effect, see also In re Federated Department Stores, Inc., 1990 Bankr. Lexis 1557 (Bankr. S.D. Ohio 1990). These decisions illustrate one court's application, in a bankruptcy case requiring the court to characterize a transfer of accounts receivable, of many of the principles discussed above.


                                    D-3D-11
duties with respect to the Mortgage Loans on behalf of the Purchaser, the Seller does not guarantee the payment obligations under the Mortgage Loans to the Purchaser. We further note that the Purchaser does not retain credit recourse directly to the Seller upon the failure of an obligor to pay. Direct recourse to the Seller does exist in respect of the Representation Support Obligation. The representations and warranties which create such direct recourse do not, however, assure the Purchaser or the Trust of the continuing creditworthiness of the obligors, but rather concern the character of the Mortgage Loans at the date of conveyance. As discussed above, the existence of such "non-credit recourse" should not influence a court to recharacterize the transfers.

     With regard to servicing arrangements, as discussed above, an affiliate the Seller will perform certain subservicing duties with respect to the Mortgage Loans after their transfer to the Purchaser and concurrent transfer to the Trust. This factor, which in light of some court decisions might otherwise be viewed as adverse to a characterization of the transfers as conveyances of the entire beneficial ownership in the Mortgage Loans, are mitigated in our view, however, because the Seller's affiliate performing such subservicing obligations is acting in a separate capacity as agent of the Purchaser and its assignee, the Trust (and the Trustee), and a separate fee is being paid to such Seller's affiliate by the Master Servicer for the performance of its subservicing obligations which is distinct from the Purchase Price. Accordingly, we believe it is reasonable to conclude that the subservicing role of the Seller's affiliate, alone or in combination with other factors, should not induce a court to recharacterize the transfer of the Mortgage Loans.

     In addition to the foregoing, we note the following additional attributes of the transaction which we believe would support a determination that the Seller's entire beneficial ownership has been conveyed.

     1. The Seller has no general right to repurchase the Mortgage Loans without the prior consent of the Purchaser and the Trust.

     2. Neither the Seller nor the Purchaser has the right to unilaterally alter the Purchase Price subsequent to purchase.

     3. The language of the documents and conduct of the parties reflect a clear intent by the Seller to convey, and by the Purchaser to purchase and receive, the Mortgage Loans.

     4. The Seller discloses in its financial statements that the Mortgage Loans have been sold and the Seller's internal books and records reflect that the Mortgage Loans have been conveyed to the Purchaser and are subject to the interests of the Purchaser's assignees, and other disclosures to its creditors will be consistent with the same.

     5. While the credit of individual obligors under the Mortgage Loans has not necessarily been and will not necessarily be examined by the Purchaser, it is our understanding from discussions with representatives of the Seller and the Purchaser that the credit and repayment characteristics of the obligors as a group, including prior repayment experience on similar Mortgage Loans, have been and will be analyzed and studied in connection with


                                    D-3D-12
investment decisions by the Purchaser, in a manner indicating reliance upon the credit of the obligors as a group, and not reliance upon the credit of the Seller or its Affiliates.

     Accordingly, based upon the foregoing, but subject to the qualifications set forth below, it is our opinion that should the Seller become a Debtor in a case under the Bankruptcy Code, under present reported decisional authority and statutes applicable to bankruptcy cases, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors,
(a) would determine that the Seller's transfer of the Mortgage Loans owned by it to the Purchaser pursuant to the MPA, constituted a "sale" or absolute assignment effective to convey ownership of the Seller's entire right, title and interest in and to the Mortgage Loans to the Purchaser, as opposed to recharacterizing the transfers, and (b) in so determining the transfers to constitute conveyances of ownership, would accordingly neither find such Mortgage Loans to be property of such Debtor's estate within the meaning of
Section 541 of the Bankruptcy Code, 11 U.S.C. ss. 541, nor enforce the automatic stay imposed by Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a), to prevent the payment on the Certificates.

                                   LIMITATIONS

     The foregoing opinion is qualified in the following respects.

     In connection with the above opinion, we call to your attention that, while we believe the opinion is supported by a sound analysis of the Transactions, there are no reported controlling judicial precedents directly on point. Accordingly, we have examined and have relied upon judicial decisions involving facts and circumstances similar or closely analogous to certain of the facts and circumstances involved in the Transactions, as well as decisions more generally discussing whether the transfer of an asset (or a participation interest therein) was a transfer of ownership (or beneficial ownership) or instead a transfer of a limited interest for the purpose of securing an extension of credit.

     In addition, we wish to note that judicial analysis of the recharacterization issue has typically proceeded on a case-by-case basis, and determinations are usually made based on an analysis of the facts and circumstances of the particular cases, rather than through the application of well developed legal doctrines. Reported court decisions do not conclusively establish the relative weight to be accorded to the individual factors present in the Transactions and do not establish consistently applied general principles or guidelines with which to analyze such factors.

     In addition, if a bankruptcy court were incorrectly to decide an issue in respect of which an opinion has been given, the doctrine of mootness may as a practical matter preclude the effective appellate review of the bankruptcy court's ruling (unless the adversely affected party obtains a stay of the confirmation order, which usually requires the posting of a substantial bond). We express no opinion as to whether a bankruptcy court's ruling with respect to the subject matter of this opinion would be seen as a final order for purposes of appeal or whether an appellate court would exercise its discretion to grant leave to appeal. In addition, our opinion speaks only as to the ultimate outcome of issues as a legal matter and does not address temporary


                                    D-3D-13
restraining orders, preliminary injunctions or similar orders pending determination on the merits. Accordingly, we express no opinion as to whether a court, in the exercise of its equitable powers, may temporarily restrain or otherwise temporarily delay payment or other actions under the Documents. Also, we express no opinion as to how long the Purchaser or the Trust (or Trustee) might be denied possession of collections, instruments, or other interests in the Mortgage Loans before resolution of the validity of an assertion that the Mortgage Loans are part of the Seller's bankruptcy estate.

     We further express no opinion herein with respect to (i) whether a court would permit a bankruptcy trustee for the Seller (or the Seller as debtor-in-possession) to use such collections as are in the possession of the Seller without the consent of the Purchaser, Trust, Trustee or holders of Certificates, either before deciding the merits as described above or pending appeal after an adverse decision, or (ii) the effect of the failure of any of the parties to the MPA to comply with the assumptions set forth herein, or (iii) the effect of any characterization of the transfers as a fraudulent conveyance, or (iv) the validity, status or nature of the Seller's property interest in the Mortgage Loans other than the conveyance of the Seller's right, title and interest in and to the Mortgage Loans.

     This opinion letter addresses the legal consequences of only the facts assumed to exist as stated in this opinion letter. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. We express no opinion as to circumstances or events that may occur subsequent to the date hereof which are or become inconsistent with the factual assumptions stated in this opinion letter. We have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes.

     The opinions expressed herein are not a guaranty as to what any particular court would actually hold, but an opinion as to the decision a court would reach if the issues are properly presented to it and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, we note that legal opinions on bankruptcy law matters unavoidably have inherent limitations that generally do not exist in respect of other issues on which opinions to third parties are typically given. These inherent limitations exist primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. The recipient of this opinion letter should take these limitations into account in analyzing the bankruptcy risks associated with the transactions described herein.

     In connection with this opinion letter, we do not purport to be experts on, or qualified to express legal conclusions based upon, the laws of any state or jurisdiction other than the laws of the State of New York and the United States of America and, accordingly, we express no opinion as to the laws of any other state or jurisdiction.

     This opinion letter is as of the date hereof and we undertake no obligation to update this opinion letter or the opinions contained herein after the date hereof. The opinions set


                                    D-3D-14
forth herein are expressly subject to there being no material change in the law subsequent to the date hereof, and there being no additional facts of which we are unaware that would materially affect the validity of the assumptions and conclusions set forth herein or upon which such opinions are based.

     This opinion letter is solely for the benefit of the addressees hereof in their respective capacities under the Documents described herein. This opinion letter may not be used or relied upon for any other purpose or by any other person without our prior written consent.

                                                Very truly yours,





                                    D-3D-15

                              SCHEDULE A ADDRESSEES


DLJ Commercial Mortgage Corp.                 Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                             45 Broadway, 12th Floor
New York, New York  10010                     New York, New York  10006

Donaldson, Lufkin & Jenrette                  Moody's Investors Services, Inc.
  Securities Corporation                      99 Church Street
11 Madison Avenue                             New York, New York  10007
New York, New York  10010
                                              Fitch, Inc.
Prudential Securities Incorporated            One State Street Plaza, 31st Floor
One New York Plaza, 18th Floor                New York, New York  10004
New York, New York  10292-2018
                                              McDonald Investments Inc.
Salomon Smith Barney Inc.                     800 Superior Avenue
388 Greenwich Street, 11th Floor              Cleveland, Ohio  44114
New York, New York  10013

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010


                                     D-3D-1

                                    EXHIBIT A
                              SELLER'S CERTIFICATE
                       (RE: OWNERSHIP CONVEYANCE OPINION)

     This Certificate is delivered by the undersigned on behalf of Prudential Mortgage Capital Funding, LLC, a Delaware limited liability (the "Seller") in connection with the opinion letter of Winston & Strawn, dated November 7, 2000 addressing the characterization of the Seller's conveyances of certain Mortgage Loans as sales or absolute assignments of beneficial ownership in the event of a federal bankruptcy case involving the Seller as bankruptcy debtor (the "Opinion"). All capitalized terms used in this Certificate and not specifically defined herein have the meaning such terms would be given if used in the Opinion, or if not defined in the Opinion, in the Mortgage Purchase Agreement described in the Opinion (the "MPA"). Nothing contained herein shall be deemed to constitute a conclusion of law. The undersigned represents and certifies that he/she is a ______________ of the Seller, and further represents and certifies with respect to the Seller as follows:

     1. The factual statements contained in the Opinion under the heading "The Transaction Facts" in so far as they relate to the Seller are true and correct as of the date of this Certificate.

     2. The undersigned has no reason to believe that any statement or fact expressed in the Opinion under the heading "The Transaction Facts" is untrue, inaccurate or incomplete.

     3. I have been duly authorized to execute this Certificate on behalf of the Seller.

                            [signature page follows]


                               D-3D-2

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name. Dated:
November __, 2000

                                       PRUDENTIAL MORTGAGE CAPITAL
                                              FUNDING, LLC


                                       By:__________________________________
                                       Name: _______________________________
                                       Title: ________________________________




                                     D-3D-3

                                    EXHIBIT N

                         FORM OF UNION CAPITAL AGREEMENT



                                 [See Attached]

                          SELLER'S WARRANTY CERTIFICATE

     This Seller's Warranty Certificate, dated as of October 27, 2000 (this "Seller's Warranty Certificate"), is executed and delivered by Union Capital Investments, LLC (the "Seller"), in favor of Column Financial, Inc. ("Column"), its successors and assigns.


                              PRELIMINARY STATEMENT

     The Seller and Column are parties to a Master Mortgage Loan Purchase Agreement dated as of February 1, 1999 (the "Master Purchase Agreement"). The mortgage loan or, if more than one, the mortgage loans (in either case, the "Mortgage Loans") identified on the Mortgage Loan Schedule attached as Schedule 1 hereto have been previously sold by the Seller to Column pursuant to the Master Purchase Agreement. Column intends to transfer the Mortgage Loans along with certain mortgage loans originated by Column (the "Column Loans") to DLJ Commercial Mortgage Corp. (the "Depositor") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Column - Depositor Agreement"); and the Depositor in turn intends to deposit the Mortgage Loans and the Column Loans, together with certain other mortgage loans acquired by the Depositor from Prudential Mortgage Capital Funding, LLC ("Prudential") and KeyBank National Association ("KeyBank"), into a trust fund to be evidenced by the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1 (the "Certificates"). The Certificates will be issued on or about November 7, 2000 (the actual date of issuance, the "Closing Date") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated on or about November 1, 2000, among the Depositor, Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, as master servicer and special sub-servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). The Seller agreed in the Master Purchase Agreement to make certain representations and warranties, undertake certain repurchase obligations and provide certain indemnification in connection with any sale of the Mortgage Loans to a trust fund to be formed as part of a mortgage pass-through transaction, and such agreement was partial consideration for the execution and performance of the Master Purchase Agreement by Column. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Master Purchase Agreement or, if not defined in the Master Purchase Agreement, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     Pursuant to the terms of the Column - Depositor Agreement, Column shall assign to the Depositor, among other things, all of Column's right, title and interest in and to the Mortgage Loans and all of Column's rights under this Seller's Warranty Certificate (except under Section 4 hereof); and pursuant to the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee, for the benefit of the holders of the Certificates (the "Certificateholders"), among other things, all of the Depositor's right, title and interest in and to the Mortgage Loans and, to the extent assigned to it under the Column-Depositor Agreement, all of the Depositor's rights under this Seller's Warranty Certificate.

     SECTION 1. Delivery of Mortgage Files. The Seller agrees that it shall deliver to the Trustee as assignee of the Depositor (or, if so directed by Column, to a custodian appointed by the Trustee (a "Custodian")), under the Pooling and Servicing Agreement, all of the documents required in the Mortgage Files, at the times and in the manner otherwise required by the Pooling and Servicing Agreement, in each case to the extent the Seller has not delivered such documents to Column prior to the date hereof.


     SECTION 2. Representations and Warranties of the Seller. Pursuant to
Section 7.01 of the Master Purchase Agreement, the Seller hereby represents and warrants as of the Closing Date to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders that (a) each of the representations and warranties set forth in Sections 4.01 and 4.02 of the Master Purchase Agreement is true and correct as if stated and made on the Closing Date and (b) each Mortgage Loan bears interest at a rate that remains fixed throughout the term of such Mortgage Loan. The Seller agrees that it shall be deemed to make as of the date of substitution with respect to any Qualified Substitute Mortgage Loan (as defined in the Pooling and Servicing Agreement) that is substituted by the Seller for a Mortgage Loan in the manner set forth in
Section 3 hereof, to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders, each of the representations and warranties set forth in Sections 4.01 and 4.02 of the Master Purchase Agreement as if stated and made on the date of substitution, with any conforming changes necessary due to the fact that such Qualified Substitute Mortgage Loan was not purchased pursuant to the Master Purchase Agreement.

     SECTION 3. Cure, Repurchase, Substitution and Indemnity Obligations of the Seller. Each of the representations and warranties made pursuant to Section 2 shall survive the transfer of the Mortgage Loans by Column to the Depositor and by the Depositor to the Trustee, for the benefit of the Certificateholders, and shall inure to the benefit of Column and its successors and assigns (the holder(s) of any Mortgage Loan or related REO Property, including, without limitation, the Trustee for the benefit of the Certificateholders, being herein referred to as the "Owner" thereof), notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or Column's, the Depositor's or the Trustee's examination of any Mortgage File. Upon discovery by either the Seller or the related Owner of a breach of any of the representations and warranties made pursuant to Section 2 that materially and adversely affects the value of any Mortgage Loan or related REO Property or the interest of the related Owner therein (any such breach, a "Material Breach"), the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Seller of any Material Breach (other than a Material Breach involving any representation or warranty made pursuant to Section 2 hereof that is set forth in Section 4.01 of the Master Purchase Agreement), the Seller shall use its best efforts to cure such Material Breach in all material respects and, if such Material Breach cannot be cured within such 60-day period, the Seller shall repurchase the affected Mortgage Loan or REO Property at the applicable Repurchase Price (as defined in the Master Purchase Agreement); provided, however, that if the Seller's obligation to repurchase such affected Mortgage Loan or REO Property as described above arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date, if the affected Mortgage Loan or REO Property is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-

2(f)), and if the affected Mortgage Loan or REO Property is then subject to the Pooling and Servicing Agreement and is not a Mortgage Loan that (or an REO Property related to a Mortgage Loan that) had been substituted for another Mortgage Loan in the manner described hereinbelow, the Seller may, at its option, in lieu of repurchasing such affected Mortgage Loan (but in any event no later than such repurchase would have been required to be completed), (a) replace such affected Mortgage Loan or REO Property with one or more Qualified Substitute Mortgage Loans that are approved by Column and pay any corresponding Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement), such substitution and payment to be effected in accordance with, and subject to, the terms of the Column-Depositor Agreement and the Pooling and Servicing Agreement, and (b) deliver a certification to the Trustee to the effect that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller may request that the related Owner extend the 60-day period referenced above within which the Seller must cure, repurchase or replace a Mortgage Loan or REO Property affected by such a Material Breach, to 90 or more days (but not more than 150 days) following the earlier of either discovery by or notice to the Seller of such Material Breach, by delivering a written request to the related Owner, together with evidence that the Seller is diligently proceeding to cure such breach and will require the requested extension to effect such cure; provided, however, that the related Owner may determine to accept or deny any such request in its sole discretion, without limitation. For purposes of this section, no such request shall be deemed to have been accepted by the related Owner unless the related Owner has affirmatively and expressly stated in writing its acceptance of such request. If a Material Breach involves any representation or warranty made pursuant to Section 2 hereof that is set forth in Section 4.01 of the Master Purchase Agreement and such Material Breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such Material Breach, any or all of the Mortgage Loans and related REO Properties shall, at the option of the related Owner, be repurchased by the Seller at the applicable Repurchase Price(s) (with no option to substitute). Any repurchase of Mortgage Loans or REO Properties or payment of any Substitution Shortfall Amount pursuant to the foregoing provisions of this
Section 3 shall be accomplished by wire transfer of immediately available funds in the amount of the Repurchase Price or Substitution Shortfall Amount, as applicable, pursuant to wiring instructions furnished by the related Owner to the Seller.

     At the time of the repurchase of or substitution for any Mortgage Loan or REO Property as contemplated by the preceding paragraph, the related Owner and Seller shall arrange for the reassignment of such Mortgage Loan or the conveyance of such REO Property, as the case may be, to the Seller and the delivery to the Seller of any documents held by or on behalf of the related Owner relating to such Mortgage Loan or REO Property, as the case may be. With respect to each Mortgage Loan and REO Property to be repurchased or replaced as contemplated by the preceding paragraph, at the time the Repurchase Price or Substitution Shortfall Amount, as applicable, is wire transferred to or at the direction of the related Owner, the Seller shall, simultaneously with the initiation of such wire transfer, give written notice to the related Owner that such wire transfer has been initiated.

     In addition to such cure and repurchase or substitution obligation, the Seller shall indemnify the related Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses incurred in connection with any claim, demand, defense, or assertion based on or grounded upon, or resulting from, a breach by the Seller of the representations and warranties made pursuant to Section 2 hereof. The obligations of the Seller set forth in this Section 3 to cure or to repurchase or replace a defective Mortgage Loan or REO Property and to indemnify the related Owner as provided in this Section 3 constitute the sole remedies of the related Owner respecting a breach of such representations and warranties made pursuant to Section 2 hereof.

     SECTION 4. Indemnification. The Seller will indemnify and hold harmless, Column, its affiliates, and each Person, if any, who controls Column within the meaning of the Securities Act of 1933, as amended (the "Securities Act"; and all of the foregoing Persons, collectively, the "DLJ Parties"), against any losses, claims, damages or liabilities to which they may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (each, a "Liability") arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Seller to any DLJ Party ("Seller Information") which is contained in the prospectus supplement, private placement memorandum and/or any other disclosure document or any amendment or supplement thereto (each, an "Offering Document") relating to the offering of any securities evidencing ownership interests in the Mortgage Loans or which arise out of or are based upon any omission or alleged omission to state in such Offering Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each DLJ Party for any legal or other expenses reasonably incurred by such DLJ Party in connection with investigating or defending any such Liability; provided, however, that the Seller shall not be liable in any such case to the extent and only to the extent that any Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in an Offering Document in reliance upon and in conformity with information provided by or on behalf of any Person other than the Seller. Column hereby agrees to indemnify the Seller for any Liability arising out of or based upon Seller Information which is not accurately reflected in any Offering Document.

     (a) Promptly after receipt by a party with a right to indemnification under this section (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against a party with an indemnification obligation under this section (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and if the Indemnified Party shall have reasonably considered that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice by such Indemnified Party of the Indemnifying Party's election to so assume the defense of such action and approval by such Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party within a reasonable period after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in clause (i) or (iii).

     (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection (a) of this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller on the one hand, and Column on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and Column in such proportions that Column is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the (i) difference between the aggregate purchase price paid to the Seller by Column for the Mortgage Loans and the aggregate resale price received by Column, bears to (ii) the aggregate resale price received by Column, and the Seller shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each of the other DLJ Parties shall have the same rights to contribution as Column.

     SECTION 5. Assignment of this Seller's Warranty Certificate. The rights and obligations of the Seller under this Seller's Warranty Certificate may not be assigned, pledged or hypothecated by the Seller without the consent of Column and its successors and assigns; except that any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The rights and obligations of Column under this Seller's Warranty Certificate may, however, be assigned in whole or in part by Column and its successors and assigns in connection with any transfer of one or more Mortgage Loans. Without limiting the generality of the foregoing, the Seller hereby acknowledges and approves the assignments contemplated in the Preliminary Statement hereto.

     SECTION 6. Seller's Warranty Certificate Supersedes Contrary Provisions in Master Purchase Agreement. This Seller's Warranty Certificate supersedes any contrary provisions of the Master Purchase Agreement, and constitutes an amendment of such contrary provisions, insofar as (but only insofar as) such contrary provisions of the Master Purchase Agreement relate to the Mortgage Loans. The rights and obligations of the Seller and Column under the Master Purchase Agreement are otherwise unaffected, and the provisions of the Master Purchase Agreement otherwise remain in full force and effect.

     SECTION 7. Description of the Seller. In connection with the offering of the Certificates pursuant to the Offering Documents, the Seller authorizes the inclusion in the Offering Documents of the description of the Seller, attached as Exhibit A hereto, and hereby represents and warrants that such description does not contain any material misstatements of fact.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller has caused its name to be signed by its duly authorized officer as of the date first above written.


                                           UNION CAPITAL INVESTMENTS, LLC


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


Acknowledged and Accepted:

COLUMN FINANCIAL, INC.


By:  __________________________________
Name:
Title:

                                    EXHIBIT A

     Union Capital Investments LLC. Union Capital is a limited liability company, with its principal office in Atlanta, Georgia. Union Capital is primarily involved in conduit lending. It originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

                                   SCHEDULE I


                             MORTGAGE LOAN SCHEDULE



Mortgage Loan                                                        Cut-Off
    Number                Property Name                            Date Balance
    ------                -------------                            ------------

      26        Regency Warehouse                                  $11,609,943
      70        Courtyard by Marriott Hotel                         $5,146,556
     118        Winder Village Manufactured Housing Community       $1,556,390
     119        Russell Village Manufactured Housing Community      $1,117,409

                                    EXHIBIT O

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

             Office Max-Northwood
             Office Max-Alexandria
             Larry's Market
             Holy Cross Professional Center
             Railway Express Building
             Circle K Plaza
             Pony Express Building


                                            EXHIBIT P

                            FORMAT AND FREQUENCY OF SERVICER REPORTS



            Information                                             Format           Frequency
            -----------                                             ------           ---------
   Property Operating Statement              Actual                 PDF/TIF         As received
        Property Rent Roll                   Actual                 PDF/TIF         As received
        Property Inspection                  Actual                 PDF/TIF         As received
           Property File                   (CMSA IRP)            Access/Excel         Monthly1
     Loan Periodic Update File             (CMSA IRP)            Access/Excel         Monthly1
             Bond File                     (CMSA IRP)            Access/Excel         Monthly1
          Collateral File                  (CMSA IRP)            Access/Excel         Monthly1
    Servicer Supplemental File             (CMSA IRP)            Access/Excel         Monthly1
Operating Statement Analysis Report        (CMSA IRP)            Access/Excel        Quarterly
     NOI Adjustment Worksheet              (CMSA IRP)            Access/Excel        Quarterly


1 As transmitted to the Trustee





                                              P-1